                                                                   EXHIBIT 10.28

                                    CONTRACT

                                    BETWEEN

                              STATE OF NEW JERSEY

                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                      AND

                   University Health Plans, Inc., CONTRACTOR

                              STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES
                                      AND
                         UNIVERSITY HEALTH PLANS, INC.
                          CONTRACT TO PROVIDE SERVICES

     This risk comprehensive contract is entered into this _______ day of _________, and is effective on the 1st day of October between the Department of Human Services, which is in the executive branch of state government, the state agency designated to administer the Medicaid program under Title XIX of the Social Security Act, 42 U.S.C. 1396 et seq. pursuant to the New Jersey Medical Assistance Act, N.J.S.A. 30:4D-1 et seq. and the State Child Health Insurance Program under Title XXI of the Social Security Act, 42 U.S.C. 1397aa et seq., pursuant to the Children's Health Care Coverage Act, PL 1997, c.272 (also known as "NJ KidCare"), pursuant to Family Care Health Coverage Act, P.L. 2000, c.71 (also known as "NJ FamilyCare") whose principal office is located at CN 712, in the City of Trenton, New Jersey hereinafter referred to as the "Department" and University Health Plans, Inc., a federally qualified/ state defined health maintenance organization (HMO) which is a New Jersey, profit/non-profit corporation, certified to operate as an HMO by the State of New Jersey Department of Banking and Insurance and the State of New Jersey Department of Health and Senior Services, and whose principal corporate office is located at 550 Broad Street, in the City of Newark, County of Essex, New Jersey, hereinafter referred to as the "contractor".

WHEREAS, the contractor is engaged in the business of providing prepaid, capitated comprehensive health care services pursuant to N.J.S.A. 26:2J-1 et seq.; and

WHEREAS, the Department, as the state agency designated to administer a program of medical assistance for eligible persons under Title XIX of the Social Security Act (42 U.S.C. Sec. 1396, et seq., also known as "Medicaid"), for eligible persons under the Family Care Health Coverage Act (P.L. 2000, c.71) and for children under Title XXI of the Social Security Act (42 U.S.C. Sec. 1397aa, et seq., also known as "State Child Health Insurance Program"), is authorized pursuant to the federal regulations at 42 C.F.R. 434 to provide such a program through an HMO and is desirous of obtaining the contractor's services for the benefit of persons eligible for Medicaid/NJ FamilyCare; and

WHEREAS, the Division of Medical Assistance and Health Services (DMAHS), is the Division within the Department designated to administer the medical assistance program, and the Department's functions as regards all Medicaid/NJ FamilyCare program benefits provided through the contractor for Medicaid/NJ FamilyCare eligibles enrolled in the contractor's plan.

NOW THEREFORE, in consideration of the contracts and mutual covenants herein contained, the Parties hereto agree as follows:

PREAMBLE

Governing Statutory and Regulatory Provisions: This contract and all renewals and modifications are subject to the following laws and all amendments thereof:
Title XIX and Title XXI of the Social Security Act, 42 U.S.C. 1396 et. seq., 42 U.S.C. 1397aa et seq., the New Jersey Medical Assistance Act and the Medicaid, and NJ KidCare and NJ FamilyCare State Plans approved by HCFA (N.J.S.A. 30:4D-1 et seq.; 30:4I-1 et seq.; 30:4J-1 et seq.); federal and state Medicaid and State Child Health Insurance, and NJ FamilyCare regulations, other applicable federal and state statutes, and all applicable local laws and ordinances.

IN WITNESS WHEREOF, the parties hereto have caused this contract and Appendices to be executed this 27th day of September, 2000. This contract and Appendices are hereby accepted and considered binding in accordance with the terms outlined in the preceding statements.

             CONTRACTOR                   STATE OF NEW JERSEY
             ADDRESS                      DEPARTMENT OF HUMAN SERVICES
                                          DIRECTOR, DIVISION MEDICAL ASSISTANCE
                                          AND HEALTH SERVICES

BY: /s/ Alexander H. McLean           BY: /s/ Margaret A. Murray


TITLE: President & CEO             TITLE: Director, DMAHS


DATE: 9/27/00                       DATE:______________________


                              Approved As to Form

                            ______________________
                            Deputy Attorney General

                            Date: _________________

TABLE OF CONTENTS

ARTICLE ONE: DEFINITIONS

ARTICLE TWO: CONDITIONS PRECEDENT

ARTICLE THREE: MANAGED CARE MANAGEMENT INFORMATION SYSTEM

3.1      GENERAL OPERATIONAL REQUIREMENTS FOR THE MCMIS.........................     III-1
         3.1.1    ONLINE ACCESS.................................................     III-1
         3.1.2    PROCESSING REQUIREMENTS.......................................     III-1
         3.1.3    REPORTING AND DOCUMENTATION REQUIREMENTS .....................     III-3
         3.1.4    OTHER REQUIREMENTS............................................     III-3
3.2      ENROLLEE SERVICES......................................................     III-4
         3.2.1    CONTRACTOR ENROLLMENT DATA....................................     III-4
         3.2.2    ENROLLEE PROCESSING REQUIREMENTS .............................     III-5
         3.2.3    CONTRACTOR ENROLLMENT VERIFICATION ...........................     III-6
         3.2.4    ENROLLEE COMPLAINT AND GRIEVANCE TRACKING SYSTEM .............     III-6
         3.2.5    ENROLLEE REPORTING............................................     III-7
3.3      PROVIDER SERVICES......................................................     III-7
         3.3.1    PROVIDER INFORMATION AND PROCESSING REQUIREMENTS .............     III-7
         3.3.2    PROVIDER CREDENTIALING........................................     III-8
         3.3.3    PROVIDER/ENROLLEE LINKAGE.....................................     III-8
         3.3.4    PROVIDER MONITORING ..........................................     III-8
         3.3.5    REPORTING REQUIREMENTS........................................     III-9
3.4      CLAIMS/ENCOUNTER PROCESSING ...........................................     III-9
         3.4.1    GENERAL REQUIREMENTS..........................................     III-9
         3.4.2    COORDINATION OF BENEFITS......................................     III-10
         3.4.3    REPORTING REQUIREMENTS........................................     III-11
3.5      PRIOR AUTHORIZATION, REFERRAL AND UTILIZATION MANAGEMENT...............     III-11
         3.5.1    FUNCTIONS AND CAPABILITIES ...................................     II-12
         3.5.2    REPORTING REQUIREMENTS........................................     III-12
3.6      FINANCIAL PROCESSING ..................................................     III-12
         3.6.1    FUNCTIONS AND CAPABILITIES ...................................     II-13
         3.6.2    REPORTING PRODUCTS............................................     III-14
3.7      QUALITY ASSURANCE......................................................     III-14
         3.7.1    FUNCTIONS AND CAPABILITIES ...................................     II-14
         3.7.2    REPORTING PRODUCTS............................................     III-16
3.8      MANAGEMENT AND ADMINISTRATIVE REPORTING................................     III-16
         3.8.1    GENERAL REQUIREMENTS..........................................     III-16
         3.8.2    QUERY CAPABILITIES............................................     III-17
         3.8.3    REPORTING CAPABILITIES........................................     III-17
3.9      ENCOUNTER DATA REPORTING...............................................     III-17
         3.9.1    REQUIRED ENCOUNTER DATA ELEMENTS..............................     III-18

         3.9.2    SUBMISSION OF TEST ENCOUNTER DATA.............................     III-18
         3.9.3    SUBMISSION OF PRODUCTION ENCOUNTER DATA.......................     III-19
         3.9.4    REMITTANCE ADVICE ............................................     III-20
         3.9.5    SUBCONTRACTS AND ENCOUNTER DATA REPORTING FUNCTION............     III-20
         3.9.6    FUTURE ELECTRONIC ENCOUNTER SUBMISSION REQUIREMENTS...........     III-20

ARTICLE FOUR: PROVISION OF HEALTH CARE SERVICES

4.1      COVERED SERVICES.......................................................     IV-1
         4.1.1    GENERAL PROVISIONS AND CONTRACTOR RESPONSIBILITIES............     IV-1
         4.1.2    BENEFIT PACKAGE...............................................     V-3
         4.1.3    SERVICES REMAINING IN FEE-FOR-SERVICE PROGRAM AND MAY
                  NECESSITATE CONTRACTOR ASSISTANCE TO THE ENROLLEE TO ACCESS
                  THE SERVICES..................................................     IV-6
         4.1.4    MEDICAID COVERED SERVICES NOT PROVIDED BY CONTRACTOR..........     IV-8
         4.1.5    INSTITUTIONAL FEE-FOR-SERVICE BENEFITS -- NO
                  COORDINATION BY THE CONTRACTOR................................     IV-9
         4.1.6    BENEFIT PACKAGE FOR NJ FAMILYCARE PLAN D .....................     IV-9
         4.1.7    SUPPLEMENTAL BENEFITS ........................................     IV-13
         4.1.8    CONTRACTOR AND DMAHS SERVICE EXCLUSIONS ......................     IV-13
4.2      SPECIAL PROGRAM REQUIREMENTS...........................................     IV-15
         4.2.1    EMERGENCY SERVICES... ........................................     IV-15
         4.2.2    FAMILY PLANNING SERVICES AND SUPPLIES ........................     IV-19
         4.2.3    OBSTETRICAL SERVICES REQUIREMENTS/ISSUES......................     IV-20
         4.2.4    PRESCRIBED DRUGS AND PHARMACY SERVICES........................     IV-20
         4.2.5    LABORATORY SERVICES ..........................................     IV-23
         4.2.6    EPSDT SCREENING SERVICES .....................................     IV-23
         4.2.7    IMMUNIZATIONS.................................................     IV-32
         4.2.8    CLINICAL TRIALS...............................................     IV-32
         4.2.9    HEALTH PROMOTION AND EDUCATION PROGRAMS ......................     IV-34
4.3      COORDINATION WITH ESSENTIAL COMMUNITY PROVIDERS .......................     IV-35
         4.3.1    GENERAL ......................................................     IV-35
         4.3.2    HEAD START PROGRAMS...........................................     IV-35
         4.3.3    SCHOOL-BASED YOUTH SERVICES PROGRAMS..........................     IV-36
         4.3.4    LOCAL HEALTH DEPARTMENTS......................................     IV-38
         4.3.5    WIC PROGRAM REQUIREMENTS/ISSUES ..............................     IV-38
         4.3.6    COMMUNITY LINKAGES ...........................................     IV-38
4.4      COORDINATION WITH MENTAL HEALTH AND SUBSTANCE ABUSE SERVICES ..........     IV-39
4.5      ENROLLEES WITH SPECIAL NEEDS ..........................................     IV-41
         4.5.1    INTRODUCTION..................................................     IV-41
         4.5.2    GENERAL REQUIREMENTS..........................................     IV-42

         4.5.3    PROVIDER NETWORK REQUIREMENTS ................................     IV-47
         4.5.4    CARE MANAGEMENT AND COORDINATION OF CARE FOR PERSONS WITH
                  SPECIAL NEEDS ................................................     IV-48
         4.5.5    CHILDREN WITH SPECIAL HEALTH CARE NEEDS.......................     IV-50
         4.5.6    CLIENTS OF THE DIVISION OF DEVELOPMENTAL DISABILITIES.........     IV-52
         4.5.7    PERSONS WITH HIV/AIDS.........................................     IV-53
4.6      QUALITY MANAGEMENT SYSTEM..............................................     IV-54
         4.6.1    QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PLAN ..........     IV-54
         4.6.2    QAPI ACTIVITIES...............................................     IV-56
         4.6.3    REFERRAL SYSTEMS..............................................     IV-67
         4.6.4    UTILIZATION MANAGEMENT .......................................     IV-69
         4.6.5    CARE MANAGEMENT ..............................................     IV-75
4.7      MONITORING AND EVALUATION..............................................     IV-78
         4.7.1    GENERAL PROVISIONS............................................     IV-78
         4.7.2    EVALUATION AND REPORTING - CONTRACTOR RESPONSIBILITIES .......     IV-80
         4.7.3    MONITORING AND EVALUATION - DEPARTMENT ACTIVITIES ............     IV-82
         4.7.4    INDEPENDENT EXTERNAL REVIEW ORGANIZATION REVIEWS..............     IV-83
4.8      PROVIDER NETWORK ......................................................     IV-84
         4.8.1    GENERAL PROVISIONS............................................     IV-84
         4.8.2    PRIMARY CARE PROVIDER REQUIREMENTS ...........................     IV-86
         4.8.3    PROVIDER NETWORK FILE REQUIREMENTS............................     IV-88
         4.8.4    PROVIDER DIRECTORY REQUIREMENTS ..............................     IV-88
         4.8.5    CREDENTIALING/RECREDENTIALING REQUIREMENTS/ISSUES.............     IV-89
         4.8.6    LABORATORY SERVICE PROVIDERS..................................     IV-89
         4.8.7    SPECIALTY PROVIDERS AND CENTERS ..............................     IV-91
         4.8.8    PROVIDER NETWORK REQUIREMENTS ................................     IV-92
         4.8.9    DENTAL PROVIDER NETWORK REQUIREMENTS .........................     IV-102
         4.8.10   GOOD FAITH NEGOTIATIONS ......................................     IV-103
         4.8.11   PROVIDER NETWORK ANALYSIS ....................................     IV-103
4.9      PROVIDER CONTRACTS AND SUBCONTRACTS....................................     IV-103
         4.9.1    GENERAL PROVISIONS............................................     IV-103
         4.9.2    CONTRACT SUBMISSION ..........................................     IV-105
         4.9.3    PROVIDER CONTRACT AND SUBCONTRACT TERMINATION.................     IV-107
         4.9.4    PROHIBITION OF INTERFERENCE WITH CERTAIN MEDICAL
                  COMMUNICATIONS ...............................................     IV-108
         4.9.5    ANTIDISCRIMINATION ...........................................     IV-109
4.10     EXPERT WITNESS REQUIREMENTS AND COURT OBLIGATIONS.....................     IV-109
4.11     ADDITIONS, DELETIONS, AND/OR CHANGES .................................     IV-110

ARTICLE FIVE: ENROLLEE SERVICES

5.1      GEOGRAPHIC REGIONS.....................................................     V-1

5.2      AID CATEGORIES ELIGIBLE FOR CONTRACTOR ENROLLMENT......................     V-2
5.3      EXCLUSIONS AND EXEMPTIONS .............................................     V-2
         5.3.1    ENROLLMENT EXCLUSIONS ........................................     V-3
         5.3.2    ENROLLMENT EXEMPTIONS.........................................     V-4
5.4      ENROLLMENT OF MANAGED CARE ELIGIBLES ..................................     V-5
5.5      ENROLLMENT AND COVERAGE REQUIREMENTS ..................................     V-6
5.6      VERIFICATION OF ENROLLMENT.............................................     V-10
5.7      MEMBER SERVICES UNIT ..................................................     V-10
5.8      ENROLLEE EDUCATION AND INFORMATION.....................................     V-11
         5.8.1    GENERAL REQUIREMENTS..........................................     V-11
         5.8.2    ENROLLEE NOTIFICATION/HANDBOOK................................     V-12
         5.8.3    ANNUAL INFORMATION TO ENROLLEES ..............................     V-18
         5.8.4    NOTIFICATION OF CHANGES IN SERVICES ..........................     V-18
         5.8.5    ID CARD.......................................................     V-18
         5.8.6    ORIENTATION AND WELCOME LETTER ...............................     V-19
5.9      PCP SELECTION AND ASSIGNMENT ..........................................     V-19
         5.9.1    INITIAL SELECTION/ASSIGNMENT .................................     V-20
         5.9.2    PCP CHANGES...................................................     V-20
5.10     DISENROLLMENT FROM CONTRACTOR'S PLAN...................................     V-22
         5.10.1   GENERAL PROVISIONS............................................     V-22
         5.10.2   DISENROLLMENT FROM THE CONTRACTOR'S PLAN AT THE ENROLLEE'S
                  REQUEST.......................................................     V-23
         5.10.3   DISENROLLMENT FROM THE CONTRACTOR'S PLAN AT THE CONTRACTOR'S
                  REQUEST ......................................................     V-24
         5.10.4   TERMINATION ..................................................     V-26
5.11     TELEPHONE ACCESS ......................................................     V-27
5.12     APPOINTMENT AVAILABILITY ..............................................     V-28
5.13     APPOINTMENT MONITORING PROCEDURES......................................     V-30
5.14     CULTURAL AND LINGUISTIC NEEDS .........................................     V-31
5.15     ENROLLEE COMPLAINTS AND GRIEVANCES ....................................     V-34
         5.15.1   GENERAL REQUIREMENTS..........................................     V-34
         5.15.2   NOTIFICATION TO ENROLLEES OF GRIEVANCE PROCEDURE..............     V-35
         5.15.3   GRIEVANCE PROCEDURES..........................................     V-36
         5.15.4   PROCESSING GRIEVANCES ........................................     V-37
         5.15.5   RECORDS MAINTENANCE ..........................................     V-38
5.16     MARKETING .............................................................     V-39
         5.16.1   GENERAL PROVISIONS - CONTRACTOR'S RESPONSIBILITIES............     V-39
         5.16.2   STANDARDS FOR MARKETING REPRESENTATIVES.......................     V-43

ARTICLE SIX: PROVIDER INFORMATION

6.1      GENERAL................................................................     VI-1
6.2      PROVIDER PUBLICATIONS .................................................     VI-1
6.3      PROVIDER EDUCATION AND TRAINING........................................     VI-3

6.4      PROVIDER TELEPHONE ACCESS..............................................     VI-3
6.5      PROVIDER GRIEVANCES AND APPEALS .......................................     VI-4

ARTICLE SEVEN: TERMS AND CONDITIONS (ENTIRE CONTRACT)

7.1      CONTRACT COMPONENTS ...................................................     VII-1
7.2      GENERAL PROVISIONS ....................................................     VII-1
7.3      STAFFING...............................................................     VII-4
7.4      RELATIONSHIPS WITH DEBARRED OR SUSPENDED PERSONS PROHIBITED ...........     VII-5
7.5      CONTRACTING OFFICER AND CONTRACTOR'S REPRESENTATIVE....................     VII-7
7.6      AUTHORITY OF THE STATE.................................................     VII-8
7.7      EQUAL OPPORTUNITY EMPLOYER.............................................     VII-8
7.8      NONDISCRIMINATION REQUIREMENTS.........................................     VII-8
7.9      INSPECTION RIGHTS .....................................................     VII-10
7.10     NOTICES/CONTRACT COMMUNICATION.........................................     VII-11
7.11     TERM...................................................................     VII-11
         7.11.1   CONTRACT DURATION AND EFFECTIVE DATE .........................     VII-11
         7.11.2   AMENDMENT, EXTENSION, AND MODIFICATION........................     VII-11
7.12     TERMINATION ...........................................................     VII-13
7.13     CLOSEOUT REQUIREMENTS..................................................     VII-15
7.14     MERGER/ACQUISITION REQUIREMENTS........................................     VII-19
7.15     SANCTIONS..............................................................     VII-22
7.16     LIQUIDATED DAMAGES PROVISIONS..........................................     VII-24
         7.16.1   GENERAL PROVISIONS............................................     VII-24
         7.16.2   MANAGED CARE OPERATIONS, TERMS AND CONDITIONS,
                  AND PAYMENT PROVISIONS........................................     VII-25
         7.16.3   TIMELY REPORTING REQUIREMENTS.................................     VII-26
         7.16.4   ACCURATE REPORTING REQUIREMENTS ..............................     VII-26
         7.16.5   TIMELY PAYMENTS TO MEDICAL PROVIDERS..........................     VII-27
         7.16.6   CONDITIONS FOR TERMINATION OF LIQUIDATED DAMAGES .............     VII-28
         7.16.7   EPSDT PERFORMANCE STANDARDS ..................................     VII-28
         7.16.8   DEPARTMENT OF HEALTH AND HUMAN SERVICES CIVIL MONEY PENALTIES.     VII-31
         7.16.8.1 FEDERAL STATUTES..............................................     VII-31
         7.16.8.2 FEDERAL PENALTIES.............................................     VII-31
7.17     STATE SANCTIONS .......................................................     VII-32
7.18     APPEAL PROCESS.........................................................     VII-33
7.19     ASSIGNMENTS............................................................     VII-33

7.20     CONTRACTOR CERTIFICATIONS .............................................     VII-33
         7.20.1   GENERAL PROVISIONS ...........................................     VII-33
         7.20.2   CERTIFICATION SUBMISSIONS ....................................     VII-34
         7.20.3   ENVIRONMENTAL COMPLIANCE......................................     VII-34
         7.20.4   ENERGY CONSERVATION...........................................     VII-34
         7.20.5   INDEPENDENT CAPACITY OF CONTRACTOR ...........................     VII-34
         7.20.6   NO THIRD PARTY BENEFICIARIES..................................     VII-34
         7.20.7   PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING .............     VII-34
7.21     REQUIRED CERTIFICATE OF AUTHORITY .....................................     VII-35
7.22     SUBCONTRACTS...........................................................     VII-35
7.23     SET-OFF FOR STATE TAXES AND CHILD SUPPORT..............................     VII-36
7.24     CLAIMS ................................................................     VII-36
7.25     MEDICARE RISK CONTRACTOR...............................................     VII-36
7.26     TRACKING AND REPORTING.................................................     VII-36
7.27     FINANCIAL STATEMENTS...................................................     VII-38
         7.27.1   AUDITED FINANCIAL STATEMENTS (GAAP BASIS) ....................     VII-38
         7.27.2   FINANCIAL STATEMENTS (SAP)....................................     VII-39
7.28     FEDERAL APPROVAL AND FUNDING ..........................................     VII-39
7.29     CONFLICT OF INTEREST...................................................     VII-39
7.30     RECORDS RETENTION .....................................................     VII-40
7.31     WAIVERS................................................................     VII-41
7.32     CHANGE BY THE CONTRACTOR ..............................................     VII-41
7.33     INDEMNIFICATION........................................................     VII-41
7.34     INVENTIONS.............................................................     VII-43
7.35     USE OF CONCEPTS........................................................     VII-43
7.36     PREVAILING WAGE .......................................................     VII-43
7.37     DISCLOSURE STATEMENT...................................................     VII-44
7.38     FRAUD AND ABUSE........................................................     VII-45
         7.38.1   ENROLLEES ....................................................     VII-45
         7.38.2   PROVIDERS.....................................................     VII-46
         7.38.3   NOTIFICATION TO DMAHS ........................................     VII-48
7.39     EQUALITY OF ACCESS AND TREATMENT/DUE PROCESS...........................     VII-48
7.40     CONFIDENTIALITY........................................................     VII-48
7.41     SEVERABILITY...........................................................     VII-49
7.42     CONTRACTING OFFICER AND CONTRACTOR'S REPRESENTATIVE...VII-50

ARTICLE EIGHT: FINANCIAL PROVISIONS

8.1      GENERAL INFORMATION ...................................................     VIII-1
8.2      FINANCIAL REQUIREMENTS ................................................     VIII-1
         8.2.1    COMPLIANCE WITH CERTAIN CONDITIONS ...........................     VIII-1
         8.2.2    SOLVENCY REQUIREMENTS.........................................     VIII-1
         8.2.3    GENERAL PROVISIONS AND CONTRACTOR COMPLIANCE .................     VIII-2
8.3      INSURANCE REQUIREMENTS ................................................     VIII-3
         8.3.1    INSURANCE CANCELLATION AND/OR CHANGES ........................     VIII-3

         8.3.2    STOP-LOSS INSURANCE ..........................................     VIII-3
8.4      MEDICAL COST RATIO.....................................................     VIII-4
         8.4.1    MEDICAL COST RATIO STANDARD...................................     VIII-4
         8.4.2    EXEMPTIONS....................................................     VIII-5
         8.4.3    DAMAGES ......................................................     VIII-5
8.5      REGIONS, PREMIUM GROUPS, AND SPECIAL PAYMENT PROVISIONS................     VIII-6
         8.5.1    REGIONS.......................................................     VIII-6
         8.5.2    AFDC/TANF AND NJ FAMILYCARE, PLAN A CHILDREN..................     VIII-6
         8.5.3    NJ FAMILYCARE PLAN A PARENTS/CARETAKERS ......................     VIII-7
         8.5.4    NJ FAMILYCARE PLAN A ADULTS WITHOUT DEPENDENT
                  CHILDREN UNDER 19 YEARS OF AGE................................     VIII-7
         8.5.5    NJ FAMILYCARE PLANS B & C.....................................     VIII-7
         8.5.6    NJ FAMILYCARE PLAN D CHILDREN ................................     VIII-7
         8.5.7    NJ FAMILYCARE PLAN D PARENTS/CARETAKERS ......................     VIII-8
         8.5.8    NJ FAMILYCARE PLAN D ADULTS WITHOUT DEPENDENT
                  CHILDREN UNDER 19 YEARS OF AGE................................     VIII-8
         8.5.9    PREMIUM GROUPS FOR DYFS AND AGING OUT FOSTER CHILDREN.........     VIII-8
         8.5.10   ABDWITHOUT MEDICARE...........................................     VIII-8
         8.5.11   ABD WITH MEDICARE.............................................     VIII-9
         8.5.12   CLIENTS OF DDD................................................     VIII-9
         8.5.13   PREMIUM GROUPS FOR ENROLLEES WITH AIDS .......................     VIII-9
         8.5.14   SUPPLEMENTAL PAYMENT PER PREGNANCY OUTCOME....................     VIII-10
         8.5.15   PAYMENT FOR CERTAIN BLOOD CLOTTING FACTORS ...................     VIII-10
         8.5.16   PAYMENT FOR HIV/AIDS DRUGS....................................     VIII-10
         8.5.17   EPSDT INCENTIVE PAYMENT ......................................     VIII-11
         8.5.18   ADMINISTRATIVE COSTS..........................................     VIII-11
8.6      HEALTH BASED PAYMENT SYSTEM (HBPS) FOR THE ABD WITHOUT MEDICARE
         POPULATION.............................................................     VIII-11
8.7      THIRD PARTY LIABILITY..................................................     VIII-14
8.8      COMPENSATION/CAPITATION CONTRACTUAL REQUIREMENTS.......................     VIII-19
8.9      CONTRACTOR ADVANCED PAYMENTS AND PIPS TO PROVIDERS ....................     VIII-21
8.10     FEDERALLY QUALIFIED HEALTH CENTERS.....................................     VIII-23

ARTICLE ONE: DEFINITIONS

         The following terms shall have the meaning stated, unless the context clearly indicates otherwise.

         ABUSE--means provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in an unnecessary cost to the Medicaid/NJ FamilyCare program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes enrollee practices that result in unnecessary cost to the Medicaid/NJ FamilyCare program. (See 42 C.F.R. Section 455.2)

         ADDP--AIDS Drug Distribution Program, a Department of Health and Senior Servicessponsored program which provides life-sustaining and life-prolonging medications to persons who are HIV positive or who are living with AIDS and meet certain residency and income criteria for program participation.

         ADJUDICATE--the point in the claims processing at which a final decision is reached to pay or deny a claim.

         ADMINISTRATIVE SERVICE(S)--the contractual obligations of the contractor that include but may not be limited to utilization management, credentialing providers, network management, quality improvement, marketing, enrollment, member services, claims payment, management information systems, financial management, and reporting.

         ADVERSE EFFECT--medically necessary medical care has not been provided and the failure to provide such necessary medical care has presented an imminent danger to the health, safety, or well-being of the patient or has placed the patient unnecessarily in a high-risk situation.

         ADVERSE SELECTION--the enrollment with a contractor of a disproportionate number of persons with high health care costs.

         AFDC OR AFDC/TANF--Aid to Families with Dependent Children, established by 42 U.S.C. Section 601 et seq., and N.J.S.A. 44:10-1 et seq., as a joint federal/State cash assistance program administered by counties under State supervision. For cash assistance, it is now called "TANF." For Medicaid, the former AFDC rules still apply.

         AFDC-RELATED--see "SPECIAL MEDICAID PROGRAMS" and "TANF"

         AID CODES--the two-digit number which indicates the aid category under which a person is eligible to receive Medicaid and NJ FamilyCare.

         AMELIORATE--to improve, maintain, or stabilize a health outcome, or to prevent or mitigate an adverse change in health outcome.

         ANTICIPATORY GUIDANCE--the education provided to parents or authorized individuals during routine prenatal or pediatric visits to prevent or reduce the risk to their fetuses or children developing a particular health problem.

         ASSIGNMENT--the process by which a Medicaid enrollee in a New Jersey Care 2000+ contractor receives a Primary Care Provider (PCP).

         AT-RISK--any service for which the provider agrees to accept responsibility to provide or arrange for in exchange for the capitation payment.

         AUTHORIZED PERSON--in general means a person authorized to make medical determinations for an enrollee, including, but not limited to, enrollment and disenrollment decisions and choice of a PCP.

         For individuals who are eligible through the Division of Youth and Family Services (DYFS), the authorized person is authorized to make medical determinations, including but not limited to enrollment, disenrollment and choice of a PCP, on behalf of or in conjunction with individuals eligible through DYFS. These persons may include a foster home parent, an authorized health care professional employee of a group home, an authorized health care professional employee of a residential center or facility, a DYFS employee, a pre-adoptive or adoptive parent receiving subsidy from DYFS, a natural or biological parent, or a legal caretaker.

         For individuals who are eligible through the Division of Developmental Disabilities (DD), the authorized person may be one of the following:

                  A. The enrollee, if he or she is an adult and has the capacity to make medical decisions;

                  B. The parent or guardian of the enrollee, if the enrollee is a minor, or the individual or agency having legal guardianship if the enrollee is an adult who lacks the capacity to make medical decisions;

                  C.       The Bureau of Guardianship Services (BGS); or

                  D. A person or agency who has been duly designated by a power of attorney for medical decisions made on behalf of an enrollee.

         Throughout the contract, information regarding enrollee rights and responsibilities can be taken to include authorized persons, whether stated as such or not.

         AUTOMATIC ASSIGNMENT--the enrollment of an eligible person, for whom enrollment is mandatory, in a managed care plan chosen by the New Jersey Department of Human Services pursuant to the provisions of
         Article 5.4 of this contract.

         BASIC SERVICE AREA--the geographic area in which the contractor is obligated to provide covered services for its Medicaid/NJ FamilyCare enrollees under this contract.

         BENEFICIARY--any person eligible to receive services in the New Jersey Medicaid/NJ FamilyCare program.

         BENEFITS PACKAGE--the health care services set forth in this contract, for which the contractor has agreed to provide, arrange, and be held fiscally responsible.

         BILINGUAL--see "MULTILINGUAL"

         BONUS--a payment the contractor makes to a physician or physician group beyond any salary, fee-for-service payments, capitation, or returned withholding amount.

         CAPITATED SERVICE--any covered service for which the contractor receives capitation payment.

         CAPITATION--a contractual agreement through which a contractor agrees to provide specified health care services to enrollees for a fixed amount per month.

         CAPITATION PAYMENTS--the amount prepaid monthly by DMAHS to the contractor in exchange for the delivery of covered services to enrollees based on a fixed Capitation Rate per enrollee, notwithstanding (a) the actual number of enrollees who receive services from the contractor, or (b) the amount of services provided to any enrollee.

         CAPITATION RATE--the fixed monthly amount that the contractor is prepaid by the Department for each enrollee for which the contractor provides the services included in the Benefits Package described in this contract.

         CARE MANAGEMENT--a set of enrollee-centered, goal-oriented, culturally relevant, and logical steps to assure that an enrollee receives needed services in a supportive, effective, efficient, timely, and cost-effective manner. Care management emphasizes prevention, continuity of care, and coordination of care, which advocates for, and links enrollees to, services as necessary across providers and settings. Care management functions include 1) early identification of enrollees who have or may have special needs, 2) assessment of an enrollees risk factors, 3) development of a plan of care, 4) referrals and assistance to ensure timely access to providers, 5) coordination of care actively linking the enrollee to providers, medical services, residential, social, and other support services where needed, 6) monitoring, 7) continuity of care, and 8) follow-up and documentation.

         CERTIFICATE OF AUTHORITY--a license granted by the New Jersey Department of Banking and Insurance and the New Jersey Department of Health and Senior Services to operate an HMO in compliance with N.J.S.A. 26:2J-1 et. seq.

         CHILDREN'S HEALTH CARE COVERAGE PROGRAM--means the program established by the "Children's Health Care Coverage Act", P.L. 1997, c.272 as a health insurance program for targeted, low-income children.

         CHILDREN WITH SPECIAL HEALTH CARE NEEDS--those children who have or are at increased risk for chronic physical, developmental, behavioral, or emotional conditions and who also require health and related services of a type and amount beyond that required by children generally.

         CHRONIC ILLNESS--a disease or condition of long duration (repeated inpatient hospitalizations, out of work or school at least three months within a twelve-month period, or the necessity for continuous health care on an ongoing basis), sometimes involving very slow progression and long continuance. Onset is often gradual and the process may include periods of acute exacerbation alternating with periods of remission.

         CLINICAL PEER--a physician or other health care professional who holds a non-restricted license in New Jersey and is in the same or similar specialty as typically manages the medical condition, procedure, or treatment under review.

         CNM OR CERTIFIED NURSE MIDWIFE--a registered professional nurse who is legally authorized under State law to practice as a nurse-midwife, and has completed a program of study and clinical experience for nurse-midwives or equivalent.

         CNP OR CERTIFIED NURSE PRACTITIONER--a registered professional nurse who is licensed by the New Jersey Board of Nursing and meets the advanced educational and clinical practice requirements beyond the two to four years of basic nursing education required of all registered nurses.

         CNS OR CLINICAL NURSE SPECIALIST--a person licensed to practice as a registered professional nurse who is licensed by the New Jersey State Board of Nursing or similarly licensed and certified by a comparable agency of the state in which he/she practices.

         COLD CALL MARKETING--any unsolicited personal contact with a potential enrollee by an employee or agent of the contractor for the purpose of influencing the individual to enroll with the contractor. Marketing by an employee of the contractor is considered direct; marketing by an agent is considered indirect.

         COMMISSIONER--the Commissioner of the New Jersey Department of Human Services or a duly authorized representative.

         COMPLAINT--a protest by an enrollee as to the conduct by the contractor or any agent of the contractor, or an act or failure to act by the contractor or any agent of the contractor, or any other matter in which an enrollee feels aggrieved by the contractor, that is communicated to the contractor and that could be resolved by the contractor within the same day/24 hours of receipt.

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
         CONDITION--a disease, illness, injury, disorder, or biological or psychological condition or status for which treatment is indicated.

         CONTESTED CLAIM--a claim that is denied because the claim is an ineligible claim, the claim submission is incomplete, the coding or other required information to be submitted is incorrect, the amount claimed is in dispute, or the claim requires special treatment.

         CONTINUITY OF CARE--the plan of care for a particular enrollee that should assure progress without unreasonable interruption.

         CONTRACT--the written agreement between the State and the contractor, and comprises the contract, any addenda, appendices, attachments, or amendments thereto.

         CONTRACTING OFFICER--the individual empowered to act and respond for the State throughout the life of any contract entered into with the State.

         CONTRACTOR--the Health Maintenance Organization with a valid Certificate of Authority in New Jersey that contracts hereunder with the State for the provision of comprehensive health care services to enrollees on a prepaid, capitated basis.

         CONTRACTOR'S PLAN--all services and responsibilities undertaken by the contractor pursuant to this contract.

         CONTRACTOR'S REPRESENTATIVE--the individual legally empowered to bind the contractor, using his/her signature block, including his/her title. This individual will be considered the Contractor's Representative during the life of any contract entered into with the State unless amended in writing pursuant to Article 7.

         COPAYMENT--the part of the cost-sharing requirement for NJ FamilyCare Plan D enrollees in which a fixed monetary amount is paid for certain services/items received from the contractor's providers.

         COST AVOIDANCE--a method of paying claims in which the provider is not reimbursed until the provider has demonstrated that all available health insurance has been exhausted.

         COVERED SERVICES--see "BENEFITS PACKAGE"

         CREDENTIALING--the contractor's determination as to the qualifications and ascribed privileges of a specific provider to render specific health care services.

         CULTURAL COMPETENCY--a set of interpersonal skills that allow individuals to increase their understanding, appreciation, acceptance of and respect for cultural differences and similarities within, among and between groups and the sensitivity to how these differences influence relationships with enrollees. This requires a willingness and ability to draw on community-based values, traditions and customs, to devise strategies to better meet culturally diverse enrollee needs, and to work with knowledgeable persons of and from the community in developing focused interactions, communications, and other supports.

         CWA OR COUNTY WELFARE AGENCY ALSO KNOWN AS COUNTY BOARD OF SOCIAL SERVICES--the agency within the county government that makes determination of eligibility for Medicaid and financial assistance programs.

         DAYS--calendar days unless otherwise specified.

         DBI--the New Jersey Department of Banking and Insurance in the executive branch of New Jersey State government.

         DEFAULT--see "AUTOMATIC ASSIGNMENT"

         DELIVERABLE--a document/report/manual to be submitted to the Department by the contractor pursuant to this contract.

         DENTAL DIRECTOR--the contractor's Director of dental services, who is required to be a Doctor of Dental Science or a Doctor of Medical Dentistry and licensed by the New Jersey Board of Dentistry, designated by the contractor to exercise general supervision over the provision of dental services by the contractor.

         DEPARTMENT--the Department of Human Services (DHS) in the executive branch of New Jersey State government. The Department of Human Services includes the Division of Medical Assistance and Health Services (DMAHS) and the terms are used interchangeably. The Department also includes Division of Youth and Family Services (DYFS), the Division of Family Development (DFD), the Division of Mental Health Services (DMHS), and the Division of Developmental Disabilities (DDD).

         DEVELOPMENTAL DISABILITY--a severe, chronic disability of a person which is attributable to a mental or physical impairment or combination of mental and physical impairments; is manifested before the person attains age twenty-two (22); is likely to continue indefinitely; results in substantial functional limitations in three or more of the following areas of major life activity: self-care, receptive and expressive language, learning, mobility, self-direction, capacity for independent living and economic self-sufficiency; and reflects the person's need for a combination and sequence of special, interdisciplinary, or generic care, treatment, or other services which are lifelong or of extended duration and are individually planned and coordinated. Developmental disability includes but is not limited to severe disabilities attributable to mental retardation, autism, cerebral palsy, epilepsy, spina bifida and other neurological impairments where the above criteria are met.

         DFD--the Division of Family Development, within the New Jersey Department of Human Services that administers programs of financial and administrative support for certain qualified individuals and families.

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
         DIAGNOSTIC SERVICES--any medical procedures or supplies recommended by a physician or other licensed practitioner of the healing arts, within the scope of his or her practice under State law, to enable him or her to identify the existence, nature, or extent of illness, injury, or other health deviation in an enrollee.

         DIRECTOR--the Director of the Division of Medical Assistance and Health Services or a duly authorized representative.

         DISABILITY--a physical or mental impairment that substantially limits one or more of the major life activities for more than three months a year.

         DISABILITY IN ADULTS--for adults applying under New Jersey Care Special Medicaid Programs and Title II (Social Security Disability Insurance Program) and for adults applying under Title XVI (the Supplemental Security Income [SSI] program), disability is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment(s) which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         DISABILITY IN CHILDREN--a child under age 18 is considered disabled if he or she has a medically determinable physical or mental impairment(s) which results in marked and severe functional limitations that limit the child's ability to function independently, appropriately, and effectively in an age-appropriate manner, and can be expected to result in death or which can be expected to last for 12 months or longer.

         DISENROLLMENT--the removal of an enrollee from participation in the contractor's plan, but not from the Medicaid program.

         DIVISION OF DEVELOPMENTAL DISABILITIES (DDD)--a Division within the New Jersey Department of Human Services that provides evaluation, functional and guardianship services to eligible persons. Services include residential services, family support, contracted day programs, work opportunities, social supervision, guardianship, and referral services.

         DIVISION OR DMAHS--the New Jersey Division of Medical Assistance and Health Services within the Department of Human Services which administers the contract on behalf of the Department.

         DHHS OR HHS--United States Department of Health and Human Services of the executive branch of the federal government, which administers the Medicaid program through the Health Care Financing Administration
         (HCFA).

         DHSS--the New Jersey Department of Health and Senior Services in the executive branch of New Jersey State government, one of the regulatory agencies of the managed care industry. Its role and functions are delineated throughout the contract.

         DURABLE MEDICAL EQUIPMENT (DME)--equipment, including assistive technology, which: a) can withstand repeated use; b) is used to service a health or functional purpose; c) is ordered by a qualified practitioner to address an illness, injury or disability; and d) is appropriate for use in the home or work place/school.

         DYFS--the Division of Youth and Family Services, within the New Jersey Department of Human Services, whose responsibility is to ensure the safety of children and to provide social services to children and their families. DYFS enrolls into Medicaid financially eligible children under its supervision who reside in DYFS-supported substitute living arrangements such as foster care and certain subsidized adoption placements.

         DYFS RESIDENTIAL FACILITIES--include Residential Facilities, Teaching Family Homes, Juvenile Family In-Crisis Shelters, Children's Shelters, Transitional Living Homes, Treatment Homes Programs, Alternative Home Care Program, and Group Homes.

         EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT)--a Title XIX mandated program that covers screening and diagnostic services to determine physical and mental defects in enrollees under the age of 21, and health care, treatment, and other measures to correct or ameliorate any defects and chronic conditions discovered, pursuant to Federal Regulations found in Title XIX of the Social Security Act.

         EFFECTIVE DATE OF CONTRACT--shall be October 1, 2000.

         EFFECTIVE DATE OF DISENROLLMENT--the last day of the month in which the enrollee may receive services under the contractor's plan.

         EFFECTIVE DATE OF ENROLLMENT--the date on which an enrollee can begin to receive services under the contractor's plan pursuant to Article Five of this contract.

         ELDERLY PERSON--a person who is 65 years of age or older.

         EMERGENCY MEDICAL CONDITION--a medical condition manifesting itself by acute symptoms of sufficient severity, (including severe pain) such that a prudent layperson, who possesses an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; serious impairment to bodily functions; or serious dysfunction of any bodily organ or part.

         EMERGENCY SERVICES--covered inpatient and outpatient services furnished by any qualified provider that are necessary to evaluate or stabilize an emergency medical condition.

         ENCOUNTER--the basic unit of service used in accumulating utilization data and/or a face-to-face contact between a patient and a health care provider resulting in a service to the patient.

         ENCOUNTER DATA--the record of the number and types of services rendered to patients during a specific time period and defined in Article 3.9 of this contract.

         ENROLLEE--an individual who is eligible for Medicaid/NJ FamilyCare, residing within the defined enrollment area, who elects or has had elected on his or her behalf by an authorized person, in writing, to participate in the contractor's plan and who meets specific Medicaid/NJ FamilyCare eligibility requirements for plan enrollment agreed to by the Department and the contractor. Enrollees include individuals in the AFDC/TANF, AFDC/TANF-Related Pregnant Women and Children, SSI-Aged, Blind and Disabled, DYFS, NJ FamilyCare, and Division of Developmental Disabilities/Community Care Waiver (DDD/CCW) populations. See also "Authorized Person."

         ENROLLEE WITH SPECIAL NEEDS--for adults, special needs includes complex/chronic medical conditions requiring specialized health care services, including persons with physical, mental/substance abuse, and/or developmental disabilities, including such persons who are homeless. Children with special health care needs are those who have or are at increased risk for a chronic physical, developmental, behavioral, or emotional conditions and who also require health and related services of a type or amount beyond that required by children generally.

         ENROLLMENT--the process by which an individual eligible for Medicaid voluntarily or mandatorily applies to utilize the contractor's plan in lieu of standard Medicaid benefits, and such application is approved by DMAHS.

         ENROLLMENT AREA--the geographic area bound by county lines from which Medicaid/NJ FamilyCare eligible residents may enroll with the contractor unless otherwise specified in the contract.

         ENROLLMENT LOCK-IN PERIOD--the period between the first day of the fourth (4th) month and the end of twelve (12) months after the effective date of enrollment in the contractor's plan, during which the enrollee must have good cause to disenroll or transfer from the contractor's plan. This is not to be construed as a guarantee of eligibility during the lock-in period. Lock-in provisions will not apply to clients of DDD or SSI, New Jersey Care Special Medicaid Program - Aged, Blind, Disabled, and DYFS enrollees.

         ENROLLMENT PERIOD--the twelve (12) month period commencing on the effective date of enrollment.

         EPSDT--see "EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT"

         EQUITABLE ACCESS--the concept that enrollees are given equal opportunity and consideration for needed services without exclusionary practices of providers or system design because of gender, age, race, ethnicity, sexual orientation, health status, or disability.

         EXCLUDED SERVICES--those services covered under the fee-for-service Medicaid program that are not included in the contractor benefits package.

         EXTERNAL REVIEW ORGANIZATION (ERO)--an outside independent accredited review organization under contract with the Department for the purposes of conducting annual contractor operation assessments and quality of care reviews for contractors.

         FAIR HEARING--the appeal process available to all Medicaid Eligibles pursuant to N.J.S.A. 30:4D-7 and administered pursuant to N.J.A.C. 10:49-10.1 et seq.

         FEDERAL FINANCIAL PARTICIPATION--the funding contribution that the federal government makes to the New Jersey Medicaid and NJ FamilyCare programs.

         FEDERALLY QUALIFIED HEALTH CENTER (FQHC)--an entity that provides outpatient health programs pursuant to 42 U.S.C. Section 201 et seq.

         FEDERALLY QUALIFIED HMO--an HMO that has been found by the Secretary of the federal Department of Health and Human Services to provide "basic" and "supplemental" health services to its enrollees in accordance with the Health Maintenance Organization Act of 1973, as amended (Title XIII of the Public Health Service Act, 42 U.S.C. Section 300e), and to meet the other requirements of that Act relating to fiscal assurance mechanisms, continuing education for staff, and membership representation on the HMO's board of directors.

         FEE-FOR-SERVICE OR FFS--a method for reimbursement based on payment for specific services rendered to an enrollee.

         FRAUD--an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to him/herself or some other person. It includes any act that constitutes fraud under applicable federal or State law. (See 42 C.F.R.
         Section 455.2)

         FULL TIME EQUIVALENT--the number of personnel with the same job title and responsibilities who, in the aggregate, perform work equivalent to a singular individual working a 40-hour work week.

         GA--means General Assistance, established by N.J.S.A. 10:90-1 et seq., as a State cash assistance program administered by counties and municipalities under State supervision.

         GAAP--Generally Accepted Accounting Principles.

         GOOD CAUSE--reasons for disenrollment or transfer that include failure of the contractor to provide services including physical access to the enrollee in accordance with contract terms, enrollee has filed a grievance and has not received a response within the specified time period or enrollee has filed a grievance and has not received satisfaction. See Article 5.10.2 for more detail.

         GOVERNING BODY--a managed care organization's Board of Directors or, where the Board's participation with quality improvement issues is not direct, a designated committee of the senior management of the managed care organization.

         GRIEVANCE--means any complaint that is submitted in writing, or that is orally communicated and could not be resolved within the same day of receipt.

         GROUP MODEL--a type of HMO operation similar to a group practice except that the group model must meet the following criteria: (a) the group is a separate legal entity, (i.e. administrative entity) apart from the HMO; (b) the group is usually a corporation or partnership; (c) members of the group must pool their income; (d) members of the group must share medical equipment, as well as technical and administrative staff;
         (e) members of the group must devote at least 50 percent of their time to the group; and (f) members of the group must have "substantial responsibility" for delivery of health services to HMO members, within four years of qualification. After that period, the group may request additional time or a waiver in accordance with federal regulations at 42 C.F.R. Section 110.104(2), Subpart A.

         HCFA--the Health Care Financing Administration within the U.S. Department of Health and Human Services.

         HEALTH BENEFITS COORDINATOR (HBC)--the external organization under contract with the Department whose primary responsibility is to assist Medicaid eligible individuals in contractor selection and enrollment.

         HEALTH CARE PROFESSIONAL--a physician or other health care professional if coverage for the professional's services is provided under the contractor's contract for the services. It includes podiatrists, optometrists, chiropractors, psychologists, dentists, physician assistants, physical or occupational therapists and therapy assistants, speech-language pathologists, audiologists, registered or licensed practical nurses (including nurse practitioners, clinical nurse specialists, certified registered nurses, registered nurse anesthetists, and certified nurse midwives), licensed certified social workers, registered respiratory therapists, and certified respiratory therapy technicians.

         HEALTH CARE SERVICES--are all preventive and therapeutic medical, dental, surgical, ancillary (medical and non-medical) and supplemental benefits provided to enrollees to diagnose, treat, and maintain the optimal well-being of enrollees provided by physicians, other health care professionals, institutional, and ancillary service providers.

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
         HEALTH INSURANCE--private insurance available through an individual or group plan that covers health services. It is also referred to as Third Party Liability.

         HEALTH MAINTENANCE ORGANIZATION (HMO)--any entity which contracts with providers and furnishes at least basic comprehensive health care services on a prepaid basis to enrollees in a designated geographic area pursuant to N.J.S.A. 26:2J-1 et seq., and with regard to this contract is either:

                  A.       A Federally Qualified HMO; or

                  B. Meets the State Plan's definition of an HMO which includes, at a minimum, the following requirements:

                           1. It is organized primarily for the purpose of providing health care services;

                           2. It makes the services it provides to its Medicaid enrollees as accessible to them (in terms of timeliness, amount, duration, and scope) as the services are to non-enrolled Medicaid eligible individuals within the area served by the HMO;

                           3. It makes provision, satisfactory to the Division and Departments of Banking and Insurance and Health and Senior Services, against the risk of insolvency, and assures that Medicaid enrollees will not be liable for any of the HMO's debts if it does become insolvent; and

                           4. It has a Certificate of Authority granted by the State of New Jersey to operate in all or selected counties in New Jersey.

         HEDIS--Health Plan Employer Data and Information Set.

         INDICATORS--the objective and measurable means, based on current knowledge and clinical experience, used to monitor and evaluate each important aspect of care and service identified.

         INDIVIDUAL HEALTH CARE PLAN (IHCP)--a multi-disciplinary plan of care for enrollees with special needs who qualify for a higher level of care management based on a Complex Needs Assessment. IHCPs specify short- and long-term goals, identify needed medical services and relevant social/support services, specialized transportation and communication, appropriate outcomes, and barriers to effective outcomes, and timelines. The IHCP is implemented and monitored by the care manager.

         INQUIRY--means a request for information by an enrollee, or a verbal request by an enrollee for action by the contractor that is so clearly contrary to the Medicaid Managed Care Program or the contractor's operating procedures that it may be construed as a factual misunderstanding, provided that the issue can be immediately explained and resolved by the contractor. Inquiries need not be treated or reported as complaints or grievances.

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
         INSOLVENT--unable to meet or discharge financial liabilities pursuant to N.J.S.A. 17B:32- 33.

         INSTITUTIONALIZED--residing in a nursing facility, psychiatric hospital, or intermediate care facility/mental retardation (ICF/MR); this does not include admission in an acute care or rehabilitation hospital setting.

         IPN OR INDEPENDENT PRACTITIONER NETWORK--one type of HMO operation where member services are normally provided in the individual offices of the contracting physicians.

         LIMITED-ENGLISH-PROFICIENT POPULATIONS--individuals with a primary language other than English who must communicate in that language if the individual is to have an equal opportunity to participate effectively in and benefit from any aid, service or benefit provided by the health provider.

         MAINTENANCE SERVICES--include physical services provided to allow people to maintain their current level of functioning. Does not include habilitative and rehabilitative services.

         MANAGED CARE--a comprehensive approach to the provision of health care which combines clinical preventive, restorative, and emergency services and administrative procedures within an integrated, coordinated system to provide timely access to primary care and other medically necessary health care services in a cost effective manner.

         MANAGED CARE ENTITY--a managed care organization described in Section 1903(m)(1)(A) of the Social Security Act, including Health Maintenance Organizations (HMOs), organizations with Section 1876 or Medicare+Choice contracts, provider sponsored organizations, or any other public or private organization meeting the requirements of
         Section 1902(w) of the Social Security Act, which has a risk comprehensive contract and meets the other requirements of that Section.

         MANDATORY--the requirement that certain DMAHS beneficiaries, delineated in Article 5, must select, or be assigned to a contractor in order to receive Medicaid services.

         MANDATORY ENROLLMENT--the process whereby an individual eligible for Medicaid/NJ FamilyCare is required to enroll in a contractor, unless otherwise exempted or excluded, to receive the services described in the standard benefits package as approved by the Department of Human Services through necessary federal waivers.

         MARKETING--any activity by the contractor, its employees or agents, or on behalf of the contractor by any person, firm or corporation by which information about the contractor's plan is made known to Medicaid or NJ FamilyCare Eligible Persons for enrollment purposes.

         MAXIMUM PATIENT CAPACITY--the estimated maximum number of active patients that could be assigned to a specific provider within mandated access-related requirements.

         MCMIS--managed care management information system, an automated information system designed and maintained to integrate information across the enterprise. The State recommends that the system include, but not necessarily be limited to, the following functions:

                  -    Enrollee Services

                  -    Provider Services

                  -    Claims and Encounter Processing

                  -    Prior Authorization, Referral and Utilization Management

                  -    Financial Processing

                  -    Quality Assurance

                  -    Management and Administrative Reporting

                  -    Encounter Data Reporting to the State

         MEDICAID--the joint federal/State program of medical assistance established by Title XIX of the Social Security Act, 42 U.S.C. Section 1396 et seq., which in New Jersey is administered by DMAHS in DHS pursuant to N.J.S.A. 30:4D-1 et seq.

         MEDICAID ELIGIBLE--an individual eligible to receive services under the New Jersey Medicaid program.

         MEDICAID EXPANSION--means the expansion of the New Jersey Care...Special Medicaid Programs, incorporates NJ FamilyCare Plan A, that will extend coverage to uninsured children below the age of 19 years with family incomes up to and including 133 percent of the federal poverty level. (See NJ FamilyCare Plan A)

         MEDICAID RECIPIENT OR MEDICAID BENEFICIARY--an individual eligible for Medicaid who has applied for and been granted Medicaid benefits by DMAHS, generally through a CWA or Social Security District Office.

         MEDICAL COMMUNICATION--any communication made by a health care provider with a patient of the health care provider (or, where applicable, an authorized person) with respect to:

                  A. The patient's health status, medical care, or treatment options;

                  B. Any utilization review requirements that may affect treatment options for the patient; or

                  C. Any financial incentives that may affect the treatment of the patient.

         The term "medical communication" does not include a communication by a health care provider with a patient of the health care provider (or, where applicable, an authorized person) if the communication involves a knowing or willful misrepresentation by such provider.

         MEDICAL DIRECTOR--the licensed physician, in the State of New Jersey, i.e. Medical Doctor (MD) or Doctor of Osteopathy (DO), designated by the contractor to exercise general supervision over the provision of health service benefits by the contractor.

         MEDICAL GROUP--a partnership, association, corporation, or other group which is chiefly composed of health professionals licensed to practice medicine or osteopathy, and other licensed health professionals who are necessary for the provision of health services for whom the group is responsible.

         MEDICALLY DETERMINABLE IMPAIRMENT--an impairment that results from anatomical, physiological, or psychological abnormalities which can be shown by medically acceptable clinical and laboratory diagnostic techniques. A physical or mental impairment must be established by medical evidences consisting of signs, symptoms, and laboratory findings -- not only the individual's statement of symptoms.

         MEDICAL RECORDS--the complete, comprehensive records, accessible at the site of the enrollee's participating primary care physician or provider, that document all medical services received by the enrollee, including inpatient, ambulatory, ancillary, and emergency care, prepared in accordance with all applicable DHS rules and regulations, and signed by the medical professional rendering the services.

         MEDICAL SCREENING--an examination 1) provided on hospital property, and provided for that patient for whom it is requested or required, and 2) performed within the capabilities of the hospital's emergency room (ER) (including ancillary services routinely available to its ER), and 3) the purpose of which is to determine if the patient has an emergency medical condition, and 4) performed by a physician (M.D. or D.O.) and/or by a nurse practitioner, or physician assistant as permitted by State statutes and regulations and hospital bylaws.

         MEDICALLY NECESSARY SERVICES--services or supplies necessary to prevent, diagnose, correct, prevent the worsening of, alleviate, ameliorate, or cure a physical or mental illness or condition; to maintain health; to prevent the onset of an illness, condition, or disability; to prevent or treat a condition that endangers life or causes suffering or pain or results in illness or infirmity; to prevent the deterioration of a condition; to promote the development or maintenance of maximal functioning capacity in performing daily activities, taking into account both the functional capacity of the individual and those functional capacities that are appropriate for individuals of the same age; to prevent or treat a condition that threatens to cause or aggravate a handicap or cause physical deformity or malfunction, and there is no other equally effective, more conservative or substantially less costly course of treatment available or suitable for the enrollee. The services provided, as well as the type of provider and setting, must be reflective of the level of services that can be safely provided, must be consistent with the diagnosis of the condition and appropriate to the specific medical needs of the enrollee and not solely for the convenience of the enrollee or provider of service and in accordance with standards of good medical practice and generally recognized by the medical scientific community as effective. Course of treatment may include mere observation or, where appropriate, no treatment at all. Experimental services or services generally regarded by the medical profession as unacceptable treatment are not medically necessary for purposes of this contract.

         Medically necessary services provided must be based on peer-reviewed publications, expert pediatric, psychiatric, and medical opinion, and medical/pediatric community acceptance.

         In the case of pediatric enrollees, this definition shall apply with the additional criteria that the services, including those found to be needed by a child as a result of a comprehensive screening visit or an inter-periodic encounter whether or not they are ordinarily covered services for all other Medicaid enrollees, are appropriate for the age and health status of the individual and that the service will aid the overall physical and mental growth and development of the individual and the service will assist in achieving or maintaining functional capacity.

         MEDICALLY NEEDY (MN) PERSON OR FAMILY--a person or family receiving services under the Medically Needy Program.

         MEDICARE--the program authorized by Title XVIII of the Social Security Act to provide payment for health services to federally defined populations.

         MEDICARE+CHOICE ORGANIZATION--an entity that contracts with HCFA to offer a Medicare+Choice plan pursuant to 42 U.S.C. Section 1395w-27.

         MEMBER--an enrolled participant in the contractor's plan; also means enrollee.

         MINORITY POPULATIONS--Asian/Pacific Islanders, African-American/Black, Hispanic/ Latino, and American Indians/Alaska Natives.

         MIS--management information system.

         MULTILINGUAL--at a minimum, English and Spanish and any other language which is spoken by 200 enrollees or five percent of the enrolled Medicaid population of the contractor's plan, whichever is greater.

         NCQA--the National Committee for Quality Assurance.

         NEWBORN--an infant born to a mother enrolled in a contractor at the time of birth.

         NEW JERSEY STATE PLAN OR STATE PLAN--the DHS/DMAHS document, filed with and approved by HCFA, that describes the New Jersey Medicaid program.

         N.J.A.C.--New Jersey Administrative Code.

         NJ FAMILYCARE PLAN A--means the State-operated program which provides comprehensive managed care coverage to:

         - Uninsured children below the age of 19 with family incomes up to and including 133 percent of the federal poverty level;

         - Children under the age of one year and pregnant women eligible under the New Jersey Care...Special Medicaid Programs;

         -    Pregnant women up to 200 percent of the federal poverty level;

         - AFDC eligibles with incomes up to and including 133 percent of the federal poverty level;

         - Parents/caretaker relatives with children below the age of 19 years who do not qualify for AFDC Medicaid and have family incomes up to and including 133 percent of the federal poverty level;

         - Uninsured single adults/couples without dependent children with family incomes up to and including 50 percent of the federal poverty level; and

         -    General Assistance eligibles.

         In addition to covered managed care services, eligibles under this program may access certain other services which are paid fee-for-service and not covered under this contract.

         NJ FAMILYCARE PLAN B--means the State-operated program which provides comprehensive managed care coverage, including all benefits provided through the New Jersey Care... Special Medicaid Programs, to uninsured children below the age of 19 with family incomes above 133 percent and up to and including 150 percent of the federal poverty level. In addition to covered managed care services, eligibles under this program may access certain other services which are paid fee-for-service and not covered under this contract.

         NJ FAMILYCARE PLAN C--means the State-operated program which provides comprehensive managed care coverage, including all benefits provided through the New Jersey Care... Special Medicaid Programs, to uninsured children below the age of 19 with family incomes above 150 percent and up to and including 200 percent of the federal poverty level. Eligibles are required to participate in cost-sharing in the form of monthly premiums and a personal contribution to care for most services. In addition to covered managed care services, eligibles under this program may access certain other services which are paid fee-for-service and not covered under this contract.

         NJ FAMILYCARE PLAN D--means the State-operated program which provides managed care coverage to uninsured:

         - Adults and couples without dependent children under the age of 19 with family incomes above 50% and up to and including 100 percent of the federal poverty level;

         - Adults and couples without dependent children under the age of 23 years with family incomes up to and including 250% of the federal poverty level;

         - Parents/caretakers with children below the age of 19 who do not qualify for AFDC Medicaid with family incomes up to and including 200 percent of the federal poverty level;

         - Parents/caretakers with children below the age of 23 years and children from the age of 19 through 22 years who are full time students who do not qualify for AFDC Medicaid with family incomes up to and including 250% of the federal poverty level; and

         - Children below the age of 19 with family incomes between 201 percent and up to and including 350 percent of the federal poverty level.

         Eligibles with incomes above 150 percent of the federal poverty level are required to participate in cost sharing in the form of monthly premiums and copayments for most services. These groups are identified by Program Status Codes (PSCs) on the eligibility system as indicated below. For clarity, the codes related to Plan D non-cost sharing groups are also listed.

Cost Sharing       No Cost Sharing
------------       ---------------
    493                 497
    494                 763
    495                 300
    498                 700
    301
    701

         In addition to covered managed care services, eligibles under these programs may access certain services which are paid fee-for-service and not covered under this contract.

         N.J.S.A.--New Jersey Statutes Annotated.

         NON-COVERED CONTRACTOR SERVICES--services that are not covered in the contractor's benefits package included under the terms of this contract.

         NON-COVERED MEDICAID SERVICES--all services that are not covered by the New Jersey Medicaid State Plan.

         NON-PARTICIPATING PROVIDER--a provider of service that does not have a contract with the contractor.

         OIT--the New Jersey Office of Information Technology.

         OTHER HEALTH COVERAGE--private non-Medicaid individual or group health/dental insurance. It may be referred to as Third Party Liability
         (TPL) or includes Medicare.

         OUT OF AREA SERVICES--all services covered under the contractor's benefits package included under the terms of the Medicaid contract which are provided to enrollees outside the defined basic service area.

         OUTCOMES--the results of the health care process, involving either the enrollee or provider of care, and may be measured at any specified point in time. Outcomes can be medical, dental, behavioral, economic, or societal in nature.

         OUTPATIENT CARE--treatment provided to an enrollee who is not admitted to an inpatient hospital or health care facility.

         P FACTOR (P7)--the grade of service for the telephone system. The digit following the P (e.g., 7) indicates the number of calls per hundred that are or can be blocked from the system. In this sample, P7 means seven (7) calls in a hundred may be blocked, so the system is designed to meet this criterion. Typically, the grade of service is designed to meet the peak busy hour, the busiest hour of the busiest day of the year.

         PARTICIPATING PROVIDER--a provider that has entered into a provider contract with the contractor to provide services.

         PARTIES--the DMAHS, on behalf of the DHS, and the contractor.

         PATIENT--an individual who is receiving needed professional services that are directed by a licensed practitioner of the healing arts toward the maintenance, improvement, or protection of health, or lessening of illness, disability, or pain.

         PAYMENTS--any amounts the contractor pays physicians or physician groups or subcontractors for services they furnished directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of referral services (such as withhold amounts, bonuses based on referral levels, and any other compensation to the physician or physician groups or subcontractor to influence the use of referral services). Bonuses and other compensation that are not based on referral levels (such as bonuses based solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of the requirements pertaining to physician incentive plans.

         PEER REVIEW--a mechanism in quality assurance and utilization review where care delivered by a physician, dentist, or nurse is reviewed by a panel of practitioners of the same specialty to determine levels of appropriateness, effectiveness, quality, and efficiency.

         PERSONAL CONTRIBUTION TO CARE (PCC)--means the portion of the cost-sharing requirement for NJ FamilyCare Plan C enrollees in which a fixed monetary amount is paid for certain services/items received from contractor providers.

         PERSONAL INJURY (PI)--a program designed to recover the cost of medical services from an action involving the tort liability of a third party.

         PHYSICIAN GROUP--a partnership, association, corporation, individual practice association, or other group that distributes income from the practice among members. An individual practice association is a physician group only if it is composed of individual physicians and has no subcontracts with physician groups.

         PHYSICIAN INCENTIVE PLAN--any compensation arrangement between a contractor and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to Medicaid beneficiaries enrolled in the organization.

         POST-STABILIZATION SERVICES--services subsequent to an emergency that a treating physician views as medically necessary after an emergency medical condition has been stabilized.

         PREPAID HEALTH PLAN--an entity that provides medical services to enrollees under a contract with the DHS and on the basis of prepaid capitation fees, but does not necessarily qualify as an MCE.

         PREVENTIVE SERVICES--services provided by a physician or other licensed practitioner of the healing arts within the scope of his or her practice under State law to:

                  A. Prevent disease, disability, and other health conditions or their progression;

                  B. Treat potential secondary conditions before they happen or at an early remediable stage;

                  C.       Prolong life; and

                  D.       Promote physical and mental health and efficiency

         PRIMARY CARE DENTIST (PCD)--a licensed dentist who is the health care provider responsible for supervising, coordinating, and providing initial and primary dental care to patients; for initiating referrals for specialty care; and for maintaining the continuity of patient care.

         PRIMARY CARE PROVIDER (PCP)--a licensed medical doctor (MD) or doctor of osteopathy (DO) or certain other licensed medical practitioner who, within the scope of practice and in accordance with State certification/licensure requirements, standards, and practices, is responsible for providing all required primary care services to enrollees, including periodic examinations, preventive health care and counseling, immunizations, diagnosis and treatment of illness or injury, coordination of overall medical care, record maintenance, and initiation of referrals to specialty providers described in this contract and the Benefits Package, and for maintaining continuity of patient care. A PCP shall include general/family practitioners, pediatricians, internists, and may include specialist physicians, physician assistants, CNMs or CNPs/CNSs, provided that the practitioner is able and willing to carry out all PCP responsibilities in accordance with these contract provisions and licensure requirements.

         PRIOR AUTHORIZATION (ALSO KNOWN AS "PRE-AUTHORIZATION" OR "APPROVAL")-- authorization granted in advance of the rendering of a service after appropriate medical/dental review.

         PROVIDER--means any physician, hospital, facility, or other health care professional who is licensed or otherwise authorized to provide health care services in the state or jurisdiction in which they are furnished.

         PROVIDER CAPITATION--a set dollar payment per patient per unit of time (usually per month) that the contractor pays a provider to cover a specified set of services and administrative costs without regard to the actual number of services.

         PROVIDER CONTRACT--any written contract between the contractor and a provider that requires the provider to perform specific parts of the contractor's obligations for the provision of health care services under this contract.

         QAPI--Quality Assessment and Performance Improvement.

         QARI--Quality Assurance Reform Initiative.

         QIP--Quality Improvement Project.

         QISMC--Quality Improvement System for Managed Care.

         QUALIFIED INDIVIDUAL WITH A DISABILITY--an individual with a disability who, with or without reasonable modifications to rules, policies, or practices, the removal of architectural, communication, or transportation barriers, or the provision of auxiliary aids and services, meets the essential eligibility requirements for the receipt of services or the participation in programs or activities provided by a public entity (42 U.S.C. Section 12131).

         REASSIGNMENT--the process by which an enrollee's entitlement to receive services from a particular Primary Care Practitioner/Dentist is terminated and switched to another PCP/PCD.

         REFERRAL SERVICES--those health care services provided by a health professional other than the primary care practitioner and which are ordered and approved by the primary care practitioner or the contractor.

                  Exception A: An enrollee shall not be required to obtain a referral or be otherwise restricted in the choice of the family planning provider from whom the enrollee may receive family planning services.

                  Exception B: An enrollee may access services at a Federally Qualified Health Center (FQHC) in a specific enrollment area without the need for a referral when neither the contractor nor any other contractor has a contract with the Federally Qualified Health Center in that enrollment area and the cost of such services will be paid by the Medicaid fee-for-service program.

         REINSURANCE--an agreement whereby the reinsurer, for a consideration, agrees to indemnify the contractor, or other provider, against all or part of the loss which the latter may sustain under the enrollee contracts which it has issued.

         RISK OR UNDERWRITING RISK--the possibility that a contractor may incur a loss because the cost of providing services may exceed the payments made by the Department to the contractor for services covered under the contract.

         RISK COMPREHENSIVE CONTRACT--for purposes of this contract, a risk contract for furnishing comprehensive health care services, i.e., inpatient hospital services and any three of the following services or groups of services:

                  A. Outpatient hospital services and rural health clinical services;

                  B. Other laboratory and diagnostic and therapeutic radiologic services;

                  C. Skilled nursing facility services, EPSDT, and family planning;

                  D.       Physician services; and

                  E.       Home health services.

         RISK THRESHOLD--the maximum liability, if the liability is based on referral services, to which a physician or physician group may be exposed under a physician incentive plan without being at substantial financial risk.

         ROUTINE CARE--treatment of a condition which would have no adverse effects if not treated within 24 hours or could be treated in a less acute setting (e.g., physician's office) or by the patient.

         SAFETY-NET PROVIDERS OR ESSENTIAL COMMUNITY PROVIDERS--public-funded or government-sponsored clinics and health centers which provide specialty/specialized services which serve any individual in need of health care whether or not covered by health insurance and may include medical/dental education institutions, hospital-based programs, clinics, and health centers.

         SAP--Statutory Accounting Principles.

         SCOPE OF SERVICES--those specific health care services for which a provider has been credentialed, by the plan, to provide to enrollees.

         SCREENING SERVICES--any encounter with a health professional practicing within the scope of his or her profession as well as the use of standardized tests given under medical direction in the examination of a designated population to detect the existence of one or more particular diseases or health deviations or to identify for more definitive studies individuals suspected of having certain diseases.

         SECRETARY--the Secretary of the United States Department of Health and Human Services.

         SEMI--Special Education Medicaid Initiative, a federal Medicaid program that allows for reimbursement to local education agencies for certain special education related services (e.g., physical therapy, occupational therapy, and speech therapy).

         SERVICE AREA--the geographic area or region comprised of those counties as designated in the contract.

         SERVICE LOCATION/SERVICE SITE--any location at which an enrollee obtains any health care service provided by the contractor under the terms of the contract.

         SHORT TERM--a period of 30 calendar days or less.

         SIGNING DATE--the date on which the parties sign this contract. In no event shall the signing date be later than 5 P.M. Eastern Standard Time on March 17, 2000.

         SPECIAL MEDICAID PROGRAMS--programs for: (a) AFDC/TANF-related family members who do not qualify for cash assistance, and (b) SSI-related aged, blind and disabled individuals whose incomes or resources exceed the SSI Standard.

                  For AFDC/TANF, they are:

                  Medicaid Special: covers children ages 19 to 21 using AFDC standards; New Jersey Care: covers pregnant women and children up to age 1 with incomes at or below 185 percent of the federal poverty level (FPL); children up to age 6 at 133 percent of FPL; and children up to age 13 (the age range increases annually, pursuant to federal law until children up to age 18 are covered) at 100 percent of FPL.

                  For SSI-related, they are:

                  Community Medicaid Only-provides full Medicaid benefits for aged, blind and disabled individuals who meet the SSI age and disability criteria, but do not receive cash assistance, including former SSI recipients who receive Medicaid continuation;

                  New Jersey Care-provides full Medicaid benefits for all SSI-related Aged, Blind, and Disabled individuals with income below 100 percent of the federal poverty level and resources at or below 200 percent of the SSI resource standard.

         SSI--the Supplemental Security Income program, which provides cash assistance and full Medicaid benefits for individuals who meet the definition of aged, blind, or disabled, and who meet the SSI financial needs criteria.

         STAFF MODEL--a type of HMO operation in which HMO employees are responsible for both administrative and medical functions of the plan. Health professionals, including physicians, are reimbursed on a salary or fee-for-service basis. These employees are subject to all policies and procedures of the HMO. In addition, the HMO may contract with external entities to supplement its own staff resources (e.g., referral services of specialists).

         STANDARD SERVICE PACKAGE--see "COVERED SERVICES" and "BENEFITS PACKAGE"

         STATE--the State of New Jersey.

         STATE PLAN--see "NEW JERSEY STATE PLAN"

         STOP-LOSS--the dollar amount threshold above which the contractor insures the financial coverage for the cost of care for an enrollee through the use of an insurance underwritten policy.

         SUBCONTRACT--any written contract between the contractor and a third party to perform a specified part of the contractor's obligations under this contract.

         SUBCONTRACTOR--any third party who has a written contract with the contractor to perform a specified part of the contractor's obligations under this contract.

         SUBCONTRACTOR PAYMENTS--any amounts the contractor pays a provider or subcontractor for services they furnish directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of referral services (such as withhold amounts, bonuses based on referral levels, and any other compensation to the physician or physician group to influence the use of referral services). Bonuses and other compensation that are not based on referral levels (such as bonuses based solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of physician incentive plans.

         SUBSTANTIAL CONTRACTUAL RELATIONSHIP--any contractual relationship that provides for one or more of the following services: 1) the administration, management, or provision of medical services; and 2) the establishment of policies, or the provision of operational support, for the administration, management, or provision of medical services.

         TANF--Temporary Assistance for Needy Families, which replaced the federal AFDC program.

         TARGET POPULATION--the population of individuals eligible for Medicaid/NJ FamilyCare residing within the stated enrollment area and belonging to one of the categories of eligibility found in Article Five from which the contractor may enroll, not to exceed any limit specified in the contract.

         TDD--Telecommunication Device for the Deaf.

         TT--Tech Telephone.

         TERMINAL ILLNESS--a condition in which it is recognized that there will be no recovery, the patient is nearing the "terminus" of life and restorative treatment is no longer effective.

         THIRD PARTY--any person, institution, corporation, insurance company, public, private or governmental entity who is or may be liable in contract, tort, or otherwise by law or equity to pay all or part of the medical cost of injury, disease or disability of an applicant for or recipient of medical assistance payable under the New Jersey Medical Assistance and Health Services Act N.J.S.A. 30:4D-1 et seq.

         THIRD PARTY LIABILITY--the liability of any individual or entity, including public or private insurance plans or programs, with a legal or contractual responsibility to provide or pay for medical/dental services. Third Party is defined in N.J.S.A. 30:4D-3m.

         TRADITIONAL PROVIDERS--those providers who have historically delivered medically necessary health care services to Medicaid enrollees and have maintained a substantial Medicaid portion in their practices.

         TRANSFER--an enrollee's change from enrollment in one contractor's plan to enrollment of said enrollee in a different contractor's plan.

         UNCONTESTED CLAIM--a claim that can be processed without obtaining additional information from the provider of the service or third party.

         URGENT CARE--treatment of a condition that is potentially harmful to a patient's health and for which his/her physician determined it is medically necessary for the patient to receive medical treatment within 24 hours to prevent deterioration.

         UTILIZATION--the rate patterns of service usage or types of service occurring within a specified time.

         UTILIZATION REVIEW--procedures used to monitor or evaluate the clinical necessity, appropriateness, efficacy, or efficiency of health care services, procedures or settings, and includes ambulatory review, prospective review, concurrent review, second opinions, care management, discharge planning, or retrospective review.

         VOLUNTARY ENROLLMENT--the process by which a Medicaid eligible individual voluntarily enrolls in a contractor.

         WIC--A special supplemental food program for Women, Infants, and Children.

         WITHHOLD--a percentage of payments or set dollar amounts that a contractor deducts from a practitioner's service fee, capitation, or salary payment, and that may or may not be returned to the physician, depending on specific predetermined factors.

ARTICLE TWO: CONDITIONS PRECEDENT

         A. This contract shall be with qualified, established HMOs operating in New Jersey through a Certificate of Authority for Medicaid lines of business approved by the New Jersey Department of Banking and Insurance and Department of Health and Senior Services. The contractor shall receive all necessary authorizations and approvals of governmental or regulatory authorities to operate in the service/enrollment areas as of the effective date of operations.

         B. The contractor shall ensure continuity of care and full access to primary, specialty, and ancillary care as required under this contract and access to full administrative programs and support services offered by the contractor for all its lines of business and/or otherwise required under this contract.

         C. The contractor shall, by the effective date, have received all necessary authorizations and approvals of governmental or regulatory authorities including an approved Certificate of Authority (COA) to operate in all counties in a geographic region as defined in Article 5.1 or shall have an approved (by DMAHS) county phase-in plan defined in Section H. This Article does not and is not intended to require the contractor to obtain COAs in all three geographic regions.

         D. Documentation. Subsequent to the signing date by the contractor but prior to contract execution by the Department, the Department shall review and approve the materials listed in Section B.2.2 of the Appendices.

         E. Readiness Review. The Department will, prior to the signing date, conduct a readiness review of the areas set forth in Section B.2.3 of the Appendices to generally assess the contractor's readiness to begin operations and issue a letter to the contractor that conveys its findings and any changes required before contracting with the Department.

         F. This contract, as well as any attachments or appendices hereto shall only be effective, notwithstanding any provisions in such contract to the contrary, upon the receipt of federal approval and approval as to form by the Office of the Attorney General for the State of New Jersey.

         G. The contractor shall remain in compliance with the following conditions which shall satisfy the Departments of Banking and Insurance, Health and Senior Services, and Human Services prior to this contract becoming effective:

                  1. The contractor shall maintain an approved certificate of authority to operate as a health maintenance organization in New Jersey from the Department of Banking and Insurance and the Department of Health and Senior Services for the Medicaid population.

                  2. The contractor shall comply with and remain in compliance with minimum net worth and fiscal solvency and reporting requirements of the Department of Banking and Insurance, the Department of Human Services, the federal government, and this contract.

                  3. The contractor shall provide written certification of new written contracts for all providers other than FQHCs and shall provide copies of fully executed contracts for new contracts with FQHCs on a quarterly basis.

                  4. If insolvency protection arrangements change, the contractor shall notify the DMAHS sixty (60) days before such change takes effect and provide written copy of DOBI approval.

         H. County Expansion Phase-In Plan. If the contractor does not have an approved COA for each of the counties in a designated region, the contractor shall submit to DMAHS a county expansion phase-in plan for review and approval by DMAHS prior to the execution of this contract. The plan shall include detailed information of:

                  - The region and names of the counties targeted for expansion;

                  - Anticipated dates of the submission of the COA modification to DOBI and DHSS (with copies to DMAHS);

                  -        Anticipated date of approval of the COA;

                  -        Anticipated date for full operations in the region;

                  - Anticipated date for initial beneficiary enrollment in each county

                  The phase-in plan shall indicate that full expansion into a region shall be completed by June 30, 2001. The contractor shall maintain full coverage for each county in each region in which the contractor operates for the duration of this contract.

         I. No court order, administrative decision, or action by any other instrumentality of the United States Government or the State of New Jersey or any other state is outstanding which prevents implementation of this contract.

         J.       Net Worth

                  1. The contractor shall maintain a minimum net worth in accordance with N.J.A.C. Title 8:38-11 et seq.

                  2. The Department shall have the right to conduct targeted financial audits of the contractor's Medicaid line of business. The contractor shall provide the Department with financial data, as requested by the Department, within a timeframe specified by the Department.

         K. The contractor shall comply with the following financial operations requirements:

                  1.       A contractor shall establish and maintain:

                           a.       An office in New Jersey, and

                           b. Premium and claims accounts in a bank with a principal office in New Jersey.

                  2. The contractor shall have a fiscally sound operation as demonstrated by:

                           a. Maintenance of a minimum net worth in accordance with DOBI requirements (total line of business) and the requirements outlined in G and J above and Article 8.2.

                           b. Maintenance of a net operating surplus for Medicaid line of business. If the contractor fails to earn a net operating surplus during the most recent calendar year or does not maintain minimum net worth requirements on a quarterly basis, it shall submit a plan of action to DMAHS within the time frame specified by the Department. The plan is subject to the approval of DMAHS. It shall demonstrate how and when minimum net worth will be replenished and present marketing and financial projections. These shall be supported by suitable back-up material. The discussion shall include possible alternate funding sources, including invoking of corporate parental guarantee. The plan will include:

                                    i.       A detailed marketing plan with
                                             enrollment projections for the next
                                             two years.

                                    ii.      A projected balance sheet for the
                                             next two years.

                                    iii.     A projected statement of revenues
                                             and expenses on an accrual basis
                                             for the next two years.

                                    iv.      A statement of cash flow projected
                                             for the next two years.

                                    v.       A description of how to maintain
                                             capital requirements and replenish
                                             net worth.

                                    vi.      Sources and timing of capital shall
                                             be specifically identified.

                  3. The contractor may be required to obtain prior to this contract and maintain "Stop-Loss" insurance, pursuant to provisions in Article 8.3.2.

                  4. The contractor shall obtain prior to this contract and maintain for the duration of this contract, any extension thereof or for any period of liability exposure, protection against insolvency pursuant to provisions in G above and Article 8.2.

ARTICLE THREE: MANAGED CARE MANAGEMENT INFORMATION SYSTEM

The contractor's MCMIS shall provide certain minimum functional capabilities as described in this contract. The contractor shall have sophisticated information systems capabilities that cannot only support the specific requirements of this contract, but also respond to future program requirements. The DHS shall provide the contractor with what the DHS, in its sole discretion, believes is sufficient lead time to make system changes.

The various components of the contractor's MCMIS shall be sufficiently integrated to effectively and efficiently support the requirements of this contract. The contractor's MCMIS shall also be a collection point and repository for all data required under this contract and shall provide comprehensive information retrieval capabilities. Contractors with multiple systems and/or subcontracted health care services shall integrate the data, at a minimum, to provide for combined reporting and, as required, to support the required processing functions.

3.1      GENERAL OPERATIONAL REQUIREMENTS FOR THE MCMIS

         The following requirements apply to the contractor's MCMIS. Any reference to "systems" in this Article shall mean contractor's MCMIS unless otherwise specified. If the contractor subcontracts any MCMIS functions, then these requirements apply to the subcontractor's systems. For example, if the contractor contracts with a dental network to provide services and pay claims/collect encounters, then these requirements shall apply to the dental network's systems. However, if the contractor contracts with a dental network only to provide dental services, then these requirements do not apply.

3.1.1    ONLINE ACCESS

         The system(s) shall provide online access for contractor use to all major files and data elements within the MIS including enrollee demographic and enrollment information, provider demographic and enrollment data, processed claims and encounters, prior approvals, referrals, reference files, and payment and financial transactions.

3.1.2    PROCESSING REQUIREMENTS

         A. Timely Processing. The contractor shall provide for timely updates and edits for all transactions on a schedule that allows the contractor to meet the State's performance requirements. In general, the State expects the following schedule:

                  1.       Enrollee and provider file updates to be daily

                  2. Reference file updates to be at least weekly or as needed

                  3.       Prior authorizations and referral updates to be daily

                  4. Claims and encounters to be processed (entered and edited) daily

                  5.       Claim payments to be at a minimum biweekly

                  6.       Capitation payments to be monthly

                                                                           III-1

         Specific update schedule requirements are identified in the remaining subarticles of this Article.

B. Error Tracking and Audit Trails. The update and edit processes for each transaction shall provide for the monitoring of errors incurred by type of error and frequency. The system shall maintain information indicating the errors failed, the person making the corrections, when the correction was made, and if the error was overridden on all critical transactions (e.g., terminating enrollment or denying a claim). The major update processes shall maintain sufficient audit trails to allow reconstruction of the processing events.

C. Comprehensive Edits and Audits. The contractor's system shall provide for a comprehensive set of automated edits and audits that will ensure the data are valid, the benefits are covered and appropriate, the payments are accurate and timely, other insurance is maximized, and all of the requirements of this contract are met.

D. System Controls and Balancing. The contractor's system shall provide adequate control totals for balancing and ensuring that all inputs are accounted for. The contractor shall have operational procedures for balancing and validating all outputs and processes. Quality checkpoints should be as automated as possible.

E. Multimedia Input Capability. The system shall support a variety of input media formats including hardcopy, diskette, tape, clearing house, direct entry, electronic transmission or other means, as defined by all federal and State laws and regulations. The contractor may use any clearing house(s) and/or alternatively provide for electronic submissions directly from the provider to the contractor. These requirements apply to claims/encounter and prior authorization (PA), referral, and UM subsystems. Provider/vendor data must be routed through the contractor when submitting data/information to the State.

F. Backup/Restore and Archiving. The contractor shall provide for periodic backup of all key processing and transaction files such that there will be a minimum of interruption in the event of a disaster. Unless otherwise agreed by the State, key processes must be restored as follows:

         1.       Enrollment verification - twenty-four (24) hours

         2.       Enrollment update process - twenty-four (24) hours

         3. Prior authorization/referral processing - twenty-four (24) hours

         4.       Claims/encounter processing - seventy-two (72) hours

         5.       Encounter submissions to State - one (1) week

         6.       Other functions - two (2) weeks

         The contractor shall demonstrate its restore capabilities at least once a year. The contractor shall also provide for permanent archiving of all major files for a

                                                                           III-2
         period of no less than seven (7) years. The contractor's backup/recover plan must be approved by State.

3.1.3    REPORTING AND DOCUMENTATION REQUIREMENTS

         A. Regular Reporting. The contractor's system shall provide sufficient reports to meet the requirements of this contract as well as to support the efficient and effective operation of its business functions. The required reports, including time frames and format requirements, are in Section A of the Appendices.

         B. Ad Hoc Reporting. The contractor shall have the capability to support ad hoc reporting requests, in addition to those listed in this contract, both from its own organization and from the State in a reasonable time frame. The time frame for submission of the report will be determined by DMAHS with input from the contractor based on the nature of the report. DMAHS shall at its option request six (6) to eight (8) reports per year, hardcopy or electronic reports and/or file extracts. This does not preclude or prevent DMAHS from requiring, or the contractor from providing, additional reports that are required by State or federal governmental entities or any court of competent jurisdiction.

         C. System Documentation. The contractor shall update documentation on its system(s) within 30 days of implementation of the changes. The contractor's documentation must include a system introduction, program overviews, operating environment, external interfaces, and data element dictionary. For each of the functional components, the documentation should include where applicable program narratives, processing flow diagrams, forms, screens, reports, files, detailed logic such as claims pricing algorithms and system edits. The documentation should also include job descriptions and operations instructions. The contractor shall have available current documentation on-site for State audit as requested.

3.1.4    OTHER REQUIREMENTS

         A. Future Changes. The system shall be easily modifiable to accommodate future system changes/enhancements to claims processing or other related systems at the same time as changes take place in the State's MMIS. In addition, the system shall be able to accommodate all future requirements based upon federal and State statutes, policies and regulations. Unless otherwise agreed by the State, the contractor shall be responsible for the costs of these changes.

         B. Year 2000. The MCMIS shall meet the Office of Information Technology (OIT) standards for Year 2000 compliance unless otherwise approved by the Department. The OIT standards may be accessed on the Internet at http://www.state.nj.us/infobank/circular/cir9705s.htm.

                                                                           III-3

3.2      ENROLLEE SERVICES

         The MCMIS shall support all of the enrollee services as specified in
         Article 5 of this contract. The system shall:

         A. Capture and maintain contractor enrollment data electronically.

         B. Provide information so that the contractor can send plan materials and information to enrollees.

         C. Capture electronically the Primary Care Provider (PCP) selections by enrollees.

         D. Provide contractor enrollment and Medicaid information to providers.

         E. Maintain an enrollee complaint and grievance tracking system for Medicaid and NJ FamilyCare enrollees.

         F.       Produce the required enrollee data reports.

         The enrollee module(s) shall interface with all other required modules and permit the access, search, and retrieval of enrollee data by key fields, including date-sensitive information.

3.2.1    CONTRACTOR ENROLLMENT DATA

         A. Enrollee Data. The contractor shall maintain a complete history of enrollee information, including contractor enrollment, primary care provider assignment, third party liability coverage, and Medicare coverage. In addition, the contractor shall capture demographic information relating to the enrollee (age, sex, county, etc.), information related to family linkages, information relating to benefit and service limitations, and information related to health care for enrollees with special needs.

         B. Updates. The contractor shall accept and process a weekly enrollment and eligibility file (the managed care register files; See Section B.3.2 of the Appendices) within 48 hours of receipt from the Department. The system shall provide reports that identify all errors encountered, count all transactions processed, and provide for a complete audit trail of the update processes. The MCMIS shall accommodate the following specific Medicaid/NJ FamilyCare requirements.

                  1. The contractor shall be able to access and identify all enrollees by their Medicaid/NJ FamilyCare Identification Number. This number shall be readily cross-referenced to the contractor's enrollee number and the enrollee's social security number. For DYFS cases, it is important that the contractor's system be able to distinguish the DYFS enrolled children

                                                                           III-4
                           from other cases and that mailings to the DYFS enrolled children not be consolidated based on the first 10 digits of the Medicaid ID number because the family members may not be residing together.

                  2. The system shall be able to link family members for on-line inquiry access and for consolidated mailings based on the first ten-digits of the Medicaid ID number.

                  3. The system shall be able to identify newborns from the date of birth, submit the proper eligibility form to the State, and link the newborn record to the NJ FamilyCare/Medicaid eligibility and enrollment data when these data are received back from the State.

                  4. The system shall capture and maintain all of the data elements provided by the Department on the weekly update files.

                  5. The system shall allow for day-specific enrollment into the contractor.

3.2.2    ENROLLEE PROCESSING REQUIREMENTS

         The contractor's system shall support the enrollee processing requirements of this contract. The system shall be modified/enhanced as required to meet the contract requirements in an efficient manner and ensure that each requirement is consistently and accurately administered by the contractor. Materials shall be sent to the enrollee or authorized representative, as applicable.

         A. Enrollee Notification. The contractor shall issue contractor plan materials and information to all new enrollees prior to the effective date of enrollment or within seven (7) calendar days following the receipt of weekly enrollment file specified above, or, in case of retroactive enrollment, issue the materials by the 1st of the subsequent month or within seven
                  (7) calendar days following receipt of the weekly enrollment file. The specifications for the contractor plan materials and information are listed in Article 5.8.

         B. ID Cards. The contractor shall issue an Identification Card to all new enrollees within ten (10) calendar days following receipt of the weekly enrollment file specified above but no later than seven (7) calendar days after the effective date of enrollment.

                  The specifications for Identification Cards are in Article
                  5.8.5. The system shall produce ID cards that include the information required in that Article. The contractor shall also be able to produce replacement cards on request.

                                                                           III-5

         C. PCP Selection. The contractor shall provide the enrollee with the opportunity to select a PCP. If no selection is made by the enrollee, the contractor shall assign the PCP for the enrollee according to the timeframes specified in Article 5.9.

                  If the enrollee selects a PCP, the contractor shall process the selection. The contractor is responsible for monitoring the PCP capacity and limitations prior to assignment of an enrollee to a PCP. The contractor shall notify the enrollee accordingly if a selected PCP is not available.

                  The contractor shall notify the PCP of newly assigned enrollees or any other enrollee roster changes that affect the PCP monthly by the second working day of the month.

         D. Other Enrollee Processing. The contractor's enrollee processing shall also support the following:

                  1. Notification of State of any enrollee demographic changes including date of death, change of address, newborns, and commercial enrollment.

                  2. Generation of correspondence to enrollees based on variable criteria, including PCP and demographic information.

3.2.3    CONTRACTOR ENROLLMENT VERIFICATION

         A. Electronic Verification System. The contractor shall provide a system that supports the electronic verification of contractor enrollment to network providers via the telephone 24 hours a day and 365 days a year or on a schedule approved by the State. This capability should require the enrollee's contractor Identification Number, the Medicaid/NJ FamilyCare Identification Number, or the Social Security Number. The system should provide information on the enrollee's current PCP as well as the enrollment information.

         B. Telephone Enrollment Inquiry. The contractor shall provide telephone operator personnel (both member services and provider services) to verify contractor enrollment during normal business hours. The contractor's telephone operator personnel should have the capability to electronically verify contractor enrollment based on a variety of fields, including contractor Identification Number, Medicaid/NJ FamilyCare Identification Number, Social Security Number, Enrollee Name, Date of Birth, etc.

                  The contractor shall ensure that a recorded message is available to providers when enrollment capability is unavailable for any reason.

3.2.4    ENROLLEE COMPLAINT AND GRIEVANCE TRACKING SYSTEM

         The contractor shall develop an electronic system to capture and track the content and

                                                                           III-6
         resolution of enrollee complaints or grievances.

         A. Data Requirements. The system shall capture, at a minimum, the enrollee, the reason of the complaint or grievance, the date the complaint or grievance was reported, the operator who talked to the enrollee, the explanation of the resolution, the date the complaint or grievance was resolved, the person who resolved the complaint or grievance, referrals to other departments, and comments including general information and/or observations. See Article 5.15.

         B. Processing and Reporting. The contractor shall identify trends in complaint and grievance reasons and responsiveness to the complaints or grievances. The system shall provide detail reports to be used in tracking individual complaints and grievances. The system shall also produce summary reports that include statistics indicating the number of complaints and grievances, the types, the dispositions, and the average time for dispositioning, broken out by category of eligibility. See
                  Article 5.15.

3.2.5    ENROLLEE REPORTING

         The contractor shall produce all of the reports according to the timeframes and specifications outlined in Section A of the Appendices.

         The contractor shall provide the State with a monthly file of enrollees (See Section A.3.1 of the Appendices). The State's fiscal agent will reconcile this file with the State's Recipient File. The contractor shall provide for reconciling any differences and taking the appropriate corrective action.

3.3      PROVIDER SERVICES

         The contractor's system shall collect, process, and maintain current and historical data on program providers. This information shall be accessible to all parts of the MCMIS for editing and reporting.

3.3.1    PROVIDER INFORMATION AND PROCESSING REQUIREMENTS

         A. Provider Data. The contractor shall maintain individual and group provider network information with basic demographics, EIN or tax identification number, professional credentials, license and/or certification numbers and dates, sites, risk arrangements (i.e., individual and group risk pools), services provided, payment methodology and/or reimbursement schedules, group/individual provider relationships, facility linkages, number of grievances and/or complaints.

                  For PCPs, the contractor shall maintain identification as traditional or safety net provider, specialties, enrollees with beginning and ending effective dates, capacity, emergency arrangements or contact, other limitations or restrictions, languages spoken, address, office hours, disability access. See Article 5.

                                                                           III-7

                  The contractor shall maintain provider history files and provide for easy data retrieval. The system should maintain audit trails of key updates.

                  Providers should be identified with a unique number. The contractor shall be able to cross-reference its provider number with the provider's EIN or tax number, the provider's license number, UPIN, Medicaid provider number, and Medicare provider number where applicable.

         B. Updates. The contractor shall apply updates to the provider file daily.

         C. Complaint Tracking System. The system shall provide for the capabilities to track and report provider complaints as specified in Article 6.5. The contractor shall provide detail reports identifying open complaints and summary statistics by provider on the types of complaints, resolution, and average time for resolution.

3.3.2    PROVIDER CREDENTIALING

         A. Credentialing. The contractor shall credential and re-credential each network provider as specified in Article
                  4.6.1. The system should provide a tracking and reporting system to support this process.

         B. Review. The contractor shall be able to flag providers for review based on problems identified during credentialing, information received from the State, information received from HCFA, complaints, and in-house utilization review results. Flagging providers should cause all claims to deny as appropriate.

3.3.3    PROVIDER/ENROLLEE LINKAGE

         A. Enrollee Rosters. The contractor shall generate electronic and/or hard copy enrollee rosters to its PCPs each month by the second business day of the month. The rosters shall indicate all enrollees that are assigned to the PCP and should provide the provider with basic demographic and enrollment information related to the enrollee.

         B. Provider Capacity. The contractor's system shall support the provider network requirements described in Article 4.8.

                                                                           III-8

3.3.4    PROVIDER MONITORING

         The contractor's system shall support monitoring and tracking of provider/enrollee complaints, grievances and appeals from receipt to disposition. The system shall be able to produce provider reports for quality of medical and dental care analysis, flag and identify providers with restrictive conditions (e.g., fraud monitoring), and identify the confidentiality level of information (i.e., to manage who has access to the information).

3.3.5    REPORTING REQUIREMENTS

         The contractor shall produce all of the reports identified in Section A of the Appendices. In addition, the system shall provide ongoing and periodic reports to monitor provider activity, support provider contracting, and provide administrative and management information as required for the contractor to effectively operate.

3.4      CLAIMS/ENCOUNTER PROCESSING

         The system shall capture and adjudicate all claims and encounters submitted by providers. The major functions of this module(s) include enrollee enrollment verification, provider enrollment verification, claims and encounter edits, benefit determination, pricing, medical review and claims adjudication, and claims payment. Once claims and encounters are processed, the system shall maintain the claims/encounter history file that supports the State's encounter reporting requirements as well as all of the utilization management and quality assurance functions and other reporting requirements of the contractor.

3.4.1    GENERAL REQUIREMENTS

         The contractor shall have an automated claims and encounter processing system that will support the requirements of this contract and ensure the accurate and timely processing of claims and encounters. The contractor shall offer its providers an electronic payment option.

         A. Input Processing. The contractor shall support both hardcopy and electronic submission of claims and encounters for all claim types (hospital, medical, dental, pharmacy, etc.). The contractor should also support hardcopy and electronic submission of referral and authorization documents, claim inquiry forms, and adjustment claims and encounters. Providers shall be afforded a choice between an electronic or a hardcopy submission. Electronic submissions include diskette, tape, clearinghouse, electronic transmission, and direct entry. The contractor must process all standard electronic formats recognized by the State. The contractor may use any clearinghouse(s) and/or alternatively provide for electronic submission directly from providers to the contractor.

                                                                           III-9

                  The system shall maintain the receipt date for each document (claim, encounter, referral, authorization, and adjustment) and track the processing time from date of receipt to final disposition.

         B. Edits and Audits. The system shall perform sufficient edits to ensure the accurate payment of claims and ensure the accuracy and completeness of encounters that are submitted. Edits should include, but not be limited to, verification of member enrollment, verification of provider eligibility, field edits, claim/encounter crosscheck and consistency edits, validation of code values, duplicate checks, authorization checks, checks for service limitations, checks for service inconsistencies, medical review, and utilization management. Pharmacy claim edits shall include prospective drug utilization review (ProDUR) checks.

                  The contractor shall comply with New Jersey law and regulations to process records in error. (Note: Uncontested payments to providers and uncontested portions of contested claims should not be withheld pending final adjudication.)

         C. Benefit and Reference Files. The system shall provide file-driven processing for benefit determination, validation of code values, pricing (multiple methods and schedules), and other functions as appropriate. Files should include code descriptions, edit criteria, and effective dates. The system shall support the State's procedure and diagnosis coding schemes and other codes that shall be submitted on the hardcopy and electronic reports and files.

                  The system shall provide for an automated update to the National Drug Code file including all product, packaging, prescription, and pricing information.

                  The system shall provide online access to reference file information. The system should maintain a history of the pricing schedules and other significant reference data.

         D. Claims/Encounter History Files. The contractor shall maintain two (2) years active history of adjudicated claims and encounter data for verifying duplicates, checking service limitations, and supporting historical reporting. For drug claims, the contractor may maintain nine (9) months of active history of adjudicated claims/encounter data if it has the ability to restore such information back to two (2) years and provide for permanent archiving in accordance with Article 3.1.2F. Provisions should be made to maintain permanent history by service date for those services identified as "once-in-a-lifetime" (e.g., hysterectomy). The system should readily provide access to all types of claims and encounters (hospital, medical, dental, pharmacy, etc.) for combined reporting of claims and encounters. Archive requirements are described in Article 3.1.2F.

3.4.2    COORDINATION OF BENEFITS

         The contractor shall exhaust all other sources of payment prior to remitting payment for a

                                                                          III-10

         Medicaid enrollee.

         A. Other Coverage Information. The contractor shall maintain other coverage information for each enrollee. The contractor shall verify the other coverage information provided by the State pursuant to Article 8.13 and develop a system to include additional other coverage information when it becomes available. The contractor shall provide a periodic file of updates to other coverage back to the State as specified in
                  Article 8.7.

         B. Cost Avoidance. As provided in Article 8.13, except in certain cases, the contractor shall attempt to avoid payment in all cases where there is other insurance.

                  The system should have edits to identify potential other coverage situations and flag the claims accordingly. The edits should include looking for accident indicators, other coverage information from the claims, other coverage information on file for the enrollee, and potential accident/injury diagnoses.

         C. Postpayment Recoupments. Where other insurance is discovered after the fact, for the exceptions identified in 8.13, and for encounters, recoveries shall be initiated on a postpayment basis.

         D. Personal Injury Cases. These cases should be referred to the Department for recovery.

         E. Medicare. The contractor's system shall provide for coordinating benefits on enrollees that are also covered by Medicare. See Article 8.13.

         F. Reporting and Tracking. The contractor's system shall identify and track potential collections. The system should produce reports indicating open receivables, closed receivables, amounts collected, and amounts written off.

3.4.3    REPORTING REQUIREMENTS

         A. General. The contractor's operational reports shall be created, maintained and made available for audit by State personnel and will include, but will not be limited to, the following:

                  1.       Claims Processing Statistics

                  2.       Inventory and Claims Aging Statistics

                  3.       Error Reports

                  4.       Contested Claims and Encounters

                  5.       Aged Claims and Encounters

                  6.       Checks and EOB(s)

                  7.       Lag Factors and IBNR

                                                                          III-11

         B. The contractor shall produce reports according to the timeframes and specification outlined in Section A of the Appendices.

3.5      PRIOR AUTHORIZATION, REFERRAL AND UTILIZATION MANAGEMENT

         The prior authorization/referral and utilization management functions shall be an integrated component of the MCMIS. It shall allow for effective management of delivery of care. It shall provide a sophisticated environment for managing the monitoring of both inpatient and outpatient care on a proactive basis.

3.5.1    FUNCTIONS AND CAPABILITIES

         A. Prior Authorizations. The contractor shall provide an automated system that includes the following:

                  1. Enrollee eligibility, utilization, and case management information.

                  2. Edits to ensure enrollee is eligible, provider is eligible, and service is covered.

                  3. Predefined treatment criteria to aid in adjudicating the requests.

                  4.       Notification to provider of approval or denial.

                  5. Notification to enrollees of any denials or cutbacks of service.

                  6.       Interface with claims processing system for editing.

         B. Referrals. The contractor shall provide an automated system that includes the following:

                  1. Ability for providers to enter referral information directly, fax information to the contractor, or call in on dedicated phone lines.

                  2.       Interface with claims processing system for editing.

         C. Utilization Management. The contractor should provide an automated system that includes the following:

                  1. Provides case tracking, notifies the case worker of outstanding actions.

                  2.       Provide case history of all activity.

                  3. Provide online access to cases by enrollee and provider numbers.

                  4. Includes an automated correspondence generator for letters to clients and network providers.

                  5. Reports for case analysis, concurrent review, and case follow up including hospital admissions, discharges, and census reports.

         D. Fraud and Abuse. The contractor shall have a system that supports the requirements in Article 7.40 to identify potential and/or actual instances of fraud, abuse, underutilization and/or overutilization and shall meet the REPORTING requirements in Section A of the Appendices.

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
3.5.2    REPORTING REQUIREMENTS

         The contractor's system shall support the reporting requirements as described in Section A of the Appendices.

3.6      FINANCIAL PROCESSING

         The contractor's system shall provide for financial processing to support the requirements of the contract and the contractor's operations.

3.6.1    FUNCTIONS AND CAPABILITIES

         A. General. The system shall provide the necessary data for all accounting functions including claims payment, capitation payment, capitation reconciliation, recoupments, recoveries, accounts receivable, accounts payable, general ledger, and bank reconciliation. The financial module shall provide the contractor's management with information to demonstrate the contractor is meeting, exceeding or falling short of its fiscal and level of risk goals. It shall interface with other relevant modules. The information shall provide management with the necessary tools to monitor financial performance, make prompt payments on financial obligations, monitor accounts receivables, and keep accurate and complete financial records.

                  Reports should:

                  1. Provide information useful in making business and economic decisions.

                  2. Provide information that will allow the Department to monitor the future cash flow of the contractor resulting from this contract.

                  3. Provide information relative to an enterprise's economic resources, the claims on those resources, and the effects of transactions, events and circumstances that change resources and claims to resources.

                  4. Generate data to evaluate the contractor's operations (i.e., indicators of risk, efficiency, capitalization, and profitability).

                  5. Provide support for detailed actuarial analysis of the operations performed under the contract resulting from this contract.

                  6. Provide other information that is useful in evaluating important past events or predicting meaningful future events.

         B. Specific Functions. The contractor's system shall provide for integration of the financial system with the claims and encounter system. At a minimum the system shall:

                                                                          III-13

                  1. Update the specific claim records in the claims history if payments are voided or refunded.

                  2. Update the specific claims records in the claims history if amounts are recovered.

                  3. Update capitation history if payments are voided or refunded.

                  4. Provide for liens and withholds of payments to providers.

                  5.       Provide for reissuing lost or stolen checks.

                  6. Provide for automatic recoupment if a claim is adjusted and results in a negative payment.

3.6.2    REPORTING PRODUCTS

         Report descriptions and criteria required by the State for the financial portion of the system are set forth in Section A of the Appendices.

3.7      QUALITY ASSURANCE

         The contractor's system shall produce reports for analysis that focus on the review and assessment of quality of care given, the detection of over- and under-utilization, the development of user-defined criteria and standards of care, and the monitoring of corrective actions.

3.7.1    FUNCTIONS AND CAPABILITIES

         A. General. The system shall provide data to assist in the definition and establishment of contractor performance measurement standards, norms and service criteria.

                  1. The system shall provide reports to monitor and identify deviations of patterns of treatment from established standards or norms and established baselines. These reports shall profile utilization of providers and enrollees and compare them against experience and norms for comparable individuals.

                  2. The system should provide cost utilization reports by provider and service in various arrays.

                  3. It should maintain data for medical and dental assessments and evaluations.

                  4. It should collect, integrate, analyze, and report data necessary to

                                                                          III-14
                           implement the Quality Assessment and Performance Improvement (QAPI) program.

                  5. It should collect data on enrollee and provider characteristics and on services furnished to enrollees, as needed to guide the selection of performance improvement project topics and to meet the data collection requirements for such projects.

                  6. It should collect data in standardized formats to the extent feasible and appropriate. The contractor must review and ensure that data received from providers are accurate, timely, and complete.

                  7. Reports should facilitate at a minimum monthly tracking and trending of enrollee care issues to monitor and assess contractor and provider performance and services provided to enrollees.

                  8. Reports should monitor billings for evidence of a pattern of inappropriate billings, services, and assess potential mispayments as a result of such practices.

                  9. Reports should support tracking utilization control function(s) and monitoring activities for out-of-area and emergency services.

         B.       Specific Capabilities. The system should:

                  1. Include a database for utilization, referrals, tracking function for utilization controls, and consultant services.

                  2. Accommodate and apply standard norms/criteria and medical and dental policy standards for quality of care and utilization review.

                  3. Include all types of claims and encounters data along with service authorizations and referrals.

                  4. Include pharmacy utilization data from MH/SA providers.

                  5. Interface, as applicable, with external utilization and quality assurance/measurement software programs.

                  6. Include tracking of coordination requirements with MH/SA providers.

                  7. Include ability to protect patient confidentiality through the use of masked identifiers and other safeguards as necessary.

         C.       Measurement Functions. The system should include:

                                                                          III-15

                  1. Ability to track review committee(s) functions when case requires next review and/or follow-up.

                  2.       Track access, use and coordination of services.

                  3. Provide patient satisfaction data through use of enrollee surveys, grievance, complaint/appeals processes, etc.

                  4. Generate HEDIS reports in the version specified by the State.

3.7.2    REPORTING PRODUCTS

         The system shall support the reporting requirements and other functions described in Article 4 and Section A of the Appendices.

3.8      MANAGEMENT AND ADMINISTRATIVE REPORTING

         The MCMIS shall have a comprehensive reporting capability to support the reporting requirements of this contract and the management needs for all of the contractor operations.

3.8.1    GENERAL REQUIREMENTS

         A. Purpose. The reports should provide information to determine and review fiscal viability, to evaluate the appropriateness of care rendered, and to identify reporting/billing problems and provider practices that are at variance with the norm, and measure overall performance.

         B. General Capabilities. MCMIS reporting capabilities shall include the capabilities to access relatively small amounts of data very quickly as well as to generate comprehensive reports using multiple years of historical claims and encounter data. The contractor shall provide a management and administrative reporting system that allows full access to all of the information utilized in the MCMIS. The contractor shall provide a solution that makes all data contained in any subcontractor's MIS available to authorized users through the use of the various software that provides the capabilities detailed in the following Articles.

         C. Regular Reports. The system shall generate a comprehensive set of management and administrative management reports that facilitate the oversight, evaluation, and management of this program as well as the contractor's other operations.

                  The system should provide the capability for pre-defined, parameter driven report/trend alerts. The system shall have the capability to select important and specific parameters of utilization, and have specified users alerted when these parameters are being exceeded. For example, the State may want to monitor the use of a specific drug as treatment for a specific condition.

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
         D. The contractor shall acquire the capability to receive and transmit data in a secure manner electronically to and from the State's data centers, which are operated by OIT. The standard data transfer software that OIT utilizes for electronic data exchange is Connect: Direct. Both mainframe and PC versions are available. A dedicated line is preferred, but at a minimum connectivity software can be used for the connection.

3.8.2    QUERY CAPABILITIES

         The contractor's MCMIS should have a sophisticated, query tool with access to all major files for the users.

         A. General. The system should provide a user-friendly, online query language to construct database queries to data available across all of the database(s), down to raw data elements. It should provide options to select query output to be displayed on-line, in a formatted hard-copy report, or downloaded to disk for PCbased analysis.

         B. Unduplicated Counts. The system should provide the capability to execute queries that perform unduplicated counts (e.g., unduplicated count of original beneficiary ID number), duplicated counts (e.g., total number of services provided for a given aid category), or a combination of unduplicated and duplicated counts.

3.8.3    REPORTING CAPABILITIES

         The contractor should provide reporting tools with its MCMIS that facilitate ad hoc, user, and special reporting. The MCMIS should provide flexible report formatting/editing capabilities that meet the contractor's business requirements and support the Department's information needs. For example, it should provide the ability to import, export and manipulate data files from spreadsheet, word processing and database management tools as well as the database(s) and should provide the capability to indicate header information, date and run time, and page numbers on reports. The system should provide multiple pre-defined report types and formats that are easily selected by users.

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
3.9      ENCOUNTER DATA REPORTING

         The contractor shall collect, process, format, and submit electronic encounter data for all services delivered for which the contractor is responsible. The contractor shall capture all required encounter data elements using coding structures recognized by the Department. The contractor shall process the encounter data, integrating any manual or automated systems to validate the adjudicated encounter data. The contractor shall interface with any systems or modules within its organization to obtain the required encounter data elements. The contractor shall submit the encounter data to the Department's fiscal agent electronically, via diskette, tape, or electronic transmission, according to specifications in the Electronic Media Claims (EMC) Manual found in Section B.3.3 of the Appendices. The encounter data processing system shall have a data quality assurance plan to include timely data capture, accurate and complete encounter records, and internal data quality audit procedures. If DMAHS determines that changes are required, the contractor shall be given advance notice and time to make the change according to the extent and nature of the required change.

3.9.1    REQUIRED ENCOUNTER DATA ELEMENTS

         A. All Types of Claims. The contractor shall capture all required encounter data elements for each of the eight claim types:
                  Inpatient, Outpatient, Professional, Home Health, Transportation, Vision, Dental, and Pharmacy.

         B. Data Elements. The required data elements are provided in Section A.7.11 and Section B.3.3 of the Appendices. Note that New Jersey-specific Medicaid codes are required in some fields. Providers shall be identified using the provider's EIN or tax identification number. Inpatient hospital claims and encounters shall be combined into a single stay when the enrollee's dates of services are consecutive.

         C. Contractor Encounter. The contractor shall submit encounter data for claims and encounters received by the contractor. The contractor shall identify a capitated arrangement versus a "fee-for-service" arrangement for each of its network providers. For noncapitated arrangements, the contractor shall report the actual payment made to the provider for each encounter. For capitated arrangements, the contractor may report a zero payment for each encounter. However, a monthly "Capitation Summary Record" shall be required for each provider type, beneficiary capitation category, and service month combination. The specifications for the submission of monthly capitation summary records is further detailed in the EMC Manual, found in Section B.3.3 of the Appendices.

3.9.2    SUBMISSION OF TEST ENCOUNTER DATA

         A. Submitter ID. The contractor shall make application in order to obtain a Submitter Identification Number, according to the instructions listed in the EMC Manual found in Section B.3.3 of the Appendices.

                                                                          III-18

         B. Test Requirement. The contractor shall be required to pass a testing phase for each of the eight encounter claim types before production encounter data will be accepted. The contractor shall pass the testing phase for all encounter claim type submissions within twelve (12) calendar weeks from the award date of the contract. Contractors with prior contracting experience with DHS who have successfully passed test phases and have successfully submitted approved production data may be exempted at DHS's option.

                  The contractor shall submit the test encounter data to the Department's fiscal agent electronically, via diskette, tape, or electronic transmission, according to the specifications of the Electronic Media Claims (EMC) Manual found in Section
                  B.3.3 of the Appendices.

                  The contractor shall be responsible for passing a two-phased test for each encounter claim type. The first phase requires that each submitted file follows the prescribed format, that header and trailer records are present and correctly located within the file, and that the key fields are present. The second phase requires that the required data elements are present and properly valued.

                  Following each submission, an error report will be forwarded to the contractor identifying the file and record location of each error encountered for both testing phases. The contractor shall analyze the report, complete the necessary corrections, and re-submit the encounter data test file(s).

                  The contractor shall utilize production encounter data, systems, tables, and programs when processing encounter test files. The contractor shall submit errorfree production data once testing has been approved for all of the encounter claims types.

3.9.3    SUBMISSION OF PRODUCTION ENCOUNTER DATA

         A. Adjudicated Claims and Encounters. The contractor shall submit all adjudicated encounter data for all services provided for which the contractor is responsible. Adjudicated encounter data are defined as data from claims and encounters that the contractor has processed as paid or denied. The contractor is not responsible for submitting contested claims or encounters until final adjudication has been determined.

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
         B. Schedule. Encounter data shall be submitted per the schedule established by the Department. Each submission shall include encounter data that were adjudicated in the prior period and any adjustments for encounter data previously submitted.

         C. Two-Phase Process. Similar to testing, the contractor shall be responsible for passing a two-phased test for all production encounter data submitted. The first phase requires each submitted file follow the prescribed format, that header and trailer records are present and correctly located within the file, and that the key fields are present. The second phase requires that the required data elements are present and properly valued.

         D. Phase One Errors. If all or part of a production encounter file(s) rejects during phase one, an error report will be forwarded to the contractor identifying the file and record location of each error encountered. The contractor shall analyze the report, complete the necessary corrections, and re-submit the "rejected" encounter production data within forty-five (45) calendar days from the date the contractor receives the notice of error(s).

         E. The contractor shall not be permitted to provide services under this contract nor shall the contractor receive capitation payment until it has passed the testing and production submission of encounter data.

3.9.4    REMITTANCE ADVICE

         A. Remittance Advice File Processing Report. The Department's fiscal agent shall produce a Remittance Advice File on a monthly basis that itemizes all processed encounters. The contractor shall be responsible for the acceptance and processing of a Remittance Advice (RA) File according to the specifications listed in the EMC Manual found in Section B.3.3 of the Appendices. The Remittance Advice File is produced on magnetic tape and contains all submitted encounter data that passed phase one testing. The disposition (paid or denied) shall be reported for each encounter along with the "phase two" errors for those claims that New Jersey Medicaid denied.

         B. Reconciliation. The contractor shall be responsible for matching the encounters on the Remittance Advice File against the contractor's data files(s). The contractor shall correct any encounters that denied improperly and/or any other discrepancies noted on the file. Corrections shall be resubmitted within thirty (30) calendar days from the date the contractor receives the Remittance Advice File.

                  All corrections to "denied" encounter data, as reported on the Remittance Advice File, shall be resubmitted as "full record" adjustments, according to the requirements listed in the EMC Manual found in Section B.3.3 of the Appendices.

                                                                          III-20

3.9.5    SUBCONTRACTS AND ENCOUNTER DATA REPORTING FUNCTION

         A. Interfaces. All encounter data shall be submitted to the Department directly by the contractor. DMAHS shall not accept any encounter data submissions or correspondence directly from any subcontractors, and DMAHS shall not forward any electronic media, reports or correspondence directly to a subcontractor. The contractor shall be required to receive all electronic files and hardcopy material from the Department, or its appointed fiscal agent, and distribute them within its organization or to its subcontractors appropriately.

         B. Communication. The contractor and its subcontractors shall be represented at all DMAHS meetings scheduled to discuss any issue related to the encounter function requirements.

3.9.6    FUTURE ELECTRONIC ENCOUNTER SUBMISSION REQUIREMENTS

         At the present time, the Health Care Financing Administration (HCFA) is pursuing a standardization of all electronic health care information, including encounter data. The contractor shall be responsible for completing and paying for any modifications required to submit encounter data electronically, according to the same specifications and timeframes outlined by HCFA for the New Jersey MMIS.

                                                                          III-21

ARTICLE FOUR: PROVISION OF HEALTH CARE SERVICES

4.1      COVERED SERVICES

         For enrollees who are eligible through Title XIX or the NJ FamilyCare program the contractor shall provide or arrange to have provided comprehensive, preventive, and diagnostic and therapeutic, health care services to enrollees that include all services that Medicaid beneficiaries are entitled to receive under Medicaid, subject to any limitations and/or excluded services as specified in this Article. Provision of these services shall be equal in amount, duration, and scope as established by the Medicaid program, in accordance with medical necessity and without any predetermined limits, unless specifically stated, and as set forth in 42 C.F.R. Part 440; 42 C.F.R.
         Part 434; the Medicaid State Plan; the Medicaid Provider Manuals: The New Jersey Administrative Code, Title 10, Department of Human Services Division of Medical Assistance and Health Services; Medicaid/NJ FamilyCare Alerts; Medicaid/NJ FamilyCare Newsletters; and all applicable federal and State statutes, rules, and regulations.

4.1.1    GENERAL PROVISIONS AND CONTRACTOR RESPONSIBILITIES

         A.       With the exception of certain emergency services described in
                  Article 4.2.1 of this contract, all care covered by the contractor pursuant to the benefits package must be provided, arranged, or authorized by the contractor or a participating provider.

         B. The contractor and its providers shall furnish all covered services required to maintain or improve health in a manner that maximizes coordination and integration of services, and in accordance with professionally recognized standards of quality and shall ensure that the care is appropriately documented to encompass all health care services for which payment is made.

         C. For beneficiaries eligible solely through the NJ FamilyCare Plan A the contractor shall provide the same managed care services and products provided to enrollees who are eligible through Title XIX. For beneficiaries eligible solely through the NJ FamilyCare Plans B and C the contractor shall provide the same managed care services and products provided to enrollees who are eligible through Title XIX with the exception of limitations on EPSDT coverage as indicated in Articles 4.1.2A.3 and 4.2.6A.2. NJ FamilyCare Plan D and other plans have a different service package specified in Article 4.1.6.

         D. Out-of-Area Coverage. The contractor shall provide or arrange for out-of-area coverage of contracted benefits in emergency situations and non-emergency situations when travel back to the service area is not possible, is impractical, or when medically necessary services could only be provided elsewhere. The contractor shall not be responsible for out-of-state coverage for routine care if the enrollee resides out-of-state for more than 30 days. For full time students attending school and residing out of the country, the contractor shall not be responsible for health care benefits while the individual is in school.

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
         E. Existing Plans of Care. The contractor shall honor and pay for plans of care for new enrollees, including prescriptions, durable medical equipment, medical supplies, prosthetic and orthotic appliances, and any other on-going services initiated prior to enrollment with the contractor. Services shall be continued until the enrollee is evaluated by his/her primary care physician and a new plan of care is established with the contractor.

                  The contractor shall use its best efforts to contact the new enrollee or, where applicable, authorized person and/or contractor care manager. However, if after documented, reasonable outreach (i.e., mailers, certified mail, use of MEDM system provided by the State, contact with the Medicaid District Office (MDO), DDD, or DYFS to confirm addresses and/or to request assistance in locating the enrollee) the enrollee fails to respond within 20 working days of certified mail, the contractor may cease paying for the pre-existing service until the enrollee or, where applicable, authorized person, contacts the contractor for re-evaluation.

         F. Routine Physicals. The contractor shall provide for routine physical examinations required for employment, school, camp or other entities/programs that require such examinations as a condition of employment or participation.

         G. Non-Participating Providers. The contractor shall pay for services furnished by non-participating providers to whom an enrollee was referred, even if erroneously referred, by his/her PCP or network specialist. Under no circumstances shall the enrollee bear the cost of such services when referral errors by the contractor or its providers occur. It is the sole responsibility of the contractor to provide regular updates on complete network information to all its providers as well as appropriate policies and procedures for provider referrals.

         H. The contractor shall have policies and procedures on the use of enrollee selfreferred services.

         I. The contractor shall have policies and procedures on how it will provide for genetic testing and counseling.

         J. Second Opinions. The contractor shall have a Second Opinion program that can be utilized at the enrollee's option for diagnosis and treatment of serious medical conditions, such as cancer and for elective surgical procedures. The program shall include at a minimum: hernia repair (simple) for adults (18 years or older), hysterectomy (elective procedures), spinal fusion (except for children under 18 years of age with a diagnosis of scoliosis or spina bifida), and laminectomy (except for children under 18 years of age with a diagnosis of scoliosis). The plan shall be incorporated into the contractor's medical procedures. The exceptions noted do not require second surgical opinion before surgery can be performed. The Second Opinion program shall be incorporated into the contractor's medical procedures and submitted to DMAHS for review and approval.

         K. Unless otherwise required by this contract, the contractor shall make no distinctions with regard to the provision of services to Medicaid and NJ FamlyCare enrollees and the provision of services provided to the contractor's non-Medicaid/NJ FamilyCare enrollees.

         L. DMAHS may intercede on an enrollee's behalf when DMAHS deems it appropriate for the provision of medically necessary services and to assist enrollees with the contractor's operations and procedures which may cause undue hardship for the enrollee. In the event of a difference in interpretation of contractually required service provision between the Department and the contractor, the Department's interpretation shall prevail until a formal decision is reached, if necessary.

         M. A New Jersey Care 2000+ enrollee who seeks self-initiated care from a nonparticipating provider without referral/authorization shall be held responsible for the cost of care. The enrollee shall be fully informed of the requirement to seek care when it is available within the network and the consequences of obtaining unauthorized out-of-network care for covered services.

         N. Protection of Enrollee - Provider Communications. Health care professionals may not be prohibited from advising their patients about their health status or medical care or treatment, regardless of whether this care is covered as a benefit under the contract.

         O. Medical or Dental Procedures. For procedures that may be considered either medical or dental such as surgical procedures for fractured jaw or removal of cysts, the contractor shall establish written policies and procedures clearly and definitively delineated for all providers and administrative staff, indicating that either a physician specialist or oral surgeon may perform the procedure and when, where, and how authorization, if needed, shall be promptly obtained.

4.1.2    BENEFIT PACKAGE

         A. The following categories of services shall be provided by the contractor for all Medicaid and NJ FamilyCare Plans A, B, and C enrollees, except where indicated. See Section B.4.1 of the Appendices for complete definitions of the covered services.

                  1. Primary and Specialty Care by physicians and, within the scope of practice and in accordance with State certification/licensure requirements, standards and practices, by Certified Nurse Midwives, Certified Nurse Practitioners, Clinical Nurse Specialists, and Physician Assistants

                  2.       Preventive Health Care and Counseling and Health
                           Promotion

                  3. Early and Periodic Screening, Diagnosis, and Treatment (EPSDT) Program Services

                           For NJ FamilyCare Plans B and C participants, coverage includes early and periodic screening and diagnosis medical examinations, dental, vision, hearing, and lead screening services. It includes only those treatment services identified through the examination that are available under the contractor's benefit package or specified services under the FFS program.

                  4.       Emergency Medical Care

                  5. Inpatient Hospital Services including acute care hospitals, rehabilitation hospitals, and special hospitals

                  6.       Outpatient Hospital Services

                  7. Laboratory Services [Except routine testing related to administration of Clozapine and the other psychotropic drugs listed in Article 4.1.4B for non-DDD clients.]

                  8.       Radiology Services - diagnostic and therapeutic

                  9. Prescription Drugs (legend and non-legend covered by the Medicaid program) - For payment method for Protease Inhibitors, certain other antiretrovirals, blood clotting factors VIII and IX, and coverage of protease inhibitors and certain other anti-retrovirals under NJ FamilyCare, see Article 8.

                  10.      Family Planning Services and Supplies

                  11.      Audiology

                  12.      Inpatient Rehabilitation Services

                  13.      Podiatrist Services

                  14.      Chiropractor Services

                  15.      Optometrist Services

                  16.      Optical Appliances

                  17.      Hearing Aid Services

                  18.      Home Health Agency Services - Not a
                           contractor-covered benefit for the non-dually eligible ABD population. All other services provided to any enrollee in the home, including but not limited to pharmacy and DME services, are the contractor's fiscal and medical management responsibility.

                  19.      Hospice Agency Services

                  20. Durable Medical Equipment (DME)/Assistive Technology Devices in accordance with existing Medicaid regulations

                  21.      Medical Supplies

                  22. Prosthetics and Orthotics including certified shoe provider

                  23.      Dental Services

                  24.      Organ Transplants

                  25. Transportation Services for any contractor-covered service or noncontractor covered service including ambulance, mobile intensive care units (MICUs) and invalid coach (including lift equipped vehicles)

                  26.      Post-acute Care

                  27. Mental Health/Substance Abuse Services for enrollees who are clients of the Division of Developmental Disabilities

         B. Conditions Altering Mental Status. Those diagnoses which are categorized as altering the mental status of an individual but are of organic origin shall be part of the contractor's medical, financial and care management responsibilities for all categories of enrollees. These include the diagnoses in the following ICD-9-CM Series:

                  1.       290.0 Senile dementia, simple type

                  2.       290.1 Presenile dementia

                  3.       290.3 Senile dementia with acute confusional state

                  4.       290.4 Arteriosclerotic dementia uncomplicated

                  5.       290.8 Other

                  6.       290.9 Unspecified

                  7.       291.1 Korsakov's psychosis, alcoholic

                  8.       291.2 Other alcoholic dementia

                  9.       292.82 Drug induced dementia

                  10.      292.9 Unspecified drug induced mental disorders

                  11.      293.0 Acute delirium

                  12.      293.1 Subacute delirium

                  13.      294.0 Amnestic syndrome

                  14.      294.1 Dementia in conditions classified elsewhere

                  15.      294.8 Other specified organic brain syndromes
                                 (chronic)

                  16.      294.9 Unspecified organic brain syndrome (chronic)

                  17.      305.1 Non-dependent abuse of drugs - tobacco

                  18.      310.0 Frontal lobe syndrome

                  19.      310.2 Postconcussion syndrome

                  20.      310.8 Other specified nonpsychotic mental disorder
                                 following organic brain damage

                  21.      310.9 Unspecified nonpsychotic mental disorder
                                 following organic brain damage

                  In addition, the contractor shall retain responsibility for delivering all covered Medicaid mental health/substance abuse services to enrollees who are clients of the Division of Developmental Disabilities (referred to as "clients of DDD"). Articles Four and Five contain further information regarding clients of DDD.

4.1.3 SERVICES REMAINING IN FEE-FOR-SERVICE PROGRAM AND MAY NECESSITATE CONTRACTOR ASSISTANCE TO THE ENROLLEE TO ACCESS THE SERVICES

         A. The following services provided by the New Jersey Medicaid program under its State plan shall remain in the fee-for-service program but may require medical orders by the contractor's PCPs/providers. These services shall not be included in the contractor's capitation.

                  1. Personal Care Assistant Services (not covered for NJ FamilyCare Plans B and C)

                  2. Medical Day Care (not cove red for NJ FamilyCare Plans B and C)

                  3. Outpatient Rehab - Physical therapy, occupational therapy, and speech pathology services (For NJ FamilyCare Plans B & C enrollees, limited to 60 days per therapy per year)

                  4. Abortions and related services including surgical procedure, cervical dilation, insertion of cervical dilator, anesthesia including para cervical block, history and physical examination on day of surgery; lab tests including PT, PTT, OB Panel (includes hemogram, platelet count, hepatitis B surface antigen, rubella antibody, VDRL, blood typing ABO and Rh, CBC and differential), pregnancy test, urinalysis and urine drug screen, glucose and electrolytes; routine venapuncture; ultrasound, pathological examination of aborted fetus; Rhogam and its administration.

                  5. Transportation - lower mode (not covered for NJ FamilyCare Plans B and C)

                  6.       Sex Abuse Examinations

                  7. Services Provided by New Jersey MH/SA and DYFS Residential Treatment Facilities or Group Homes. For enrollees living in residential facilities or group homes where ongoing care is provided, contractor shall cooperate with the medical, nursing, or administrative staff person designated by the facility to ensure that the enrollees have timely and appropriate access to contractor providers as needed and to coordinate care between those providers and the facility's employed or contracted providers of health services. Medical care required by these residents remains the contractor's responsibility providing the contractor's provider network and facilities are utilized.

                  8. Family Planning Services and Supplies when furnished by a nonparticipating provider

                  9. Home health agency services for the non-dually eligible ABD population

         B. Dental Services. For those dental services specified below that are initiated by a Medicaid non-New Jersey Care 2000+ provider prior to first time New Jersey Care 2000+ enrollment, an exemption from contractor-covered services based on the initial managed care enrollment date will be provided and the services paid by Medicaid FFS. The exemption shall only apply to those beneficiaries who have initially received these services during the 60 or 120 day period immediately prior to the initial New Jersey Care 2000+ enrollment date.

                  1. Procedure Codes to be paid by Medicaid FFS up to 60 days after first time New Jersey Care
                           2000+ enrollment:

                           02710    02792       03430
                           02720    02950       05110
                           02721    02952       05120
                           02722    02954       05211
                           02750    03310       05211-52
                           02751    03320       05212
                           02752    03330       05212-52
                           02790    03410-22    05213
                           02791    03411       05214

                  2. Procedure Codes to be paid by Medicaid FFS up to 120 days from date of last preliminary extractions after patient enrolls in New Jersey Care 2000+ (applies to tooth codes 5 - 12 and 21 - 28 only):

                           05130
                           05130-22
                           05140
                           05140-22

                  3. Extraction Procedure Codes to be paid by Medicaid FFS up to 120 days from last date of preliminary extractions after first time New Jersey Care 2000+ enrollment in conjunction with the following codes (05130, 05130-22, 05140, 05140-22):

                           07110
                           07130
                           07210

4.1.4    MEDICAID COVERED SERVICES NOT PROVIDED BY CONTRACTOR

         A. Mental Health/Substance Abuse. The following mental health/substance abuse services (except for the conditions listed in 4.1.2.B) will be managed by the State or its agent for non-DDD enrollees, including all NJ FamilyCare enrollees. (The contractor will retain responsibility for furnishing mental health/substance abuse services, excluding the cost of the drugs listed below, to Medicaid enrollees who are clients of the Division of Developmental Disabilities).

                  - Substance Abuse Services--diagnosis, treatment, and detoxification

                  -        Costs for Methadone and its administration

                  -        Mental Health Services

         B. Drugs. The following drugs will be paid fee-for-service by the Medicaid program for all DMAHS enrollees:

                  -        Clozapine

                  -        Risperidone

                  -        Olanzapine

                  -        Ziprasidone

                  -        Quetiapine

                  - Methadone - cost and its administration. Except as provided in Article 4.4, the contractor will remain responsible for the medical care of enrollees requiring substance abuse treatment

                  - Generically-equivalent drug products of the drugs listed in this section.

         C. Up to twelve (12) inpatient hospital days required for social necessity

         D. DDD/CCW waiver services: individual supports (which includes personal care and training), habilitation, case management, respite, and Personal Emergency Response Systems (PERS).

4.1.5    INSTITUTIONAL FEE-FOR-SERVICE BENEFITS - NO COORDINATION BY THE
         CONTRACTOR

         The following institutional services shall remain in the fee-for-service program without requiring coordination by the contractor. In addition, Medicaid beneficiaries participating in a waiver (except the Division of Developmental Disabilities Community Care Waiver) or demonstration program or admitted for long term care treatment in one of the following shall be disenrolled from the contractor's plan on the date of admission to institutionalized care.

         A. Nursing Facility care (if the admission is only for inpatient rehabilitation/postacute care services and is less than 30 days, the enrollee will not be disenrolled).

         B. Inpatient psychiatric services (except for RTCs) for individuals under age 21 and 65 and over - Services that are provided:

                  1.       Under the direction of a physician;

                  2. In a facility or program accredited by the Joint Commission on Accreditation of Health Care Organizations; and

                  3.       Meet the federal and State requirements.

         C. Intermediate Care Facility/Mental Retardation Services - Items and services furnished in an intermediate care facility for the mentally retarded.

         D. Waiver (except Division of Developmental Disabilities Community Care Waiver) and demonstration program services.

4.1.6    BENEFIT PACKAGE FOR NJ FAMILYCARE PLAN D

         A. Services Included In The Contractor's Benefits Package for NJ FamilyCare Plan D. The following services shall be provided and case managed by the contractor:

                  1.       Primary Care

                           a.       All physicians services, primary and
                                    specialty

                           b.       In accordance with state
                                    certification/licensure requirements,
                                    standards, and practices, primary care
                                    providers shall also include access to
                                    certified nurse midwifes, certified nurse practitioners, clinical nurse specialists, and physician assistants

                           c. Services rendered at independent clinics that provide ambulatory services

                           d. Federally Qualified Health Center primary care services

                  2.       Emergency room services

                  3. Family Planning Services, including medical history and physical examinations (including pelvic and breast), diagnostic and laboratory tests, drugs and biologicals, medical supplies and devices, counseling, continuing medical supervision, continuity of care and genetic counseling

                           Services provided primarily for the diagnosis and treatment of infertility, including sterilization reversals, and related office (medical and clinic) visits, drugs, laboratory services, radiological and diagnostic services and surgical procedures are not covered by the NJ FamilyCare program. Obtaining family planning services from providers outside the contractor's provider network is not available to NJ FamilyCare Plan D enrollees.

                  4. Home Health Care Services -- Limited to skilled nursing for a home bound beneficiary which is provided or supervised by a registered nurse, and home health aide when the purpose of the treatment is skilled care; and medical social services which are necessary for the treatment of the beneficiary's medical condition

                  5.       Hospice Services

                  6. Inpatient Hospital Services, including general hospitals, special hospitals, and rehabilitation hospitals. The contractor shall not be responsible when the primary admitting diagnosis is mental health or substance abuse related.

                  7. Outpatient Hospital Services, including outpatient surgery

                  8. Laboratory Services -- All laboratory testing sites providing services under this contract must have either a Clinical Laboratory Improvement Act (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those providers with certificates of waiver shall provide only the types of tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory services.

                  9.       Radiology Services -- Diagnostic and therapeutic

                  10. Optometrist Services, including one routine eye examination per year

                  11. Optical appliances -- Limited to one pair of glasses (or cont act lenses) per 24 month period or as medically necessary

                  12. Organ transplant services which are non-experimental or non-investigational

                  13.      Prescription drugs, excluding over-the-counter drugs
                           Exception: See Article 8 regarding Protease
                           Inhibitors and other antiretrovirals.

                  14. Dental Services -- Limited to preventive dental services for children under the age of 12 years, including oral examinations, oral prophylaxis, and topical application of fluorides

                  15. Podiatrist Services -- Excludes routine hygienic care of the feet, including the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, in the absence of a pathological condition

                  16. Prosthetic appliances -- Limited to the initial provision of a prosthetic device that temporarily or permanently replaces all or part of an external body part lost or impaired as a result of disease, injury, or congenital defect. Repair and replacement services are covered when due to congenital growth.

                  17. Private duty nursing -- Only when authorized by the contractor

                  18. Transportation Services -- Limited to ambulance for medical emergency only

                  19. Well child care including immunizations, lead screening and treatments

                  20.      Maternity and related newborn care

                  21.      Diabetic supplies and equipment

         B. Services Available To NJ FamilyCare Plan D Under Fee-For-Service. The following services are available to NJ FamilyCare Plan D enrollees under fee-for-service:

                  1.       Abortion services

                  2.       Skilled nursing facility services

                  3. Outpatient Rehabilitation Services -- Physical therapy, Occupational therapy, and Speech therapy for non-chronic conditions and acute illnesses and injuries. Limited to treatment for a 60-day consecutive period per incident of illness or injury beginning with the first day of treatment per contract year. Speech therapy services rendered for treatment of delays in speech development, unless resulting from disease, injury or congenital defects are not covered

                  4. Inpatient hospital services for mental health, including psychiatric hospitals, limited to 35 days per year

                  5. Outpatient benefits for short-term, outpatient evaluative and crisis intervention, or home health mental health services, limited to 20 visits per year

                           a. When authorized by the Division of Medical Assistance and Health Services, one (1) mental health inpatient day may be exchanged for up to four (4) home health visits or four (4) outpatient services, including partial care. This is limited to an exchange of up to a maximum of 10 inpatient days for a maximum of 40 additional outpatient visits.

                           b. When authorized by the Division of Medical Assistance and Health Services, one (1) mental health inpatient day may be exchanged for two (2) days of treatment in partial hospitalization up to the maximum number of covered inpatient days.

                  6. Inpatient and outpatient services for substance abuse are limited to detoxification.

         C. Exclusions. The following services not covered for NJ FamilyCare Plan D participants either by the contractor or the Department include, but are not limited to:

                  1.       Non-medically necessary services.

                  2.       Intermediate Care Facilities/Mental Retardation

                  3. Private duty nursing unless authorized by the contractor

                  4.       Personal Care Assistant Services

                  5.       Medical Day Care Services

                  6.       Chiropractic Services

                  7. Dental services except preventive dentistry for children under age 12

                  8.       Orthotic devices

                  9.       Targeted Case Management for the chronically ill

                  10.      Residential treatment center psychiatric programs

                  11.      Religious non-medical institutions care and services

                  12.      Durable Medical Equipment

                  13. Early and Periodic Screening, Diagnosis and Treatment (EPSDT) services (except for well child care, including immunizations and lead screening and treatments)

                  14. Transportation Services, including non-emergency ambulance, invalid coach, and lower mode transportation

                  15.      Hearing Aid Services

                  16. Blood and Blood Plasma, except administration of blood, processing of blood, processing fees and fees related to autologous blood donations are covered.

                  17.      Cosmetic Services

                  18.      Custodial Care

                  19.      Special Remedial and Educational Services

                  20.      Experimental and Investigational Services

                  21.      Medical Supplies (except diabetic supplies)

                  22.      Infertility Services

                  23.      Rehabilitative Services for Substance Abuse

                  24. Weight reduction programs or dietary supplements, except surgical operations, procedures or treatment of obesity when approved by the contractor

                  25. Acupuncture and acupuncture therapy, except when performed as a form of anesthesia in connection with covered surgery

                  26. Temporomandibular joint disorder treatment, including treatment performed by prosthesis placed directly in the teeth

                  27.      Recreational therapy

                  28.      Sleep therapy

                  29.      Court-ordered services

                  30.      Thermograms and thermography

                  31.      Biofeedback

                  32.      Radial keratotomy

4.1.7    SUPPLEMENTAL BENEFITS

         Any service, activity or product not covered under the State Plan may be provided by the contractor only through written approval by the Department and the cost of which shall be borne solely by the contractor.

4.1.8    CONTRACTOR AND DMAHS SERVICE EXCLUSIONS

         Neither the contractor nor DMAHS shall be responsible for the following:

         A. All services not medically necessary, provided, approved or arranged by a contractor's physician or other provider (within his/her scope of practice) except emergency services.

         B.       Cosmetic surgery except when medically necessary and approved.

         C.       Experimental organ transplants.

         D. Services provided primarily for the diagnosis and treatment of infertility, including sterilization reversals, and related office (medical or clinic), drugs, laboratory services, radiological and diagnostic services and surgical procedures.

         E. Rest cures, personal comfort and convenience items, services and supplies not directly related to the care of the patient, including but not limited to, guest meals and accommodations, telephone charges, travel expenses other than those services not in Article 4.1 of this contract, take home supplies and similar cost. Costs incurred by an accompanying parent(s) for an out-of-state medical intervention are covered under EPSDT by the contractor.

         F. Services involving the use of equipment in facilities, the purchase, rental or construction of which has not been approved by applicable laws of the State of New Jersey and regulations issued pursuant thereto.

         G. All claims arising directly from services provided by or in institutions owned or operated by the federal government such as Veterans Administration hospitals.

         H. Services provided in an inpatient psychiatric institution, that is not an acute care hospital, to individuals under 65 years of age and over 21 years of age.

         I. Services provided to all persons without charge. Services and items provided without charge through programs of other public or voluntary agencies (for example, New Jersey State Department of Health and Senior Services, New Jersey Heart Association, First Aid Rescue Squads, and so forth) shall be utilized to the fullest extent possible.

         J. Services or items furnished for any sickness or injury occurring while the covered person is on active duty in the military.

         K.       Services provided outside the United States and territories.

         L. Services or items furnished for any condition or accidental injury arising out of and in the course of employment for which any benefits are available under the provisions of any workers' compensation law, temporary disability benefits law, occupational disease law, or similar legislation, whether or not the Medicaid beneficiary claims or receives benefits thereunder, and whether or not any recovery is obtained from a third-party for resulting damages.

         M. That part of any benefit which is covered or payable under any health, accident, or other insurance policy (including any benefits payable under the New Jersey no-fault automobile insurance laws), any other private or governmental health benefit system, or through any similar third-party liability, which also includes the provision of the Unsatisfied Claim and Judgment Fund.

         N. Any services or items furnished for which the provider does not normally charge.

         O. Services furnished by an immediate relative or member of the Medicaid beneficiary's household.

         P. Services billed for which the corresponding health care records do not adequately and legibly reflect the requirements of the procedure described or procedure code utilized by the billing provider.

         Q. Services or items reimbursed based upon submission of a cost study when there are no acceptable records or other evidence to substantiate either the costs allegedly incurred or beneficiary income available to offset those costs. In the absence of financial records, a provider may substantiate costs or available income by means of other evidence acceptable to the Division.

4.2      SPECIAL PROGRAM REQUIREMENTS

4.2.1    EMERGENCY SERVICES

         A. For purposes of this contract, "emergency" means an onset of a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, who possesses an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:

                  1. Placing the health of the person or others in serious jeopardy;

                  2.       Serious impairment to such person's bodily functions;

                  3. Serious dysfunction of any bodily organ or part of such person; or

                  4.       Serious disfigurement of such person.

                  With respect to a pregnant woman who is having contractions, an emergency exists where there is inadequate time to effect a safe transfer to another hospital before delivery or the transfer may pose a threat to the health or safety of the woman or the unborn child.

         B. The contractor shall be responsible for emergency services, both within and outside the contractor's enrollment area, as required by an enrollee in the case of an emergency. Emergency services shall also include:

                  1. Medical examination at an Emergency Room which is required by N.J.A.C. 10:122D-2.5(b) when a foster home placement of a child occurs after business hours.

                  2. Examinations at an Emergency Room for suspected physical/child abuse and/or neglect.

                  3. Post-Stabilization of Care. The contractor shall comply with 42 C.F.R. 422.100(b)(iv). The contractor must cover post-stabilization services without requiring authorization and regardless of whether the enrollee obtains the services within or outside the contractor's network if:

                           a. The services were pre-approved by the contractor or its providers; or

                           b. The services were not pre-approved by the contractor because the contractor did not respond to the provider of post-stabilization care services' request for pre-approval within one (1) hour after being requested to approve such care; or

                           c. The contractor could not be contacted for pre-approval.

         C. Access Standards. The contractor shall ensure that all covered services, that are required on an emergency basis are available to all its enrollees, twenty-four (24) hours per day, seven (7) days per week, either in the contractor's own provider network or through arrangements approved by DMAHS. The contractor shall maintain twenty-four (24) hours per day, seven (7) days per week on-call telephone coverage, including Telecommunication Device for the Deaf (TDD)/Tech Telephone
                  (TT) systems, to advise enrollees of procedures for emergency and urgent care and explain procedures for obtaining non-emergent/ non-urgent care during regular business hours within the enrollment area as well as outside the enrollment area.

         D. Non-Participating Providers. The contractor shall be responsible for developing and advising its enrollees and where applicable, authorized persons of procedures for obtaining emergency services, including emergency dental services, when it is not medically feasible for enrollees to receive emergency services from or through a participating provider, or when the time required to reach the participating provider would mean risk of permanent damage to the enrollee's health. The contractor shall bear the cost of providing emergency service through non-participating providers.

         E. Emergency Care Prior Authorization. Prior authorization shall not be required for emergency services. This applies to out-of-network as well as to in-network providers.

         F. Medical Screenings/Urgent Care. Prior authorization shall not be required for medical screenings or in urgent care situations at the hospital emergency room. The hospital emergency room physician may determine the necessity for contacting the PCP or the contractor for information about an enrollee who presents with an urgent condition.

         G. The contractor shall pay for all medical screening services rendered to its enrollees by hospitals and emergency room physicians. The amount and method of reimbursement for medical screenings shall be subject to negotiation between the contractor and the hospital and directly with non-hospital salaried emergency room physicians and shall include reimbursement for urgent care and non-urgent care rates. Non-participating hospitals may be reimbursed for hospital costs at Medicaid rates or other mutually agreeable rates for medical screening services. Additional fees for additional services may be included at the discretion of the contractor and the hospital.

                  1. The contractor shall not retroactively deny a claim for an emergency medical screening exam because the condition, which appeared to be an emergency medical condition under the prudent layperson standard, was subsequently determined to be non-emergency in nature.

         H. The contractor shall be liable for payment for the following emergency services provided to an enrollee:

                  1. If the screening examination leads to a clinical determination by the examining physician that an actual emergency medical condition exists, the contractor shall pay for both the services involved in the screening exam and the services required to stabilize the patient.

                  2. All emergency services which are medically necessary until the clinical emergency is stabilized. This includes all treatment that is necessary to assure, within reasonable medical probability, that no material deterioration of the patient's condition is likely to result from, or occur during, discharge of the patient or transfer of the patient to another facility.

                           If there is a disagreement between a hospital and the contractor concerning whether the patient is stable enough for discharge or transfer, or whether the medical benefits of an unstabilized transfer outweigh the risks, the judgment of the attending physician(s) actually caring for the enrollee at the treating facility prevails and is binding on the contractor. The contractor may establish arrangements with hospitals whereby the contractor may send one of its physicians with appropriate ER privileges to assume the attending physician's responsibilities to stabilize, treat, or transfer the patient.

                  3. If the screening examination leads to a clinical determination by the examining physician that an actual emergency medical condition does not exist, but the enrollee had acute symptoms of sufficient severity at the time of presentation to warrant emergency attention under the prudent layperson standard, the contractor shall pay for all services related to the screening examination.

                  4. The enrollee's PCP or other contractor representative instructs the enrollee to seek emergency care in-network or out-of-network, whether or not the patient meets the prudent layperson definition.

         I. The contractor may utilize a common list of symptom-based presenting complaints that will reasonably substantiate that an emergent/urgent medical condition existed. Some examples include but are not limited to:

                  1.       Severe pain of any kind.

                  2. Altered mental status, sustained or transient, for any reason.

                  3. Abrupt change in neurological status, sustained or transient, for any reason.

                  4.       Complications of pregnancy.

                  5.       Chest pain.

                  6.       Acute allergic reactions.

                  7.       Shortness of breath.

                  8.       Abdominal pain.

                  9.       Multiple episodes of vomiting or diarrhea, any age.

                  10.      Fever greater than 102.5oF in any age group.

                  11. Fever greater than 100.4oF in infants three months or younger.

                  12.      Injuries with active bleeding.

                  13.      Injuries with functional loss of any body part.

                  14. All patients arriving at the hospital by ambulance after an injury with any body part immobilized.

                  15. All patients arriving at the hospital by paramedic ambulance.

                  16.      Symptoms of substance abuse.

                  17.      Psychiatric disturbances.

         J. Women who arrive at any emergency room in active labor shall be considered as an emergency situation and the contractor shall reimburse providers of care accordingly.

         K. If within thirty (30) minutes after receiving a request from a hospital emergency department for a specialty consultation, the contractor fails to identify an appropriate specialist who is available and willing to assume the care of the enrollee, the emergency department may arrange for medically necessary emergency services by an appropriate specialist, and the contractor shall not deny coverage for these services due to lack of prior authorization. The contractor shall not require prior authorization for specialty care emergency services for treatment of any immediately life-threatening medical condition.

         L. The contractor shall establish and maintain policies and procedures for emergency dental services for all enrollees.

                  1. Within the contractor's Enrollment/Service Area, the contractor will ensure that:

                           a. Enrollees shall have access to emergency dental services on a twenty-four (24) hour, seven (7) day a week basis.

                           b.       The contractor shall bear full
                                    responsibility for the provision of
                                    emergency dental services, and shall assure the availability of a back-up provider in the event that an on-call provider is unavailable.

                  2. Outside the contractor's Service Area, the contractor shall ensure that:

                           a. Enrollees shall be able to seek emergency dental services from any licensed dental provider without the need for prior authorization from the contractor while outside the Service Area (including out-of-state services covered by the Medicaid program).

         M. The contractor shall reimburse ambulance and MICU transportation providers responding to "911" calls whether or not the patient's condition is determined, retrospectively, to be an emergency.

4.2.2    FAMILY PLANNING SERVICES AND SUPPLIES

         A. General. Except where specified in Section 4.1, the contractor's enrollees are permitted to obtain family planning services and supplies from either the contractor's family planning provider network or from any other qualified Medicaid family planning provider. The DMAHS shall reimburse family planning services provided by non-participating providers based on the Medicaid fee schedule.

         B. Non-Participating Providers. The contractor shall cooperate with nonparticipating family planning providers accessed at the enrollee's option by establishing cooperative working relationships with such providers for accepting referrals from them for continued medical care and management of complex health care needs and exchange of enrollee information, where appropriate, to assure provision of needed care within the scope of this contract. The contractor shall not deny coverage of family planning services for a covered diagnostic, preventive or treatment service solely on the basis that the diagnosis was made by a non-participating provider.

4.2.3    OBSTETRICAL SERVICES REQUIREMENTS/ISSUES

         A. Obstetrical services shall be provided in the same amount, duration, and scope as the Medicaid HealthStart program. Guidelines, standards, and required program provisions are found in Section B.4.2 of the Appendices.

         B. The contractor shall not limit benefits for postpartum hospital stays to less than forty-eight (48) hours following a normal vaginal delivery or less than ninety-six (96) hours following a cesarean section, unless the attending provider, in consultation with the mother, makes the decision to discharge the mother or the newborn before that time and the provisions of N.J.S.A. 26:2J-4.9 are met.

                  1. The contractor shall not provide monetary payments or rebates to mothers to encourage them to accept less than the minimum protections provided for in this Article.

                  2. The contractor shall not penalize, reduce, or limit the reimbursement of an attending provider because the provider provided care in a manner consistent with this Article.

4.2.4    PRESCRIBED DRUGS AND PHARMACY SERVICES

         A. General. The contractor shall provide all medically necessary legend and non-legend drugs which are also covered by the Medicaid program and ensure the availability of quality pharmaceutical services for all enrollees including drugs prescribed by Mental Health/Substance Abuse providers. See
                  Article 4.4C for additional information pertaining to MH/SA pharmacy benefits.

         B. Use of Formulary. The contractor may use a formulary as long as the following minimum requirements are met:

                  1. The contractor shall only exclude coverage of drugs or drug categories permitted under 1927(d) of the Social Security Act as amended by OBRA 1993. In addition, the contractor shall include in its formulary, if it chooses to operate a formulary, any FDA-approved drugs that may allow for clinical improvement or are clinically advantageous for the management of a disease or condition.

                  2. The contractor's formulary shall be developed by a Pharmacy and Therapeutics (P&T) Committee that shall represent the needs of all its enrollees including enrollees with special needs. Network physicians and dentists shall have the opportunity to participate in the development of the formulary and, prior to any changes to a drug formulary, to review, consider and comment on proposed changes. The formulary shall be reviewed in its entirety and updated at least annually.

                  3. The formulary for the DMAHS pharmacy benefit and any revision thereto shall be reviewed and approved by DMAHS.

                  4. The formulary shall include only FDA approved drug products. For each Specific Therapeutic Drug (STD) class, the selection of drugs included for each drug class shall be sufficient to ensure the availability of covered drugs with the least need for prior authorization to be initiated by providers of pharmaceutical services and include FDA approved drugs to best serve the medical needs of enrollees with special needs. In addition, the formulary shall be revised periodically to assure compliance with this requirement.

                  5. The contractor shall authorize the provision of a drug not on the formulary requested by the PCP or referral provider on behalf of the enrollee if the approved prescriber certifies medical necessity for the drug to the contractor for a determination. Medically accepted indications shall be consistent with Section 1927(k)(6) of the Social Security Act. The contractor shall have in place a DMAHS-approved prior approval process for authorizing the dispensing of such drugs. In addition:

                           a. Any prior approval issued by the contractor shall take into consideration prescription refills related to the original pharmacy service.

                           b. A formulary shall not be used to deny coverage of any Medicaid covered outpatient drug determined medically necessary through the review and appeal process. The prior approval process shall be used to ensure drug coverage consistent with the policies of the New Jersey Medicaid program.

                           c. Prior approval may be used for covered drug products under the following conditions:

                                    i.       For prescribing and dispensing
                                             medically necessary non-formulary
                                             drugs.

                                    ii.      To limit drug coverage consistent
                                             with the policies of the Medicaid
                                             program.

                                    iii.     To minimize potential drug
                                             over-utilization.

                                    iv.      To accommodate exceptions to
                                             Medicaid drug utilization review
                                             standards related to proper
                                             maintenance drug therapy.

                           d. Except for the use of approved generic drug substitution of brand drugs, under no circumstances shall the contractor permit the therapeutic substitution of a prescribed drug without a prescriber's authorization.

                           e. The contractor shall not penalize the prescriber or enrollee, financially or otherwise, for such requests and approvals.

                           f.       Determinations shall be made within
                                    twenty-four (24) hours of receipt of all necessary information. A seventy-two
                                    (72)-hour supply of medication shall be
                                    permitted without prior authorization in emergency situations or if a determination has not been made within the required timeframe.

                           g. Denials of off-formulary requests or offering of an alternative medication shall be provided to the prescriber and/or enrollee in writing. All denials shall be reported to the DMAHS quarterly.

                  6. The contractor shall publish and distribute hard copy or on-line, at least annually, its current formulary (if the contractor uses a formulary) to all prescribing providers and pharmacists. Updates to the formulary shall be distributed in all formats within sixty (60) days of the changes.

                  7. If the formulary includes generic equivalents, the contractor shall provide for a brand name exception process for prescribers to use when medically necessary.

                  8. The contractor shall establish and maintain a procedure, approved by DMAHS, for internal review and resolution of complaints, such as timely access and coverage issues, drug utilization review, and claim management based on standards of drug utilization review.

         C. Pharmacy Lock-In Program. The contractor may implement a pharmacy lock-in program including policies, procedures and criteria for establishing the need for the lock-in which must be prior approved by DMAHS and must include the following components to the program:

                  1. Enrollees shall be notified prior to the lock-in and must be permitted to choose or change pharmacies for good cause.

                  2. A seventy-two (72)-hour emergency supply of medication at pharmacies other than the designated lock-in pharmacy shall be permitted to assure the provision of necessary medication required in an interim/urgent basis when the assigned pharmacy does not immediately have the medication.

                  3. Care management and education reinforcement of appropriate medication/pharmacy use shall be provided. A plan for an education program for enrollees shall be developed and submitted for review and approval.

                  4. The continued need for lock-in shall be periodically (at least every two years) evaluated by the contractor for each enrollee in the program.

                  5. Prescriptions from all participating prescribers shall be honored and may not be required to be written by the PCP only.

                  6. The contractor shall fill medications prescribed by mental health/substance abuse providers, subject to the limitations described in Article 4.4C.

                  7. The contractor shall submit quarterly reports on Pharmacy Lock-in participants. See Section A.7.17 of the Appendices (Table 15).

         D. The contractor shall develop criteria and protocols to avoid enrollee injury due to the prescribing of drugs by more than one provider.

4.2.5    LABORATORY SERVICES

         A. Urgent/Emergent Results. The contractor shall develop policies and procedures to require providers to notify enrollees of laboratory and radiology results within twenty-four (24) hours of receipt of results in urgent or emergent cases. The contractor may allow its providers to arrange an appointment to discuss laboratory/radiology results within 24 hours of receipt of results when it is deemed face-to-face discussion with the enrollee/authorized person may be necessary. Urgent/emergency appointment standards must be followed (see
                  Article 5.12). Rapid strep test results must be available to the enrollee within 24 hours of the test.

         B. Routine Results. The contractor shall assure that its providers establish a mechanism to notify enrollees of non-urgent or non-emergent laboratory and radiology results within ten business days of receipt of the results.

         C. The contractor shall reimburse, on a fee-for service basis, PCPs and other providers for blood drawing in the office for lead screening.

4.2.6    EPSDT SCREENING SERVICES

         A. The contractor shall comply with EPSDT program requirements and performance standards found below.

                  1.       The contractor shall provide EPSDT services.

                  2. NJ FamilyCare Plans B and C. For children eligible solely through NJ FamilyCare Plans B and C, coverage includes all preventive screening and diagnostic services, medical examinations, immunizations, dental, vision, lead screening and hearing services. Includes only those treatment services identified through the examination that are included under the contractor's benefit package or specified services through the FFS program. Other services identified through an EPSDT examination that are not included in the New Jersey Care 2000+ covered benefits package are not covered.

                  3. Enrollee Notification. The contractor shall provide written notification to its enrollees under twenty-one (21) years of age when appropriate periodic assessments or needed services are due and must coordinate appointments for care.

                  4. Missed Appointments. The contractor shall implement policies and procedures and shall monitor its providers to provide follow up on missed appointments and referrals for problems identified through the EPSDT exams. Reasonable outreach shall be documented and must consist of: mailers, certified mail as necessary; use of MEDM system provided by the State; and contact with the Medicaid District Office (MDO), DDD, or DYFS regional offices in the case of DYFS enrollees to confirm addresses and/or to request assistance in locating an enrollee.

                  5. PCP Notification. The contractor shall provide each PCP, on a calendar quarter basis, a list of the PCP's enrollees who have not had an encounter during the past year and/or who have not complied with the EPSDT periodicity and immunization schedules for children. Primary care sites/PCPs and/or the contractor shall be required to contact these enrollees to arrange an appointment. Documentation of the outreach efforts and responses is required.

                  6. Reporting Standards. The contractor shall submit quarterly reports, hard copy and on diskette, of EPSDT services. See Section A.7.16 of the Appendices (Table 14).

         B. Section 1905(r) of the Social Security Act (42 U.S.C. 1396d) and federal regulation 42 C.F.R. 441.50 et seq. requires EPSDT services to include:

                  1.       EPSDT Services which include:

                           a. A comprehensive health and developmental history including assessments of both physical and mental health development and the provision of all diagnostic and treatment services that are medically necessary to correct or ameliorate a physical or mental condition identified during a screening visit. The contractor shall have procedures in place for referral to the State or its agent for non-covered mental health/substance abuse services.

                           b.       A comprehensive unclothed physical
                                    examination including:

                                    -    Vision and hearing screening;

                                    -    Dental inspection; and

                                    -    Nutritional assessment.

                           c. Appropriate immunizations according to age, health history and the schedule established by the Advisory Committee on Immunization Practices (ACIP) for pediatric vaccines (See Section B.4.3 of the Appendices). Contractor and its providers must adjust for periodic changes in recommended types and schedule of vaccines. Immunizations must be reviewed at each screening examination as well as during acute care visits and necessary immunizations must be administered when not contraindicated. Deferral of administration of a vaccine for any reason must be documented.

                           d. Appropriate laboratory tests: A recommended sequence of screening laboratory examinations must be provided by the contractor. The following list of screening tests is not all inclusive:

                                    -    Hemoglobin/hematocrit/EP

                                    -    Urinalysis

                                    -    Tuberculin test - intradermal,
                                         administered annually and when
                                         medically indicated

                                    -    Lead screening using blood lead level
                                         determinations must be done for every
                                         Medicaid-eligible and NJ FamilyCare
                                         child:

                                         -    between nine (9) months and
                                              eighteen (18) months,
                                              preferably at twelve (12)
                                              months of age

                                         -    at 18-26 months, preferably at
                                              twenty-four (24) months of age

                                         -    test any child between
                                              twenty-seven (27) to
                                              seventy-two (72) months of age
                                              not previously tested

                                    -    Additional laboratory tests may be
                                         appropriate and medically indicated
                                         (e.g., for ova and parasites) and shall
                                         be obtained as necessary.

                           e.       Health education/anticipatory guidance.

                           f. Referral for further diagnosis and treatment or follow-up of all abnormalities which are treatable/correctable or require maintenance therapy uncovered or suspected (referral may be to the provider conducting the screening examination, or to another provider, as appropriate.)

                           g. EPSDT screening services shall reflect the age of the child and be provided periodically according to the following schedule:

                                    -    Neonatal exam

                                    -    Under six (6) weeks

                                    -    Two (2) months

                                    -    Four (4) months

                                    -    Six (6) months

                                    -    Nine (9) months

                                    -    Twelve (12) months

                                    -    Fifteen (15) months

                                    -    Eighteen (18) months

                                    -    Twenty-four (24) months

                                    -    Annually through age twenty (20)

                  2. Vision Services. At a minimum, include diagnosis and treatment for defects in vision, including eyeglasses. Vision screening in an infant means, at a minimum, eye examination and observation of responses to visual stimuli. In an older child, screening for distant visual acuity and ocular alignment shall be done for each child beginning at age three.

                  3. Dental Services. Dental services may not be limited to emergency services. Dental screening in this context means, at a minimum, observation of tooth eruption, occlusion pattern, presence of caries, or oral infection. A referral to a dentist at or after one year of age is recommended. A referral to a dentist is mandatory at three years of age and annually thereafter through age twenty (20) years.

                  4. Hearing Services. At a minimum, include diagnosis and treatment for defects in hearing, including hearing aids. For infants identified as at risk for hearing loss through the New Jersey Newborn Hearing Screening Program, hearing screening should be conducted prior to three months of age using professionally recognized audiological assessment techniques. For all other children, hearing screening means, at a minimum, observation of an infant's response to auditory stimuli and audiogram for a child three (3) years of age and older. Speech and hearing assessment shall be a part of each preventive visit for an older child.

                  5. Mental Health/Substance Abuse. Include a mental health/substance abuse assessment documenting pertinent findings. When there is an indication of possible MH/SA issues, a mental health/substance abuse screening tool(s) found in Section B.4.9 of the Appendices or a DHS - approved equivalent shall be used to evaluate the enrollee.

                  6. Such other necessary health care, diagnostic services, treatment, and other measures to correct or ameliorate defects, and physical and mental/substance abuse illnesses and conditions discovered by the screening services.

                  7. Lead Screening. The contractor shall provide a screening program for the presence of lead toxicity in children which shall consist of two components: verbal risk assessment and blood lead testing.

                           a. Verbal Risk Assessment - The provider shall perform a verbal risk assessment for lead toxicity at every periodic visit between the ages of six (6) and seventy-two (72) months as indicated on the schedule. The verbal risk assessment includes, at a minimum, the following types of questions:

                                    i.       Does your child live in or
                                             regularly visit a house built
                                             before 1960? Does the house have
                                             chipping or peeling paint?

                                    ii.      Was your child's day care
                                             center/preschool/babysitter's home
                                             built before 1960? Does the house
                                             have chipping or peeling paint?

                                    iii.     Does your child live in or
                                             regularly visit a house built
                                             before 1960 with recent, ongoing,
                                             or planned renovation or
                                             remodeling?

                                    iv.      Have any of your children or their
                                             playmates had lead poisoning?

                                    v.       Does your child frequently come in
                                             contact with an adult who works
                                             with lead? Examples include
                                             construction, welding, pottery, or
                                             other trades practiced in your
                                             community.

                                    vi.      Do you give your child home or folk
                                             remedies that may contain lead?

                                    Generally, a child's level of risk for
                                    exposure to lead depends upon the answers to the above questions. If the answer to all questions are negative, a child is considered at low risk for high doses of lead exposure. If the answers to any question is affirmative or "I don't know," a child is considered at high risk for high doses of lead exposure. Regardless of risk, each child must be tested between nine (9) months and eighteen (18) months, preferably at twelve (12) months of age, at 18-26 months, preferably at two (2) years, and any child between twenty-seven (27) and seventy-two (72) months of age not previously tested. A child's risk category can change with each administration of the verbal risk assessment.

                           b. Blood Lead Testing - All screening must be done through a blood lead level determination. The contractor must implement a screening program to identify and treat high-risk children for leadexposure and toxicity. The screening program shall include blood level screening, diagnostic evaluation and treatment with follow-up care of children whose blood lead levels are elevated. The EP test is no longer acceptable as a screening test for lead poisoning; however, it is still valid as a screening test for iron deficiency anemia. Screening blood lead testing may be performed by either a capillary sample (fingerstick) or a venous sample. However, all elevated blood levels (equal to or greater than ten (10) micrograms per one (1) deciliter) obtained through a capillary sample must be confirmed by a venous sample. The blood lead test must be performed by a New Jersey Department of Health and Senior Services licensed laboratory. The frequency with which the blood test is to be administered depends upon the results of the verbal risk assessment. For children determined to be at low risk for high doses of lead exposure, a screening blood lead test must be performed once between the ages of nine (9) and eighteen (18) months, preferably at twelve (12) months, once between 18-26 months, preferably at twenty-four (24) months, and for any child between twenty-seven (27) and seventy-two
                                    (72) months not previously tested. For
                                    children determined to be at high risk for high doses of lead exposure, a screening blood test must be performed at the time a child is determined to be a high risk beginning at six months of age if there is pertinent information or evidence that the child may be at risk at younger ages than stated in 4.2.6B.1.d.

                                    i.       If the initial blood lead test
                                             results are less than ten (10)
                                             micrograms per deciliter, a verbal
                                             risk assessment is required at
                                             every subsequent periodic visit
                                             through seventytwo (72) months of
                                             age, with mandatory blood lead
                                             testing performed according to the
                                             schedule in 4.2.6B.7.

                                    ii.      If the child is found to have a
                                             blood lead level equal to or
                                             greater than ten (10) micrograms
                                             per deciliter, providers should use
                                             their professional judgment, in
                                             accordance with the CDC guidelines
                                             regarding patient management and
                                             treatment, as well as follow-up
                                             blood test.

                                    iii.     If a child between the ages of
                                             twenty-four (24) months and
                                             seventy-two (72) months has not
                                             received a screening blood lead
                                             test, the child must receive the
                                             blood lead test immediately,
                                             regardless of whether the child is
                                             determined
                                             to be a low or high risk according
                                             to the answers to the above-listed
                                             questions.

                                    iv.      When a child is found to have a
                                             blood lead level equal to or
                                             greater than twenty (20) ug/dl, the
                                             contractor shall ensure its PCPs
                                             cooperate with the local health
                                             department in whose jurisdiction
                                             the child resides to facilitate the
                                             environmental investigation to
                                             determine and remediate the source
                                             of lead. This cooperation shall
                                             include sharing of information
                                             regarding the child's care,
                                             including the scheduling and
                                             results of follow-up blood lead
                                             tests.

                                    v.       When laboratory results are
                                             received, the contractor shall
                                             require PCPs to report to the
                                             contractor all children with blood
                                             lead levels > than = to 10 ug/dl.
                                             Conversely, when a provider other
                                             than the PCP has reported the lead
                                             screening test to the contractor,
                                             the contractor shall ensure that
                                             this information is transmitted to
                                             the PCP.

                           c. On a semi-annual basis, the contractor shall outreach, via letters and informational materials to parents/custodial caregivers of all children enrolled in the contractor's plan who have not been screened, educating them as to the need for a lead screen and informing them how to obtain lead screening and transportation to the screening location.

                                    i.       The contractor shall provide to
                                             DMAHS, 45 days after the end of
                                             each semi-annual reporting period,
                                             documentation of all lead outreach
                                             activities including the
                                             distribution of the letters and
                                             informational materials indicated
                                             above.

                                    ii.      The contractor shall implement a
                                             corrective action plan, which
                                             describes the interventions to be
                                             taken to outreach
                                             parents/caregivers who do not
                                             respond to the letters and outreach
                                             indicated above. Corrective actions
                                             may include interventions such as
                                             telephone follow-up, home visits,
                                             or other actions proposed by the
                                             contractor and incorporated in the
                                             corrective action plan for review
                                             and approval by DMAHS.

                           d. On an annual basis, the contractor shall send letters to PCPs who have lead screening rates of less than 80% for two consecutive six-month periods, educating them on the need and their responsibility to provide lead screening services.

                                    i.       The contractor shall provide to
                                             DMAHS documentation as to the
                                             efforts made to educate providers
                                             with low screening rates.

                                    ii.      The contractor shall implement
                                             corrective action plans that
                                             describe interventions to be taken
                                             to identify and correct
                                             deficiencies and impediments to the
                                             screening and how the effectiveness
                                             of its interventions will be
                                             measured.

                           e. On a quarterly basis, the contractor shall submit to DMAHS a report of all lead-burdened children who are receiving treatment and case management services.

                           f. Lead Case Management Program. The contractor shall establish a Lead Case Management Program (LCMP) and have written policies and procedures for the enrollment of children with blood lead levels > than = to 10 ug/dl and members of the same household who are between six months and six years of age, into the contractor's LCMP.

                                    i.       Lead Case Management shall consist
                                             of, at a minimum:

                                             1)    Follow-up of a child in need
                                                   of lead screening, or who has
                                                   been identified with an
                                                   elevated blood lead level >
                                                   than = to 10 ug/dl. At
                                                   minimum, follow-up shall
                                                   include:

                                                   A)    For a child with an
                                                         elevated blood lead
                                                         level > than = to 10
                                                         ug/dl, the Plan's LCM
                                                         shall ascertain if the
                                                         blood lead level has
                                                         been confirmed by a
                                                         venous blood
                                                         determination. In the
                                                         absence of confirmatory
                                                         test results, the LCM
                                                         will arrange for a
                                                         test.

                                                   B)    For a child with a
                                                         confirmed blood
                                                         (venous) lead level of
                                                         > than = to 10 ug/dl,
                                                         the contractor's LCM
                                                         shall notify and
                                                         provide to the local
                                                         health department the
                                                         child's name, primary
                                                         health care provider's
                                                         name, the confirmed
                                                         blood lead level, and
                                                         any other pertinent
                                                         information.

                                             2)     Education of the family
                                                    about all aspects of lead
                                                    hazard and toxicity.
                                                    Materials shall explain the
                                                    sources of lead exposure,
                                                    the consequences of elevated
                                                    blood levels, preventive
                                                    measures,
                                                    including housekeeping,
                                                    hygiene, and appropriate
                                                    nutrition. The reasons why
                                                    it is necessary to follow a
                                                    prescribed medical regimen
                                                    shall also be explained.

                                             3)     Communication among all
                                                    interested parties.

                                             4)     Development of a written
                                                    case management plan with
                                                    the PCP and the child's
                                                    family and other interested
                                                    parties. The case management
                                                    plan shall be reviewed and
                                                    updated on an ongoing basis.

                                             5)     Coordination of the various
                                                    aspects of the affected
                                                    child's care, e.g., WIC,
                                                    support groups, and
                                                    community resources, and

                                             6)     Aggressively pursuing
                                                    non-compliance with follow-
                                                    up tests and appointments,
                                                    and document these
                                                    activities in the LCMP.

                                    ii.      Active case management may be
                                             discontinued if one of the
                                             following criteria has been met:

                                             1)     The child has two confirmed
                                                    blood lead levels < 10 ug/dl
                                                    drawn at least three months
                                                    apart and all other children
                                                    under the age of six years
                                                    living in the household who
                                                    have been tested and their
                                                    blood levels are < 10 ug/dl,
                                                    and the sources of lead have
                                                    been identified and reduced,
                                                    or

                                             2)     The family has been
                                                    permanently relocated to a
                                                    lead-safe house, or

                                             3)     The parent/guardian has
                                                    given a written refusal of
                                                    service, or

                                             4)     The LCM is unable to locate
                                                    the child after a minimum of
                                                    three documented attempts,
                                                    using the assistance of
                                                    County Board of Social
                                                    Services, and the LHD. The
                                                    child's PCP will be notified
                                                    in writing.

4.2.7    IMMUNIZATIONS

         A. General. The contractor shall ensure that its providers furnish immunizations to its enrollees in accordance with the most current recommendations for vaccines and periodicity schedule of the Advisory Committee on Immunization Practices
                  (ACIP) (See Section B.4.3 of the Appendices) and any subsequent revision to the schedule as formally recommended by the ACIP, whether or not included as a contract amendment. To the extent possible, the State will provide copies of updated schedules and vaccine recommendations.

         B. New Vaccines. New vaccines and/or new scheduling or method of administration shall be provided as recommended by the ACIP. The contractor shall monitor periodic recommendations and disseminate updated instruction to its providers and assure appropriate payment adjustment to its providers.

         C. The contractor shall build in provisions for appropriate reimbursement for catch-up immunizations its providers shall provide for those pediatric enrollees who have missed age-appropriate vaccines.

         D.       Vaccines for Children Program

                  1. Contractor's providers must enroll with the Department of Health and Senior Services' Vaccines for Children (VFC) Program and use the free vaccine for its enrollees if the vaccine is covered by VFC. (See Section B.4.4 of the Appendices for list of vaccines to be covered by the NJ DHSS VFC program.) The contractor shall not receive from DHS any reimbursement for the cost of VFC-covered vaccines.

                  2. For non-VFC vaccines the contractor shall reimburse its providers for the cost of both administration and the vaccines.

         E. To the extent possible, and as permitted by New Jersey statutes and regulations, the contractor and its network providers shall participate in the Statewide immunization registry database, when it becomes fully operational.

         F. The contractor shall provide immunizations recommended by local health departments based on local epidemiological conditions.

4.2.8    CLINICAL TRIALS

         A. The contractor shall permit participation in an approved clinical trial to a qualified enrollee (as defined in 4.2.8B), and the contractor:

                  1. May not deny the enrollee participation in the clinical trial referred to in 4.2.8B.2.

                  2. Subject to 4.2.8C, may not deny (or limit or impose additional conditions on) the coverage of routine patient costs for items and services furnished in connection with participation in the trial.

                  3. May not discriminate against the enrollee on the basis of the enrollee's participation in such trial.

         B. Qualified Enrollee Defined. For purposes of this Article, the term "qualified enrollee" means an enrollee under the contractor's coverage who meets the following conditions:

                  1. The enrollee has a life-threatening or serious illness for which no standard treatment is effective;

                  2. The enrollee is eligible to participate in an approved clinical trial with respect to treatment of such illness;

                  3. The enrollee and the referring physician conclude that the enrollee's participation in such trial would be appropriate; and

                  4. The enrollee's participation in the trial offers potential for significant clinical benefit for the enrollee.

         C. Payment. The contractor shall provide for payment for medical problems/complications and for routine patient costs described in Article 4.2.8A2 but is not required to pay for costs of items and services that are reasonably expected to be paid for by the sponsors of an approved clinical trial.

         D. Approved Clinical Trial. For purposes of this Article, the term "approved clinical trial" means a clinical research study or clinical investigation that meets the following requirements:

                  1. The trial is approved and funded by one or more of the following:

                           a.       The National Institutes of Health

                           b. A cooperative group or center of the National Institutes of Health

                           c.       The Department of Veterans Affairs

                           d.       The Department of Defense

                           e. The Food and Drug Administration, in the form of an investigational new drug (IND) exemption

                  2. The facility and personnel providing the treatment are capable of doing so by virtue of their experience or training.

                  3. There is no alternative noninvestigational therapy that is clearly superior.

                  4. The available clinical or preclinical data provide a reasonable expectation that the protocol treatment will be at least as effective as the noninvestigational alternative.

         E. Coverage of Investigational Treatment. The contractor should make a determination for coverage/denial of experimental treatment for a terminal condition based on the following:

                  1. The treating physician refers the case to a contractor internal review group not associated with the case or referral center.

                  2. If the internal review group denies the referral, a second, ad hoc group with two or more experts in the field and not involved with the case must review the case.

         F. Experimental treatments for rare disorders shall not be automatically excluded from coverage but decisions regarding their medical necessity should be considered by a medical review board established by the contractor. Routine costs associated with investigational procedures that are part of an approved research trial are considered medically appropriate. Under no circumstances shall the contractor implement a medical necessity standard that arbitrarily limits coverage on the basis of the illness or condition itself.

4.2.9    HEALTH PROMOTION AND EDUCATION PROGRAMS

         The contractor shall identify relevant community issues (such as TB outbreaks, violence) and health education needs of its enrollees, and implement plans that are culturally appropriate to meet those needs, issues relevant to each of the target population groups of enrollees served, as defined in Article 5.2, and the promotion of health. The contractor shall use community-based needs assessments and other relevant information available from State and local governmental agencies and community groups. Health promotion activities shall be made available in formats and presented in ways that meet the needs of all enrollee groups including elderly enrollees and enrollees with special needs, including enrollees with cognitive impairments. The contractor shall comply with all applicable State and federal statutes and regulations on health wellness programs. The contractor shall submit a written description of all planned health education activities and targeted implementation dates for DMAHS' approval, prior to implementation, including culturally and linguistically appropriate materials and materials developed to accommodate each of the enrolled target population groups. Thereafter, the plan shall be reviewed, revised, and pre-approved by the Department annually.

         Health promotion topics shall include, but are not limited to, the following:

         A.       General health education classes

         B. Smoking cessation programs, with targeted outreach for adolescents and pregnant women

         C.       Childbirth education classes

         D. Nutrition counseling, with targeted outreach for pregnant women, elderly enrollees, and enrollees with special needs

         E.       Signs and symptoms of common diseases and complications

         F. Early intervention and risk reduction strategies to avoid complications of disability and chronic illness

         G.       Prevention and treatment of alcohol and substance abuse

         H.       Coping with losses resulting from disability or aging

         I.       Self care training, including self-examination

         J. Need for clear understanding of how to take over-the-counter and prescribed medications and the importance of coordinating all such medications

         K. Understanding the difference between emergent, urgent and routine health conditions

4.3      COORDINATION WITH ESSENTIAL COMMUNITY PROVIDERS

4.3.1    GENERAL

         The contractor shall identify and establish working relationships for coordinating care and services with external organizations that interact with its enrollees, including State agencies, schools, social service organizations, consumer organizations, and civic/community groups, such as an Hispanic coalition.

4.3.2    HEAD START PROGRAMS

         A. The contractor shall demonstrate to DMAHS that it has established working relationships with Head Start programs (See Section B.4.5 of the Appendices for a list of Head Start Programs). Such relationships will include an exchange of information on the following:

                  1. Policies and procedures for referrals for routine, urgent and emergent care.

                  2. Policies and procedures for scheduling appointments for routine and urgent care.

                  3. Policies and procedures for the exchange of information of Head Start participants who are contractor enrollees.

                  4. Policies and procedures for follow-up and assuring the provision of health care services.

                  5. Policies and procedures for appealing denials of service and/or reductions in the level of service.

                  6. Policies and procedures for Head Start staff in supporting enforcement of contractor's health care delivery system policies and procedures for accessing all health care needs.

                  7. Policies and procedures addressing the need through prior authorization to utilize the contractor's established provider network and what will be done for out-of-network referrals in cases where the contractor does not have an appropriate participating provider in accordance with Article 4.8.7.

                  8. Policies and procedures for providing comprehensive medical examinations in accordance with EPSDT standards and addressing the need for an examination based on a Head Start referral if the enrollee has had an age-appropriate EPSDT examination (for infants) or an EPSDT examination (for children two
                           (2) to five (5) years old) within six (6) months of the referral date.

                  9. Policies and Procedures for Head Start's role in prevention activities or programs developed by the contractor.

         B. The contractor shall evaluate referred Head Start patients to determine the need for treatment/therapies for problems identified by staff of those programs. The contractor/PCP shall be responsible for providing treatment and follow-up information for medically necessary care.

         C. The contractor shall review referrals and provide appointments in accordance with Article 5.12. Denials of service requests or reduction in level of service, only after an evaluation is completed, shall be in writing, following the requirements in
                  Article 4.6.4.

4.3.3    SCHOOL-BASED YOUTH SERVICES PROGRAMS

         A. The contractor shall demonstrate to DMAHS that it has established a working linkage with school based youth services programs (SBYSP) that meet credentialing and scope of service requirements for services offered by these programs which are covered MCE services. (See Section B.4.6 of the Appendices for a list of SBYSPs).

                  1. SBYSP service provision must meet MCE contract requirements, e.g., twenty-four (24)-hour coverage.

                  2.       SBYSP employees must meet credentialing requirements.

         B. Such working linkages shall include, at minimum, an exchange of information on the following:

                  1. Policies and procedures for referrals for routine, urgent and emergent care, and standing referrals.

                  2. Policies and procedures for scheduling appointments for routine and urgent care.

                  3. Policies and procedures for the exchange of information of SBYSP participants who are contractor enrollees.

                  4. Policies and procedures for follow-up and assuring the provision of health care services.

                  5. Policies and procedures for appealing denials of service and/or reductions in the level of service.

                  6. Policies and procedures for SBYSP staff in supporting enforcement of contractor's health care delivery system policies and procedures for accessing all health care needs.

                  7. Policies and procedures addressing the need through prior authorization to utilize the contractor's established provider network and what will be done for out-of-network referrals in cases where the contractor does not have an appropriate participating provider in accordance with Article 4.8.7.

                  8. Policies and procedures for providing comprehensive medical examinations in accordance with EPSDT standards and addressing the need for an examination based on a SBYSP if the enrollee has had an age-appropriate EPSDT examination (for infants) or an EPSDT examination (for children two (2) to five (5) years) within six (6) months of the referral date.

                  9. Policies and Procedures for the SBYSP's role in prevention activities or programs developed by the contractor.

         C. The contractor shall evaluate referred SBYSP patients to determine the need for treatment/therapies for problems identified by staff of those programs. The contractor/PCP shall be responsible for providing treatment and follow-up information for medically necessary care for SBYSPs participants where there is no formal contractual/reimbursement relationship.

         D. The contractor shall review referrals and provide appointments in accordance with Article 5.12. Denials of service requests or reduction in level of service, only after an evaluation is completed, shall be in writing, following the requirements in
                  Article 4.6.4.

         E. The contractor shall provide the DMAHS with a description of its plans to meet the requirements of this contract provision in establishing a working linkage with SBYSPs.

4.3.4    LOCAL HEALTH DEPARTMENTS

         The contractor shall demonstrate to DMAHS that it has established a working linkage with local health departments (LHDs) that meet credentialing and scope of service requirements.

         The contractor should include linkages with LHDs especially for meeting the lead screening and toxicity treatment compliance standards required in this contract. The contractor shall refer lead-burdened children to LHDs for environmental investigation to determine and remediate the source of lead.

4.3.5    WIC PROGRAM REQUIREMENTS/ISSUES

         The contractor shall require its providers to refer potentially eligible women (pregnant, breast-feeding and postpartum), infants, and children up to age five, to established community Women, Infants and Children (WIC) programs. The referral shall include the information needed by WIC programs in order to provide appropriate services. The required information to be included with the referral is found on the sample forms in Section B.4.8 of the Appendices, the New Jersey WIC program medical referral form, and must be completed with the current (within sixty (60) days) height, weight, hemoglobin, or hematocrit, and any identified medical/nutritional problems for the initial WIC referral and for all subsequent certifications. The contractor shall submit a quarterly WIC referral report. (See Section A.7.14 of the Appendices (Table 12).)

4.3.6    COMMUNITY LINKAGES

         The contractor shall describe any relationships being explored, planned, and/or existing between the contractor and provider entities including for example:

         A.       Public health clinics or agencies

         B.       DYFS contracted Child Abuse Regional Diagnostic Centers

         C.       Environmental health clinics

         D.       Women's health clinics

         E.       Family Planning/Reproductive health clinics

         F.       Developmental disabilities clinics

4.4      COORDINATION WITH MENTAL HEALTH AND SUBSTANCE ABUSE SERVICES

         The State shall retain a separate Mental Health/Substance Abuse system for the coordination and monitoring of most mental health/substance abuse conditions. The contractor shall furnish MH/SA services to clients of DDD. However, as described below, the contractor shall retain responsibility for MH/SA screening, referrals, prescription drugs, higher-mode transportation, and for treatment of the conditions identified in Article 4.1.2B.

         A. Screening Procedures. Mental health and substance abuse problems shall be systematically identified and addressed by the enrollee's PCP at the earliest possible time following initial participation of the enrollee in the contractor or after the onset of a condition requiring mental health and/or substance abuse treatment. PCPs and other providers shall utilize mental health/substance abuse screening tools as set forth in Section B.4.9 of the Appendices as well as other mechanisms to facilitate early identification of mental health and substance abuse needs for treatment. The contractor may request permission to use alternative screening tools. The use of alternative screening tools shall be pre-approved by DMAHS. The lack of motivation of an enrollee to participate in treatment shall not be considered a factor in determining medical necessity and shall not be used as a rationale for withholding or limiting treatment of an enrollee.

                  The contractor shall present its policies and procedures regarding how its providers will identify enrollees with MH/SA service needs, how they will encourage these enrollees to begin treatment, and the screening tools to be used to identify enrollees requiring MH/SA services. The contractor should refer to the DSM-IV Primary Care Version in development of its procedures.

         B. Referrals. The contractor shall be responsible for referring or coordinating referrals of enrollees as indicated to Mental Health/Substance Abuse providers. In order to facilitate this, the contractor may contact DMHS or its agent (e.g., if the State contracts with a third party administrator (TPA) for a list of MH/SA providers. Enrollees may be referred to a MH/SA provider by the PCP, family members, other providers, State agencies, the contractor's staff, or may self-refer.

                  1. The contractor shall be responsible for referrals from MH/SA providers for medical diagnostic work-up to formulate a diagnosis or to effect the treatment of a MH/SA disorder and ongoing medical care for any enrollee with a MH/SA diagnosis and shall coordinate the care with the MH/SA provider. This includes the responsibility for physical examinations (with the exception of physical examinations performed in direct connection with the administration of Methadone, which will remain FFS), neurological evaluations, laboratory testing and radiologic examinations, and any other diagnostic procedures that are necessary to make the diagnostic determination between a primary MH/SA disorder and an underlying physical disorder, as well as for medical work-ups required for medical clearances prior to the provision of psychiatric medication or electroconvulsive therapy (ECT), or for transfer to a psychiatric/SA facility. Routine laboratory procedures ordered by treating MH/SA providers in conjunction with MH/SA treatment, for routine blood testing performed in conjunction with the administration of Clozapine and the other drugs listed in Article 4.1.4B for non-DDD enrollees, are not the responsibility of the contractor.

                  2. The contractor shall develop a referral process to be used by its providers which shall include providing a copy of the medical consultation and diagnostic results to the MH/SA provider. The contractor shall develop procedures to allow for notification of an enrollee's MH/SA provider of the findings of his/her physical examination and laboratory/radiological tests within twenty-four (24) hours of receipt for urgent cases and within five business days in non-urgent cases. This notification shall be made by phone with follow-up in writing when feasible.

         C.       Pharmacy Services. Except for the drugs specified in Article
                  4.1.4 (Clozapine, Risperidone, Olanzapine, etc.), all pharmacy services are covered by the contractor. This includes drugs prescribed by the contractor or MH/SA providers. The contractor shall only restrict or require a prior authorization for prescriptions or pharmacy services prescribed by MH/SA providers if one of the following exceptions is demonstrated:

                  1. The drug prescribed is not related to the treatment of substance abuse/dependency/addiction or mental illness or to any side effects of the psychopharmacological agents. These drugs are to be prescribed by the contractor's PCP or specialists in the contractor's network.

                  2. The prescribed drug does not conform to standard rules of the contractor's pharmacy plan.

                  3. The contractor, at its option, may require a prior authorization (PA) process if the number of prescriptions written by the MH/SA provider for MH/SA-related conditions exceed four (4) per month per enrollee. For drugs that require weekly prescriptions, these prescriptions shall be counted as one per month and not as four separate prescriptions. The contractor's PA process for the purposes of this section shall require review and prior approval by DMAHS.

         D. Prescription Abuse. If the contractor suspects prescription abuse by a MH/SA provider, the contractor shall contact DMAHS for investigation and decision of potentially excluding the provider from the NJ Medicaid program. The contractor shall provide the Department with any and all documentation.

         E. Inpatient Hospital Services for Enrollees who are not clients of DDD with both a Physical Health as well as a Mental Health/Substance Abuse Diagnosis. The contractor's financial and medical management responsibilities are as follows:

                  1. If the inpatient hospital admission of an enrollee who is not a client of DDD is for a physical health primary diagnosis, the contractor shall be responsible for inpatient hospital costs and medical management. Where psychiatric consultation is required to assist the contractor with mental health/substance abuse management, the State or its agent (e.g., a TPA) shall be responsible for authorizing the psychiatric consult/services provided during the inpatient stay. The State shall not require service authorization for at least one psychiatric consultation per inpatient admission. When a substance abuse disorder is known to be the primary diagnosis of an enrollee and a co-occurring psychiatric disorder is not a management concern, then the State or its agent may authorize that the consult/services be by an ASAM certified physician. The contractor shall coordinate inpatient MH/SA consultations and services with the enrollee's MH/SA provider as well as discharge planning and follow-up.

                  2. If the inpatient hospital admission of an enrollee who is not a client of DDD is for a mental health/substance abuse primary diagnosis, the inpatient stay will be paid by the State through the FFS program. The contractor shall provide and pay for participating providers who may be called in as consultants to manage any physical problems.

         F. Transportation. The contractor shall be responsible for all transportation through ambulance, Mobile Intensive Care Units (MICUs), and invalid coach modalities, even if the enrollee is being transported to a Medicaid or NJ FamilyCare service that is not included in the contractor's benefit package including to MH/SA services.

4.5      ENROLLEES WITH SPECIAL NEEDS

4.5.1    INTRODUCTION

         For purposes of this contract, adults with special needs includes complex/chronic medical conditions requiring specialized health care services, including persons with physical, mental, substance abuse, and/or developmental disabilities, including such

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         persons who are homeless. Children with special health care needs are those who have or are at increased risk for a chronic physical, developmental, behavioral, or emotional condition and who also require health and related services of a type or amount beyond that required by children generally.

         In addition to the standards set forth in this Article, contractor shall make all reasonable efforts and accommodations to ensure that services provided to enrollees with special needs are equal in quality and accessibility to those provided to all other enrollees.

4.5.2    GENERAL REQUIREMENTS

         A. Identification and Service Delivery. The contractor shall have in place all of the following to identify and serve enrollees with special needs:

                  1. Methods for identifying persons at risk of, or having special needs who should be referred for a comprehensive needs assessment. (See Articles 4.5.4B and 4.6.5D for information on Complex Needs Assessments). Such methods should include the application of screening procedures/instruments for new enrollees as well as the conditions and indicators listed in Article 4.6.5D.1 and 2. These include review of hospital and pharmacy utilization and policies and procedures for providers or, where applicable, authorized persons, to make referrals of assessment candidates and for enrollees to self-refer for a Complex Needs Assessment.

                  2. Methods and guidelines for determining the specific needs of referred individuals who have been identified through a Complex Needs Assessment as having complex needs and developing care plans that address their service requirements with respect to specialist physician care, durable medical equipment, medical supplies, home health services, social services, transportation, etc. Article 4.5.4D contains additional information on Individual Health Care Plans.

                  3. Care management systems to ensure all required services, as identified through a Complex Needs Assessment, are furnished on a timely basis, and that communication occurs between participating and nonparticipating providers (to the extent the latter are used). Articles 4.5.4 and 4.6.5 contain additional information on care management.

                  4. Policies and procedures to allow for the continuation of existing relationships with non-participating providers, when appropriate providers are not available within network or it is otherwise considered by the contractor to be in the best medical interest of the enrollee with special needs. Articles 4.5.2D and 4.8.7G contain more specific standards for use of non-participating providers.

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                  5.       Methods to assure that access to all
                           contractor-covered services, including
                           transportation, is available for enrollees with special needs whose disabilities substantially impede activities of daily living. The contractor shall reasonably accommodate enrollees with disabilities and shall ensure that physical and communication barriers do not prohibit enrollees with disabilities from obtaining services from the contractor.

                  6. Services for enrollees with special needs must be provided in a manner responsive to the nature of a person's disability/specific health care need and include adequate time for the provision of the service.

         B. The contractor shall ensure that any new enrollee identified (either by the information on the Plan Selection form at the time of enrollment or by contractor providers after enrollment) as having complex/chronic conditions receives immediate transition planning. The planning shall be completed within a timeframe appropriate to the enrollee's condition, but in no case later than ten (10) business days from the effective date of enrollment when the Plan Selection form has an indication of special health care needs or within thirty
                  (30) days after special conditions are identified by a provider. This transition planning shall not constitute the IHCP described in Sections 4.5.4 and 4.6.5. Transition planning shall provide for a brief, interim plan to ensure uninterrupted services until a more detailed plan of care is developed. The transition planning process includes, but is not limited to:

                  1.       Review of existing care plans.

                  2. Preparation of a transition plan that ensures continuous care during the transfer into the contractor's network.

                  3. If durable medical equipment had been ordered prior to enrollment but not received by the time of enrollment, the contractor must coordinate and follow-through to ensure that the enrollee receives necessary equipment.

         C. Outreach and Enrollment Staff. The contractor shall have outreach and enrollment staff who are trained to work with enrollees with special needs, are knowledgeable about their care needs and concerns, and are able to converse in the different languages common among the enrolled population, including TDD/TT and American Sign Language if necessary.

         D. Specialty Care. The contractor shall have a procedure by which a new enrollee upon enrollment, or an enrollee upon diagnosis, who requires very complex, highly specialized health care services over a prolonged period of time, or with (i) a life-threatening condition or disease or (ii) a degenerative and/or disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may receive a referral to a specialist or a specialty care center with expertise in treating the life-threatening disease or specialized

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                  condition, who shall be responsible for and capable of
                  providing and coordinating the enrollee's primary and specialty care.

                  If the contractor or primary care provider in consultation with the contractor's medical director and a specialist, if any, determines that the enrollee's care would most appropriately be coordinated by such specialist/specialty care center, the contractor shall refer the enrollee. Such referral shall be pursuant to a care plan approved by the contractor, in consultation with the primary care provider if appropriate, the specialist, care manager, and the enrollee (or, where applicable, authorized person). The contractor-participating specialist/specialty care center acting as both primary and specialty care provider shall be permitted to treat the enrollee without a referral from the enrollee's primary care provider and may authorize such referrals, procedures, tests and other medical services as the enrollee's primary care provider would otherwise be permitted to provide or authorize, subject to the terms of the care plan. If the specialist/specialty care center will not be providing primary care, then the contractor's rules for referrals apply. Consideration for policies and procedures should be given for a standing referral when on-going, long-term specialty care is required.

                  If the contractor refers an enrollee to a non contractor-participating provider, services provided pursuant to the approved care plan shall be provided at no additional cost to the enrollee. In no event shall the contractor be required to permit an enrollee to elect to have a non contractor-participating specialist/specialty care center.

                  For purposes of this Article a specialty care center shall mean the Centers of Excellence identified in Section B.4.10 of the Appendices. These centers have special expertise in treating life-threatening diseases/conditions and degenerative /disabling diseases/conditions.

         E. Dental. While the contractor must assure that enrollees with special needs have access to all medically necessary care, the State considers dental services to be an area meriting particular attention. The contractor, therefore, shall accept for network participation dental providers with expertise in the dental management of enrollees with developmental disabilities. All current providers of dental services to enrollees with developmental disabilities shall be considered for participation in the contractor's dental provider network. Credentialing and recredentialing standards must be maintained. The contractor shall make provisions for providers of dental services to enrollees with developmental disabilities to allow for limiting their dental practices at their choice to only those patients with developmental disabilities.

                  The contractor shall develop specific policies and procedures for the provision of dental services to enrollees with developmental disabilities. At a minimum, the policies and procedures shall address:

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                  1.       Special needs/issues of enrollees with developmental
                           disabilities, including the importance of providing consultations and assistance to patient caregivers.

                  2. Provisions in the contractor's dental reimbursement system for initial and follow-up dental visits which may require up to 60 minutes on average to allow for a comprehensive dental examination and other services to include, but not limited to: a visual examination of the enrollee; appropriate radiographs; dental prophylaxis, including extra scaling and topical applications, such as fluoride treatments; non-surgical periodontal treatment, including root planing and scaling; the application of dental sealants on molars and premolars; thorough inquiries regarding patient medical histories; and most importantly, consultations with patient caregivers to establish a thorough understanding of proper dental management during visits.

                  3. Standards for dental visits that recognize the additional time that may be required in treatment of patients with developmental disabilities. Standards should allow for up to four (4) visits annually without prior authorization.

                  4. Provisions for home visits when medically necessary and where available.

                  5. Policies and procedures to ensure that providers specializing in the treatment of enrollees with developmental disabilities have adequate support staff to meet the needs of such patients.

                  6. Provisions for use and replacement of fixed as well as removable prosthetic devices as medically necessary and appropriate.

                  7. Provisions in the contractor's dental reimbursement system to reimburse dentists for the costs of preoperative and postoperative evaluations associated with dental surgery performed on patients with developmental disabilities. Preauthorization shall not be required for dental procedures performed during surgery on these patients for dentally appropriate restorative care provided under general anesthesia. Informed consent, signed by the enrollee or authorized person, must be obtained prior to the surgical procedure. Provisions should be made to evaluate such procedures as part of a post payment review process.

                  8. Provisions in the contractor's dental reimbursement system for dentists to receive reimbursement for the cost of providing oral hygiene instructions to caregivers to maintain a patient's overall oral health between dental visits. Such provisions shall include designing and implementing a "dental management" plan, coordinated by the care manager, for overseeing a patient's oral health.

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                  9.       The care manager of an enrollee with a developmental
                           disability shall coordinate authorizations for dentally required hospitalizations by consulting with the plan's dental and medical consultants in an efficient and time-sensitive manner.

         F. After Hours. The contractor shall have policies and procedures to respond to crisis situations after hours for enrollees with special needs. Training sessions/materials and triage protocols for all staff/providers who respond to after-hours calls shall address enrollees with special needs. For example, protocols should recognize that a non-urgent condition for an otherwise healthy individual, such as a moderately elevated temperature, may indicate an urgent care need in the case of a child with a congenital heart anomaly.

         G. Behavior Problems. The contractor shall take appropriate steps to ensure that its care managers, network providers and Member Services staff are able to serve persons with behavior problems associated with developmental disabilities, including to the extent these problems affect their level of compliance. The contractor shall educate providers and staff about the nature of such problems and how to address them. The contractor shall identify providers who have expertise in serving persons with behavior problems.

         H. ADA Compliance. The contractor shall have written policies and procedures that ensure compliance with requirements of the Americans with Disabilities Act of 1990, and a written plan to monitor compliance to determine the ADA requirements are being met. The plan shall be sufficient to determine the specific actions that will be taken to remove existing barriers and/or to accommodate the needs of enrollees who are qualified individuals with a disability. The plan shall include the assurance of appropriate physical access to obtain included benefits for all enrollees who are qualified individuals with a disability including, but not limited to, the following:

                  1. Street level access or accessible ramp into facilities;

                  2.       Access to lavatory; and

                  3.       Access to examination rooms.

                  The contractor shall also address in its policies and procedures regarding ADA compliance the following issues:

                  1. Provider refusal to treat qualified individuals with disabilities, including but not limited to individuals with HIV/AIDS.

                  2. Contractor's role in ensuring providers receive available resource information on how to accommodate qualified individuals with a

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
                           disability, particularly mobility impaired enrollees, in examination rooms and for examinations.

                  3. How the contractor will accommodate visual and hearing impaired individuals and assist its providers in communicating with these individuals.

                  4. How the contractor will accommodate individuals with communication-affecting disorders and assist its providers in communicating with these individuals.

                  5. Holding community events as part of its provider and consumer education responsibilities in places of public accommodation, i.e., facilities readily accessible to and useable by qualified individuals with disabilities.

                  6. How the contractor will ensure it will link qualified individuals with disabilities with the providers/specialists with the knowledge and expertise in treating the illness, condition, and special needs of the enrollees.

4.5.3    PROVIDER NETWORK REQUIREMENTS

         A. General. The contractor's provider network shall include primary care and specialist providers who are trained and experienced in treating individuals with special needs. The contractor shall ensure that such providers will be equally accessible to all enrollees covered under this contract.

                  1. The contractor shall operate a program to provide services for enrollees with special needs that emphasizes: (a) that providers are educated regarding the needs of enrollees with special needs; (b) that providers will reasonably accommodate enrollees with special needs; (c) that providers will assist enrollees in maximizing involvement in the care they receive and in making decisions about such care; and
                           (d) that providers maximize for enrollees with special needs independence and functioning through health promotions and preventive care, decreased hospitalization and emergency room care, and the ability to be cared for at home.

                  2. The contractor shall describe how its provider network will respond to the cultural and linguistic needs of enrollees with special needs.

                  3. The network shall include primary care providers and dentists whose clinical practice has specialized to some degree in treating one or more groups of children and adults with complex/chronic or disabling conditions. To the extent possible, children and adults with complex physical conditions should be in the care of board certified pediatricians and family practitioners or internists, respectively, or subspecialists, as appropriate.

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
                  4. The network shall include adult and pediatric subspecialists for cardiology, hematology/oncology, gastroenterology, emergency medicine, endocrinology, infectious disease, orthopedics, neurology, neurosurgery, ophthalmology, physiatry, pulmonology, surgery, and urology, as well as providers who have knowledge and experience in behavioral-developmental pediatrics, adolescent health, geriatrics, and chronic illness management.

                  5. The network shall include an appropriate and accessible number of institutional facilities, professional allied personnel, home care and community based services to perform the contractor-covered services included in this contract.

         B. SCHSNA. The contractor shall include in its provider network Special Child Health Services Network Agencies (SCHSNA) for children with special health care needs. These agencies are designated and approved by the Department of Health and Senior Services and include Pediatric Ambulatory Tertiary Centers (pediatric tertiary centers may also be used when a pediatric subspecialty is not sufficiently accessible in a county to meet the needs of the child), Regional Cleft Lip/Palate Centers, Pediatric AIDS/HIV Network, Comprehensive Regional Sickle Cell/Hemoglobinopathies Treatment Centers, PKU Treatment Centers, Genetic Testing and Counseling Centers, and Hemophilia Treatment Centers, and others as designated from time to time by the Department of Health and Senior Services. A list of such providers is found in Section B.4.10 of the Appendices.

         C. Credentialing. The contractor shall collect and maintain, as part of its credentialing process or through special survey process, information from licensed practitioners including pediatricians and pediatric subspecialists about the nature and extent of their experience in serving children with special health care needs including developmental disabilities.

4.5.4    CARE MANAGEMENT AND COORDINATION OF CARE FOR PERSONS WITH SPECIAL NEEDS

         A. The contractor shall provide coordination of care to actively link the enrollee to providers, medical services, residential, social and other support services as needed. For persons with special needs, care management shall be provided, but, for those with higher needs, as determined through the Complex Needs Assessment (the CNA is described in Article 4.6.5), the contractor shall provide care management at a higher level of intensity. (See Section B.4.12 of the Appendices for a flowchart of the three levels of care management.) Specific requirements for this highest level of care management are described below.

         B. Complex Needs Assessment. For enrollees with special needs, the contractor shall perform a Complex Needs Assessment no later than thirty (30) days (or

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                  earlier, if urgent) from initial enrollment if special needs are indicated on the Plan Selection Form or from the point of identification of special needs. See 4.6.5 for a description of the CNA.

         C. Experience and Caseload. Care managers for enrollees who require a higher level of care management will have the same role and responsibilities as the care manager for the lower intensity care management and additionally will address the complex intensive needs of the enrollee identified as being at "high risk" of adverse medical outcomes absent active intervention by the contractor. For example, a visually-impaired, insulin-dependent diabetic who requires frequent glucose monitoring, nutritional guidance, vision checks, and assistance in coordination with visits with multiple providers, therapeutic regimen, etc. The contractor shall provide intensive acute care services to treat individuals with multiple complex conditions. The number of medical and social services required by an enrollee in this level of care management will generally be greater, thus the number of linkages to be created, maintained, and monitored, including the promotion of communication among providers and the consumer and of continuity of care, will be greater. The contractor shall provide these enrollees greater assistance with scheduling appointments/visits. The intensity and frequency of interaction with the enrollee and other members of the treatment team will also be greater. The care manager shall contact the enrollee bi-weekly or as needed.

                  1. At a minimum, the care manager for this level of care management shall include, but is not limited to, individuals with an undergraduate or graduate degree in nursing or a graduate degree in social work and with at least two (2) years experience serving enrollees with special needs.

                  2. The contractor shall ensure that the care manager's caseload is adjusted, as needed, to accommodate the work and level of effort needed to meet the needs of the entire case mix of assigned enrollees including those determined to be high risk.

                  3. The contractor should include care managers with experience working with pediatric as well as adult enrollees with special needs.

         D. IHCPs. The contractor through its care manager shall ensure that an Individual Health Care Plan (IHCP) is developed and implemented as soon as possible, according to the circumstances of the enrollee. The contractor shall ensure the full participation and consent of the enrollee or, where applicable, authorized person and participation of the enrollee's PCP and other case managers identified through the Complex Needs Assessment (e.g. DDD case manager) in the development of the plan.

         E. The contractor shall provide written notification to the enrollee, or authorized person, of the level of care management approved and the name of the care

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                  manager as soon as the IHCP is completed. The contractor shall have a mechanism to allow for changing levels of care management as needs change.

         F. Offering of Service. The contractor shall offer and document the enrollee's response for this higher level care management to enrollees (or, where applicable, authorized persons) who, upon completion of a Complex Needs Assessment, are determined to have complex needs which merit development of an IHCP and comprehensive service coordination by a care manager. Enrollees shall have the right to decline coordination of care services; however, such refusal does not preclude the contractor from case managing the enrollee's care.

4.5.5    CHILDREN WITH SPECIAL HEALTH CARE NEEDS

         A. The contractor shall provide services to children with special health care needs, who may have or are suspected of having serious or chronic physical, developmental, behavioral, or emotional conditions (short-term, intermittent, persistent, or terminal), who manifest some degree of delay or disability in one or more of the following areas: communication, cognition, mobility, self-direction, and self-care; and with specified clinically significant disturbance of thought, behavior, emotions, or relationships that can be described as a syndrome or pattern, generally resulting from neurochemical dysfunction, negative environmental influences, or some combination of both. Services needed by these children may include but are not limited to psychiatric care and substance abuse counseling for DDD clients (appropriate referrals for all other pediatric enrollees); medications; crisis intervention; inpatient hospital services; and intensive care management to assure adherence to treatment requirements.

         B.       The contractor shall be responsible for establishing:

                  1. Methods for well child care, health promotion, and disease prevention, specialty care for those who require such care, diagnostic and intervention strategies, home therapies, and ongoing ancillary services, as well as the long-term management of ongoing medical complications.

                  2. Care management systems for assuring that children with serious, chronic, and rare disorders receive appropriate diagnostic work-ups on a timely basis.

                  3. Access to specialty centers in and out of New Jersey for diagnosis and treatment of rare disorders. A listing of specialty centers is included in Section
                           B.4.10 of the Appendices.

                  4. Policies and procedures to allow for continuation of existing relationships with out-of-network providers, when considered to be in the best medical interest of the enrollee.

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         C.       Linkages. The contractor shall have methods for coordinating care and creating linkages with external organizations, including but not limited to school districts, child protective service agencies, early intervention agencies, behavioral health, and developmental disabilities service organizations. At a minimum, linkages shall address:

                  1. Contractor's process for generating or receiving referrals, and sharing information;

                  2. Contractor's process for obtaining consent from enrollees or, where applicable, authorized persons to share individual beneficiary medical information; and

                  3. Ongoing coordination efforts (regularly scheduled meetings, newsletters, joint community based project).

         D. IEPs. The contractor shall cooperate with school districts to provide medically necessary contractor-covered services when included as a recommendation in an enrollee's Individualized Education Program (IEP) developed by the school district's child study team, e.g. recommended medications or DME. The contractor shall work with local school districts to develop and implement procedures for linking and coordinating services for children who need to receive medical services under an Individualized Education Plan, in order to prevent duplication of services, and to provide for cost effective services. Those services which are included in the IEP as required services are paid for by the school district, e.g. physical therapy. Services covered under the Special Education Medicaid Initiative (SEMI) program, or not included in Article 4.1 of this contract, or not available under EPSDT are not the contractor's responsibility. The provision of services shall be based on medical necessity as defined in this contract.

         E. Early Intervention. The contractor shall cooperate with and coordinate its services with local Early Intervention Programs to provide medically necessary (as defined in this contract) contractor-covered services included in the Individualized Family Support Plan (IFSP). These programs are comprehensive, community based programs of integrated developmental services which use a family centered approach to facilitate the developmental progress of children between the ages of birth and three (3) years of age whose developmental patterns are atypical, or are at serious risk to become atypical through the influence of certain biological or environmental risk factors. At a minimum, the contractor must have policies and procedures for identifying children who are candidates for early intervention, making referrals through Special Child Health Services County Case Management Units (See Appendix B.4.11) in accordance with the Department of Health and Senior Services procedures for referrals, and sharing information with early intervention providers.

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4.5.6    CLIENTS OF THE DIVISION OF DEVELOPMENTAL DISABILITIES

         A. The contractor shall provide all physical health services required by this contract as well as the MH/SA services included in the Medicaid State Plan to enrollees who are clients of DDD. The contractor shall include in its provider network a specialized network of providers who will deliver both physical as well as MH/SA services (in accordance with Medicaid program standards) to clients of DDD, and ensure continuity of care within that network.

         B. The contractor's specialized network shall provide disease management services for clients of DDD, which shall include participation in:

                  1. Care Management, including Complex Needs Assessment, development and implementation of IHCP, referral, coordination of care, continuity of care, monitoring, and follow-up and documentation.

                  2. Coordination of care across multi-disciplinary treatment teams to assist PCPs in identifying the providers within the network who will meet the specific needs and health care requirements of clients of DDD with both physical health and MH/SA needs and provide continuity of care with an identified provider who has an established relationship with the patient.

                  3. Apply quality improvement techniques/protocols to effect improved quality of life outcomes.

                  4. Design and implement clinical pathways and practice guidelines that will produce overall quality outcomes for specific diseases/conditions identified in clients of DDD.

                  5.       Medical treatment.

         C. The specialized provider network shall consist of credentialed providers for physical health and MH/SA services, who have experience and expertise in treating clients of DDD who have both physical health and MH/SA needs, and who can provide internal management of the complex care needs of these enrollees. The contractor shall ensure that the specialized provider network will be able to deliver identified physical health and MH/SA outcomes.

         D. Clients of DDD may, at their option, receive their physical health and/or MH/SA services from any qualified provider in the contractor's network. They are not required to receive their services through the contractor's specialized network.

         E. Individuals who are both DYFS clients and clients of DDD who voluntarily enroll shall receive MH/SA services through the contractor's network.

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4.5.7    PERSONS WITH HIV/AIDS

         A. Pregnant Women. The contractor shall implement a program to educate, test and treat pregnant women with HIV/AIDS to reduce perinatal transmission of HIV from mother to infant. All pregnant women shall receive HIV education and counseling and HIV testing with their consent as part of their regular prenatal care. A refusal of testing shall be documented in the patient's medical record. Additionally, counseling and education regarding perinatal transmission of HIV and available treatment options (the use of Zidovudine [AZT] or most current treatment accepted by the medical community for treating this disease) for the mother and newborn infant should be made available during pregnancy and/or to the infant within the first months of life. The contractor shall submit a quarterly report on HIV referrals and treatment. (See Section
                  A.7.15 of the Appendices (Table 13).)

         B. Prevention. The contractor shall address the HIV/AIDS prevention needs of uninfected enrollees, as well as the special needs of HIV+ enrollees. The contractor shall establish:

                  1. Methods for promoting HIV prevention to all enrollees in the contractor's plan. HIV prevention information shall be consistent with the enrollee's age, sex, and risk factors as well as culturally and linguistically appropriate.

                  2. Methods for accommodating self-referral and early treatment.

                  3. A process to facilitate access to specialists and/or include HIV/AIDS specialists as PCPs.

         C. Traditional Providers. The contractor shall include traditional HIV/AIDS providers in its networks, including HIV/AIDS Specialty Centers (Centers of Excellence), and shall establish linkages with AIDS clinical educational programs to keep current on up-to-date treatment guidelines and standards.

         D. Current Protocols. The contractor shall establish policies and procedures for its providers to assure the use of the most current diagnosis and treatment protocols and standards established by the DHSS and the medical community.

         E. Care Management. The contractor shall develop and implement an HIV/AIDS care management program with adequate capacity to provide services to all enrollees who would benefit from HIV/AIDS care management services. Contractors shall establish linkage with Ryan White CARE Act grantees for these services either through a contract, MOA, or other cooperative working agreement approved by the Department.

         F. ADDP. The contractor shall have policies and procedures for supplying DHSS application forms and referring qualified NJ FamilyCare enrollees to the AIDS Drug Distribution Program
                  (ADDP). Qualified individuals, described in Article 8.5.16, receive protease inhibitors and certain anti- retrovirals solely through the ADDP. The contractor shall ensure timely referral for registration with the program to assure these individuals receive appropriate and timely treatment.

4.6      QUALITY MANAGEMENT SYSTEM

         A. The contractor shall provide for medical care and health services that comply with federal and State Medicaid and NJ FamilyCare standards and regulations and shall satisfy all applicable requirements of the federal and State statutes and regulations pertaining to medical care and services.

                  1. The contractor shall fulfill all its obligations under this contract so that all health care services required by its enrollees under this contract will meet quality standards within the acceptable medical practice of care for that individual, consistent with the medical community standards of care, and such services will comply with equal amount, duration, and scope requirements in this contract, as described in
                           Article 4.1.

         B. The contractor shall use its best efforts to ensure that persons and entities providing care and services for the contractor in the capacity of physician, dentist, CNP/CNS, physician's assistant, CNM, or other medical professional meet applicable licensing, certification, or qualification requirements under New Jersey law or applicable state laws in the state where service is provided, and that the functions and responsibilities of such persons and entities in providing medical care and services under this contract do not exceed those permissible under New Jersey law. This shall also include knowledge, training and experience in providing care to individuals with special needs.

4.6.1    QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PLAN

         A. General. The contractor shall implement and maintain a Quality Assessment and Performance Improvement program (QAPI) that is capable of producing prospective, concurrent, and retrospective analyses. Delegation of any QAPI activities shall not relieve the contractor of its obligations to perform all QAPI functions.

         B. Goals. The contractor's QAPI shall be based on HCFA Guidelines and shall:

                  1. Provide for health care that is medically necessary with an emphasis on the promotion of health in an effective and efficient manner;

                  2. Assess the appropriateness and timeliness of the care provided;

                  3. Evaluate and improve, as necessary, access to care and quality of care with a focus on improving enrollee outcomes; and

                  4. Focus on the clinical quality of medical care rendered to enrollees.

         C. Required Standards. The contractor's QAPI shall include all standards described in New Jersey modified QARI/QISMC (See Section B.4.14 of the Appendices). The following standards shall be included in addition to the QARI/QISMC requirements:

                  1. QM Committee. The contractor shall have adequate general liability insurance for members of the QM committee and subcommittees, if any. The committee shall include representation by providers who serve enrollees with special needs.

                  2. Medical Director. The contractor shall have on staff a Medical Director who is currently licensed in New Jersey as a Doctor of Medicine or Doctor of Osteopathic Medicine. The Medical Director shall be responsible for:

                           a. The development, implementation and medical interpretation of medical policies and procedures to guide and support the provision of medical care to enrollees;

                           b.       Oversight of provider recruitment
                                    activities;

                           c. Reviewing all providers' applications and making recommendations to those with contracting authority regarding credentialing and reappointing all providers prior to the providers' contracting (or renewal of contract) with the contractor's plan;

                           d. Continuing surveillance of the performance of providers in their provision of health care to enrollees;

                           e. Administration of all medical activities of the contractor;

                           f. Continuous assessment and improvement of the quality of care provided to enrollees;

                           g. Serving as Chairperson of Quality Management Committee; [Note: the medical director may designate another physician to serve as chairperson with prior approval from DMAHS.]

                           h. Oversight of provider education, in-service training and orientation;

                           i. Assuring that adequate staff and resources are available for the provision of proper medical care to enrollees; and

                           j. The review and approval of studies and responses to DMAHS concerning QM matters.

                  3. Enrollee Rights and Responsibilities. Shall include the right to the Medicaid Fair Hearing Process for Medicaid enrollees.

                  4. Medical Record standards shall address both Medical and Dental records. Records shall also contain notation of any cultural/linguistic needs of the enrollee.

                  5. Provider Credentialing. Before any provider may become part of the contractor's network, that provider shall be credentialed by the contractor. The contractor must comply with Standard IX of NJ modified QARI/QISMC (Section B.4.14 of the Appendices). Additionally, the contractor's credentialing procedures shall include verification that providers and subcontractors have not been suspended, debarred, disqualified, terminated or otherwise excluded from Medicaid, Medicare, or any other federal or state health care program. The contractor shall obtain federal and State lists of suspended/debarred providers from the appropriate agencies.

                  6. Institutional and Agency Provider Credentialing. The contractor shall have written policies and procedures for the initial quality assessment of institutional and agency providers with which it intends to contract. At a minimum, such procedures shall include confirmation that a provider has been reviewed and approved by a recognized accrediting body and is in good standing with State and federal regulatory bodies. If a provider has not been approved by a recognized accrediting body, the contractor shall develop and implement standards of participation. For home health agency and hospice agency providers, the contractor shall verify that the providers are licensed and meet Medicare certification participation requirements.

                  7. Delegation/subcontracting of QAPI activities shall not relieve the contractor of its obligation to perform all QAPI functions. The contractor shall submit a written request and a plan for active oversight of the QAPI activities to DMAHS for review and approval prior to subcontracting/delegating any QAPI responsibilities.

4.6.2    QAPI ACTIVITIES

         The contractor shall carry out the activities described in its QAPI. The contractor shall develop and submit to DMAHS annually an annual work plan of expected accomplishments which includes a schedule of clinical standards to be developed, medical care evaluations to be completed, and other key quality assurance activities to be completed. The contractor shall also prepare and submit to DMAHS an annual report on quality assurance activities which demonstrate the contractor's accomplishments, compliance and/or deficiencies in meeting its previous year's work plan and should include studies undertaken, subsequent actions, and aggregate data on utilization and clinical quality of medical care rendered.

         The contractor's quality assurance activities shall include, at a minimum:

         A. Guidelines. The contractor shall develop guidelines for the management of selected diagnoses and basic health maintenance, and shall distribute all standards, protocols, and guidelines to all providers.

         B. Treatment Protocols. The contractor may use treatment protocols, ho wever, such protocols shall allow for adjustments based on the enrollee's medical condition and contributing family and social factors.

         C. Monitoring. The contractor shall have procedures for monitoring the quality and adequacy of medical care including:
                  1) assessing use of the distributed guidelines and 2) assessing possible under-treatment/under-utilization of services.

         D. Focused Evaluations. The contractor shall have procedures for focused medical care evaluations to be employed when indicators suggest that quality may need to be studied. The contractor shall also have procedures for conducting problem-oriented clinical studies of individual care.

         E. Follow-up. The contractor shall have procedures for prompt follow-up of reported problems and complaints involving quality of care issues.

         F. Utilization Data. The contractor shall conduct a quarterly analysis of utilization data, including inpatient utilization, and shall follow-up on cases of potential under- and over-utilization. Over- and under-utilization shall be determined based on comparison to established medical community standards. See Section A.7.7 of the Appendices (Table 5) for a description of utilization data to be submitted to the Department.

         G. Data Collection. The contractor shall have procedures for gathering and trending data including outcome data.

         H. Mortality Rates. The contractor shall review inpatient hospital mortality rates of its enrollees.

         I. Corrective Action. The contractor shall have procedures for informing providers of identified deficiencies, conducting ongoing monitoring of corrective actions, and taking appropriate follow-up actions, such as instituting progressive sanctions and appeal processes. The contractor shall conduct reassessments to determine if corrective action yields intended results.

         J. Discharge Planning. The contractor shall have procedures to ensure adequate discharge planning, and to include coordination with services enrollees with special needs.

         K. Ethical Issues. The contractor shall comply and monitor its providers for compliance with state and federal laws and regulations concerning ethical issues, including but not limited to:

                  -        Advance Directives

                  -        Family Planning services for minors

                  -        Other issues as identified

                  Contractor shall submit report annually or within thirty (30) days to DMAHS with changes or updates to the policies.

         L. Emergency Care. The contractor shall have methods to track emergency care utilization and to take follow-up action, including individual counseling, to improve appropriate use of urgent and emergency care settings.

         M. New Medical Technology. The contractor shall have policies and procedures for criteria which are based on scientific evidence for the evaluation of the appropriate use of new medical technologies or new applications of established technologies including medical procedures, drugs, devices, assistive technology devices, and DME.

         N. Informed Consent. The contractor is required and shall require all participating providers to comply with the informed consent forms and procedures for hysterectomy and sterilization as specified in 42 C.F.R. Part 441, Sub-part B, and shall include the annual audit for such compliance in its quality assurance reviews of participating providers. Copies of the forms are included in Section B.4.15 of the Appendices.

         O. Continuity of Care. The contractor's Quality Management Plan shall include a continuity of care system including a mechanism for tracking issues over time with an emphasis on improving health outcomes, as well as preventive services and maintenance of function for enrollees with special needs.

         P. HEDIS. The contractor shall submit annually, on a date specified by the State, HEDIS 3.0 data or more updated version, stratified by eligibility group: 1) aged, blind, and disabled; 2) AFDC/TANF; and 3) NJ FamilyCare and aggregate population data as well as, if available, the contractor's commercial and Medicare enrollment HEDIS data for its aggregate, enrolled commercial and Medicare population in the State or region (if these data are collected and reported to

                  DHSS, a copy of the report should be submitted also to DMAHS) the following clinical indicator measures:

                                                  Report Period
Reporting Set Measures                            by Contract Year
----------------------                            ----------------
childhood immunization status                         annually
adolescent immunization status                        annually
well-child care                                       annually
prenatal care in the first trimester                  annually
low birth weight babies                               annually
check ups after delivery                              annually
prenatal care utilization                             annually

         Q. Quality Improvement Projects (QIPs). The contractor shall participate in QIPs defined annually by the State with input from the contractor. The State will, with input from the contractor and possibly other MCEs, define measurable improvement goals and QIP-specific measures which shall serve as the focus for each QIP. The contractor shall be responsible for designing and implementing strategies for achieving each QIP's objectives. At the beginning of each contract year the contractor shall present a plan for designing and implementing such strategies, which shall receive approval from the State prior to implementation. The contractor shall then submit semiannual progress reports summarizing performance relative to each of the objectives of each contract year.

                  For year one the QIPs shall be the two areas identified below. The external review organization (ERO) under contract with DHS shall prepare a final report for year one that will contain data, using State-approved sampling and measurement methodologies, for each of the two measures below. Future contract year QIPs shall be defined by the DHS and incorporated into the contract by amendment.

                  For each measure the DHS will identify a baseline and a compliance standard. The baselines in the following chart are the year one QIPs. They are based on 1995 and 1996 focused studies conducted by the ERO or MCE self-reported data (for immunizations). Baseline data, target standards, and compliance standards shall be established or updated by the State.

                  If DHS determines that the contractor is not in compliance with the requirements of the annual QIP objectives, either based on the contractor's progress report or the ERO's report, the contractor shall prepare and submit a corrective action plan for DHS approval.

                  1.       Well-Child Care (EPSDT)

                  The QIP for Well-Child Care shall focus upon achieving compliance with the EPSDT periodicity schedule (See Article 4.2.6) in the following four priority areas:

----------------------------------------------------------------------------------
                                                       Minimum
Clinical Area                        Performance     Compliance      Discretionary
                                      Standard        Standard         Sanction
----------------------------------------------------------------------------------
Age-appropriate
Comprehensive exams

0 - 24 months                           80%             60%             60 - 70%
2 - 4 yr olds                           80%             60%             60 - 70%
4 - 6 yr olds (at least 1 visit)        80%             65%             60 - 70%
12 - 20 yr olds (at least 1 visit)      80%             60%             60 - 70%

----------------------------------------------------------------------------------
Immunizations
2 year olds (combined rate)             80%             60%             60 - 70%
----------------------------------------------------------------------------------
Annual Dental Visit -
3 - 12 yr olds                          80%             60%             60 - 70%
13 - 21 yr olds                         80%             60%             60 - 70%
----------------------------------------------------------------------------------
Lead screens (6 months
through 4 yr olds)                      80%             60%             60 - 70%
----------------------------------------------------------------------------------

                  2.       Prenatal Care and Pregnancy Outcome

                           The QIP for Prenatal Care and Pregnancy Outcome shall focus upon achieving improvements in compliance with prenatal care protocols and in obtaining positive pregnancy outcomes

----------------------------------------------------------------------------
                                                                   Compliance
Clinical Area                             Target Standard          Standard
----------------------------------------------------------------------------
Initial visit in first trimester or
within 6 wks of enrollment                     85%                    75%
----------------------------------------------------------------------------
Adequate frequency of prenatal care            85%                    75%
----------------------------------------------------------------------------
Low birth weight babies
1500 grams or less                              -                      1%
2500 grams or less                              -                      6%
----------------------------------------------------------------------------
Post partum exam within 60 days
after delivery                                 75%                    60%
----------------------------------------------------------------------------

         R. Care for Persons with Disabilities and the Elderly (Defined as SSI-Aged and New Jersey Care - Aged enrollees and SSI and New Jersey Care enrollees with disabilities)

                  1. General. The contractor's Quality Committee shall promote improved or clinical outcomes and enhanced quality of life for elderly enrollees and enrollees with disabilities. The Quality Committee shall:

                           a.       Oversee quality of life indicators, such as:

                                    i.       Degree of personal autonomy;
                                    ii.      Provision of services and supports
                                             that assist people in exercising
                                             medical and social choices;
                                    iii.     Self-direction of care to the
                                             greatest extent appropriate; and
                                    iv.      Maximum use of natural support
                                             networks.

                           b. Review persistent or significant complaints from elderly enrollees and enrollees with disabilities or their authorized person, identified through contractors' complaint procedures and through external oversight;

                           c. Review quality assurance policies, standards and written procedures to ensure they adequately address the needs of elderly enrollees and enrollees with disabilities;

                           d. Review utilization of services, including any relationship to adverse or unexpected outcomes specific to elderly enrollees and enrollees with disabilities;

                           e. Develop written procedures and protocols for at least the following:

                                    i.       Assessing the quality of complex
                                             health care/care management;

                                    ii.      Ensuring contractor compliance
                                             with the Americans with
                                             Disabilities Act; and

                                    iii.     Instituting effective health
                                             management protocols for elderly
                                             enrollees and enrollees with
                                             disabilities.

                           f. Develop and test methods to identify and collect quality measurements including measures of treatment efficacy of particular relevance to elderly enrollees and enrollees with disabilities.

                           g. The contractor shall submit an annual report of the quality activities of this Article.

                  2. Initiatives for Aged. The contractor shall implement specific initiatives for the aged population through the development of programs and protocols approved by DMAHS including:

                           a. The contractor shall develop a program to ensure provision of the pneumococcal vaccine and influenza immunizations, as recommended by the Centers for Disease Control (CDC). The adult preventive immunization program shall include the following components:

                                    i.       Development, distribution, and
                                             measurement of PCP compliance with
                                             practice guidelines;

                                    ii.      Educational outreach for enrollees
                                             and practitioners;

                                    iii.     Access for ambulatory and homebound
                                             enrollees; and

                                    iv.      Mechanism to report to DMAHS, via
                                             encounter data, all immunizations
                                             given.

                           b. The contractor shall develop a program to ensure the provision of preventive cancer screening services including, at a minimum, mammography and prostate cancer screening. The program shall include the following components:

                                    i.       Measurement of provider compliance
                                             with performance standards;

                                    ii.      Education outreach for both
                                             enrollees and practitioners
                                             regarding preventive cancer
                                             screening services;

                                    iii.     Mammography services for women ages
                                             sixty-five (65) to seventy-five
                                             (75) offered at least annually;

                                    iv.      Screen for prostate cancer
                                             scheduled for enrollees aged
                                             sixty-five (65) to seventy-five
                                             (75) at least every two (2) years;
                                             and

                                    v.       Documentation on medical records of
                                             all tests given, positive findings
                                             and actions taken to provide
                                             appropriate follow-up care.

                           c. The contractor shall develop specific programs for the care of enrollees identified with congestive heart failure, chronic obstructive lung disease (COPD), diabetes, hypertension, and depression. The program shall include the following:

                                    i.       Written quality of care plan to
                                             monitor clinical management,
                                             including diagnostic,
                                             pharmacological, and functional
                                             standards and to evaluate outcomes
                                             of care;

                                    ii.      Measurement and distribution to
                                             providers of reports on outcomes of
                                             care;

                                    iii.     Educational programming for
                                             enrollees and significant
                                             caregivers which emphasizes
                                             self-care and maximum independence;

                                    iv.      Educational materials for clinical
                                             providers in the best practices of
                                             managing the disease;

                                    v.       Evaluation of effectiveness of each
                                             program by measuring outcomes of
                                             care; and

                           d. The contractor shall develop a program to manage the care for enrollees identified with cognitive impairments. The program shall include the following:

                                    i.       Written quality of care plans to
                                             monitor clinical management,
                                             including functional standards, and
                                             to evaluate outcomes of care;

                                    ii.      Measurement and distribution to
                                             providers of reports on outcomes of
                                             care;

                                    iii.     Educational programming for
                                             significant caregivers which
                                             emphasizes community based care and
                                             support systems for caregivers; and

                                    iv.      Educational materials for clinical
                                             providers in the best practices of
                                             managing cognitive impairments.

                           e.       Initiatives to Prevent Long Term
                                    Institutionalization: Contractor shall
                                    develop a program to prevent unnecessary or inappropriate nursing facility admissions for the ABD, dually eligible population. This program shall include, but is not limited to, the following:

                                    i.       Identification of medical and
                                             social conditions that indicate
                                             risk of being institutionalized;

                                    ii.      Monitoring and risk assessment
                                             mechanisms that assist PCPs and
                                             others to identify enrollees
                                             at-risk of institutionalization;

                                    iii.     Protocols to ensure the timely
                                             provision of appropriate preventive
                                             care services to at-risk enrollees.
                                             Such protocols should emphasize
                                             continuity of care and coordination
                                             of services; and

                                    iv.      Provision of home/community
                                             services covered by the contractor
                                             as needed.

                           f.       Abuse and Neglect Identification Initiative:
                                    Contractor shall develop a program on
                                    prevention, awareness, and treatment of
                                    abuse and neglect of enrollees, to include the following:

                                    i.       Diagnostic tools for identifying
                                             enrollees who are experiencing or
                                             who are at risk of abuse and
                                             neglect;

                                    ii.      Protocols and interventions to
                                             treat abuse and neglect of
                                             enrollees, including ongoing
                                             evaluation of the effectiveness of
                                             these protocols and interventions;
                                             and

                                    iii.     Coordination of these efforts
                                             through the PCP.

                  3. QIP for Persons with Disabilities and the Elderly. The contractor shall cooperate with the DMAHS and the ERO in providing the data and in participating in the QIP studies for persons with disabilities and the elderly. The study and final report will be conducted and prepared by the ERO.

                           a.       Preventive Medicine

                                    i.       Influenza vaccinations rates:
                                             percentage of enrollees who have
                                             received an influenza vaccination
                                             in the past year;

                                    ii.      Pneumonia vaccination rate:
                                             percentage of enrollees who have
                                             received the pneumonia vaccination
                                             at any time.

                                    iii.     Biennial eye examination:
                                             percentage of enrollees receiving
                                             vision screening in the past two
                                             (2) years;

                                    iv.      Biennial hearing examination:
                                             percentage of enrollees receiving
                                             hearing screening in the past two
                                             (2) years;

                                    v.       Screening for smoking: percentage
                                             of enrollees who reported smoking
                                             tobacco, and percentage of those
                                             encouraged to stop smoking during
                                             the past year;

                                    vi.      Screening for drug abuse:
                                             percentage of enrollees reporting
                                             alcohol utilization in the
                                             substance abuse risk areas, and
                                             percentage of those referred for
                                             counseling; and

                                    vii.     Screening for colon cancer:
                                             percentage of enrollees who
                                             received this service in the past
                                             two (2) years.

                           b.       Congestive Heart Failure (CHF):

                                    i.       The number of enrollees diagnosed
                                             with CHF:

                                    ii.      The number hospitalized for CHF and
                                             average lengths of stay;

                                    iii.     Percentage of enrollees for whom
                                             Angiotensin Converting Enzyme (ACE)
                                             Inhibitors were prescribed;

                                    iv.      Percentage for whom cardiac
                                             arrhythmias were diagnosed;

                                    v.       CHF readmission rate (the number of
                                             enrollees admitted more than once
                                             for CHF during the past year);

                                    vi.      CHF readmission rate ratio (the
                                             ratio of enrollees admitted more
                                             than once for CHF compared to
                                             enrollees admitted only once);

                                    vii.     Percentage who died during the past
                                             year in hospitals; and

                                    viii.    Percentage who died during the past
                                             year in non-hospital settings.

                           c.       Hypertension:

                                    i.       The number of enrollees identified
                                             as hypertensive using HEDIS
                                             measures

                                    ii.      Percentage who received a blood
                                             test for cholesterol or LDL.

         S. For the elderly and enrollees with disabilities, the contractor shall monitor and report outcomes annually to DMAHS of the following quality indicators of potential adverse outcomes and provide for appropriate education, outreach and care management, and quality improvement activities as indicated:

                  1.       Aspiration pneumonia

                  2.       Injuries, fractures, and contusions

                  3.       Decubiti

                  4.       Seizure management

         T. MH/SA Services for Clients of DDD. In addition to including clients of DDD and MH/SA services for clients of DDD in other required reports, the contractor shall monitor and report on the following measures: 1) timely outpatient follow-up to intensive treatment, defined as the percentage of enrollees discharged from acute treatment who receive ambulatory services within 7 days; and 2) adequacy of outpatient follow-up, defined as the percentage of enrollees discharged from an inpatient hospital who attend a minimum of one ambulatory service appointment per month for four months.

         U. The contractor shall provide to DMAHS for review and approval a written description of its compensation methodology for marketing representatives, including details of commissions, financial incentives, and other income.

         V. Provider Performance Measures. The contractor shall conduct a multidimensional assessment of a provider's performance, and utilize such measures in the evaluation and management of those providers. Data shall be supplied to providers for their management activities. The contractor shall indicate in its QAPI/Utilization Management Plan how it will address this provision subject to DHS approval. At a minimum, the evaluation management approach shall address the following:

                  1. Resource utilization of services, specialty and ancillary services;

                  2.       Clinical performance measures on outcomes of care;

                  3.       Maintenance and preventive services;

                  4. Enrollee experience and perceptions of service delivery; and

                  5.       Access.

                  For MH/SA services provided to enrollees who are clients of DDD the contractor shall report MH/SA utilization data to its providers.

         W. Member Satisfaction. The State will assess member satisfaction of contractor services by conducting surveys employing the Consumer Assessments of Health Plans Study (CAHPS) survey, or another survey instrument specified by the State. The survey shall be stratified to capture statistically significant results for all categories of New Jersey Care 2000+ enrollees including AFDC/TANF, DYFS, SSI and New Jersey Care Aged, Blind and Disabled, NJ FamilyCare, pregnant and parenting women, and racial and linguistic minorities. Sample size, sample selection, and implementation methodology shall be determined by the State, with contractor input, to assure comparability of results across State contractors.

                  The State will select an independent survey administrator to perform the survey on behalf of all of the State's New Jersey Care 2000+ contractors.

                  The contractor shall fully cooperate with the State and the independent survey administrator such that final, analyzed survey results shall be available from the survey administrator to the State, in a format approved by the State, by a date specified by the State of each contract year. Within sixty (60) days of receipt of the final, analyzed survey results sent to the contractor, it shall identify leading sources of enrollee dissatisfaction, specify additional measurement or intervention efforts developed to address enrollee dissatisfaction, and a timeline, subject to State approval, indicating when such activities will be completed. A status report on the additional measurement or intervention efforts shall be submitted to the State by a date specified by DMAHS. The contractor shall respond to and submit a corrective action to address and correct problems and deficiencies found through the survey.

                  If the contractor conducts a member satisfaction survey of its own, it shall send to DMAHS the results of the survey.

         X. Focus Groups. The State will annually conduct four focus groups with enrolled populations identified by the State and communicated in writing to the contractor. Objectives for the focus groups will be collaboratively developed by the State and the contractor. For the first contract year, two focus groups each will be conducted with enrollees who have communication-affecting disorders and with enrollees who are elderly.

                  Focus group results will be reported by the State. The contractor shall identify opportunities for improvement identified through the focus groups, specify

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                  additional measurement or intervention efforts developed to address the opportunities for improvement, and a timeline, subject to State approval, indicating when such activities will be completed. A status report on the additional measurement or intervention efforts shall be submitted annually to the State by a date specified by DMAHS.

         Y. ERO. Other "areas of concern" shall be monitored through the external review process. The External Review Organization
                  (ERO) shall, in its monitoring activities, validate the contractor's protocols, sampling, and review methodologies.

         Z. Community/Health Education Advisory Committee. The contractor shall establish and maintain a community advisory committee, consisting of persons being served by the contractor, including enrollees or authorized persons, individuals and providers with knowledge of and experience with serving elderly people or people with disabilities; and representatives from community agencies that do not provide contractor-covered services but are important to the health and well-being of members. The committee shall meet at least quarterly and its input and recommendations shall be employed to inform and direct contractor quality management activities and policy and operations changes. The contractor shall submit a narrative annual report indicating the constituencies on this committee, as well as the committee's activities throughout the year.

         AA. Provider Advisory Committee. The contractor shall establish and maintain a provider advisory committee, consisting of providers contracting with the contractor to serve enrollees. At least two providers on the committee shall maintain practices that predominantly serve Medicaid beneficiaries and other indigent populations, in addition to at least one other practicing provider on the committee who has experience and expertise in serving enrollees with special needs. The committee shall meet at least quarterly and its input and recommendations shall be employed to inform and direct contractor quality management activities and policy and operations changes. The contractor shall submit a narrative annual report indicating the constituencies on this committee, as well as the committee's activities throughout the year.

4.6.3    REFERRAL SYSTEMS

         A. The contractor shall have a system whereby enrollees needing specialty medical and dental care will be referred timely and appropriately. The system shall address authorization for specific services with specific limits or authorization of treatment and management of a case when medically indicated (e.g., treatment of a terminally ill cancer patient requiring significant specialist care). The contractor shall maintain and submit a flow chart accurately describing the contractor's referral system, including the title of the person(s) responsible for approving referrals. The following items shall be contained within the referral system:

                  1. Procedures for recording and tracking each authorized referral.

                  2. Documentation and assurance of completion of referrals.

                  3. Policies and procedures for identifying and rescheduling broken referral appointments with the providers and/or contractor as appropriate (e.g. EPSDT services).

                  4. Policies and procedures for accepting, resolving and responding to verbal and written enrollee requests for referrals made to the PCP and/or contractor as appropriate. Such requests shall be logged and documented. Requests that cannot be decided upon immediately shall be responded to in writing no later than five (5) business days from the date of receipt of the request (with a call made to the enrollee on final disposition) and postmarked the next day.

                  5. Policies and procedures for proper notification of the enrollee and where applicable, authorized person, the enrollee's provider, and the enrollee's care manager, including notice of right to appeal and/or right to a request a second opinion when services are denied.

                  6. A referral form which can be given to the enrollee or, where applicable, an authorized person to take to a specialist.

                  7. Referral form mailed, faxed, or sent by electronic means directly to the referral provider.

                  8. Telephoned authorization for urgent situations or when deemed appropriate by the enrollee's PCP or the contractor.

                  9. Where applicable, the contractor must also notify the contractor care manager or authorized person.

         B. The contractor shall provide a mechanism to assure the facilitation of referrals when traveling by an enrollee (especially when very ill) from one location to another to pick-up and deliver forms can cause undue hardship for the enrollee. Referrals from practitioners or prior authorizations by the contractor shall be sent/processed within two (2) working days of the request, one (1) day for urgent cases. The contractor shall have procedures to allow enrollees to receive a standing referral to a specialist in cases where an enrollee needs ongoing specialty care.

         C. The contractor shall not impose an arbitrary number of attempted dental treatment visits by a PCD as a condition prior to the PCD initiating any specialty referral requests.

         D. The contractor shall authorize any reasonable referral request from a PCP/PCD without imposing any financial penalties to the same PCP/PCD.

         E. All final decisions regarding denials of referrals, PAs, treatment and treatment plans for non-emergency services shall be made by a physician and/or peer physician specialist or by a dentist/dental specialist in the case of dental services. Prior authorization decisions for non-emergency services shall be made within ten (10) business days or sooner as required by the needs of the enrollee.

4.6.4    UTILIZATION MANAGEMENT

         A. Utilization Review Plan. The contractor shall develop a written Utilization Review Plan that includes all standards described in the NJ modified QARI/QISMC (See Section B.4.14 of the Appendices). The written plan shall also include policies and procedures that address the following:

                  1. The contractor shall not deny benefits to require enrollees and providers to go through the appeal process in an effort to forestall and reduce needed benefits. The contractor shall provide all medically necessary services covered by the NJ Division of Medical Assistance and Health Services program in this contract. If a dispute arises concerning the provision of a service or the level of service, the service, if initiated, shall be continued until the issue is resolved.

                  2. Utilization Management Committee. The committee shall have written parameters for operating and will meet on a regular schedule, defined to be at least quarterly. Committee members shall be clearly identified and representative of the contractor's providers, accountable to the medical director and governing body, and shall maintain appropriate documentation of the committee's activities, findings, recommendations, and actions.

                  3. Data Collection and Reporting. The plan shall provide for systematic utilization data collection and analysis, including profiling of provider utilization patterns and patient results. The contractor must use aggregate data to establish utilization patterns, allow for trend analysis, and develop statistical profiles of both individual providers and all network providers. Such data shall be regularly reported to the contractor management and contractor providers. The plan shall also provide for interpretation of the data to providers.

                  4. Corrective Action. The plan shall include procedures for corrective action and follow-up activities when problems in utilization are identified.

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
                  5. Roles and Responsibilities. The plan shall clearly define the roles, functions, and responsibilities of the utilization management committee and medical director.

                  6. Prohibitions on Compensation. The contractor or the contractor's delegated utilization review agent shall not permit or provide compensation or anything of value to its employees, agents or contractors based on:

                           a. Either a percentage of the amount by which a claim is reduced for payment or the number of claims or the cost of services for which the person has denied authorization or payment; or

                           b. Any other method that encourages the rendering of an adverse determination.

                  7. Retrospective Review. If a health care service has been pre-authorized or approved, the specific standards, criteria or procedures used in the determination shall not be modified pursuant to retrospective review.

                  8. Collection of Information. Only such information as is necessary to make a determination shall be collected. During prospective or concurrent review, copies of medical records shall only be required when necessary to verify that the health care services subject to review are medically necessary. In such cases, only the relevant sections of the records shall be required. Complete or partial medical records may be requested for retrospective reviews. In no event shall such information be reviewed by persons other than health care professionals, registered health information technicians, registered health information administrators, or administrative personnel who have received appropriate training and who will safeguard patient confidentiality.

                  9. Prohibited Actions. Neither the contractor's UM committee nor its utilization review agent shall take any action with respect to an enrollee or a health care provider that is intended to penalize or discourage the enrollee or the enrollee's health care provider from undertaking an appeal, dispute resolution or judicial review of an adverse determination.

         B. Prior Authorization. The contractor shall have policies and procedures for prior-authorization. Prior authorization shall be conducted by a currently licensed, registered or certified health care professional, including a registered nurse or a physician who is appropriately trained in the principles, procedures and standards of utilization review. The following timeframes and requirements shall apply to all prior authorization determinations:

                  1. Routine determinations. Prior authorization determinations for non-urgent services shall be made and a notice of determination provided by telephone and in writing to the provider within ten (10) business days (or sooner as required by the needs of the enrollee) of receipt of necessary information sufficient to make an informed decision.

                  2. Urgent determinations. Prior authorization determinations for urgent services shall be made within twenty-four (24) hours of receipt of the necessary information.

                  3. Determination for Services that have been delivered. Determinations involving health care services which have been delivered shall be made within thirty (30) days of receipt of the necessary information.

                  4. Adverse Determinations. A physician and/or a physician peer reviewer shall make the final determination in all adverse determinations.

                  5. Continued/Extended Services. A utilization review agent shall make a determination involving continued or extended health care services, or additional services for an enrollee undergoing a course of continued treatment prescribed by a health care provider and provide notice of such determination to the enrollee or the enrollee's designee, which may be satisfied by notices to the enrollee's health care provider, by telephone and in writing within one (1) business day of receipt of the necessary information. Notification of continued or extended services shall include the number of extended services approved, the new total of approved services, the date of onset of services and the next review date. For services that require multiple visits, a series of tests, etc. to complete the service, the authorized time period shall be adequate to cover the anticipated span of time that best fits the service needs and circumstances of each individual enrollee.

                  6. Reconsiderations. The contractor shall have policies and procedures for reconsideration in the event that an adverse determination is made without an attempt to discuss such determination with the referring provider. Determinations in such cases shall be made within the timeframes established for initial considerations.

                  7. The contractor shall provide written notification to enrollees and/or, where applicable, an authorized person at the time of denial, deferral or modification of a request for prior approval to provide a medical/dental service(s), when the following conditions exist:

                           a. The request is made by a medical/dental or other health care provider who has a formal arrangement with the contractor to provide services to the enrollee.

                           b. The request is made by the provider through the formal prior authorization procedures operated by the contractor.

                           c. The service for which prior authorization is requested is a Medicaid covered service for which the contractor has established a prior authorization requirement.

                           d. The prior authorization decision is being made at the ultimate level of responsibility within the contractor's organization for approving, denying, deferring or modifying the service requested but prior to the point at which the enrollee must initiate the contractor's grievance procedure.

                  8. Notice of Action. Written notification shall be given on a standardized form approved by the Department and shall inform the provider, enrollee or authorized person of the following:

                           a. The effective date of the denial, reduction of service, or other medical coverage determination;

                           b. The enrollee's rights to, and method for obtaining, a State hearing (Fair Hearing and/or IURO) to contest the denial, deferral or modification action;

                           c.       The enrollee's right to represent
                                    himself/herself at the State hearing or to be represented by legal counsel, friend or other spokesperson;

                           d. The action taken by the contractor on the request for prior authorization and the reason for such action including clinical rationale and the underlying contractual basis or Medicaid authority;

                           e.       The name and address of the contractor;

                           f. Notice of internal (contractor) appeal rights and instructions on how to initiate such appeal;

                           g. Notice of the availability, upon request, of the clinical review criteria relied upon to make the determination;

                           h. The notice to the enrollee shall inform the enrollee that he or she may file an appeal concerning the contractor's action using the contractor's appeal procedure prior to or concurrent with the initiation of the State hearing process;

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
                           i. The contractor shall notify enrollees, and/or authorized persons within the time frames set forth in this contract;

                  9. In no instance shall the contractor apply prior authorization requirements and utilization controls that effectively withhold or limit medically necessary services, or establish prior authorization requirements and utilization controls that would result in a reduced scope of benefits for any enrollee.

         C. Appeal Process for UM Determinations. The contractor shall have policies and procedures for the appeal of utilization management determinations and similar determinations. In the case of an enrollee who was receiving a covered service (from the contractor, another contractor, or the Medicaid Fee-for-Service program) prior to the determination, the contractor shall continue to provide the same level of service while the determination is in appeal. However, the contractor may require the enrollee to receive the service from within the contractor's provider network, if equivalent care can be provided within network.

                  1. The contractor shall provide that an enrollee, and any provider acting on behalf of the enrollee with the enrollee's consent (enrollee's consent shall not be required in the case of a deceased patient, or when an enrollee has relocated and cannot be found), may appeal any UM decision resulting in a denial, termination, or other limitation in the coverage of and access to health care services in accordance with this contract and as defined in C.2 under the procedures described in this Article. Such enrollees and providers shall be provided with a written explanation of the appeal process upon the conclusion of each stage in the appeal process.

                  2. Appealable decision means, at a minimum, any of the following:

                           a. An adverse determination under a utilization review program;

                           b.       Denial of access to specialty and other
                                    care;

                           c.       Denial of continuation of care;

                           d.       Denial of a choice of provider;

                           e. Denial of coverage of routine patient costs in connection with an approved clinical trial;

                           f.       Denial of access to needed drugs;

                           g. The imposition of arbitrary limitation on medically necessary services; or

                           h.       Denial of payment for a benefit.

                  3. Hearings. If the contractor provides a hearing to the enrollee on the appeal, the enrollee shall have the right to representation. The contractor shall permit the enrollee to be accompanied by a representative of the enrollee's choice to any proceedings and grievances. Such hearing must

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
                           take place in community locations convenient and accessible to the enrollee.

                  4. The appeal process shall consist of an informal internal review by the contractor (stage 1 appeal), a formal internal review by the contractor (stage 2 appeal), and a formal external review (stage 3 appeal) by an independent utilization review organization under the DHSS and/or the Medicaid Fair Hearing process shall be in accordance with N.J.A.C 10:49 et seq. Stages 1-3 appeals shall be in accordance with N.J.A.C. 8:38-8.

                  5. Utilization Management Grievances. Appropriate clinical personnel shall be involved in the investigation and resolution of all UM grievances. The processing of all such grievances shall be incorporated in the contractor's quality management activities and shall be reviewed periodically (at least quarterly) by the Medical Director/Dental Director.

                  6. Nothing in this Article shall be construed as removing any legal rights of enrollees under State or federal law, including the right to file judicial actions to enforce rights or request a Medicaid Fair Hearing for Medicaid enrollees in accordance with their rights under State and federal laws and regulations. All written notices to Medicaid/NJ FamilyCare Plan A enrollees shall include a statement of their right to access the Medicaid Fair Hearing process at any time.

         D. Drug Utilization Review Program (DUR): The contractor shall establish and maintain a drug utilization review (DUR) program that satisfies the minimum requirements for prospective and retrospective DUR as described in 1927(g) of the Social Security Act, amended by the Omnibus Budget Reconciliation Act
                  (OBRA) of 1990. The contractor shall include review of Mental Health/Substance Abuse drugs in its DUR program. The State or its agent shall provide its expertise in developing review protocols and shall assist the contractor in analyzing MH/SA drug utilization. Results of the review shall be provided to the State or its agent and, where applicable, to the contractor's network providers. The State or its agent will take appropriate corrective action to report its actions and outcomes to the contractor.

                  1. DUR standards shall encourage proper drug utilization by ensuring maximum compliance, minimizing potential fraud and abuse, and taking into consideration both the quality and cost of the pharmacy benefit.

                  2. The contractor shall implement a claims adjudication system, preferably on-line, which shall include a prospective review of drug utilization, and include age-specific edits.

                  3. The prospective and retrospective DUR standards established by the contractor shall be consistent with those same standards established by the

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                           Medicaid Drug Utilization Review Board. DMAHS shall
                           approve the effective date for implementation of any DUR standards by the contractor as well as any subsequent changes within thirty (30) days of such change.

4.6.5    CARE MANAGEMENT

         A. Care Management Standards. The contractor shall develop and implement care management as defined in Article 1 with adequate capacity to provide services to all enrollees who would benefit from care management services. In addition, the contractor shall develop a higher level of care management for enrollees with special needs, as described in Article 4.5.4. Specific care management activities shall include at least the following:

                  1. An effective mechanism to initiate and discontinue care management services in both inpatient and outpatient settings, in addition to catastrophic incidents.

                  2. An effective mechanism to coordinate services required by enrollees, including community support services. When appropriate, such activities shall be coordinated with those of the Division of Family Development (DFD), Division of Youth and Family Services (DYFS), Division of Mental Health Services
                           (DMHS), Division of Developmental Disabilities, Special Child Health Services County Case Management Units, Division of Addiction Services, and community agencies.

                  3. Care plans specifically developed for each care managed enrollee which ensure continuity and coordination of care among the various clinical and non-clinical disciplines and services.

                  4. A process to evaluate and improve individual care management services as well as the effectiveness of care management as a whole.

                  5. Protocols for the following care management activities:

                           a. Pregnancy services including HealthStart program requirements;

         b. All EPSDT services and coordination for children with elevated blood lead levels;

                           c.       Mental health/substance abuse services
                                    coordination;

                           d.       HIV/AIDS services coordination; and

                           e.       Dental services for enrollees with
                                    developmental disabilities.

         B. Early Identification. The contractor shall develop policies and procedures for early identification of enrollees who require care management. The contractor shall include in its policies and procedures a review of the following possible indicators of complex care needs:

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
                  1. Poor health or functional status, as reported by the enrollee or authorized person;

                  2.       Existence of a care plan;

                  3.       Existence of a case manager;

                  4. Request for an assessment from the enrollee or authorized person;

                  5. Request for an assessment from a State agency or private agency contracting with DDD involved with the enrollee;

                  6.       A chronic condition;

                  7. A recent hospitalization or admission to a nursing facility;

                  8. Recent critical social events, such as the death or relocation of a family member or a move to a new home;

                  9. Existence of multiple medical or social service systems or providers in the life of the enrollee;

                  10. Use of prescription drugs, particularly multiple drugs; and

                  11.      Use of interpreter or any special services.

         C. Complex Needs Assessment. The contractor shall have protocols and tools for performing and reviewing/updating Complex Needs Assessments.

                  1. The Complex Needs Assessment must cover at least the following risk factors:

                           a. Medical status and history, including primary and secondary diagnosis and current and past medications prescribed

                           b.       Functional status

                           c.       Physical well-being

                           d.       Mental health status

                           e. History of tobacco, alcohol and drug use or abuse

                           f. Identification of existing and potential formal and informal supports

                           g. Determination of willingness and capacity of family members or, where applicable, authorized persons and others to provide informal support

                           h. Condition and proximity to services of current housing, and access to appropriate transportation

                           i. Identification of current or potential long term service needs

                           j.       Need for medical supplies and DME

                  2. When any of the following conditions are met, the contractor shall ensure that a Complex Needs Assessment is conducted, or an existing assessment is reviewed, within a time frame that meets the needs of the enrollee but within no more than thirty (30) days:

                           a. Special needs are identified at the time of enrollment or any time thereafter;

                           b. An enrollee or authorized person requests an assessment;

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
                           c.       The enrollee's PCP requests an assessment;

                           d. A State agency involved with an enrollee requests an assessment; or

                           e.       An enrollee's status otherwise indicates.

         D. Plan of Care. The contractor, through its care manager, shall ensure that a plan of care is developed and implementation has begun within thirty (30) business days of the date of a needs assessment, or sooner, according to the circumstances of the enrollee. The contractor shall ensure the full participation and consent of the enrollee or, where applicable, authorized person and participation of the enrollee's PCP and other case managers identified through the Complex Needs Assessment (e.g., DDD case manager) in the development of the plan. The plan shall specify treatment goals, identify medical service needs, relevant social and support services, appropriate linkages and timeframe as well as provide an ongoing accurate record of the individual's clinical history. The care manager shall be responsible for implementing the linkages identified in the plan and monitoring the provision of services identified in the plan. This includes making referrals, coordinating care, promoting communication, ensuring continuity of care, and conducting follow-up. The care manager shall also be responsible for ensuring that the plan is updated as needed, but at least annually. This includes early identification of changes in the enrollee's needs.

         E. Referrals. The contractor shall have policies and procedures to process and respond within ten (10) business days to care management referrals from network providers, state agencies, private agencies under contract with DDD, self-referrals, or, where applicable, referrals from an authorized person.

         F.       Continuity of Care

                  1. The contractor shall establish and operate a system to assure that a comprehensive treatment plan for every enrollee will progress to completion in a timely manner without unreasonable interruption.

                  2. The contractor shall construct and maintain policies and procedures to ensure continuity of care by each provider in its network.

                  3. An enrollee shall not suffer unreasonable interruption of his/her active treatment plan. Any interruptions beyond the control of the provider will not be deemed a violation of this requirement.

                  4. If an enrollee has already had a medical or dental treatment procedure initiated prior to his/her enrollment in the contractor's plan, the initiating treating provider must complete that procedure (not the entire treatment plan). See 4.1.1.E for details.

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
         G. Documentation. The contractor shall document all contacts and linkages to medical and other services in the enrollee's case files.

         H. Informing Providers. The contractor shall inform its PCPs and specialists of the availability of care management services, and must develop protocols describing how providers will coordinate services with the care managers.

         I. Care Managers. The contractor shall establish a distinct care management function within the contractor's plan. This function shall be overseen by a Care Management Supervisor, as described in Article 7.3. Care managers shall be dedicated to providing care management and may be employees or contracted agents of the contractor. The care manager, in conjunction with and with approval from, the enrollee's PCP, shall make referrals to needed services. The care management system shall recognize three levels set forth in Section B.4.12 of the Appendices. Level 3 is described in Article 4.5.4.

                  1. The care manager for the first level of care management shall have as a minimum a license as a registered nurse or a Bachelor's degree in social work, health or behavioral science.

                  2. For level two of care management, in addition to the requirements in 4.6.5I.1. above, the care managers shall also have at least one (1) year of experience serving enrollees with special needs.

                  3. The contractor shall have procedures to monitor the adequacy of staffing and must adjust staffing ratios and caseloads as appropriate based on its staffing assessment.

         J.       Care management shall also be made available to enrollees who exhibit inappropriate, disruptive or threatening behaviors in a medical practitioner's office when such behaviors may relate to or result from the existence of the enrollee's special needs.

         K. Hours of Service. The contractor shall make care management services available during normal office hours, Monday through Friday.

4.7      MONITORING AND EVALUATION

4.7.1    GENERAL PROVISIONS

         A. For purposes of monitoring and evaluating the contractor's performance and compliance with contract provisions, to assure overall quality management (QM), and to meet State and federal statutes and regulations governing monitoring, DMAHS or its agents shall have the right to monitor and evaluate on an on-going basis, through inspection or other means, the contractor's provision of health care services and operations including, but not limited to, the quality, appropriateness, and timeliness of services provided under this contract and the contractor's compliance with its internal QM program. DMAHS shall establish the scope of review, review sites, relevant time frames for obtaining information, and the criteria for review, unless otherwise provided or permitted by applicable laws, rules, or regulations.

         B. The contractor shall cooperate with and provide reasonable assistance to DMAHS in monitoring and evaluation of the services provided under this contract.

         C. The contractor hereby agrees to medical audits in accordance with the protocols for care specified in this contract, in accordance with medical community standards for care, and of the quality of care provided all enrollees, as may be required by appropriate regulatory agencies.

         D. The contractor shall cooperate with DMAHS in carrying out the provisions of applicable statutes, regulations, and guidelines affecting the administration of this contract.

         E. The contractor shall distribute to all subcontractors providing services to enrollees, informational materials approved by DMAHS that outlines the nature, scope, and requirements of this contract.

         F. The contractor, with the prior written approval of DMAHS, shall print and distribute reporting forms and instructions, as necessary whenever such forms are required by this contract.

         G. The contractor shall make available to DMAHS copies of all standards, protocols, manuals and other documents used to arrive at decisions on the provision of care to its DMAHS enrollees.

         H. The contractor shall use appropriate clinicians to evaluate the clinical data, and must use multi-disciplinary teams to analyze and address systems issues.

         I. Contractor shall develop an incentive system for providers to assure submission of encounter data. At a minimum, the system shall include:

                  1. Mandatory provider profiling that includes complete and timely submissions of encounter data. Contractor shall set specific requirements for profile elements based on data from encounter submissions.

                  2. Contractor shall set up data submission requirements based on encounter data elements for which compliance performance will be both rewarded and/or sanctioned.

         J. The contractor shall include in its quality management system reviews/audits which focus on the special dental needs of enrollees with developmental

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                  disabilities. Using encounter data reflecting the utilization of dental services and other data sources, the contractor shall measure clinical outcomes; have these outcomes evaluated by clinical experts; identify quality management tools to be applied; and recommend changes in clinical practices intended to improve the quality of dental care to enrollees with developmental disabilities.

4.7.2    EVALUATION AND REPORTING - CONTRACTOR RESPONSIBILITIES

         A. The contractor shall collect data and report to the State its findings on the following:

                  1. Encounter Data: The contractor shall prepare and submit encounter data to DMAHS. Instructions and formats for this report are specified in Section
                           B.3.3 of the Appendices of this contract.

                  2. Grievance Reports: The contractor shall provide to DMAHS quarterly reports of all grievances in accordance with Articles 5.15 and the contractor's approved grievance process included in this contract. See Section A.7.5 of the Appendices (Table 3).

                  3. Appointment Availability Studies: The contractor shall conduct a review of appointment availability and submit a report to DMAHS semi-annually. The report must list the average time that enrollees wait for appointments to be scheduled in each of the following categories: baseline physical, routine, specialty, and urgent care appointments. DMAHS must approve the methodology for this review in advance in writing. The contractor shall assess the impact of appointment waiting times on the health status of enrollees with special needs.

                  4. Twenty-four (24) Hour Access Report: The contractor shall submit to DMAHS an annual report describing its twenty-four (24) hour access procedures for enrollees. The report must include the names and addresses of any answering services that the contractor uses to provide twenty-four (24) hour access.

                  5. The contractor shall submit to DMAHS, on a quarterly basis, records of early discharge information which pertain to hospital stays for newborns and mothers.

                  6. The contractor shall monitor, evaluate, and submit an annual report to DMAHS on the incidence of HIV/AIDS patients, the impact of the contractor's program to promote HIV prevention (Article 4.5.7), counseling, treatment and quality of life outcomes, mortality rates.

                  7. Additional Reports: The contractor shall prepare and submit such other reports as DMAHS may request. Unless otherwise required by law or

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
                           regulation, DMAHS shall determine the timeframe for submission based on the nature of the report and give the contractor the opportunity to discuss and comment on the proposed requirements before the contractor is required to submit such additional reports.

                  8. The contractor shall submit to the Division, on a quarterly basis, documentation of its ongoing internal quality assurance activities. Such documentation shall include at a minimum:

                           a. Agenda of quality assurance meetings of its medical professionals; and

                           b.       Attendance sheets with attendee signatures.

         B. Clinical areas requiring improvement shall be identified and documented with a corrective action plan developed and monitored by the State.

                  1. Implementation of remedial/corrective action. The QAPI shall include written procedures for taking appropriate remedial action whenever, as determined under the QAPI, inappropriate or substandard services are furnished, or services that should have been furnished were not. Quality assurance actions which result in the termination of a medical provider shall be immediately forwarded by the contractor to DMAHS. Written remedial/corrective action procedures shall include:

                           a. Specification of the types of problems requiring remedial/corrective action;

                           b. Specification of the person(s) or body responsible for making the final terminations regarding quality problems;

                           c.       Specific actions to be taken;

                           d. Provision of feedback to appropriate health professionals, providers and staff;

                           e.       The schedule and accountability for
                                    implementing corrective actions;

                           f. The approach to modifying the corrective action if improvements do not occur; and

                           g. Procedures for notifying a primary care physician/provider group that a particular physician/provider is no longer eligible to provide services to enrollees.

                  2. Assessment of effectiveness of corrective actions. The contractor shall monitor and evaluate corrective actions taken to assure that appropriate changes have been made. In addition, the contractor shall track changes in practice patterns.

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                  3.       The contractor shall assure follow-up on identified
                           issues to ensure that actions for improvement have been effective and provide documentation of same.

                  4. The findings, conclusions, recommendations, actions taken, and results of the actions taken as a result of QM activity, shall be documented and reported to appropriate individuals within the organization and through the established QM channels. The contractor shall document coordination of QM activities and other management activities.

         C. The contractor shall conduct an annual satisfaction survey of a statistically valid sample of its participating providers who provide services to DMAHS enrollees. The contractor shall submit a copy of the survey instrument and methodology to DMAHS. The survey should include as a minimum questions that address provider opinions of the impact of the referral, prior authorization and provider appeals processes on his/her practice/services, reimbursement methodologies, care management assistance from the contractor. The contractor shall communicate the findings of the survey to DMAHS in writing within one hundred twenty (120) days after conducting the survey. The written report shall also include identification of any corrective measures that need to be taken by the contractor as a result of the findings, a time frame in which such corrective action will be taken by the contractor and recommended changes as needed for subsequent use.

4.7.3    MONITORING AND EVALUATION - DEPARTMENT ACTIVITIES

The contractor shall permit the Department and the United States Department of Health and Human Services or its agents to have the right to inspect, audit or otherwise evaluate the quality, appropriateness and timeliness of services performed under this contract, including through a medical audit. Medical audit by Department staff shall include, at a minimum, the review of:

         A.       Health care delivery system for patient care;

         B.       Utilization data;

         C. Medical evaluation of care provided and patient outcomes for specific enrollees as well as for a statistical representative sample of enrollee records;

         D.       Health care data elements submitted electronically to DMAHS;

         E. Annual, on-site review of the contractor's operations with necessary follow-up reviews and corrective actions;

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         F.       The grievances and complaints (recorded in a separately
                  designated complaint log for DMAHS enrollees) relating to medical care including their disposition;

         G. Minutes of all quality assurance committee meetings conducted by the contractor's medical staff. Such reviews will be conducted on-site at the contractor's facilities or administrative offices.

4.7.4    INDEPENDENT EXTERNAL REVIEW ORGANIZATION REVIEWS

         A. The contractor shall cooperate with the external review organization (ERO) audits and provide the information requested and in the time frames specified (generally within sixty (60) days or as indicated in the notice), including medical and dental records, QAPI reports and documents, and financial information. Contractors shall submit a plan of action to correct, evaluate, respond to, resolve, and follow-up on any identified problems reported by such activities.

         B.       The scope of the ERO reviews shall be as follows:

                  1. Annual, onsite review of contractor's operations with necessary follow-up reviews and corrective actions.

                  2. The contractor's quality management plan and activities.

                  3.       Individual medical record reviews.

                  4.       Randomly selected studies.

                  5. Focus studies utilizing where possible HEDIS measurements and comparison to Healthy People 2010 Objectives and/or Healthy New Jersey 2010 standards and/or EPSDT or HealthStart standards as appropriate.

                  6. Validation review of the contractor's QM/HEDIS studies required in this contract.

                  7.       Validation and evaluation of encounter data.

                  8.       Health care data analysis.

                  9. Monitoring to ensure enrollees are issued written determinations, including appeal rights and notification of their right to a Medicaid Fair Hearing as well as a review by the DHSS IURO.

                  10.      Ad hoc studies and reviews.

                  11. ERO reviews for dental services include but are not limited to:

                           a. New Jersey licensed Dental Consultants of the ERO will review a random sample of patient charts and conduct provider interviews. A random number of patients will receive screening examinations.

                           b. Auditors will review appointment logs, referral logs, health education material, and conduct staff interviews.

                           c. Audit documents will be completed by appropriate consultant/auditor.

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
4.8      PROVIDER NETWORK

4.8.1    GENERAL PROVISIONS

         A. The contractor shall establish and maintain at all times a complete provider network consisting of traditional providers for primary and specialty care, including primary care physicians, other approved non-physician primary care providers, physician specialists, non-physician practitioners, hospitals (including teaching hospitals), Federally Qualified Health Centers and other essential community providers/safety-net providers, and ancillary providers. The provider network shall be reviewed and approved by DMAHS and the sufficiency of the number of participating providers shall be determined by DMAHS in accordance with the standards found in Article 4.8.8 "Provider Network Requirements."

         B. The contractor shall ensure that its provider network includes, at a minimum:

                  1. Sufficient number, available and physically accessible, of physician and non-physician providers of health care to cover all services in the amount, duration, and scope included in the benefits package under this contract. The number of enrollees assigned to a PCP shall be decreased by the contractor if necessary to maintain the appointment availability standards. The contractor's network, at a minimum, shall be sufficient to serve at least 33 percent of all individuals eligible for managed care in each urban county it serves. The contractor's network, at a minimum, shall be sufficient to serve at least 50 percent of all individuals eligible for managed care in the remaining non-urban counties it serves, i.e., Cape May, Hunterdon, Salem, Sussex, and Warren.

                  2. A number and distribution of Primary Care Physicians shall be such as to accord to all enrollees a ratio of at least one (1) full time equivalent Primary Care Physician who will serve no more than 1,500 enrollees and one FTE primary care dentist for 1,500 enrollees. Exemption to the 1:1,500 ratio limit may be granted by DMAHS if criteria specified further below are met.

                  3. Providers who can accommodate the different languages of the enrollees including bilingual capability for any language which is the primary language of five
                           (5) percent or more of the enrolled DMAHS population.

                  4. Providers, including dentists, pediatricians, physiatrists, gynecologists, family practitioners, internists, neurologists, nurse practitioners or other individual specialists, who are experienced in treating enrollees with special needs. This includes dentists who provide service to persons with developmental disabilities and who may have to take additional time in providing a specific service. Each contractor shall demonstrate the availability and accessibility of institutional facilities and professional

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
                           allied personnel, home care and community based services to perform the agreed upon services.

                  5. Medical primary care network shall include internists, pediatricians, family and general practice physicians. The contractor shall have the option to include obstetricians/gynecologists as PCPs as well as other physician specialists as primary care providers for enrollees with special needs who will supervise and coordinate their care via a team approach providing that the contract with the physician specialist is, at a minimum, the same as for all other PCPs and that enrollees are enrolled with the physician specialist in the same manner and with the same physician/enrollee ratio requirements as for all other primary care physicians. The contractor shall include certified nurse midwives in its provider network where they are available and willing to participate in accordance with 1905
                           (a)(17) of the Social Security Act. CNPs/CNSs included as PCPs or specialists in the network may provide a scope of services that comply with their licensure requirements.

                  6. A CNP/CNS to enrollee ratio may not exceed one CNP or one CNS to 1000 enrollees per contractor or 1500 enrollees cumulative across plans.

                  7.       Compliance with the standards delineated in Article
                           4.8.

         C. All providers and subcontractors shall, at a minimum, meet Medicaid provider requirements and standards as well as all other federal and State requirements. For example, a home health agency subcontractor shall meet Medicare certification participation requirements and be licensed by the Department of Health and Senior Services; hospice providers shall meet Medicare certification participation requirements; providers for mammography services shall meet the Food and Drug Administration (FDA) requirements.

         D. The contractor shall include in its network at least one (1) hospital located in the inner city urban area and at least 1 non-urban-based hospital in every county. For those counties with only one (1) hospital, the contractor shall include that hospital in its network subject to good faith negotiations.

         E. The contractor shall offer a choice of two specialists in each county where available. If only one or no providers of a particular specialty is available, the contractor shall provide documentation of the lack of availability and propose alternative specialty providers in neighboring counties.

         F. The contractor shall include in its network mental health/substance abuse providers for Medicaid covered MH/SA services with expertise to serve enrollees who are clients of the Division of Developmental Disabilities.

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
         G. Changes in large provider groups, IPAs or subnetworks such as pharmacy benefits manager, vision network, or dental network shall be submitted to DMAHS for review and prior approval at least ninety (90) days before the anticipated change. The submission shall include contracts, provider network files, enrollee/provider notices and any other pertinent information.

         H. Requirement to contract with FQHC. The contractor shall contract for primary care services with at least one Federally Qualified Health Center (FQHC) located in each enrollment area based on the availability and capacity of the FQHCs in that area. FQHC providers shall meet the contractor's credentialing and program requirements.

4.8.2    PRIMARY CARE PROVIDER REQUIREMENTS

         A. The contractor shall offer each enrollee a choice of two (2) or more primary care physicians furnished by the contractor. Where applicable, this offer can be made to an authorized person. An enrollee with special needs shall be given the choice of a primary care provider which must include a pediatrician, general/family practitioner, and internist, and may include physician specialists and nurse practitioners. The PCP shall supervise the care of the enrollee with special needs who requires a team approach. Subject to any limitations in the benefits package, each primary care provider shall be responsible for overall clinical direction, serve as a central point of integration and coordination of covered services listed in Article 4.1, provide a minimum of twenty (20) hours per week of personal availability as a primary care provider; provide health counseling and advice; conduct baseline and periodic health examinations; diagnose and treat covered conditions not requiring the referral to and services of a specialist; arrange for inpatient care, for consultation with specialists, and for laboratory and radiological services when medically necessary; coordinate referrals for dental care, especially in accordance with EPSDT requirements; coordinate the findings of laboratories and consultants; and interpret such findings to the enrollee and the enrollee's family (or, where applicable, an authorized person), all with emphasis on the continuity and integration of medical care; and, as needed, shall participate in care management and specialty care management team processes. The primary care provider shall also be responsible, subject to any limitations in the benefits package, for determining the urgency of a consultation with a specialist and, if urgent, shall arrange for the consultation appointment.

                  Justification to include a specialist as a PCP or justification for a physician practicing in an academic setting for less than twenty (20) hours per week must be provided to DMAHS. Include in the justification for the specialist as a PCP the number of enrollees to be served as a PCP and as a specialist, full details of the services and scope of services to be provided, and coverage arrangements documenting twenty-four (24) hours/seven (7) days a week coverage.

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
         B. The PCP shall be responsible for supervising, coordinating, managing the enrollee's health care, providing initial and primary care to each enrollee, for initiating referrals for specialty care, maintaining continuity of each enrollee's health care and maintaining the enrollee's comprehensive medical record which includes documentation of all services provided to the enrollee by the PCP, as well as any specialty or referral services. The contractor shall establish policies and procedures to ensure that PCPs are adequately notified of specialty and referral services. PCPs who provide professional inpatient services to the contractor's enrollees shall have admitting and treatment privileges in a minimum of one general acute care hospital that is under subcontract with the contractor and is located within the contractor's service area. The PCP shall be an individual, not a facility, group or association of persons, although he/she may practice in a facility, group or clinic setting.

                  1.       The PCP shall provide twenty-four (24) hour, seven
                           (7) day a week access; and

                  2. Make referrals for specialty care and other medically necessary services, both in-network and out-of-network.

                  3. Enrollees with special needs requiring very complex, highly specialized health care services over a prolonged period of time, and by virtue of their nature and complexity would be difficult for a traditional PCP to manage or with a life-threatening condition or disease, or with a degenerative and/or disabling condition or disease may be offered the option of selecting an appropriate physician specialist (where available) in lieu of a traditional PCP. Such physicians having the clinical skills, capacity, accessibility, and availability shall be specially credentialed and contractually obligated to assume the responsibility for overall health care coordination and assuring that the special needs person receives all necessary specialty care related to their special need, as well as providing for or arranging all routine preventive care and health maintenance services, which may not customarily be provided by or the responsibility of such specialist physicians.

                  4. Where a specialist acting as a PCP is not available for chronically ill persons or enrollees with complex health care needs, those enrollees shall have the option to select a traditional PCP upon enrollment, with the understanding that the contractor may permit a more liberal, direct specialty access (See section 4.5.2) to a specific specialist for the explicit purpose of meeting those specific specialty service needs. The PCP shall in this case retain all responsibility for provision of primary care services and for overall coordination of care, including specialty care.

                  5. If the enrollee's existing PCP is a participating provider in the contractor's network, and if the enrollee wishes to retain the PCP, contractor shall

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
                           ensure that the PCP is assigned, even if the PCP's panel is otherwise closed at the time of the enrollee's enrollment.

         C. In addition to offering, at a minimum, a choice of two or more primary care physicians, the contractor shall also offer an enrollee or, where applicable, an authorized person the option of choosing a certified nurse midwife, certified nurse practitioner or clinical nurse specialist whose services must be provided within the scope of his/her license. The contractor shall submit to DMAHS for review a detailed description of the CNP/CNS's responsibilities and health care delivery system within the contractor's plan.

4.8.3    PROVIDER NETWORK FILE REQUIREMENTS

         The contractor shall provide a provider network file, to be reported by hard copy and diskette in a format and software application system determined by DMAHS that will include the names and addresses of every provider in the contractor's network. The format for computer diskette submission is found in Section A.4.1 of the Appendices.

         A. The contractor shall provide the DMAHS a full network, monthly, on computer diskette in accordance with the specifications provided in Section A.4.1 of the Appendices. The network file shall include an indicator for new additions and deletions and shall include:

                  1. Any and all changes in participating primary care providers, including, for example, additions, deletions, or closed panels, must be reported monthly to DMAHS;

                  2. Any and all changes in participating physician specialists, health care providers, CNPs/CNSs, ancillary providers, and other subcontractors must be reported to DMAHS on a monthly basis; and

         B. The contractor shall provide the HBC with a full network on a monthly basis in accordance with the specifications found in Section A.4.1 of the Appendices. The diskettes shall be sent to OMHC, DMAHS for distribution.

4.8.4    PROVIDER DIRECTORY REQUIREMENTS

         The contractor shall prepare a provider directory which shall be presented in the following manner. Fifty (50) copies of the provider directory, and any updates, shall be provided to the HBC, and one copy shall be provided to DMAHS.

         A.       Primary care providers who will serve enrollees listed by

                  -        County, by city, by specialty

                  - Provider name and degree; specialty board eligibility/certification status; office address(es) (actual street address); telephone number; fax number if

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
                           available; office hours at each location; indicate if a provider serves enrollees with disabilities and how to receive additional information such as type of disability; hospital affiliations; transportation availability; special appointment instructions if any; languages spoken; disability access; and any other pertinent information that would assist the enrollee in choosing a PCP.

         B. Contracted specialists and ancillary services providers who will serve enrollees

                  - Listed by county, by city, by physician specialty, by non-physician specialty, and by adult specialist and by pediatric specialist for those specialties indicated in Section 4.8.8.C.

         C.       Subcontractors

                  - Provide, at a minimum, a list of all other health care providers by county, by service specialty, and by name. The contractor shall demonstrate its ability to provide all of the services included under this contract.

4.8.5    CREDENTIALING/RECREDENTIALING REQUIREMENTS/ISSUES

         The contractor shall develop and enforce credentialing and recredentialing criteria for all provider types which should follow the HCFA's credentialing criteria, as delineated in the NJ modified QARI/QISMC standards found in Article 4.6.1 and Section B.4.14 of the Appendices.

4.8.6    LABORATORY SERVICE PROVIDERS

         A. The contractor shall ensure that all laboratory testing sites providing services under this contract, including those provided by primary care physicians, specialists, other health care practitioners, hospital labs, and independent laboratories have either a Clinical Laboratory Improvement Amendment (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those laboratory service providers with a certificate of waiver shall provide only those tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests.

                  1. The contractor shall provide to DMAHS, on request, copies of certificates that its own laboratory or any other laboratory it conducts business with, has a CLIA certificate for the services it is performing as fulfillment of requirements in 42 C.F.R. Section 493.1809.

                  2. If the contractor has its own laboratory, the contractor shall submit at the time of initial contracting a written list of all diagnostic tests performed in

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                           its own laboratory if applicable and those tests
                           which are referred to other laboratories annually and within fifteen (15) working days of any changes.

                  3. The contractor shall inform DMAHS if it contracts with a new laboratory subcontractor 30 days prior to the effective date of the subcontractor's contract and shall notify DMAHS of a termination of a laboratory subcontractor 90 days prior to the effective date of the subcontractor's termination. The contractor shall provide a copy of a new subcontractor's certificate of waiver or certificate of registration within ten (10) days of operation.

         B. The contractor shall contract with clinical diagnostic laboratories that have implemented a compliance plan to help avoid activities that might be regarded as fraudulent. The compliance plan shall, at a minimum, include the following:

                  1.       Written standards of conduct for employees;

                  2. Development and distribution of written policies that promote the laboratory's commitment to compliance and that address specific areas of potential fraud, such as billing, marketing, and claims processing;

                  3. The designation of a chief compliance officer or other appropriate high-level corporate structure or official who is charged with the responsibility of operating the compliance program;

                  4. The development and offering of education and training programs to all employees;

                  5. The use of audits and/or other evaluation techniques to monitor compliance and ensure a reduction in identified problem areas;

                  6. The development of a code of improper/illegal activities and the use of disciplinary action against employees who have violated internal compliance policies or applicable laws or who have engaged in wrongdoing;

                  7. The investigation and remediation of identified systemic and personnel problems;

                  8. The promotion of and adherence to compliance as an element in evaluating supervisors and managers;

                  9. The development of policies addressing the non-employment or retention of sanctioned individuals;

                  10. The maintenance of a hotline to receive complaints and the adoption of procedures to protect the anonymity of complainants; and

                  11. The adoption of requirements applicable to record creation and retention.

         C. The contractor shall maintain a sufficient network of drawing/specimen collection stations (may include independent lab stations, hospital outpatient departments, provider offices, etc.) to ensure ready access for all enrollees.

4.8.7    SPECIALTY PROVIDERS AND CENTERS (ALSO ADDRESSED IN 4.5)

         A. The contractor shall include in its network pediatric medical subspecialists, pediatric surgical specialists, and consultants. Access to these services shall be provided when referred by a pediatrician.

         B. The contractor shall include in its provider network Centers of Excellence (designated by the DHSS; See Appendix B.4.10) for children with special health care needs. Inclusion of such agencies or their equivalent may be by direct contracting, consultant, or on a referral basis. Payment mechanism and rates shall be negotiated directly with the center.

         C. The contractor shall include primary care providers experienced in caring for enrollees with special needs.

         D. The contractor shall include providers who have knowledge and experience in identifying child abuse and neglect and should include Child Abuse Regional Diagnostic Centers or their equivalent through either direct contracting, consultant or on a referral basis. A list of Child Abuse Regional Diagnostic Centers is in Section B.4.16 of the Appendices.

         E. The contractor shall have a procedure by which an enrollee who needs ongoing care from a specialist may receive a standing referral to such specialist. If the contractor, or the primary care provider in consultation with the medical director of the contractor and specialist, if any, determines that such a standing referral is appropriate, the organization shall make such a referral to a specialist. The contractor shall not be required to permit an enrollee to elect to have a nonparticipating specialist if network provider of equivalent expertise is available. Such referral shall be pursuant to a treatment plan approved by the contractor in consultation with the primary care provider, the specialist, the care manager, and the enrollee or, where applicable, authorized person. Such treatment plan may limit the number of visits or the period during which such visits are authorized and may require the specialist to provide the primary care provider with regular updates on the specialty care provided, as well as all necessary medical information.

         F. The contractor shall have a procedure by which an enrollee as described in Articles 4.5.2D may receive a referral to a specialist or specialty care center with expertise in treating such conditions in lieu of a traditional PCP.

         G. If the contractor determines that it does not have a health care provider with appropriate training and experience in its panel or network to meet the particular health care needs of an enrollee, the contractor shall make a referral to an appropriate out-of-network provider, pursuant to a treatment plan approved by the contractor in consultation with the primary care provider, the non-contractor participating provider and the enrollee or where applicable, authorized person, at no additional cost to the enrollee. The contractor shall provide for a review by a specialist of the same or similar specialty as the type of physician or provider to whom a referral is requested before the contractor may deny a referral.

4.8.8    PROVIDER NETWORK REQUIREMENTS

         Provider networks and all provider types within the network shall be reviewed on a county basis, i.e., must be located within the county except where indicated. The contractor shall monitor the capacity of each of its providers and decrease ratio limits as needed to maintain appointment availability standards.

         A.       Primary Care Provider Ratios

                  PCP ratios shall be reviewed and calculated by provider specialty on a county basis and on an index city basis, i.e., the major city of each county where the majority of the Medicaid and NJ FamilyCare beneficiaries reside.

                  Physician

                  A primary care physician shall be a General Practitioner, Family Practitioner, Pediatrician, or Internist. Obstetricians/Gynecologists and other physician specialists may also participate as primary care providers providing they participate on the same contractual basis as all other PCPs and contractor enrollees are enrolled with the specialists in the same manner and with the same PCP/enrollee ratio requirements applied.

                  1. 1 FTE PCP per 1500 enrollees per contractor; 1 FTE per 2000 enrollees, cumulative across all contractors.

                  2. 1 FTE PCP per 1000 DD enrollees per contractor; 1 FTE per 1500 DD enrollees cumulative across all contractors.

                  Dentist

                  The contractor shall include and make available sufficient number of primary care dentists from the time of initial enrollment in the contractor's plan. Pediatric dentists shall be included in the network and may be both primary care and specialty care providing primary care ratio limits are maintained.

                  1. 1 FTE primary care dentist per 1500 enrollees per contractor; 1 FTE per 2000 enrollees, cumulative across all contractors.

                  Certified Nurse Midwife (CNM)

                  If the contractor includes CNMs in its provider network as PCPs, it shall utilize the following ratios for CNMs as PCPs.

                  1. 1 FTE CNM per 1000 enrollees per contractor; 1 FTE CNM per 1500 enrollees across all contractors.

                  2. A minimum of two (2) providers shall be initially available for selection at the enrollee's option. Additional providers shall be included as capacity limits are needed.

                  Certified Nurse Practitioner/Clinical Nurse Specialist
                  (CNP/CNS)

                  If the contractor includes CNPs/CNSs in the provider network as PCPs, it shall utilize the following ratios.

                  1. 1 FTE CNP or 1 CNS per 1000 enrollees per contractor; 1 FTE CNP or 1 FTE CNS per 1500 enrollees cumulative across all contractors.

                  2. A minimum of two (2) providers where available shall be initially available for selection at the enrollee's option. Additional providers shall be included as capacity limits are reached.

         B.       Primary Care Providers [Non-Institutional File]

                  The contractor shall contract with the following primary care providers. All provider types within the network shall be located within the enrollment area, i.e., county, except where indicated.

                  1. The contractor shall include contracted providers for:

                           a.       General/Family Practice Physicians

                           b.       Internal Medicine Physicians

                           c.       Pediatricians

                           d.       Dentists - adult and pediatric

                  2. Certified Nurse Midwives and Nurse Practitioners [Non-Institutional File]

                           The contractor shall include in the network and provide access to CNMs/CNPs/CNSs at the enrollee's option. If there are no contracted CNMs/CNPs/CNSs in the contractor's network in an enrollment area, then the contractor shall reimburse for these services out of network.

                           a.       Certified Nurse Midwife

                           b.       Clinical Nurse Specialist

                           c.       Certified Nurse Practitioner

                  3.       Optional Primary Care Provider Designations

                           The contractor may include as primary care providers:

                           a. OB/GYNs who will provide such services in accordance with the requirements and responsibilities of a primary care provider.

                           b. Other physician specialists who have agreed to provide primary care to enrollees with special needs and will provide such services in accordance with the requirements and responsibilities of a primary care provider.

                           c. Physician Assistants in accordance with their licensure and scope of practice provisions.

         C.       Physician Specialists [Non-Institutional File]

                  The contractor shall contract with physician specialists, listed below, and should include two (2) providers per specialty to permit enrollee choice. All specialty types within the enrollment area network are reviewed on a county basis, i.e., must be located within the county. Where certain specialists are not available within the county, the contractor shall provide written documentation (not just a statement that there are no specialists available) of the lack of a specialist located in the county and a detailed description of how, by whom, and where the specialty care will be provided. The contractor shall utilize an official resource, such as the Board of Medical Examiners, for determining presence or absence of specialists with offices located in the county. Specialists shall have admitting privileges in at least one participating hospital in the county in which the specialist will be seeing enrollees.

                  The contractor shall submit prior to execution of this contract and semi-annually thereafter, a capacity assessment (form found in Section A.4.2 of the Appendices) demonstrating adequate capacity. Access standards shall be maintained at all times.

                  The contractor shall provide a detailed description of accessibility and capacity for each physician who will serve as both a PCP and a specialist; and/or who will serve with more than one specialty. The description shall include at a minimum a certification that the physician is actively practicing in each specialty, has been credentialed in each specialty, and a description of the provider's availability in each specialty (i.e. percent of time and number of hours per week in each specialty). The credentialing criteria used to determine a provider's appropriateness for a specialty shall indicate whether the provider is board eligible, board certified, or has completed an accredited fellowship in the specialty.

                  The contractor shall include contracted providers for:

                  1.       Allergy/Immunology

                  2.       Anesthesiology

                  3.       Cardiology - adult and pediatric

                  4.       Cardiovascular surgery

                  5.       Colorectal surgery

                  6.       Dermatology

                  7.       Emergency Medicine

                  8.       Endocrinology - adult and pediatric

                  9.       Gastroenterology - adult and pediatric

                  10.      General Surgery - adult and pediatric

                  11.      Geriatric Medicine

                  12.      Hematology - adult and pediatric

                  13.      Infectious Disease - adult and pediatric

                  14.      Neonatology

                  15.      Nephrology - adult and pediatric

                  16.      Neurology - adult and pediatric

                  17.      Neurological surgery

                  18.      Obstetrics/gynecology

                  19.      Oncology - adult and pediatric

                  20.      Ophthalmology

                  21.      Orthopedic Surgery

                  22.      Otology, Rhinology, Laryngology (ENT)

                  23. Physical Medicine (for inpatient rehabilitation services)

                  24.      Plastic Surgery

                  25.      Psychiatry (for clients of DDD)

                  26.      Pulmonary Disease - adult and pediatric

                  27.      Radiation Oncology

                  28.      Radiology

                  29.      Rheumatology - adult and pediatric

                  30.      Thoracic surgery

                  31.      Urology

         D.       Non-Physician Providers [Non-Institutional File]

                  The contractor shall include contracted providers for:

                  1.       Chiropractor

                  2. Dentists (including primary care, prosthodontia and specialists for endodontia, orthodontia, periodontia, and oral/maxillary surgery)

                  3.       Optometrist

                  4.       Podiatrist

                  5.       Audiologist

                  6.       Psychologist (for clients of DDD)

         E.       Ancillary Providers [Institutional File]

                  The contractor shall include contracted providers for:

                  1.       Durable Medical Equipment

                  2.       Federally Qualified Health Centers

                  3.       Hearing Aid Providers

                  4. Home Health Agency - must be approved on a county-specific basis

                  5.       Hospice Agency

                  6. Hospitals - inpatient and outpatient services; at least two per county with one urban where the majority of Medicaid beneficiaries reside

                  7. Laboratory with one (1) drawing station per every five mile radius within a county

                  8.       Medical Supplier

                  9.       Optical appliance providers

                  10.      Organ Transplant Providers/Centers

                  11.      Pharmacy

                  12. Private Duty Nursing Agency (service area which includes a 50 mile radius from its home administrative base office must be approved on a county-specific basis)

                  13.      Prosthetist, Orthotist, and Pedorthist

                  14. Radiology centers including diagnostic and therapeutic

                  15. Transportation providers (ambulance, MICUs, invalid coach)

         F. The contractor shall also establish relationships with physician specialists and subspecialists [Non-Institutional File] for:

                  1.       Pain Management

                  2.       Medical Toxicology

                  3.       Adolescent Medicine

                  4.       Maternal and Fetal Medicine

                  5.       Medical Genetics

                  6.       Developmental and Behavioral Pediatrics

         G. Specialty Centers (Centers of Excellence) shall be included in the network [Institutional File]

                  1. Providers and health care facilities for the care and treatment of HIV/AIDS (list of available centers found in Section B.4.13 of the Appendices).

                  2.       Special Child Health Services Network Agencies for:

                           a.       Pediatric Ambulatory Tertiary Centers

                           b.       Regional Cleft Lip/Palate Centers

                           c.       Pediatric HIV Treatment Centers

                           d.       Comprehensive Regional Sickle
                                    Cell/Hemoglobinpathies Treatment Centers

                           e.       PKU Treatment Centers

                           f. Other as designated from time to time by the Department of Health and Senior Services.

                  3.       Other:

                           a.       Genetic Testing and Counseling Centers

                           b.       Hemophilia Treatment Centers

         H.       Other Specialty Centers/Providers [Institutional File]

                  Contractor should establish relationships with the following providers/centers on a consultant or referral basis.

                  1.       Spina Bifida Centers/providers
                  2.       Adult Scoliosis
                  3.       Autism and Attention Deficits
                  4.       Spinal Cord Injury
                  5.       Lead Poisoning Treatment Centers
                  6.       Child Abuse Regional Diagnostic Centers
                  7.       County Case Management Units

         I.       Provider Network Access Standards and Ratios

Specialty                A - Miles per 2      B - Miles per 1            Min. No.                       Capacity Limit
                        Urban   Non-Urban    Urban   Non-urban      Required per County                  Per Provider
-------------------------------------------------------------------------------------------------------------------------
PCP Children GP           6        15          2         10                 2                                    1: 1,500
-------------------------------------------------------------------------------------------------------------------------
              FP          6        15          2         10                 2                                    1: 1,500
-------------------------------------------------------------------------------------------------------------------------
              Peds        6        15          2         10                 2                                    1: 1,500
-------------------------------------------------------------------------------------------------------------------------
   Adults     GP          6        15          2         10                 2                                    1: 1,500
-------------------------------------------------------------------------------------------------------------------------
              FP          6        15          2         10                 2                                    1: 1,500
-------------------------------------------------------------------------------------------------------------------------
              IM          6        15          2         10                 2                                    1: 1,500
-------------------------------------------------------------------------------------------------------------------------
CNP/CNS                   6        15          2         10                 2                                      1: 800
-------------------------------------------------------------------------------------------------------------------------
CNM                       12       25          6         15                 2                                    1: 1,500
-------------------------------------------------------------------------------------------------------------------------
Dentist, Primary Care     6        15          2         10                 2                                    1: 1,500
-------------------------------------------------------------------------------------------------------------------------
Allergy                   15       25          10        15                 2                                   1: 75,000
-------------------------------------------------------------------------------------------------------------------------
Anesthesiology            15       25          10        15                 2                                   1: 17,250
-------------------------------------------------------------------------------------------------------------------------
Cardiology                15       25          10        15                 2                                  1: 100,000
-------------------------------------------------------------------------------------------------------------------------
Cardiovascular surgery    15       25          10        15                 2                                  1: 166,000
-------------------------------------------------------------------------------------------------------------------------
Chiropractor              15       25          10        15                 2                                   1: 10,000
-------------------------------------------------------------------------------------------------------------------------
Colorectal surgery        15       25          10        15                 2                                   1: 30,000
-------------------------------------------------------------------------------------------------------------------------
Dermatology               15       25          10        15                 2                                   1: 75,000
-------------------------------------------------------------------------------------------------------------------------
Emergency Medicine        15       25          10        15                 2                                   1: 19,000
-------------------------------------------------------------------------------------------------------------------------
Endocrinology             15       25          10        15                 2                                  1: 143,000
-------------------------------------------------------------------------------------------------------------------------
Endodontia                15       25          10        15                 1                                   1: 30,000
-------------------------------------------------------------------------------------------------------------------------
Gastroenterology          15       25          10        15                 2                                  1: 100,000
-------------------------------------------------------------------------------------------------------------------------
General Surgery           15       25          10        15                 2                                   1: 30,000
-------------------------------------------------------------------------------------------------------------------------
Geriatric Medicine        6        15          2         10                 2                                    1: 1,500
-------------------------------------------------------------------------------------------------------------------------
Hematology                15       25          10        15                 2                                  1: 100,000
-------------------------------------------------------------------------------------------------------------------------
Infectious Disease        15       25          10        15                 2                                  1: 125,000
-------------------------------------------------------------------------------------------------------------------------
Neonatology               15       25          10        15                 2                                  1: 100,000
-------------------------------------------------------------------------------------------------------------------------
Nephrology                15       25          10        15                 2                                  1: 125,000
-------------------------------------------------------------------------------------------------------------------------
Neurology                 15       25          10        15                 2                                  1: 100,000
-------------------------------------------------------------------------------------------------------------------------
Neurological Surgery      15       25          10        15                 2                                  1: 166,000
-------------------------------------------------------------------------------------------------------------------------
Obstetrics/Gynecology     15       25          10        15                 2                                    1: 7,100
-------------------------------------------------------------------------------------------------------------------------
Oncology                  15       25          10        15                 2                                  1: 100,000
-------------------------------------------------------------------------------------------------------------------------
Ophthalmology             15       25          10        15                 2                                   1: 60,000
-------------------------------------------------------------------------------------------------------------------------
Optometrist               15       25          10        15                 2                                    1: 8,000
-------------------------------------------------------------------------------------------------------------------------
Oral Surgery              15       25          10        15                 2                                   1: 20,000
-------------------------------------------------------------------------------------------------------------------------
Orthodontia               15       25          10        15                 1                                   1: 20,000
-------------------------------------------------------------------------------------------------------------------------
Orthopedic Surgery        15       25          10        15                 2                                   1: 28,000
-------------------------------------------------------------------------------------------------------------------------
Otolaryngology (ENT)      15       25          10        15                 2                                   1: 53,000
-------------------------------------------------------------------------------------------------------------------------
Periodontia               15       25          10        15                 1                                   1: 30,000
-------------------------------------------------------------------------------------------------------------------------
Physical Medicine         15       25          10        15                 2                                   1: 75,000
-------------------------------------------------------------------------------------------------------------------------
Plastic Surgery           15       25          10        15                 2                                  1: 250,000
-------------------------------------------------------------------------------------------------------------------------
Podiatrist                15       25          10        15                 2                                   1: 20,000
-------------------------------------------------------------------------------------------------------------------------
Prosthodontia             15       25          10        15                 1 (where available)                 1: 30,000
-------------------------------------------------------------------------------------------------------------------------
Psychiatrist              15       25          10        15                 2                                   1: 30,000
-------------------------------------------------------------------------------------------------------------------------
Psychologist              15       25          10        15                 2                                   1: 30,000
-------------------------------------------------------------------------------------------------------------------------
Pulmonary Disease         15       25          10        15                 2                                  1: 100,000
-------------------------------------------------------------------------------------------------------------------------
Radiation Oncology        15       25          10        15                 2                                  1: 100,000
-------------------------------------------------------------------------------------------------------------------------
Radiology                 15       25          10        15                 2                                   1: 25,000
-------------------------------------------------------------------------------------------------------------------------
Rheumatology              15       25          10        15                 2                                  1: 150,000
-------------------------------------------------------------------------------------------------------------------------
Ther. - Audiology         12       25          6         15                 2                                  1: 100,000
-------------------------------------------------------------------------------------------------------------------------
Thoracic Surgery          15       25          10        15                 2                                  1: 150,000
-------------------------------------------------------------------------------------------------------------------------
Urology                   15       25          10        15                 2                                   1: 60,000
-------------------------------------------------------------------------------------------------------------------------
Fed Qual Health Ctr                                                         1                       1/county if available
-------------------------------------------------------------------------------------------------------------------------
Hospital                  20       35          10        15                 2                                2 per county
-------------------------------------------------------------------------------------------------------------------------
Pharmacies                10       15          5         12                                                      1: 1,000
-------------------------------------------------------------------------------------------------------------------------
Laboratory                N/A      N/A         5         12
-------------------------------------------------------------------------------------------------------------------------
DME/Med Supplies          12       25          6         15                 1                                   1: 50,000
-------------------------------------------------------------------------------------------------------------------------
Hearing Aid               12       25          6         15                 1                                   1: 50,000
-------------------------------------------------------------------------------------------------------------------------
Optical Appliance         12       25          6         15                 2                                   1: 50,000
-------------------------------------------------------------------------------------------------------------------------

         J.       Geographic Access

                  The following lists guidelines for urban geographic access for the DMAHS population. (Standards for non-urban areas are included in the table in H. above.) The State shall review (and approve) exceptions on a case-by-case basis to determine appropriateness for each situation.

                  For each contractor and for each municipality in each county in which the contractor is operational, the access shall be reviewed in accordance with the number and percentage of:

                  1. Beneficiary children who reside within 6 miles of 2 PCPs whose specialty is Family Practice, General Practice or Pediatrics or 2 CNPs/CNSs; within 2 miles of 1 PCP whose specialty is Family Practice, General Practice or Pediatrics or 1 CNP or 1 CNS

                  2. Beneficiary adults who reside within 6 miles of 2 PCPs whose specialty is Family Practice, General Practice or Internal Medicine or 2 CNPs or 2 CNSs; within 2 miles of 1 PCP whose specialty is Family Practice, General Practice or Internal Medicine or 1 CNP or 1 CNS

                  3. Beneficiaries who reside within 6 miles of 2 providers of general dentistry services; within 2 miles of 1 provider of general dentistry services

                  4. Beneficiaries who reside within 10 miles of 2 pharmacies; within 5 miles of 1 pharmacy

                  5. Beneficiaries who reside within 15 miles of at least 2 specialists in each of the following specialties: all physician and dental specialists, Podiatry, Optometry, Chiropractic; within 10 miles of at least 1 provider in each type of specialty noted above

                  6. Beneficiaries who reside within 15 miles of 2 acute care hospitals; within 10 miles of one acute care hospital

                  7. Beneficiaries who reside within 12 miles of 2 of each of the following provider types: durable medical equipment, medical supplier, hearing aid supplier, optical appliance supplier, certified nurse midwife; within 6 miles of one of each type of provider

                  8. Beneficiaries who reside within 5 miles of a laboratory/drawing station.

                  9. Beneficiaries with desired access and average distance to 1, 2 or more providers

                  10. Beneficiaries without desired access and average distance to 1, 2 or more providers

                  Access Standards

                  1. 90% of the enrollees must be within 6 miles of 2 PCPs in an urban setting

                  2. 85% of the enrollees must be within 15 miles of 2 PCPs in a non-urban setting

                  3. Covering physicians must be within 15 miles in urban areas and 25 miles in non-urban areas.

                  Travel Time Standards

                  The contractor shall adhere to the 30 minute standard, i.e., enrollees will not live more than 30 minutes away from their PCPs, PCDs or CNPs/CNSs. The following guidelines shall be used in determining travel time.

                  1.       Normal conditions/primary roads - 20 miles

                  2. Rural or mountainous areas/secondary routes - 20 miles

                  3.       Flat areas or areas connected by interstate highways
                           - 25 miles

                  4. Metropolitan areas such as Newark, Camden, Trenton, Paterson, Jersey City - 30 minutes travel time by public transportation or no more than 6 miles from PCP

                  5. Other medical service providers must also be geographically accessible to the enrollees.

                  6. Exception: SSI or New Jersey Care-ABD enrollees and clients of DDD may choose to see network providers outside of their county of residence.

         K. Conditions for Granting Exceptions to the 1:1500 Ratio Limit for Primary Care Physicians

                  1. A physician must demonstrate increased office hours and must maintain (and be present for) a minimum of 20 hours per week in each office.

                  2. In private practice settings where a physician employs or directly works with nurse practitioners who can provide patient care within the scope of their practices, the capacity may be increased to 1 PCP FTE to 2500 enrollees. The PCP must be immediately available for consultation, supervision or to take over treatment as needed. Under no circumstances will a PCP relinquish or be relieved of direct responsibility for all aspects of care of the patients enrolled with the PCP.

                  3. In private practice settings where a primary care physician employs or is assisted by other licensed physicians, the capacity may be increased to 1 PCP FTE to 2500 enrollees.

                  4. In clinic practice settings where a PCP provides direct personal supervision of medical residents with a New Jersey license to practice medicine in good standing with State Board of Medical Examiners, the capacity may be increased with the following ratios:
                           1 PCP to 1500 enrollees; 1 licensed medical resident per 1000 enrollees. The PCP must be immediately available for consultation, supervision or to take over treatment as needed. Under no circumstances will a PCP relinquish or be relieved of direct responsibility for all aspects of care of the patients enrolled with the PCP.

                  5. Each provider (physician or nurse practitioner) must provide a minimum of 15 minutes of patient care per patient encounter and be able to provide four visits per year per enrollee.

                  6. The contractor shall submit for prior approval by DMAHS a detailed description of the PCP's delivery system to accommodate an increased patient load, work flow, professional relationships, work schedules, coverage arrangements, 24 hour access system.

                  7. The contractor shall provide information on total patient load across all plans, private patients, Medicaid fee-for-service patients, other.

                  8. The contractor shall adhere to the access standards required in the contractor's contract with the Department.

                  9. There will be no substantiated complaints or demonstrated evidence of access barriers due to an increased patient load.

                  10. The Department will make the final decision on the appropriateness of increasing the ratio limits and what the limit will be.

         L. Conditions for Granting Exceptions to the 1:1500 Ratio Limit for Primary Care Dentists.

                  1. A PCD must provide a minimum of 20 hours per week per office.

                  2. In clinic practice settings where a PCD provides direct personal supervision of dental residents who have a temporary permit from the State Board of Dentistry in good standing and also dental students, the capacity may be increased with the following ratios:
                           1 PCD to 1500 enrollees per contractor; 1 dental resident per 1000 enrollees per contractor; 1 FTE dental student per 200 enrollees per contractor. The PCD shall be immediately available for consultation, supervision or to take over treatment as needed. Under no circumstances shall a PCD relinquish or be relieved of direct responsibility for all aspects of care of the patients enrolled with the PCD.

                  3. In private practice settings where a PCD employs or is assisted by other licensed dentists, the capacity may be increased to 1 PCD FTE to 2500 enrollees.

                  4. In private practice settings where a PCD employs dental hygienists or is assisted by dental assistants, the capacity may be increased to 1 PCD to 2500 enrollees. The PCD shall be immediately available for consultation, supervision or to take over treatment as needed. Under no circumstances shall a PCD relinquish or be relieved of direct responsibility for all aspects of care of the patients enrolled with the PCD.

                  5. Each PCD shall provide a minimum of 15 minutes of patient care per patient encounter.

                  6. The contractor shall submit for prior approval by the DMAHS a detailed description of the PCD's delivery system to accommodate an increased patient load, work flow, professional relationships, work schedules, coverage arrangements, 24 hour access system.

                  7. The contractor shall provide information on total patient load across all plans, private patients, Medicaid fee-for-service patients, other.

                  8. The contractor shall adhere to the access standards required in the contractor's contract with the Department.

                  9. There must be no substantiated complaints or demonstrated evidence of access barriers due to an increased patient load.

                  10. The Department will make the final decision on the appropriateness of increasing the ratio limits and what the limit will be.

4.8.9    DENTAL PROVIDER NETWORK REQUIREMENTS

         A. The contractor shall establish and maintain a dental provider network, including primary and specialty care dentists, which is adequate to provide the full scope of benefits. The contractor shall include general dentists and pediatric dentists as primary care dentists (PCDs). A system whereby the PCD initiates and coordinates any consultations or referrals for specialty care deemed necessary for the treatment and care of the enrollee is preferred.

         B. The dental provider network shall include sufficient providers able to meet the dental treatment requirements of patients with developmental disabilities. (See Article 4.5.2E for details.)

         C. The contractor shall ensure the participation of traditional and safety-net providers within an enrollment area. Traditional providers include private practitioners/entities who provide treatment to the general population or have participated in the regular Medicaid program. Safety-net providers include dental education institutions, hospital-based dental programs, and dental clinics sponsored by governmental agencies as well as dental clinics sponsored by private organizations in urban/under-served areas.

4.8.10   GOOD FAITH NEGOTIATIONS

         The State shall, in its sole discretion, waive the contractor's specific network requirements in circumstances where the contractor has engaged, or attempted to engage in good faith negotiations with applicable providers. If the contractor asks to be waived from a specific networking requirement on this basis, it shall document to the State's satisfaction that good faith negotiations were offered and/or occurred. Nothing in this Article will relieve the contractor of its responsibility to furnish the service in question if its is medically necessary, using qualified providers.

4.8.11   PROVIDER NETWORK ANALYSIS

         The contractor shall submit prior to execution of this contract and annually thereafter a provider network accessibility analysis, using geographic information system software, in accordance with the specifications found in Section A.4.3 of the Appendices.

4.9      PROVIDER CONTRACTS AND SUBCONTRACTS

4.9.1    GENERAL PROVISIONS

         A. Each generic type of provider contract form shall be submitted to the DMAHS for review and prior approval to ensure required elements are included and shall have regulatory approval prior to the effective date of the contract. Any proposed changes to an approved contract form shall be reviewed and prior approved by the DMAHS and shall have regulatory approval from DHSS and DOBI prior to the effective date. The contractor shall comply with all DMAHS procedures for contract review and approval submission. Letters of Intent are not acceptable. Memoranda of Agreement (MOAs) shall be permitted only if the MOA automatically converts to a contract within six (6) months of the effective date and incorporates by reference all applicable contract provisions contained herein, including but not limited to Appendix B.7.2, which shall be attached to all MOAs.

         B. Each proposed subcontracting arrangement or substantial contractual relationship including all contract documents and any subcontractor contracts including all provider contract forms shall be submitted to the DMAHS for review and prior approval to ensure required elements are included and shall have regulatory approval prior to the effective date. Any proposed change(s) to an approved subcontracting arrangement including any proposed changes to approved contract forms shall be reviewed and prior approved by the DMAHS and shall have regulatory approval from DHSS and DOBI prior to the effective date. The contractor shall comply with all DMAHS procedures for contract review and approval submissions.

         C. The contractor shall at all times have satisfactory written contracts and subcontracts with a sufficient number of providers in and adjacent to the enrollment area to ensure enrollee access to all medically necessary services listed in
                  Article 4.1. All provider contracts and subcontracts shall meet established requirements, form and contents approved by DMAHS.

         D. The contractor, in performing its duties and obligations hereunder, shall have the right either to employ its own employees and agents or, for the provision of health care services, to utilize the services of persons, firms, and other entities by means of sub-contractual relationships.

         E. No provider contract or subcontract shall terminate or in any way limit the legal responsibility of the contractor to the Department to assure that all activities under this contract are carried out. The contractor is not relieved of its contractual responsibilities to the Department by delegating responsibility to a subcontractor.

         F. All provider contracts and subcontracts shall be in writing and shall fulfill the requirements of 42 C.F.R. Part 434 that are appropriate to the service or activity delegated under the subcontract.

                  1. Provider contracts and subcontracts shall contain provisions allowing DMAHS and HHS to evaluate through inspection or other means, the quality, appropriateness and timeliness of services performed under a subcontract to provide medical services (42 C.F.R. Section 434.6(a)(5)).

                  2. Provider contracts and subcontracts shall contain provisions pertaining to the maintenance of an appropriate record system for services to enrollees. (42 C.F.R. Section 434.6(a)(7))

                  3. Each provider contract and subcontract shall contain sufficient provisions to safeguard all rights of enrollees and to ensure that the subcontract complies with all applicable State and federal laws, including confidentiality. See Section B.7.2 of the Appendices.

                  4. Provider contracts and subcontracts shall include the specific provisions and verbatim language found in Appendix B.7.2. The verbatim language requirements shall be used when entering into new provider contracts, new subcontracts, and when renewing, renegotiating or recontracting with providers and subcontractors with existing contracts.

         G. The contractor shall submit lists of names, addresses, ownership/control information of participating providers and subcontractors, and individuals or entities, which shall be incorporated in this contract. Such information shall be updated every quarter.

                  1. The contractor shall obtain prior DMAHS review and written approval of any proposed plan for merger, reorganization or change in ownership of the contractor and approval by the appropriate State regulatory agencies.

                  2. The contractor shall comply with Article 4.9.1G.1 to ensure uninterrupted and undiminished services to enrollees, to evaluate the ability of the modified entity to support the provider network, and to ensure that any such change has no adverse effects on DMAHS's managed care program and shall comply with the Departments of Banking and Insurance, and Health and Senior Services statutes and regulations.

         H. The contractor shall demonstrate its ability to provide all of the services included under this contract through the approved network composition and accessibility.

         I. The contractor shall not oblige providers to violate their state licensure regulations.

         J. The contractor shall provide its providers and subcontractors with a schedule of fees and relevant policies and procedures at least 30 days prior to implementation.

         K. The contractor shall arrange for the distribution of informational materials to all its providers and subcontractors providing services to enrollees, outlining the nature, scope, and requirements of this contract.

4.9.2    CONTRACT SUBMISSION

         The contractor shall submit to DMAHS one complete, fully executed contract for each type of provider, i.e., primary care physician, physician specialist, non-physician practitioner, hospital and other health care providers/services covered under the benefits package, subcontract and the form contract of any subcontractor's provider contracts. The use of a signature stamp is not permitted and shall not be considered a fully executed contract. Contracts shall be submitted with all attachments, appendices, rate schedules, etc. A copy of the appropriate completed contract checklist for DHS, DHSS, and DOBI shall be attached to each contract form. Regulatory approval and approval by the

         Department is required for each provider contract form and subcontract prior to use. Submission of all other contracts shall follow the format and procedures described below:

         A. Copies of the complete fully executed contract with every FQHC. Certification of the continued in force contracts previously submitted will be permitted.

         B. Hospital contracts shall list each specific service to be covered including but not limited to:

                  1.       Inpatient services;

                  2. Anesthesia and whether professional services of anesthesiologists and nurse anesthetists are included;

                  3.       Emergency room services

                           a.       Triage fee - whether facility and
                                    professional fees are included;

                           b. Medical screening fee - whether facility and professional fees are included;

                           c.       Specific treatment rates for:

                                    (1)     Emergent services

                                    (2)     Urgent services

                                    (3)     Non-urgent services

                                    (4)     Other

                           d.       Other - must specify

                  4.       Neonatology - facility and professional fees

                  5.       Radiology

                           a.       Diagnostic

                           b.       Therapeutic

                           c.       Facility fee

                           d.       Professional services

                  6.       Laboratory - facility and professional services

                  7. Outpatient/clinic services must be specific and address

                           a.       Physical and occupational therapy and
                                    therapists

                           b.       Speech therapy and therapists

                           c.       Audiology therapy and therapists

                  8.       AIDS Centers

                  9.       Any other specialized service or center of excellence

                  10. Hospice services if the hospital has an approved hospice agency that is Medicare certified.

                  11. Home Health agency services if hospital has an approved home health agency license from the Department of Health and Senior Services that meets licensing and Medicare certification participation requirements.

                  12.      Any other service.

         C.       FQHC contracts:

                  1.       Shall list each specific service to be covered.

                  2.       Shall include reimbursement schedule and methodology.

                  3. Shall include the credentialing requirements for individual practitioners.

                  4. Shall include assurance that continuation of the FQHC contract is contingent on maintaining quality services and maintaining the Primary Care Evaluation Review (PCER) review by the federal government at a good quality level. FQHCs must make available to the contractor the PCER results annually which shall be considered in the contractor's QM reviews for assessing quality of care.

         D. For those providers for whom a complete contract is not required, the contractor shall submit a list of their names, addresses, Social Security Numbers, and Medicaid provider numbers (if available). The contractor shall attach to this list a completed, signed "Certification of Contractor Provider Network" form (See Section A.4.4 of the Appendices). This form must be completed and signed by the contractor's attorney or high-ranking officer with decision-making authority.

4.9.3    PROVIDER CONTRACT AND SUBCONTRACT TERMINATION

         A. The contractor shall comply with all the provisions of the New Jersey HMO regulations at N.J.A.C. 8:38 et seq. regarding provider termination, including but not limited to 30 day prior written notice to enrollees and continuity of care requirements.

         B. The contractor shall notify DMAHS at least 30 days prior to the effective date of suspension, termination, or voluntary withdrawal of a provider or subcontractor from participation in this program. If the termination was "for cause," the contractor's notice to DMAHS shall include the reasons for the termination.

                  1. Provider resource consumption patterns shall not constitute "cause" unless the contractor can demonstrate it has in place a risk adjustment system that takes into account enrollee health-related differences when comparing across providers.

                  2. The contractor shall assure immediate coverage by a provider of the same specialty, expertise, or service provision and shall submit a new contract with a replacement provider to DMAHS within 30 days of being finalized.

         C. If a primary care provider ceases participation in the contractor's organization, the contractor shall provide written notice at least thirty (30) days from the date that the contractor becomes aware of such change in status to each enrollee who has chosen the provider as their primary care provider. If an enrollee is in an ongoing course of treatment with any other participating provider who becomes unavailable to continue to provide services to such enrollee and contractor is aware of such ongoing course of treatment, the contractor shall provide written notice within fifteen days from the date that the contractor becomes aware of such unavailability to such enrollee. Each notice shall also describe the procedures for continuing care and choice of other providers who can continue to care for the enrollee.

         D. All provider contracts shall contain a provision that states that the contractor shall not terminate the contract with a provider because the provider expresses disagreement with a contractor's decision to deny or limit benefits to a covered person or because the provider assists the covered person to seek reconsideration of the contractor's decision; or because a provider discusses with a current, former, or prospective patient any aspect of the patient's medical condition, any proposed treatments or treatment alternatives, whether covered by the contractor or not, policy provisions of a plan, or a provider's personal recommendation regarding selection of a health plan based on the provider's personal knowledge of the health needs of such patients. Nothing in this Article shall be construed to prohibit the contractor from:

                  1. Including in its provider contracts a provision that precludes a provider from making, publishing, disseminating, or circulating directly or indirectly or aiding, abetting, or encouraging the making, publishing, disseminating, or circulating of any oral or written statement or any pamphlet, circular, article, or literature that is false or maliciously critical of the contractor and calculated to injure the contractor; or

                  2. Terminating a contract with a provider because such provider materially misrepresents the provisions, terms, or requirements of the contractor.

4.9.4    PROHIBITION OF INTERFERENCE WITH CERTAIN MEDICAL COMMUNICATIONS

         A. Any contract between the contractor in relation to health coverage and a health care provider (or group of health care providers) shall not prohibit or restrict the provider from engaging in medical communications with the provider's patient, either explicit or implied, nor shall any provider manual, newsletters, directives, letters, verbal instructions, or any other form of communication prohibit medical communication between the provider and the provider's patient. Providers shall be free to communicate freely with their patients about the health status of their patients, medical care or treatment options regardless of whether benefits for that care or treatment are provided under the contract, if the professional is acting within the lawful scope of practice. The health care providers shall be free to practice their respective professions in providing the most appropriate treatment required by their patients and shall provide informed consent within the guidelines of the law including possible positive and negative outcomes of the various treatment modalities.

         B.       Nothing in this Article shall be construed:

                  1. To prohibit the enforcement, as part of a contract or agreement to which a health care provider is a party, of any mutually agreed upon terms and conditions, including terms and conditions requiring a health care provider to participate in, and cooperate with, all programs, policies, and procedures developed or operated by the contractor to assure, review, or improve the quality and effective utilization of health care services (if such utilization is according to guidelines or protocols that are based on clinical or scientific evidence and the professional judgment of the provider) but only if the guidelines or protocols under such utilization do not prohibit or restrict medical communications between providers and their patients; or

                  2. To permit a health care provider to misrepresent the scope of benefits covered under this contract or to otherwise require the contractor to reimburse providers for benefits not covered.

         C. The contractor shall not have to provide, reimburse, or provide coverage of a counseling service or referral service if the contractor objects to the provision of a particular service on moral or religious grounds and if the contractor makes available information in its policies regarding that service to prospective enrollees before or during enrollment. Notices shall be provided to enrollees within 90 days after the date that the contractor adopts a change in policy regarding such a counseling or referral service.

4.9.5    ANTIDISCRIMINATION

         The contractor shall not discriminate with respect to participation, reimbursement, or indemnification against any provider who is acting within the scope of the provider's license or certification under applicable State law, solely on the basis of such licensure or certification. The contractor may, however, include providers only to the extent necessary to meet the needs of the organization's enrollees or establish any measure designed to maintain quality and control costs consistent with the responsibilities of the contractor.

4.10     EXPERT WITNESS REQUIREMENTS AND COURT OBLIGATIONS

         The contractor shall comply with the following provisions concerning expert witness testimony and court-ordered services:

         A. The contractor shall bear the sole responsibility to provide expert witness services within the State of New Jersey for any hearings, proceedings, or other meetings and events relative to services provided by the contractor.

         B. These expert witness services shall be provided in all actions initiated by the Department, providers, enrollees, or any other party(ies) and which involve the Department and the contractor.

         C. The contractor shall designate and identify staff person(s) immediately available to perform the expert witness function, subject to prior approval by the

                  Department. The Department shall exercise, at its sole discretion, a request for additional or substitute employees other than the designated expert witness.

         D. The contractor shall notify the Department prior to the delivery of all expert witness services, and/or response(s) to subpoenas. The notification shall be no later than twenty-four
                  (24) hours after the contractor is aware of the need to appear or of the subpoena.

         E. The contractor shall provide written analysis and expert witness services in Fair Hearings and in court regarding any actions the contractor has taken. In the case of a contractor's denial, modification, or deferral of a prior authorization request, the contractor shall present its position for the denial, modification, or deferral of procedures during Fair Hearing proceedings.

         F. The Department will notify the contractor in a timely manner of the nature of the subject matter to be covered and the testimony to be presented and the date, time and location of the hearing, proceeding, or other meeting or event at which specific expert witness services are to be provided.

         G. The contractor shall coordinate and provide court ordered medical services (except sexual abuse evaluations). It is the responsibility of the contractor to inform the courts about the availability of its providers. If the court orders a noncontractor source to provide the treatment or evaluation, the contractor shall be liable for the cost up to the Medicaid rate if the contractor could not have provided the service through its own provider network or arrangements.

4.11     ADDITIONS, DELETIONS, AND/OR CHANGES

         The contractor shall submit any significant and material changes regarding policies, procedures, changes to health care delivery system and substantial changes to contractor operations, providers, provider networks, subcontractors, and reports to DMAHS for final approval at least 90 days prior to being published, distributed, and/or implemented.

ARTICLE FIVE: ENROLLEE SERVICES

5.1      GEOGRAPHIC REGIONS

         A. Service Area. The geographic region(s) for which the contractor has been awarded a contract to establish and maintain operations for the provision of services to Medicaid and NJ FamilyCare beneficiaries are indicated below. The contractor shall have complete provider networks for each of the counties included in the region(s) approved for this contract. Coverage for partial regions shall only be permitted through a prior approval process by DMAHS. The contractor shall submit a phase-in plan to DMAHS. See Article 2 for details.

                  _________Region 1:     Bergen, Hudson, Hunterdon, Morris,
                                         Passaic, Somerset, Sussex, and Warren

                  _________Region 2:     Essex, Union, Middlesex, and Mercer

                  _________Region 3:     Atlantic, Burlington, Camden, Cape May,
                                         Cumberland, Gloucester, Monmouth,
                                         Ocean, and Salem

         B. Enrollment Area. For the purposes of this contract, the contractor's enrollment area(s) and maximum enrollment limits (cumulative during the term of the contract) shall be as follows:

                          Maximum
                          Enrollment
County:                   Limit:
______    Atlantic
______    Bergen
______    Burlington
______    Camden
______    Cape May
______    Cumberland
______    Essex
______    Gloucester
______    Hudson
______    Hunterdon
______    Mercer
______    Middlesex
______    Monmouth
______    Morris
______    Ocean
______    Passaic
______    Salem
______    Somerset
______    Sussex
______    Union
______    Warren

5.2      AID CATEGORIES ELIGIBLE FOR CONTRACTOR ENROLLMENT

         A. Except as specified in Article 5.3, all persons who are not institutionalized, belong to one of the following eligibility categories, and reside in any of the enrollment areas, as identified in Article 5.1, are in mandatory aid categories and shall be eligible for enrollment in the contractor's plan in the manner prescribed by this contract.

                  1.       Aid to Families with Dependent Children
                           (AFDC)/Temporary Assistance for Needy Families
                           (TANF);

                  2. AFDC/TANF-Related, New Jersey Care...Special Medicaid Program for Pregnant Women and Children;

                  3.       SSI-Aged, Blind, Disabled, and Essential Spouses;

                  4. New Jersey Care...Special Medicaid programs for Aged, Blind, and Disabled;

                  5. Division of Developmental Disabilities Clients including the Division of Developmental Disabilities Community Care Waiver;

                  6.       Medicaid only or SSI-related Aged, Blind, and
                           Disabled;

                  7. Uninsured parents/caretakers and children who are covered under NJ FamilyCare;

                  8. Uninsured adults and couples without dependent children under the age of 23 who are covered under NJ FamilyCare.

         B. The contractor shall enroll the entire Medicaid case, i.e., all individuals included under the ten digit Medicaid identification number.

         C. DYFS. Individuals who are eligible through the Division of Youth and Family Services may enroll voluntarily. All individuals eligible through DYFS shall be considered a unique Medicaid case and shall be issued an individual 12 digit Medicaid identification number, and may be enrolled in his/her own contractor.

         D. The contractor shall be responsible for keeping its network of providers informed of the enrollment status of each enrollee.

         E.       Dual eligibles (Medicaid-Medicare) may voluntarily enroll.

5.3      EXCLUSIONS AND EXEMPTIONS

         Persons who belong to one of the eligible populations (defined in 5.2B) shall not be subject to mandatory enrollment if they meet one or more criteria defined in this Article. Persons who fall into an "excluded" category (Article 5.3.1A) shall not be eligible to enroll in the contractor's plan. Persons falling into the categories under Article 5.3.1B are eligible to enroll on a voluntary basis. Persons falling into a category under Article 5.3.2 may be eligible for enrollment exemption, subject to the Department's review.

5.3.1    ENROLLMENT EXCLUSIONS

         A. The following persons shall be excluded from enrollment in the managed care program:

                  1. Individuals in the following Home and Community-based Waiver programs: Model Waiver I, Model Waiver II, Model Waiver III, Enhanced Community Options Waiver, Aids Community Care Alternative Program (ACCAP), Community Care Program for Elderly and Disabled (CCPED), assisted living programs, ABC Waiver for Children, Traumatic Brain Injury (TBI), and DYFS Code 65 children.

                  2.       Individuals in a Medicaid demonstration program.

                  3. Individuals who are institutionalized in an inpatient psychiatric institution, long term care nursing facility or in a residential facility including Intermediate Care Facilities for the Mentally Retarded. However, individuals who are eligible through DYFS and are placed in a DYFS residential center/facility or individuals in a mental health or substance abuse residential treatment facility are not excluded from enrolling in the contractor's plan.

                  4. Individuals in the Medically Needy, Presumptive Eligibility for pregnant women, Presumptive Eligibility for NJ FamilyCare, Home Care Expansion Program, or PACE program.

                  5. Infants of inmates of a public institution living in a prison nursery.

                  6. Individuals already enrolled in or covered by a Medicare or private HMO that does not have a contract with the Department to provide Medicaid services.

                  7.       Individuals in out-of-state placements.

                  8. Full time students attending school and residing out of the country will be excluded from New Jersey Care 2000+ participation while in school.

                  9. The following types of dual beneficiaries: Qualified Medicare Beneficiaries (QMBs) not otherwise eligible for Medicaid; Special Low- Income Medicare Beneficiaries (SLMBs); Qualified Disabled and Working Individuals (QDWIs); and Qualifying Individuals 1 and 2.

         B. The following individuals shall be excluded from the Automatic Assignment process described in Article 5.4C but may voluntarily enroll:

                  1. Individuals whose Medicaid eligibility will terminate within three (3) months or less after the projected date of effective enrollment.

                  2. Individuals in mandatory eligibility categories who live in a county where mandatory enrollment is not yet required based on a phase-in schedule determined by DMAHS.

                  3. Individuals enrolled in or covered by either a Medicare or commercial HMO will not be enrolled in New Jersey Care 2000+ contractor unless the New Jersey Care 2000+ contractor and the Medicare/commercial HMO are the same.

                  4. Individuals in the Pharmacy Lock-in or Provider Warning or Hospice programs.

                  5. Individuals in eligibility categories other than AFDC/TANF, AFDC/TANF-related New Jersey Care, SSI-Aged, Blind and Disabled populations, the Division of Developmental Disabilities Community Care Waiver population, New Jersey Care - Aged, Blind and Disabled, or NJ FamilyCare Plan A.

                  6.       Children awaiting adoption through a private agency.

                  7. Individuals identified as having more than one active eligible Medicaid number.

                  8.       DYFS Population.

         C. The following individuals shall be excluded from the Automatic Assignment process:

                  1. Individuals included under the same Medicaid Case Number where one or more household member(s) are exempt.

                  2. Individuals participating in NJ FamilyCare Plans B, C, and D [Managed Care is the only program option available for these individuals].

5.3.2    ENROLLMENT EXEMPTIONS

         The contractor, its subcontractors, providers or agents shall not coerce individuals to disenroll because of their health care needs which may meet an exemption reason, especially when the enrollees want to remain enrolled. Exemptions do not apply to NJ FamilyCare Plan B, Plan C, or Plan D individuals or to individuals who have been enrolled in any contractor for greater than one hundred and eighty (180) days. All exemption requests are reviewed by DMAHS on a case by case basis. Individuals may be exempted by DMAHS from enrollment in a contractor for the following reasons:

         A. First-time Medicaid/NJ FamilyCare Plan A beneficiaries who are pregnant women, beyond the first trimester, who have an established relationship with an obstetrician who is not a participating provider in any contractor. These individuals will be tracked and enrolled after sixty (60) days postpartum.

         B. Individuals with a terminal illness and who have an established relationship with a physician who is not a participating provider in any contractor's plan.

         C. Individuals with a chronic, debilitating illness or disability who have received treatment from a physician and/or team of providers with expertise in treating that illness with whom the individuals have an established relationship (greater than 12 months) and who are not participating in any contractor; and there is no other reasonable alternative as determined by DMAHS at its sole discretion. Such requests shall be reviewed by DMAHS on a case by case basis. The individuals or authorized persons must provide written documentation identifying all of the providers who provide regular, ongoing care and who will certify their continued involvement in the care of these individuals; also provide documentation detailing how and who will provide medical management for the individual.

                  1. Temporary exemption may be granted by DMAHS to allow the contractor time to contract with a specific specialist needed by an enrollee with whom there is a long-standing established relationship (greater than twelve (12) months) and there is no equivalent specialist available in the network. The contractor shall establish appropriate contractual/referral relationships with any or all specialists needed to accommodate the needs of enrollees with special needs.

         D. Individuals who do not speak English or Spanish and who meet the following criteria: i) have an illness requiring on-going treatment; ii) have an established relationship with a physician who speaks their primary language; and iii) there is no available primary care physician in any participating contractor who speaks the beneficiary's language. These cases shall be reviewed by DMAHS on a case-bycase basis with no automatic exemption from initial enrollment.

         E. Individuals who do not have a choice of at least two (2) PCPs within thirty (30) miles of their residence.

5.4      ENROLLMENT OF MANAGED CARE ELIGIBLES

         A. Enrollment. The health benefits coordinator (HBC), an agent of DMAHS, shall enroll Medicaid and NJ FamilyCare applicants. The HBC will explain the contractors' programs, answer any questions, and assist eligible individuals or, where applicable, an authorized person in selecting a contractor. The contractor may also enroll and directly market to individuals eligible for Aged, Blind, and Disabled (ABD) benefits. The contractor shall not enroll any other Medicaid-eligible beneficiary except as described in Article 5.16.A.2. Except as provided in 5.16, the contractor shall not directly market to or assist managed care eligibles in completing enrollment forms. The duties of the HBC will include, but are not limited to, education, enrollment, disenrollment, transfers, assistance through the contractor's grievance process and other problem resolutions with the contractor, and communications. The duties of the contractor, when enrolling ABD beneficiaries will include education and enrollment, as well as other activities required within this contract. The contractor shall cooperate with the HBC in developing information about its plan for dissemination to Medicaid/NJ FamilyCare beneficiaries.

         B. Individuals eligible under NJ FamilyCare Plan A and NJ FamilyCare Plan B, Plan C, and Plan D may request an application via a toll-free number operated under contract for the State, through an outreach source, or from the contractor. The applications, including ABD applications taken by the contractor, may be mailed back to a State vendor. Individuals eligible under Plan A also have the option of completing the application either via a mail-in process or on site at the county welfare agency. Individuals eligible under Plan B, Plan C, and Plan D have the option of requesting assistance from the State vendor, the contractor or one of the registered servicing centers in the community. Assistance will also be made available at State field offices (e.g. the Medicaid District Offices) and county offices (e.g. Offices on Aging for grandparent caretakers).

         C. Automatic Assignment. Medicaid eligible persons who reside in enrollment areas that have been designated for mandatory enrollment, who qualify for AFDC/TANF, New Jersey Care...Special Medicaid programs eligibility categories, NJ FamilyCare Plan A, and SSI populations, who do not meet the exemption criteria, and who do not voluntarily choose enrollment in the contractor's plan, shall be assigned automatically by DMAHS to a contractor.

5.5      ENROLLMENT AND COVERAGE REQUIREMENTS

         A. General. The contractor shall comply with DMAHS enrollment procedures. The contractor shall accept for enrollment any individual who selects or is assigned to the contractor's plan, whether or not they are subject to mandatory enrollment, without regard to race, ethnicity, gender, sexual or affectional preference or orientation, age, religion, creed, color, national origin, ancestry, disability, health status or need for health services.

         B. Coverage commencement. Coverage of enrollees shall commence at 12:00 a.m., Eastern Time, on the first day of the calendar month as specified by the DMAHS with the exceptions noted in
                  Article 5.5. The day on which coverage commences shall be the enrollee's effective date of enrollment.

         C. The contractor shall accept enrollment of Medicaid/NJ FamilyCare eligible persons within the defined enrollment areas in the order in which they apply or are auto-assigned to the contractor (on a random basis with equal distribution among all participating contractors) without restrictions, within contract limits. Enrollment shall be open at all times except when the contract limits have been met. A contractor shall not deny enrollment of a person with an SSI disability or New Jersey Care Disabled category who resides outside of the enrollment area. However, such enrollee with a disability shall be required to utilize the contractor's established provider network. The contractor shall accept enrollees for enrollment throughout the duration of this contract.

         D. Enrollment timeframe. As of the effective date of enrollment, and until the enrollee is disenrolled from the contractor's plan, the contractor shall be responsible for the provision and cost of all care and services covered by the benefits package listed in Article 4.1. Enrollees who become eligible to receive services between the 1st through the end of the month shall be eligible for Managed Care services in that month. When an enrollee is shown on the enrollment roster as covered by a contractor's plan, the contractor shall be responsible for providing services to that person from the first day of coverage shown to the last day of the calendar month of the effective date of disenrollment. DMAHS will pay the contractor a capitation rate during this period of time.

         E. Hospitalizations. For any eligible person who applies for participation in the contractor's plan, but who is hospitalized prior to the time coverage under the plan becomes effective, such coverage shall not commence until the date after such person is discharged from the hospital and DMAHS shall be liable for payment for the hospitalization, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. If an enrollee's disenrollment or termination becomes effective during a hospitalization, the contractor shall be liable for hospitalization until the date such person is discharged from the hospital, including any charges for readmission within fortyeight (48) hours of discharge for the same diagnosis. The contractor shall notify DMAHS within 180 days of initial hospital admission.

         F. Unless otherwise required by statute or regulation, the contractor shall not condition any Medicaid/NJ FamilyCare eligible person's enrollment upon the performance of any act or suggest in any way that failure to enroll may result in a loss of Medicaid/NJ FamilyCare benefits.

         G. There shall be no retroactive enrollment in Managed Care. Services for those beneficiaries during any retroactive period will remain fee-for-service, except for individuals eligible under NJ FamilyCare Plans B, C, and D who are not eligible until enrolled in an MCE. Coverage shall continue indefinitely unless this contract expires or is terminated, or the enrollee is no longer eligible or is deleted from the contractor's list of eligible enrollees.

                  1.       Exceptions and Clarifications

                           a. The contractor shall be responsible for providing services to an enrollee unless otherwise notified by DMAHS. In certain situations, retroactive re-enrollments may be authorized by DMAHS.

                           b. Deceased enrollees. If an enrollee is deceased and appears on the recipient file as active, the contractor shall promptly notify DMAHS. DMAHS shall recover capitation payments made on a prorated basis after the date of death.

                           c. Newborn infants. Newborn infants shall be the responsibility of the contractor that covered the mother on the date of birth. The contractor shall notify DMAHS when a newborn has not been accreted to its enrollment roster after eight weeks from the date of birth. DMAHS will take action with the appropriate CWA to have the infant accreted to the eligibility file and subsequently the enrollment roster following this notification. (See Section B.5.1 of the Appendices, for the applicable Notification of Newborns form and amendments thereto). The mother's MCE shall be responsible for the hospital stay for the newborn following delivery and for subsequent services based on enrollment in the contractor's plan. Capitation payments shall be prorated to cover newborns from the date of birth.

                                    i.      SSI. Newborns born to an SSI mother
                                            who never applies for or may not be
                                            eligible for AFDC/TANF remain the
                                            responsibility of the mother's MCE
                                            from the date of birth. The
                                            contractor shall be responsible for
                                            notifying DMAHS when a newborn has
                                            not been accreted to its enrollment
                                            roster after eight weeks from the
                                            date of birth.

                                    ii.     DYFS. Newborns who are placed under
                                            the jurisdiction of the Division of
                                            Youth and Family Services are the
                                            responsibility of the MCE that
                                            covered the mother on the date of
                                            birth for medically necessary
                                            newborn care. Such children shall
                                            become FFS upon their placement in a
                                            DYFS-approved out-of-home placement.

                                    iii.    NJ FamilyCare. Newborn infants born
                                            to NJ FamilyCare Plans B, C, and D
                                            mothers shall be the responsibility
                                            of the MCE that covered the mother
                                            on the date of birth for a minimum
                                            of 60 days after the birth through
                                            the period ending at the end of the
                                            month in which the 60th day falls
                                            unless the child is determined
                                            eligible beyond this time
                                            period. The contractor shall notify
                                            DMAHS of the birth immediately in
                                            order to assure payment for this
                                            period.

                           d. Enrollee no longer in contract area. If an enrollee moves out of the contractor's enrollment area and would otherwise still be eligible to be enrolled in the contractor's plan, the contractor shall continue to provide or arrange benefits to the enrollee until the DMAHS can disenroll him/her. The contractor shall ask DMAHS to disenroll the enrollee due to the change of residence as soon as it becomes aware of the enrollee's relocation. This provision does not apply to persons with disabilities, who may elect to remain with the contractor, or to NJ FamilyCare Plans B, C, and D enrollees, who remain enrolled until the end of the month in which the 60th day after the request falls.

         H. Enrollment Roster. The enrollment roster and weekly transaction register generated by DMAHS shall serve as the official contractor enrollment list. However, enrollment changes can occur between the time when the monthly roster is produced and capitation payment is made. The contractor shall only be responsible for the provision and cost of care for an enrollee during the months on which the enrollee's name appears on the roster, except as indicated in Article 8.8. DMAHS shall make available data on eligibility determinations to the contractor to resolve discrepancies that may arise between the roster and contractor enrollment files. If DMAHS notifies the contractor in writing of changes in the roster, the contractor shall rely upon that written notification in the same manner as the roster. Corrective action shall be limited to one (1) year from the date that the change was effective.

         I. Enrollment of Medicaid case. Enrollment shall be for the entire Medicaid case, i.e., all individuals included under the ten-digit Medicaid identification number (or 12-digit ID number in the case of DYFS population). The contractor shall not enroll a partial case except at the DMAHS' sole discretion.

         J. Weekly Enrollment Transactions. In keeping with a schedule established by DMAHS, DMAHS will process and forward enrollment transactions to the contractor on a weekly basis.

         K. Capitation Recovery. Capitation payments for a full month coverage shall be recovered from the contractor on a prorated basis when an enrollee is admitted to a nursing facility, psychiatric care facility or other institution including incarceration and the individual is disenrolled from the contractor's plan on the day prior to such admission.

         L. Adjustments to Capitation. The monthly capitation payments shall include all adjustments made by DMAHS for reasons such as but not limited to retroactive validation as for newborns or retroactive termination of eligibility as for death, incarceration or institutionalization. These adjustments will be documented by DMAHS by means of a remittance tape. With the exception of newborns, DMAHS shall be responsible for fee-for-service payments incurred by the enrollee during the period prior to actual enrollment in the contractor's plan.

         M. The contractor shall cooperate with established procedures whereby DMAHS and the HBC shall monitor enrollment and disenrollment practices.

         N. Nothing in this Article or contract shall be construed to limit or in any way jeopardize a Medicaid beneficiary's eligibility for New Jersey Medicaid.

         O. DMAHS shall arrange for the determination of eligibility of each potential enrollee for covered services under this contract and to arrange for the provision of complete information to the contractor with respect to such eligibility, including notification whenever an enrollee's Medicaid/NJ FamilyCare eligibility is discontinued.

5.6      VERIFICATION OF ENROLLMENT

         A. The contractor shall be responsible for keeping its network of providers informed of the enrollment status of each enrollee. The contractor shall be able to report and ensure enrollment to network providers through electronic means.

         B. The contractor shall maintain procedures to ensure that each individual's enrollment in the contractor's plan may be verified with the use of the Medicaid/NJ FamilyCare Eligibility Identification Card issued by the State and/or card issued by the contractor through:

                  1.       Point of Service Device (POS)

                  2.       Claims and Eligibility Real Time System (CERTS)

                  3.       Automated Eligibility Verification System (AEVS)

         C. Providers should not wait more than three (3) minutes to verify enrollment.

5.7      MEMBER SERVICES UNIT

         A. Defined. The contractor shall have in place a Member Services Unit to coordinate and provide services to Medicaid/NJ FamilyCare managed care enrollees. The services as described in this Article include, but are not limited to enrollee selection, changes, assignment, and/or reassignment of a PCP, explanation of benefits, assistance with filing and resolving inquiries, billing problems, grievances and appeals, referrals, appointment scheduling and cultural and/or linguistic needs. This unit shall also provide orientation to contractor operations and assistance in accessing medical and dental care.

         B. Staff Training. The contractor shall develop a system to ensure that new and current Member Services staff receive basic and ongoing training and have expertise necessary to provide accurate information to all Medicaid/NJ FamilyCare enrollees regarding program benefits and contractor's procedures.

         C. Communication-Affecting Conditions. The contractor shall ensure that Member Services staff have training and experience needed to provide effective services to enrollees with special needs, and are able to communicate effectively with enrollees who have communication-affecting conditions, in accordance with this Article.

         D. Language Requirements. The Member Services staff shall include individuals who speak English, Spanish and any other language which is spoken as a primary language by a population that exceeds five (5) percent of the contractor's Medicaid/NJ FamilyCare enrollees or two hundred (200) enrollees in the contractor's plan, whichever is greater.

         E. Member Services Manual. The contractor shall maintain a current Member Services Manual to serve as a resource of information for Member Services staff. A copy shall be provided to the Department during the readiness site visit. On an annual basis, all changes to the Member Services Manual shall be incorporated into the master used for making additional distribution copies of the manual.

         F. The contractor shall provide an after-hours call-in system to triage urgent care and emergency calls from enrollees.

         G. The contractor shall have written policies and procedures for member services to refer enrollees to a health professional to triage urgent care and emergencies during normal hours of operation.

         H. The Contractor shall submit any significant and material changes to its member services policies and procedures to the Department prior to being implemented.

5.8      ENROLLEE EDUCATION AND INFORMATION

5.8.1    GENERAL REQUIREMENTS

         A. Written Material Submission to DMAHS. The contractor shall submit the format and content of all written materials/notifications and orientations described in this contract to DMAHS for review and approval prior to enrollee contact/distribution. All appropriate materials shall be submitted by DMAHS to the State Medical Advisory Committee for review.

         B. The contractor shall prepare and distribute with prior approval by DMAHS, bilingual marketing and informational materials to Medicaid/NJ FamilyCare beneficiaries, enrollees (or, where applicable, an authorized person), and providers, and shall include basic information about its plan. Information must be in language that ensures that all beneficiaries can understand each process. Written information shall be culturally and linguistically sensitive.

         C. The contractor shall establish a mechanism and present to DMAHS how its enrollees will be continually educated about its policies and procedures; the role of participants in the education process including contractor administration, member and provider services, care managers, and network providers; how the "educators" are made aware of their education role; and how the contractor will assure the State this process will be monitored to assure successful outcomes for all enrollees, particularly enrollees with special needs and the homeless.

5.8.2    ENROLLEE NOTIFICATION/HANDBOOK

         Prior to the effective date of enrollment, the contractor shall provide each enrolled case or, where applicable, authorized person, with a bilingual (English/Spanish) member handbook and an Identification Card. The handbook shall be written at the fifth grade reading level or at an appropriate reading level for enrollees with special needs. The handbook shall also be available on request in other languages and alternative formats, e.g., large print, Braille, audio cassette, or diskette for enrollees with sensory impairments or in a modality that meets the needs of enrollees with special needs. The content and format of the handbook shall have the prior written approval of DMAHS and shall describe all services covered by the contractor, exclusions or limitations on coverage, the correct use of the contractor's plan, and other relevant information, including but not limited to the following:

         A. Cover letter, explaining the member handbook, expected effective date of enrollment, and when identification card will be received (if not sent with the handbook);

                  1. The enrollee's expected effective date of enrollment; provided that, if the actual effective date of enrollment is different from that given to the enrollee or, where applicable, an authorized person, at the time of enrollment, the contractor shall notify the enrollee or, where applicable, an authorized person of the change;

         B. A clear description of benefits included in this contract with exclusions, restrictions, and limitations. Clarification that enrollees who are clients of the Division of Developmental Disabilities will receive mental health/substance abuse services through the contractor (may be addressed through a separate insert to the basic handbook);

         C. An explanation of the procedures for obtaining covered services;

         D. An explanation of the use of the contractor's toll free telephone number (staffed for twenty-four (24) hours per day/seven (7) days per week communication);

         E. A listing of primary care practitioners (in the format described in Article 4.8.4);

         F. An identification card clearly indicating that the bearer is an enrollee of the contractor's plan; and the name of the primary care practitioner and telephone number on the card; a description of the enrollee identification card to be issued by the contractor; and an explanation as to its use in assisting beneficiaries to obtain services;

         G. An explanation that beneficiaries shall obtain all covered non-emergency health care services through the contractor's providers;

         H. An explanation of the process for accessing emergency services and services which require or do not require referrals;

         I. A definition of the term "emergency medical condition" and an explanation of the procedure for obtaining emergency services, including the need to contact the PCP for urgent care situations and prior to accessing such services in the emergency room;

         J. An explanation of the importance of contacting the PCP immediately for an appointment and appointment procedures;

         K. An explanation of where and how twenty-four (24) hour per day, seven (7) day per week, emergency services are available, including out-of-area coverage, and procedures for emergency and urgent health care service;

         L. A list of the Medicaid and/or NJ FamilyCare services not covered by the contractor and an explanation of how to receive services not covered by this contract including the fact that such services may be obtained through the provider of their choice according to regular Medicaid program regulations. The contractor may also assist an enrollee or, where applicable, an authorized person, in locating a referral provider;

         M. A notification of the enrollee's right to obtain family planning services from the contractor or from any appropriate Medicaid participating family planning provider (42 C.F.R. Sections 431.51(b)); as well as an explanation that enrollees covered under NJ FamilyCare Plan D may only obtain family planning services through the contractor's provider network, and that family planning services outside the contractor's provider network are not covered services.

         N. A description of the process for referral to specialty and ancillary care providers and second opinions;

         O. An explanation of the reasons for which an enrollee may request a change of PCP, the process of effectuating that change, and the circumstances under which such a request may be denied;

         P. The reasons and process by which a provider may request an enrollee to change to a different PCP;

         Q. An explanation of an enrollee's rights to disenroll or transfer at any time for cause; disenroll or transfer in the first 90 days after the latter of the date the individual enrolled or the date they receive notice of enrollment and at least every twelve (12) months thereafter without cause and that the lock-in period does not apply to ABD, DDD or DYFS individuals;

         R.       Complaints and Grievances

                  1. Procedures for resolving complaints, as approved by the DMAHS;

                  2. A description of the grievance procedures to be used to resolve disputes between a contractor and an enrollee, including: the name, title, or department, address, and telephone number of the person(s) responsible for assisting enrollees in grievance resolutions; the time frames and circumstances for expedited and standard grievances; the right to appeal a grievance determination and the procedures for filing such an appeal; the time frames and circumstances for expedited and standard appeals; the right to designate a representative; a notice that all disputes involving clinical decisions will be made by qualified clinical personnel; and that all notices of determination will include information about the basis of the decision and further appeal rights, if any;

                  3. The contractor shall notify all enrollees in their primary language of their rights to file grievances and appeal grievance decisions by the contractor;

         S. An explanation that Medicaid/NJ FamilyCare Plan A enrollees have the right to a Medicaid Fair Hearing with DMAHS and the appeal process through the DHSS for Medicaid and NJ FamilyCare enrollees, including instructions on the procedures involved in making such a request;

         T. Title, addresses, phone numbers and a brief description of the contractor for contractor management/service personnel;

         U. The interpretive, linguistic, and cultural services available through the contractor's personnel;

         V. An explanation of the terms of enrollment in the contractor's plan, continued enrollment, disenrollment procedures, time frames for each procedure, default procedures, enrollee's rights and responsibilities and causes for which an enrollee shall lose entitlement to receive services under this contract, and what should be done if this occurs;

         W. A statement strongly encouraging the enrollee to obtain a baseline physical and dental examination, and to attend scheduled orientation sessions and other educational and outreach activities;

         X. A description of the EPSDT program, and language encouraging enrollees to make regular use of preventive medical and dental services;

         Y. Provision of information to enrollees or, where applicable, an authorized person, to enable them to assist in the selection of a PCP;

         Z. Provision of assistance to clients who cannot identify a PCP on their own;

         AA. An explanation of how an enrollee may receive mental health and substance abuse services;

         BB.      An explanation of how to access transportation services;

         CC. An explanation of service access arrangements for home bound enrollees;

         DD. A statement encouraging early prenatal care and ongoing continuity of care throughout the pregnancy;

         EE. A notice that an enrollee may obtain a referral to a health care provider outside of the contractor's network or panel when the contractor does not have a health care provider with appropriate training and experience in the network or panel to meet the particular health care needs of the enrollee and procedure by which the enrollee can obtain such referral;

         FF. A notice that an enrollee with a condition which requires ongoing care from a specialist may request a standing referral to such a specialist and the procedure for requesting and obtaining such a specialist referral;

         GG. A notice that an enrollee with (i) a life-threatening condition or disease or (ii) a degenerative and/or disabling condition or disease, either of which requires specialized medical care over a prolonged period of time may request a specialist or specialty care center responsible for providing or coordinating the enrollee's medical care and the procedure for requesting and obtaining such a specialist or access to the center;

         HH. A notice of all appropriate mailing addresses and telephone numbers to be utilized by enrollees seeking information or authorization;

         II.      A notice of pharmacy Lock-In program and procedures;

         JJ.      An explanation of the time delay of thirty (30) to forty-five
                  (45) days between the date of initial application and the effective date of enrollment; however, during this interim period, prospective Medicaid enrollees will continue to receive health care benefits under the regular fee-for-service Medicaid program or the HMO with which the person is currently enrolled. Enrollment is subject to verification of the applicant's eligibility for the Medicaid program and New Jersey Care 2000+ enrollment; and the time delay of thirty
                  (30) to forty-five (45) days between the date of request for disenrollment and the effective date of disenrollment;

         KK. An explanation of the appropriate uses of the Medicaid/NJ FamilyCare identification card and the contractor identification card;

         LL. A notification, whenever applicable, that some primary care physicians may employ other health care practitioners, such as nurse practitioners or physician assistants, who may participate in the patient's care;

         MM. The enrollee's or, where applicable, an authorized person's signed authorization on the enrollment application allows release of medical records;

         NN. Notification that the enrollee's health status survey (obtained only by the HBC) will be sent to the contractor by the Health Benefits Coordinator;

         OO. A notice that enrollment and disenrollment is subject to verification and approval by DMAHS;

         PP. An explanation of procedures to follow if enrollees receive bills from providers of services, in or out of network;

         QQ. An explanation of the enrollee's financial responsibility for payment when services are provided by a health care provider who is not part of the contractor's organization or when a procedure, treatment or service is not a covered health care benefit by the contractor and/or by Medicaid;

         RR. A written explanation at the time of enrollment of the enrollee's right to terminate enrollment, and any other restrictions on the exercise of those rights, to conform to 42 U.S.C. Section 1396b(m)(2)(F)(ii). The initial enrollment information and the contractor's member handbook shall be adequate to convey this notice and shall have DMAHS approval prior to distribution;

         SS. An explanation that the contractor will contact or facilitate contact with, and require its PCPs to use their best efforts to contact, each new enrollee or, where applicable, an authorized person, to schedule an appointment for a complete, age/sex specified baseline physical, and for enrollees with special needs who have been identified through a Complex Needs Assessment as having complex needs, the development of an Individual Health Care Plan at a time mutually agreeable to the contractor and the enrollee, but not later than ninety (90) days after the effective date of enrollment for children under twenty-one (21) years of age, and not later than one hundred eighty (180) days after initial enrollment for adults; for adult clients of DDD, no later than ninety (90) days after the effective date of enrollment; and encourage enrollees to contact the contractor and/or their PCP to schedule an appointment;

         TT. An explanation of the enrollee's rights and responsibilities which should include, at a minimum, the following, as well as the provisions found in Standard X in NJ modified QARI/QISMC in Section B.4.14 of the Appendices.

                  1. Provision for "Advance Directives," pursuant to 42 C.F.R. Part 489, Subpart I;

                  2. Participation in decision-making regarding their health care;

                  3. Provision for the opportunity for enrollees or, where applicable, an authorized person to offer suggestions for changes in policies and procedures; and

                  4.       A policy on the treatment of minors.

         UU. Notification that prior authorization for emergency services, either in-network or out-of-network, is not required;

         VV. Notification that the costs of emergency screening examinations will be covered by the contractor when the condition appeared to be an emergency medical condition to a prudent layperson;

         WW. For beneficiaries subject to cost-sharing (i.e., those eligible through NJ FamilyCare Plan C and D; See Section B.5.2 of the Appendices), information that specifically explains:

                  1.       The limitation on cost-sharing;

                  2. The dollar limit that applies to the family based on the reported income;

                  3. The need for the family to keep track of the cost-sharing amounts paid; and

                  4. Instructions on what to do if the cost-sharing requirements are exceeded.

         XX.      An explanation on how to access WIC services;

         YY. Any other information essential to the proper use of the contractor's plan as may be required by the Division; and

         ZZ. Inform enrollees of the availability of care management services.

         AAA. Enrollee right to adequate and timely information related to physician incentives.

         BBB. An explanation that Medicaid benefits received after age 55 may be reimbursable to the State of New Jersey from the enrollee's estate. The recovery may include premium payments made on behalf of the beneficiary to the managed care organization in which the beneficiary enrolls.

5.8.3    ANNUAL INFORMATION TO ENROLLEES

         The contractor shall distribute an updated handbook which will include the information specified in Article 5.8.2 to each enrollee or enrollee's family unit and to all providers at least once every twelve
         (12) months.

5.8.4    NOTIFICATION OF CHANGES IN SERVICES

         The contractor shall revise and distribute the information specified in
         Article 5.8 at least thirty (30) calendar days prior to any changes that the contractor makes in services provided or in the locations at which services may be obtained, or other changes of a program nature or in administration, to each enrollee and all providers affected by that change.

5.8.5    ID CARD

         A. Except as set forth in Section 5.9.1C. the contractor shall deliver to each new enrollee prior to the effective enrollment date but no later than seven (7) days after the enrollee's effective date of enrollment a contractor Identification Card for those enrollees who have selected a PCP. The Identification Card shall have at least the following information:

                  1.       Name of enrollee

                  2. Issue Date for use in automated card replacement process

                  3. Primary Care Provider Name (may be affixed by sticker)

                  4. Primary Care Provider Phone Number (may be affixed by sticker)

                  5. What to do in case of an emergency and that no prior authorization is required

                  6.       Relevant copayments/Personal Contributions to Care

                  7.       Contractor 800 number - emergency message

                  Any additional information shall be approved by DMAHS prior to use on the ID card.

         B. For children and individuals eligible solely through the NJ FamilyCare Program, the identification card must clearly indicate "NJ FamilyCare"; for children and individuals who are participating in NJ FamilyCare Plans C and D the cost-sharing amount shall be listed on the card. However, if the family limit for cost-sharing has been reached, the identification card shall indicate a zero cost-sharing amount. The State will notify the contractor when such limits have been reached.

5.8.6    ORIENTATION AND WELCOME LETTER

         A. Welcome Letter. The contractor shall mail a welcome letter to each new enrollee or authorized person prior to the enrollee's effective date of coverage. The welcome letter shall explain the member handbook, the enrollee's expected effective date of enrollment, and when the enrollee's identification card will be received.

         B. Individual or Group Orientation. The contractor shall offer barrier free individual or group orientation, by telephone or in person, to enrollees, family members, or, where applicable, authorized persons who are able to be contacted regarding the delivery system. Orientation shall normally occur within thirty (30) days of the date of enrollment, except that the contractor shall attempt to provide orientation within ten
                  (10) days to each enrollee who has been identified as having special needs. The contractor shall provide orientation education that includes at least the following:

                  1. Specific information listed within the member handbook.

                  2. The circumstances under which a team of professionals (e.g., care management) is convened, the role of the team, and the manner in which it functions.

         C. Prior to conducting the first orientation, the contractor shall submit for the readiness on-site review a curriculum that meets the requirements of this provision to DMAHS for approval.

5.9      PCP SELECTION AND ASSIGNMENT

         The contractor shall place a high emphasis on ensuring that enrollees are informed and have access to enroll with traditional and safety net providers. The contractor shall place a high priority on enrolling enrollees with their existing PCP. If an enrollee does not select a PCP, the enrollee shall be assigned to his/her PCP of record (based upon prior history information) if that PCP is still a participating provider with the contractor. All contract materials shall provide equal information about enrollment with traditional and safety net providers as that provided about contractor operated offices. All materials, documents, and phone scripts shall be reviewed and approved by the Department before use.

5.9.1    INITIAL SELECTION/ASSIGNMENT

         A. General. Each enrollee in the contractor's plan shall be given the option of choosing a specific PCP in accordance with Articles 4.5 and 4.8 within the contractor's provider network who will be responsible for the provision of primary care services and the coordination of all other health care needs through the mechanisms listed in this Article.

                  The HBC will provide the contractor with information, when available, of existing PCP relationships via the Plan Selection Form. The contractor shall, at the enrollee's option, maintain the PCP-patient relationship.

         B. PCP Selection. The contractor shall provide enrollees with information to facilitate the choice of an appropriate PCP. This information shall include, where known, the name of the enrollee's provider of record, and a listing of all participating providers in the contractor's network. (See
                  Article 4.8.4 for a description of the required listing.)

         C. PCP Assignment. If the contractor has not received an enrollee's PCP selection within ten (10) calendar days from the enrollee's effective date of coverage or the selected PCP's panel is closed, the contractor shall assign a PCP and deliver an ID card by the fifteenth (15th) calendar day after the effective date of enrollment. The assignment shall be made according to the following criteria, in hierarchical order:

                  1. The enrollee shall be assigned to his/her current provider, if known, as long as that provider is a part of the contractor's provider network.

                  2. The enrollee shall be assigned to a PCP whose office is within the travel time/distance standards, as defined in Article 4.8.8. If the language and/or cultural needs of the enrollee are known to the contractor, the enrollee shall be assigned to a PCP who is or has office staff who are linguistically and culturally competent to communicate with the enrollee or have the ability to interpret in the provision of health care services and related activities during the enrollee's office visits or contacts.

5.9.2    PCP CHANGES

         A. Enrollee Request. Any enrollee or, where applicable, authorized person dissatisfied with the PCP selected or assigned shall be allowed to reselect or be assigned to another PCP. Such reassignment shall become effective no later than the beginning of the first month following a full month after the request to change the enrollee's PCP. Except for DYFS enrollees, this reselection or reassignment for any cause may be limited, at the contractor's discretion, to two (2) times per year. However, in the event there is reasonable cause following policies and procedures as determined by the contractor and approved by the Department, the enrollee or, where applicable, authorized person may reselect or be reassigned at any time, regardless of the number of times the enrollee has previously changed PCPs.

                  In the event an enrollee becomes non-eligible and then re-eligible within six (6) months in the same region, said enrollee shall, if at all possible, be assigned to the same PCP. In such a circumstance, the contractor may count previous PCP changes toward the annual two-change limit.

         B. PCP Request. The contractor shall develop policies and procedures, which shall be prior approved by the Department, for allowing a PCP to request reassignment of an enrollee, e.g., for irreconcilable differences, for when an enrollee has taken legal action against the provider, or if an enrollee fails to comply with health care instructions and such non-compliance prevents the provider from safely and/or ethically proceeding with that enrollee's health care services. The contractor shall approve any reassignments and require documentation of the reasons for the request for reassignment. For example, if a PCP requests reassignment of an enrollee for failure to comply with health care instructions, the contractor shall take into consideration whether the enrollee has a physical or developmental disability that may contribute to the noncompliance, and whether the provider has made reasonable efforts to accommodate the enrollee's needs. In the case of DYFS-eligible children, copies of such requests shall be sent to the Division of Youth and Family Services, c/o Medicaid Liaison, PO Box 717, Trenton, NJ 08625-0717.

         C. PCP Change Form. If a change form is used, by the contractor, the contractor shall immediately provide the PCP Change Form to an enrollee wishing a change, if such request is made in person, or by mail if requested by telephone or in writing. The contractor shall mail the form within three (3) business days of receiving a telephone or written request for a form.

         D. Processing of PCP Change Forms. If a change form is used by the contractor, enrollees shall submit the PCP change form to the contractor for processing. The contractor shall process the form and return the enrollee identification card or self-adhering sticker to the enrollee within ten (10) calendar days of the postmark date on the mailing envelope or, if not received by mail, the date received by the contractor.

         E. Verbal Requests for PCP Change. The contractor may accept verbal requests from enrollees or authorized persons to change PCPs. However, the contractor shall document the verbal request including at a minimum name of caller, date of call, and selected PCP. The contractor shall process the request and return the enrollee identification card or self-adhering sticker to the enrollee within ten (10) calendar days of the request for PCP change.

5.10     DISENROLLMENT FROM CONTRACTOR'S PLAN

5.10.1   GENERAL PROVISIONS

         A. Non-discrimination. Disenrollment from contractor's plan shall not be based in whole or in part on an adverse change in the enrollee's health, on any of the factors listed in Article 7.8, or on amounts payable to the contractor related to the enrollee's participation in the contractor's plan.

         B. Coverage. The contractor shall not be responsible for the provision and cost of care and services for an enrollee after the effective date of disenrollment unless the enrollee is admitted to a hospital prior to the expected effective date of disenrollment, in which case the contractor is responsible for the provision and cost of care and services covered under this contract until the date on which the enrollee is discharged from the hospital, including any charge for the enrollee readmitted within forty-eight (48) hours of discharge for the same diagnosis.

         C. Notification of Disenrollment Rights. The contractor shall notify through personalized, written notification the enrollee or, where applicable, authorized person of the enrollee's disenrollment rights at least sixty (60) days prior to the end of his/her twelve (12)-month enrollment period. The contractor shall notify the enrollee of the effective disenrollment date

         D. Release of Medical Records. The contractor shall transfer or facilitate the transfer of the medical record (or copies of the medical record), upon the enrollee's or, where applicable, an authorized person's request, to either the enrollee, to the receiving provider, or, in the case of a child eligible through the Division of Youth and Family Services, to a representative of the Division of Youth and Family Services or to an adoptive parent receiving subsidy through DYFS, at no charge, in a timely fashion, i.e., no later than ten days prior to the effective date of transfer. The contractor shall release medical records of the enrollee, and/or facilitate the release of medical records in the possession of participating providers as may be directed by DMAHS authorized personnel and other appropriate agencies of the State of New Jersey, or the federal government. Release of medical records shall be consistent with the provisions of confidentiality as expressed in Article 7.40 of this contract and the provisions of 42 C.F.R. Section 431.300. For individuals being served through the Division of Youth and Family Services, release of medical records must be in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8.40 and consistent with the need to protect the individual's confidentiality.

         E. In the event the contract, or any portion thereof, is terminated, or expires, the contractor shall assist DMAHS in the transition of enrollees to other contractors. Such assistance and coordination shall include, but not be limited to, the forwarding of medical and other records and the facilitation and scheduling of medically necessary appointments for care and services. The cost of reproducing and forwarding medical charts and other materials shall be borne by the contractor. The contractor shall be responsible for providing all reports set forth in this contract. The contractor shall make provision for continuing all management and administrative services until the transition of enrollees is completed and all other requirements of this contract are satisfied. The contractor shall be responsible for the following:

                  1. Identification and transition of chronically ill, high risk and hospitalized enrollees, and enrollees in their last four weeks of pregnancy.

                  2.       Transfer of requested medical records.

5.10.2   DISENROLLMENT FROM THE CONTRACTOR'S PLAN AT THE ENROLLEE'S REQUEST

         A. An individual enrolled in a contractor's plan may be subject to the enrollment Lock-In period provided for in this Article. The enrollment Lock-In provision does not apply to SSI and New Jersey Care ABD individuals, clients of DDD or to individuals eligible to participate through the Division of Youth and Family Services.

                  1. An enrollee subject to the enrollment Lock-In period may initiate disenrollment or transfer for any reason during the first ninety (90) days after the latter of the date the individual is enrolled or the date they receive notice of enrollment with a new contractor and at least every twelve (12) months thereafter without cause. NJ FamilyCare Plans B, C, or D enrollees will be subject to a twelve (12)-month Lock-In period.

                           a. The period during which an individual has the right to disenroll from the contractor's plan without cause applies to an individual's initial period of enrollment with the contractor. If that individual chooses to re-enroll with the contractor, his/her initial date of enrollment with the contractor will apply.

                  2. An enrollee subject to the Lock-In period may initiate disenrollment for good cause at any time.

                           a. Good cause reasons for disenrollment or transfer shall include, unless otherwise defined by DMAHS:

                                    i.      Failure of the contractor to provide
                                            services including physical access
                                            to the enrollee in accordance with
                                            the terms of this contract;

                                    ii.     Enrollee has filed a grievance with
                                            the contractor pursuant to the
                                            applicable grievance procedure and
                                            has not received
                                            a response within the specified time
                                            period stated therein,or in a
                                            shorter time period required by
                                            federal law;

                                    iii.    Documented grievance, by the
                                            enrollee against the contractor's
                                            plan without satisfaction.

                                    iv.     Enrollee is subject to enrollment
                                            exemption as set forth in Article
                                            5.3.2. If an exemption situation
                                            exists within the contractor's plan
                                            but another contractor can
                                            accommodate the individual's needs,
                                            a transfer may be granted.

                                    v.      Enrollee has substantially more
                                            convenient access to a primary care
                                            physician who participates in
                                            another MCE in the same enrollment
                                            area.

         B. Voluntary Disenrollment. The contractor shall assure that enrollees who disenroll voluntarily are provided with an opportunity to identify, in writing, their reasons for disenrollment. The contractor shall further:

                  1. Require the return, or invalidate the use of the contractor's identification card; and

                  2. Forward a copy of the disenrollment request or refer the beneficiary to DMAHS/HBC by the eighth (8th) day of the month prior to the month in which disenrollment is to become effective.

         C. HBC Role. All enrollee requests to disenroll must be made through the Health Benefits Coordinator. The contractor may not induce, discuss or accept disenrollments. Any enrollee seeking to disenroll should be directed to contact the HBC. This applies to both mandatory and voluntary enrollees. Disenrollment shall be completed by the HBC at facilities and in a manner so designated by DMAHS.

         D. Effective Date. The effective date of disenrollment or transfer shall be no later than the first day of the month immediately following the full calendar month the disenrollment is initiated by DMAHS. Notwithstanding anything herein to the contrary, the remittance tape, along with any changes reflected in the weekly register or agreed upon by DMAHS and the contractor in writing, shall serve as official notice to the contractor of disenrollment of an enrollee.

5.10.3   DISENROLLMENT FROM THE CONTRACTOR'S PLAN AT THE CONTRACTOR'S REQUEST

         A. Criteria for Contractor Disenrollment Request. The contractor may recommend, with written documentation to DMAHS, the disenrollment of an enrollee. In no event may an enrollee be disenrolled due to health status or need for health services. Enrollees may be disenrolled in any of the following circumstances:

                  1. The contractor determines that the willful actions of the enrollee are inconsistent with membership in the contractor's plan, and the contractor has made and provides DMAHS with documentation of at least three attempts to reconcile the situation. Examples of inconsistent actions include but are not limited to: persistent refusal to cooperate with any participating provider regarding procedures for consultations or obtaining appointments (this does not preclude an enrollee's right to refuse treatment), intentional misconduct, willful refusal to receive prior approval for non-emergency care; willful refusal to comply with reasonable administrative policies of the contractor, fraud, or making a material misrepresentation to the contractor. In no way can this provision be applied to individuals on the basis of their physical condition, utilization of services, age, socio-economic status or mental disability.

                  2. The contractor becomes aware that the enrollee falls into an aid category that is not set forth in Article
                           5.2 of this contract, has become ineligible for enrollment pursuant to Article 5.3.1 of this contract, or has moved to a residence outside of the enrollment area covered by this contract.

         B. Reasonable Efforts Prior to Disenrollment. Prior to recommending disenrollment of an enrollee, the contractor shall make a reasonable effort to identify for the enrollee or, where applicable, an authorized person those actions that have interfered with effective provision of covered medical care and services, and to explain what actions or procedures are acceptable. The contractor must allow the enrollee or, where applicable, an authorized person sufficient opportunity to comply with acceptable procedures prior to recommending disenrollment. The contractor shall provide at least one verbal and at least one written warning to the enrollee regarding the implications of his/her actions.

                  If the enrollee, or, where applicable, an authorized person fails to comply with acceptable procedures, the contractor shall give at least thirty (30) days prior written notice to the enrollee, or, where applicable, an authorized person, of its intent to recommend disenrollment. The notice shall include a written explanation of the reason the contractor intends to request disenrollment, and advise the enrollee or, where applicable, an authorized person of his/her right to file a disenrollment grievance. The contractor shall give DMAHS a copy of the notice and advise DMAHS immediately if the enrollee or, where applicable, an authorized person files a disenrollment grievance.

         C. Disenrollment Appeals. The contractor shall notify DMAHS of decisions related to all appeals filed by an enrollee or, where applicable, an authorized person as a result of the contractor's notice to an enrollee of its intent to recommend disenrollment. If the enrollee has not filed an appeal or if the contractor determines that the appeal is unfounded, the contractor may submit to the Office of Managed Health Care of DMAHS a recommendation for disenrollment of the enrollee. The contractor shall notify the enrollee in writing of such request at the time it is filed with DMAHS.

                  DMAHS will decide within ten (10) business days after receipt of the contractor's recommendation whether to disenroll the enrollee and will provide a written determination and notification of the right to a Fair Hearing to the enrollee or, where applicable, an authorized person and the contractor.

         D. The DMAHS shall review each involuntary disenrollment and may require an in-depth review by State staff, including but not limited to patient and provider interviews, medical record review, and home assessment to determine with the enrollee what plan of action would serve the best interests of the enrollee (and family as applicable.)

5.10.4   TERMINATION

         A. Enrollees shall be terminated from the contractor's plan whenever:

                  1. The contract between the contractor and DMAHS is terminated for any reason;

                  2. The enrollee loses Medicaid/NJ FamilyCare eligibility;

                  3. Nonpayment of premium for individuals eligible through the NJ FamilyCare Program occurs;

                  4. DMAHS is notified that the enrollee has moved outside of the enrollment area that the contractor does not service;

                  5. The enrollee requires more than thirty (30) days of service from a post-acute facility, in which case the contractor shall provide health care services to the enrollee through the last day of the month following the enrollee's admission to the facility.

         B. For enrollees covered by the contractor's plan who are eligible through the Division of Youth and Family Services and who move to a residence outside of the enrollment area covered by this contract:

                  1. The DYFS representative will immediately contact the HBC.

                  2. The HBC will process the enrollee's disenrollment and transfer the enrollee to a new contractor; or disenroll the enrollee to the fee-for-service coverage under DMAHS.

                  3. The contractor shall continue to provide services to the enrollee until the enrollee is disenrolled from the contractor's plan.

         C. Loss of Medicaid or NJ FamilyCare Eligibility. When an enrollee's coverage is terminated due to a loss of Medicaid or NJ FamilyCare eligibility, the contractor shall offer to the enrollee the opportunity to convert the enrollee's membership to a non-group, non-Medicaid enrollment, consistent with conversion privileges offered to other groups enrolled in the contractor.

         D. In no event shall an enrollee be disenrolled due to health status, need for health services, or pre-existing medical conditions.

5.11     TELEPHONE ACCESS

         A. Twenty-Four Hour Coverage. The contractor shall maintain a twenty-four (24) hours per day, seven (7) days per week toll-free telephone answering system that will respond in person (not voice mail) and will include Telecommunication Device for the Deaf (TDD) or Tech Telephone (TT) systems. Telephone staff shall be adequately trained and staffed and able to promptly advise enrollees of procedures for emergency and urgent care. The telephone answering system must be available at no cost to the enrollees for local and long-distance calls from within or out-of-state.

         B. The contractor shall maintain toll-free telephone access to the contractor for the enrollees at a minimum from 8:00 a.m. to 5:00 p.m. on Monday through Friday, for calls concerning administrative or routine care services.

         C. After Hours Response. The contractor shall have standards for PCP and on-call medical/dental professional response to after hours phone calls from enrollees or other medical/dental professionals providing services to an enrollee (including, but not limited to emergency department staff). The telephone response time shall not exceed two (2) hours, except for emergencies which require immediate response from the PCP.

         D.       Protocols.

                  1. Contractor. The contractor shall develop and use telephone protocols for all of the following situations:

                           a. Answering the volume of enrollee telephone inquiries on a timely basis.

                                    i.      Enrollees shall wait no more than
                                            five (5) minutes on hold.

                           b. Identifying special enrollee needs e.g., wheelchair and interpretive linguistic needs. (See also Article 4.5.)

                           c. Triage for medical and dental conditions and special behavioral needs for non-compliant individuals who are mentally deficient.

                           d. Response time for telephone call-back waiting times: after hours telephone care for non-emergent, symptomatic issues - within thirty (30) to forty-five (45) minutes; same day for non-symptomatic concerns; fifteen (15) minutes for crisis situations.

                  2. Providers. The contractor shall monitor and require its providers to develop and use telephone protocols for all of the following situations:

                           a. Answering the enrollee telephone inquiries on a timely basis.

                           b.       Prioritizing appointments.

                           c. Scheduling a series of appointments and follow-up appointments as needed by an enrollee.

                           d. Identifying and rescheduling broken and no-show appointments.

                           e. Identifying special enrollee needs while scheduling an appointment, e.g., wheelchair and interpretive linguistic needs. (See also
                                    Article 4.5.)

                           f. Triage for medical and dental conditions and special behavioral needs for non-compliant individuals who are mentally deficient.

                           g. Response time for telephone call-back waiting times: after hours telephone care for non-emergent, symptomatic issues - within thirty (30) to forty-five (45) minutes; same day for non-symptomatic concerns; fifteen (15) minutes for crisis situations.

                           h. Scheduling continuous availability and accessibility of professional, allied, and supportive medical/dental personnel to provide covered services within normal working hours. Protocols shall be in place to provide coverage in the event of a provider's absence.

         E. The contractor shall maintain a P-Factor of P7 or less for calls to Member Services and shall submit the P-Factor report in Section A.5.1 of the Appendices.

5.12     APPOINTMENT AVAILABILITY

         The contractor shall have policies and procedures to ensure the availability of medical, mental health/substance abuse (for DDD clients) and dental care appointments in accordance with the following standards:

         A. Emergency Services. Immediately upon presentation at a service delivery site.

         B. Urgent Care. Within twenty-four (24) hours. An urgent, symptomatic visit is an encounter with a health care provider associated with the presentation of medical signs that require immediate attention, but are not life-threatening.

         C. Symptomatic Acute Care. Within seventy-two (72) hours. A non-urgent, symptomatic office visit is an encounter with a health care provider associated with the presentation of medical signs, but not requiring immediate attention.

         D. Routine Care. Within twenty-eight (28) days. Non-symptomatic office visits shall include but shall not be limited to: well/preventive care appointments such as annual gynecological examinations or pediatric and adult immunization visits.

         E. Specialist Referrals. Within four (4) weeks or shorter as medically indicated. A specialty referral visit is an encounter with a medical specialist that is required by the enrollee's medical condition as determined by the enrollee's Primary Care Provider (PCP). Emergency appointments must be provided within 24 hours of referral.

         F. Urgent Specialty Care. Within twenty-four (24) hours of referral.

         G. Baseline Physicals for New Adult Enrollees. Within one hundred-eighty (180) calendar days of initial enrollment.

         H. Baseline Physicals for New Children Enrollees and Adult Clients of DDD. Within ninety (90) days of initial enrollment, or in accordance with EPSDT guidelines.

         I. Prenatal Care. Enrollees shall be seen within the following timeframes:

                  1. Three (3) weeks of a positive pregnancy test (home or laboratory)

                  2.       Three (3) days of identification of high-risk

                  3. Seven (7) days of request in first and second trimester

                  4.       Three (3) days of first request in third trimester

         J. Routine Physicals. Within four (4) weeks for routine physicals needed for school, camp, work or similar.

         K. Lab and Radiology Services. Three (3) weeks for routine appointments; fortyeight (48) hours for urgent care.

         L.       Waiting Time in Office. Less than forty-five (45) minutes.

         M. Initial Pediatric Appointments. Within three (3) months of enrollment. The contractor shall attempt to contact and coordinate initial appointments for all pediatric enrollees.

         N. For dental appointments, the contractor shall be able to provide:

                  1.       Emergency dental treatment no later than forty-eight
                           (48) hours, or earlier as the condition warrants, of injury to sound natural teeth and surrounding tissue and follow-up treatment by a dental provider.

                  2. Urgent care appointments within three days of referral.

                  3.       Routine non-symptomatic appointments within thirty
                           (30) days of referral.

         O.       For MH/SA appointments, the contractor shall provide:

                  1. Emergency services immediately upon presentation at a service delivery site.

                  2. Urgent care appointments within twenty-four (24) hours of the request.

                  3. Routine care appointments within ten (10) days of the request.

         P. Maximum Number of Intermediate/Limited Patient Encounters. Four (4) per hour for adults and four (4) per hour for children.

         Q. For SSI and New Jersey Care - ABD elderly and disabled enrollees, the contractor shall ensure that each new enrollee or, as appropriate, authorized person is contacted to offer an Initial Visit to the enrollee's selected PCP. Each new enrollee shall be contacted within forty-five (45) days of enrollment and offered an appointment date according to the needs of the enrollee, except that each enrollee who has been identified through the enrollment process as having special needs shall be contacted within ten (10) business days of enrollment and offered an expedited appointment.

5.13     APPOINTMENT MONITORING PROCEDURES

         A. Contractor shall monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. Contractor shall monitor and institute policies that an enrollee's waiting time at the PCP or specialist office is no more than forty-five
                  (45) minutes, except when the provider is unavailable due to an emergency. Contractor shall have written policies and procedures, about which it educates its provider network, about appointment time requirements. Contractor shall have established written procedures for disseminating its appointment standards to the network, shall monitor compliance with appointment standards, and shall have a corrective action plan when appointment standards are not met.

         B. The contractor shall have established policies and procedures for monitoring and evaluating appointment scheduling for all PCPs which shall include, but is not limited to, the following:

                  1.       A methodology for monitoring:

                           a. Enrollee waiting time for receipt of both urgent and routine appointments

                           b.       Availability of appointments

                           c. Providers with whom enrollees regularly experience long waiting times

                           d.       Broken and no-show appointments

                  2. A description of the policies and procedures for addressing appointment problems that may occur and the plan for corrective action if any of the above-referenced items are not met.

5.14     CULTURAL AND LINGUISTIC NEEDS

         The contractor shall participate in the Department's Cultural and Linguistic Competency Task Force, and cooperate in a study to review the provision of culturally competent services.

         The contractor shall address the relationship between culture, language, and health care outcomes through, at a minimum, the following Cultural and Linguistic Service requirements.

         A. Physical and Communication Access. The contractor shall provide documentation regarding the availability of and access procedures for services which ensure physical and communication access to: providers and any contractor related services (e.g. office visits, health fairs); customer service or physician office telephone assistance; and, interpreter, TDD/TT services for individuals who require them in order to communicate. Document availability of interpreter, TDD/TT services.

         B. Twenty-four (24)-Hour Interpreter Access. The contractor shall provide Twentyfour (24)-hour access to interpreter services for all enrollees including the deaf or hard of hearing at provider sites within the contractor's network, either through telephone language services or in-person interpreters to ensure that enrollees are able to communicate with the contractor and providers and receive covered benefits. The contractor shall identify and report the linguistic capability of interpreters or bilingual employed and contracted staff (clinical and non-clinical). The contractor shall provide professional interpreters when needed where technical, medical, or treatment information is to be discussed, or where use of a family member or friend as interpreter is inappropriate. Family members, especially children, should not be used as interpreters in assessments, therapy and other situations where impartiality is critical. The contractor shall provide for training of its health care providers on the utilization of interpreters.

         C. Interpreter Listing. Throughout the term of this contract, the contractor shall maintain a current list of interpreter agencies/interpreters who are "on call" to provide interpreter services.

         D. Language Threshold. In addition to interpreter services, the contractor will provide other linguistic services to a population of enrollees if they exceed five (5) percent of those enrolled in the contractor's Medicaid/NJ FamilyCare line of business or two hundred (200) enrollees in the contractor's plan, whichever is greater.

         E. The contractor shall provide the following services to the enrollee groups identified in D above.

                  1.       Key Points of Contact

                           a. Medical/Dental: Advice and urgent care telephone, face to face encounters with providers

                           b.       Non-medical: Enrollee assistance,
                                    orientations, and appointments

                  2.       Types of Services

                           a.       Translated signage

                           b.       Translated written materials

                           c. Referrals to culturally and linguistically appropriate community services programs

         F. Community Advisory Committee. Contractor shall implement and maintain community linkages through the formation of a Community Advisory Committee (CAC) with demonstrated participation of consumers (with representatives of each Medicaid/NJ FamilyCare eligibility category- See Article 5.2), community advocates, and traditional and safety net providers. The contractor shall ensure that the committee responsibilities include advisement on educational and operational issues affecting groups who speak a primary language other than English and cultural competency.

         G. Group Needs Assessment. Contractor shall assess the linguistic and cultural needs of its enrollees who speak a primary language other than English. The findings of the assessment shall be submitted to DMAHS in the form of a plan entitled, "Cultural and Linguistic Services Plan" at the end of year one of the contract. In the plan, the contractor will summarize the methodology, findings, and outline the proposed services to be implemented, the timeline for implementation with milestones, and the responsible individual. The contractor shall ensure implementation of the plan within six months after the beginning of year two of the contract. The contractor shall also identify the individual with overall responsibility for the activities to be conducted under the plan. The DMAHS approval of the plan is required prior to its implementation.

         H. Policies and Procedures. The contractor shall address the special health care needs of all enrollees. The contractor shall incorporate in its policies and procedures the values of
                  (1) honoring enrollees' beliefs, (2) being sensitive to cultural diversity, and (3) fostering respect for enrollees' cultural backgrounds. The contractor shall have specific policy statements on these topics and communicate them to providers and subcontractors.

         I. Mainstreaming. The contractor shall be responsible for ensuring that its network providers do not intentionally segregate DMAHS enrollees from other persons receiving services. Examples of prohibited practices, based on race, color, creed, religion, sex, age, national origin, ancestry, marital status, sexual preference, income status, program membership or physical or mental disability, include, but may not be limited to, the following:

                  1. Denying or not providing to an enrollee any covered service or access to a facility.

                  2. Providing to an enrollee a similar covered service in a different manner or at a different time from that provided to other enrollees, other public or private patients or the public at large.

                  3. Subjecting an enrollee to segregation or separate treatment in any manner related to the receipt of any covered service.

                  4. Assigning times or places for the provision of services.

                  5. Closing a provider panel to DMAHS beneficiaries but not to other patients.

         J. Resolution of Cultural Issues. The contractor shall investigate and resolve access and cultural sensitivity issues identified by contractor staff, State staff, providers, advocate organizations, and enrollees.

5.15     ENROLLEE COMPLAINTS AND GRIEVANCES

5.15.1   GENERAL REQUIREMENTS

         A. DMAHS Approval. The contractor shall draft and disseminate a system and procedure which has the prior written approval of DMAHS for the receipt and adjudication of complaints and grievances by enrollees. The grievance policies and procedures shall be in accordance with N.J.A.C. 8:38 et seq. and with the modifications that are incorporated in the contract. The contractor shall not modify the grievance procedure without the prior approval of DMAHS, and shall provide DMAHS with a copy of the modification. The contractor's grievance procedures shall provide for expeditious resolution of grievances by contractor personnel at a decision-making level with authority to require corrective action, and will have separate tracks for administrative and utilization management grievances. (For the utilization management complaints/grievance process, see Article 4.6.4C.)

                  The contractor shall review the grievance procedure at reasonable intervals, but no less than annually, for the purpose of amending same as needed, with the prior written approval of the DMAHS, in order to improve said system and procedure.

                  The contractor's system and procedure shall be available to both Medicaid beneficiaries and NJ FamilyCare beneficiaries. All enrollees have available the complaint and grievance process under the contractor's plan, the Department of Health and Senior Services and, for Medicaid beneficiaries, the Medicaid Fair Hearing process. Individuals eligible solely through NJ FamilyCare Plans B, C, and D do not have the right to a Medicaid Fair Hearing.

         B. Complaints. The contractor shall have procedures for receiving, responding to, and documenting resolution of enrollee complaints that are received orally and are of a less serious or formal nature. Complaints that are resolved to the enrollee's satisfaction on the day of receipt do not require a formal written response or notification. The contractor shall call back an enrollee within twenty-four hours of the initial contact if the contractor is unavailable for any reason or the matter cannot be readily resolved during the initial contact. Any complaint that is not resolved timely shall be treated as a grievance, in accordance with requirements defined in
                  Article 5.15.3.

         C. HBC Coordination. The contractor shall coordinate its efforts with the health benefits coordinator including referring the enrollee to the HBC for assistance as needed in the management of the complaint/grievance procedures.

         D. DMAHS Intervention. DMAHS shall have the right to intercede on an enrollee's behalf at any time during the contractor's complaint/grievance process whenever there is an indication from the enrollee, or, where applicable, authorized person, or the HBC that a serious quality of care issue is not being addressed timely or appropriately. Additionally, the enrollee may be accompanied by a representative of the enrollee's choice to any proceedings and grievances.

         E. Legal Rights. Nothing in this Article shall be construed as removing any legal rights of enrollees under State or federal law, including the right to file judicial actions to enforce rights.

5.15.2   NOTIFICATION TO ENROLLEES OF GRIEVANCE PROCEDURE

         A. The contractor shall provide all enrollees or, where applicable, an authorized person, upon enrollment in the contractor's plan, and annually thereafter, pursuant to this contract, with a concise statement of the contractor's grievance procedure and the enrollees' rights to a hearing by the Independent Utilization Review Organization (IURO) per NJAC 8:38-8.7 as well as their right to pursue the Medicaid Fair Hearing process described in N.J.A.C. 10:49-10.1 et seq. The information shall be provided through an annual mailing, a member handbook, or any other method approved by DMAHS. The contractor shall prepare the information orally and/or in writing in English, Spanish, and other bilingual translations and a format accessible to the visually impaired, such as Braille, large print, or audio tapes.

         B. Written information to enrollees regarding the grievance process shall include at a minimum:

                  1. Notification that copies of written grievances will be sent to DMAHS for monitoring

                  2. Identification of who is responsible for processing and reviewing grievances

                  3.       Information to enrollees on how to file
                           complaints/grievances

                  4.       Local or toll-free telephone number for filing of
                            complaints/grievances

                  5. Information on obtaining grievance forms and copies of grievance procedures for each primary medical/dental care site

                  6. Expected timeframes for acknowledgment of receipt of grievances

                  7.       Expected timeframes for disposition of grievances

                  8. Extensions of the grievance process if needed and time frames

                  9. Fair hearing procedures including the Medicaid enrollee's right to access the Medicaid Fair Hearing process at any time to request resolution of a grievance

                  10. DHSS process for use of Independent Utilization Review Organization (IURO)

         C. A description of the process under which an enrollee may appeal denials of authorization shall include at a minimum:

                  1.       Title of person responsible for processing appeal

                  2. Title of person(s) responsible for resolution of appeal

                  3. Time deadlines for notifying enrollee of appeal resolution

                  4. The right to request a Medicaid Fair Hearing/DHSS IURO processes where applicable to specific enrollee eligibility categories

5.15.3   GRIEVANCE PROCEDURES

         A. Availability. The contractor's grievance procedure shall be available to all enrollees or, where applicable, an authorized person, or permit a provider acting on behalf of an enrollee and with the enrollee's consent, to challenge the denials of coverage of services or denials of payment for services. The procedure shall assure that grievances may be filed verbally directly with the contractor.

         B. The grievance procedure shall be in accordance with N.J.A.C. 8:38 et seq.

         C. DMAHS shall have the right to submit comments to the contractor regarding the merits or suggested resolution of any grievance.

                  By the first and the fifteenth of every month the contractor shall mail/fax all enrollee grievance/appeal requests directly to the DMAHS. DMAHS will log and monitor the grievance process through each stage. In case of verbal filing, the contractor shall submit a written statement of the grievance to DMAHS.

                  By the first and the fifteenth of every month the contractor shall send a copy to DMAHS of the dates of each stage of the grievance/appeal process as well as its findings at each stage of the grievances/appeals process simultaneously with notification to the enrollee. If the contractor finds against the enrollee, the denial shall present the enrollee's appeal rights to the contractor, as well as the right to a Medicaid Fair Hearing (except for NJ FamilyCare Plans B, C and D) and the right to the DHSS' IURO process.

         D. Time Limits to File. The contractor may provide reasonable time limits within which enrollees must file grievances, but such time period shall not be less than sixty (60) days from the date of the incident giving rise to the grievance.

5.15.4   PROCESSING GRIEVANCES

         A. Staffing. The contractor shall have an adequate number of staff to receive and assist with enrollee grievances by phone, in person and by mail. All staff involved in the receipt, investigation and resolution of complaints shall be trained on the contractor's policies and procedures and shall treat all enrollees with dignity and respect.

         B. Grievance Forms. If the contractor uses a grievance form, the contractor must make available written grievance forms in the enrollee's primary language in accordance with the multilingual definition. Such forms shall be readily available through the contractor upon request by telephone or in writing. The contractor shall mail the form within five (5) work days of receiving a telephone or written request for a form. The contractor shall permit grievances to be filed in writing, either on the contractor's form or in any other written format, by fax, or verbally. For purposes of this section the contractor may use an approved translation service to translate grievance forms in an enrollee's primary language in order to meet the timeframes of this contract provision. A copy of the translated form shall be sent to DMAHS for post review.

         C. Confidentiality. The contractor shall have written policies and procedures to assure enrollee confidentiality and reasonable privacy throughout the complaint and grievance process.

         D. Non-discrimination. The contractor shall have written policies and procedures to assure that the contractor or any provider or agent of the contractor shall not discriminate against an enrollee or attempt to disenroll an enrollee for filing a complaint or grievance against the contractor.

         E. Documentation. Upon receipt of a grievance, the contractor's staff shall record the date of receipt, a written summary of the problem, the response given, the resolution effected, if any, and the department or staff personnel to whom the grievance has been routed. See Article 5.15.5 for further information on records maintenance.

         F. Tracking System. The contractor shall maintain a separate complaint log as well as a grievance tracking and resolution system for Medicaid/ NJ FamilyCare enrollees. The tracking system shall categorize complaints or grievances according to type of issue, standardize a system for routing complaints or grievances to operational department(s) for the dual purpose of resolving specific complaints or grievances and for improving the contractor's operating procedures, indicate the status and locus of each open grievance, send all requisite notices to enrollees within the appropriate timeframe, and log in the final resolution of each grievance. The tracking system shall differentiate between medical/dental and administrative complaints and grievances.

5.15.5   RECORDS MAINTENANCE

         A. The contractor shall develop and maintain a separate complaint log tracking and resolution system for Medicaid and NJ FamilyCare enrollees for issues not requiring a formal grievance hearing. The system shall be made accessible to the State for review.

         B. A grievance log to document all verbal (telephone or in person) and written grievances and resolutions shall be maintained. The grievance log shall be available in the office of the contractor. The grievance log shall include the following information:

                  1.       A log number

                  2. The date and time the grievance is filed with the contractor or provider

                  3.       The name of the enrollee filing the grievance

                  4. The name of the contractor, provider or staff person receiving the grievance

                  5.       A description of the grievance or problem

                  6. A description of the action taken by the contractor or provider to investigate and resolve the grievance

                  7.       The proposed resolution by the contractor or provider

                  8. The name of the contractor, provider or staff person responsible for resolving the grievance

                  9. The date of notification to the enrollee of the proposed resolution

         C. The contractor shall develop and maintain policies for the following:

                  1.       Collection and analysis of grievance data

                  2.       Frequency of review of the grievance system

                  3.       File maintenance

                  4.       Protecting the anonymity of the grievant.

5.16     MARKETING

5.16.1   GENERAL PROVISIONS - CONTRACTOR'S RESPONSIBILITIES

         A.       The DMAHS' enrollment agent, health benefits coordinator
                  (HBC), will outreach and educate Medicaid and NJ FamilyCare beneficiaries (or, where applicable, an authorized person), and assist eligible beneficiaries (or, where applicable, an authorized person), in selection of a MCE. Direct marketing or discussion by the contractor to a Medicaid or NJ FamilyCare beneficiary already enrolled in another contractor shall not be permitted; direct marketing to non-enrolled Medicaid beneficiaries will be limited and only allowed in locations specified by DMAHS. The duties of the HBC will include, but are not limited to, education, enrollment, disenrollment, transfers, assistance through the contractor's grievance process and other problem resolutions with the contractor, and communications. The contractor shall cooperate with the HBC in developing information about its plan for dissemination to Medicaid/NJ FamilyCare beneficiaries.

                  1.       Active face-to-face marketing is prohibited:

                           a. To New Jersey Care...Special Medicaid Programs for Pregnant Women and Children;

                           b.       To DYFS-supervised individuals;

                           c.       At County Welfare Agency offices;

                           d.       At open areas (other than designated
                                    events); and

                           e.       To AFDC/TANF beneficiaries and
                                    AFDC/TANF-related beneficiaries.

                  2.       Active face-to-face marketing will be allowed:

                           a. Only at times, events, and locations specified and approved by DMAHS. Examples of permissible venues include provider sites, health fairs, and community centers.

                           b.       To NJ FamilyCare populations.

                           c.       To the ABD population.

         B.       Marketing activities that shall be permitted include:

                  1. Media advertising limited to billboards, bus and newspaper advertisements, posters, literature display stands, radio and television advertising.

                  2. Fulfillment of potential enrollee requests to the contractor for general information, brochure and/or provider directories that will be mailed to the beneficiary.

         C. All marketing plans, procedures, presentations, and materials shall be accurate and shall not mislead, confuse, or defraud either the enrollee, providers or DMAHS. If such misrepresentation occurs, the contractor shall hold harmless the State in accordance with Article 7.33 and shall be subject to damages described in Article 7.16.

         D. The contractor shall be required to submit to DMAHS for prior written approval a complete marketing plan that adheres to DMAHS' policies and procedures. Written or audio-visual marketing materials, e.g., ads, flyers, posters, announcements, and letters, and marketing scripts, public information releases to be distributed to or prepared for the purpose of informing Medicaid beneficiaries, and subsequent revisions thereto, and promotional items shall be approved by DMAHS prior to their use. If the contractor develops new or revised marketing materials, it shall submit them to DMAHS for review and approval prior to any dissemination. The contractor shall not, under any circumstances, use marketing material that has not been approved by DMAHS.

         E. The DMAHS will consult with a medical care advisory committee in the review of pertinent marketing materials and will respond within 45 days with either an approval, denial, or request for additional information or modifications.

         F. The contractor shall distribute all approved marketing materials throughout all enrollment areas for which it is contracted to provide services.

         G. All marketing materials that will be used by marketing agents for every type of marketing presentation shall be prior approved by DMAHS. The contractor shall coordinate and submit, on a quarterly basis, to DMAHS and its agents, all of its schedules, plans, activities by month and informational materials for community education and outreach programs. The contractor shall work in cooperation with community-based groups and shall participate in such activities as health fairs and other community events. The contractor shall make every effort to ensure that all materials and outreach provided by them provide both physical and communication accessibility. This outreach should go beyond traditional venues and any health fairs or community events should be held in accessible facilities.

                  1. For those instances where marketing is allowed, contractors shall submit schedules to the DMAHS at least five (5) days prior to the activity taking place. The schedules can be submitted in any format, but must include the full name of the marketing representative, the name and full address of the location where marketing is being conducted, the date(s) and beginning and ending times of the activity. All schedules will be reviewed and must be approved in writing by the DMAHS. PLANS MAY NOT COMMENCE ANY MARKETING ACTIVITY WITHOUT PRIOR DMAHS APPROVAL.

         H. With the exception allowed under Article 5.16.1I, neither the contractor nor its marketing representatives may put into effect a plan under which compensation, reward, gift, or opportunity are offered to eligible enrollees as an inducement to enroll in the contractor's plan other than to offer the health care benefits from the contractor pursuant to this contract. The contractor is prohibited from influencing an individual's enrollment with the contractor in conjunction with the sale of any other insurance.

         I. The contractor may offer promotional give-aways that shall not exceed a combined total of $10 to any one individual or family for marketing purposes. Giveaways and premiums that have DMAHS approval may be distributed at approved events. These items shall be limited to items that promote good health behavior (e.g., toothbrushes, immunization schedules). For NJ FamilyCare, other promotional items shall be considered with prior approval by DMAHS.

         J. The contractor shall ensure that marketing representatives are appropriately trained and capable of performing marketing activities in accordance with terms of this contract, N.J.A.C. 11:17, 11:2-11, 11:4-17, 8:38-13.2, N.J.S.A. 17:22 A-1,
                  26:2J-16, and the marketing standards described in Article
                  5.16.

         K. The contractor shall ensure that marketing representatives are versed in and adhere to Medicaid policy regarding beneficiary enrollment and disenrollment as stated in 42 C.F.R. Section
                  434.27. This policy includes, but is not limited to, requirements that enrollees do not experience unreasonable barriers to disenroll, and that the contractor shall not act to discriminate on the basis of adverse health status or greater use or need for health care services.

         L. Door-to-door canvassing, telephone, telemarketing, or "cold call" marketing of enrollment activities, by the contractor itself or an agent or independent contractor thereof, shall not be permitted. For NJ FamilyCare (Plans B, C, D), telemarketing shall be permitted after review and prior approval by DMAHS of the contractor's marketing plan, scripts and methods to use this approach.

         M. Contractor employees or agents shall not present themselves unannounced at an enrollee's home for marketing or "educational" purposes. This shall not limit such visits for medical emergencies, urgent medical care, clinical outreach, and health promotion for known enrollees.

         N. Under no conditions shall a contractor use DMAHS's client/enrollee data base or a provider's patient/customer database to identify and market its plan to Medicaid or NJ FamilyCare beneficiaries. No lists of Medicaid/NJ FamilyCare beneficiary names, addresses, telephone numbers, or Medicaid/NJ FamilyCare numbers of potential Medicaid/NJ FamilyCare enrollees shall be obtained by a contractor under any circumstances. Neither shall the contractor violate confidentiality by sharing or selling enrollee lists or enrollee/beneficiary data with other persons or organizations for any purpose other than performance of the contractor's obligations pursuant to this contract. For NJ FamilyCare and ABD marketing only, general population lists such as census tracts are permissible for marketing outreach after review and prior approval by DMAHS.

         O. The contractor shall allow unannounced, on-site monitoring by DMAHS of its enrollment presentations to prospective enrollees, as well as to attend scheduled, periodic meetings between DMAHS and contractor marketing staff to review and discuss presentation content, procedures, and technical issues.

         P. The contractor shall explain that all health care benefits as specified in Article 4.1 must be obtained through a PCP.

         Q. The contractor shall periodically review and assess the knowledge and performance of its marketing representatives.

         R. The contractor shall assure culturally competent presentations by having alternative mechanisms for disseminating information and must receive acknowledgment of the receipt of such information by the beneficiary.

         S. Individual Medicaid beneficiaries shall be able to contact the contractor for information, and the contractor may respond to such a request.

         T.       Incentives.

                  1. The contractor may provide an incentive program to its enrollees based on health/educational activities or for compliance with health related recommendations. The incentive program may include, but is not limited to:

                           a.       Health related gift items

                           b.       Gift certificates in exchange for
                                    merchandise

                           Cash or redeemable coupons with a cash value are prohibited.

                  2. The contractor's incentive program shall be proposed in writing and prior approved by DMAHS.

         U.       Periodic Survey of Enrollees.

                  1. The contractor shall quarterly survey and report results to DMAHS of new enrollees, in person, by phone, or other means, on a random basis to verify the enrollees' understanding of the contractor's procedures and services availability.

                  2. The contractor shall quarterly survey enrollees on reasons for disenrollment who voluntarily disenroll/transfer at time of disenrollment/transfer from contractor's plan.

         V. All marketing materials, plans and activities shall be prior approved by DMAHS.

5.16.2   STANDARDS FOR MARKETING REPRESENTATIVES

         A.       General Requirements

                  1. Only a trained marketing representative of the contractor's plan who meets the DHS, DHSS, and DBI requirements shall be permitted to market and to enroll prospective NJ FamilyCare and ABD enrollees. All marketing representatives shall be registered with both the Department of Banking and Insurance
                           (DBI) and the Division of Medical Assistance and Health Services (DMAHS). Delegation of enrollment functions, such as to the office staff of a subcontracting provider of service, shall not be permitted.

                  2. The contractor shall submit to DMAHS no less frequently than once a month, a listing of the contractor's marketing representatives. Marketing schedules shall be submitted at least five days in advance of marketing activities. Information on each marketing representative shall include the names, three digit Identification Numbers, and marketing locations.

                  3. All marketing representatives shall wear an identification tag that has been prior approved by DMAHS with a photo identification that must be prominently displayed when the marketing representative is performing marketing activities. The tag shall be at least three inches (3") by five inches (5") and shall display the marketing representative's name, the name of the contractor, and a three-digit identification number.

                  4. In those counties where enrollment is in a voluntary stage, marketing representatives shall not state or imply that enrollment may be made mandatory in the future in an attempt to coerce enrollment.

                  5.       Canvassing shall not be permitted.

                  6. Outbound telemarketing shall not be permitted. For NJ FamilyCare (Plans B, C, D), telemarketing shall be permitted after review and prior approval by DMAHS of the contractor's marketing plan, script, and methods to use this approach.

                  7. Marketing in or around a County Welfare Agency (CWA) office shall not be permitted. The term "in and around the CWA" is defined as being in an area where the marketing representative can be seen from the CWA office and/or where the CWA facility can be seen. The fact that an obstructed view prohibits the marketing activities from being seen shall not mitigate this prohibition.

                  8. No more than two (2) marketing representatives shall approach a Medicaid/NJ FamilyCare beneficiary at any one time.

                  9. Marketing representatives shall not encourage clients to disenroll from another contractor's plan or assist an enrollee of another MCE in completing a disenrollment form from the other MCE.

                  10. Marketing representatives shall ask the prospective enrollee about existing relationships with physicians or other health care providers. The prospective enrollees shall be clearly informed as to whether they will be able to continue to go to those providers as enrollees of the contractor's plan and/or if the Medicaid program will pay for continued services with such providers.

                  11. Marketing representatives shall secure the signature of new enrollees (head of household) on a statement indicating that an explanation has been provided to them regarding the important points of the contractor's plan and have understood its procedures. A parent or, where applicable, an authorized person, shall enroll minors and ABD beneficiaries, when appropriate, and sign the statement of understanding. However, the contractor may accept an application from pregnant minors and minors living totally on their own who have their own Medicaid ID numbers as head of their own household.

                  12. Prior to approval of this contract by HCFA, the contractor's staff or agents are prohibited from marketing to, contacting directly or indirectly, or enrolling Medicaid beneficiaries.

                  13. Marketing representatives shall not state or imply that continuation of Medicaid benefits is contingent upon enrollment in the contractor's plan.

                  14. Attendance by the contractor's marketing representatives at State-sponsored training sessions is required at the contractor's own expense.

         B.       Commissions/Incentive Payments

                  1. Commissions/incentive payments may not be based on enrollment numbers alone but shall include other criteria, such as but not limited to, the retention period of enrollees enrolled (at least three (3) months), member satisfaction, and education by the marketing representative.

                           a.       The contractor shall also review
                                    disenrollment information/surveys and all complaints/grievances specifically referencing marketing staff.

                  2. Marketing commissions (including cash, prizes, contests, trips, dinners, and other incentives) shall not exceed thirty (30) percent of the representative's monthly salary.

         C.       Enrollment Inducements

                  1. The contractor's marketing representatives and other contractor's staff are prohibited from offering or giving cash or any other form of compensation to a Medicaid beneficiary as an inducement or reward for enrolling in the contractor's plan.

                  2. Promotional items, gifts, "give-aways" for marketing purposes shall be permitted, but will be limited to items that promote good health behavior (e.g., toothbrushes, immunization schedules). However, the combined total of such gifts or gift package shall not exceed an amount of $10 to any one individual or family. Such items:

                           a. Shall be offered to the general public for marketing purposes whether or not an individual chooses to enroll in the contractor's plan.

                           b. Shall only be given at the time of marketing presentations and may not be a continuous, periodic activity for the same individual, e.g., monthly or quarterly give-aways, as an inducement to remain enrolled.

                           c.       Shall not be in the form of cash.

                           For NJ FamilyCare, other promotional items shall be considered with prior approval by DMAHS.

                  3.       Raffles shall not be allowed.

         D.       Sanctions

                  Violations of any of the above may result in any one or combination of the following:

                  1. Cessation or reduction of enrollment including auto assignment.

                  2. Reduction or elimination of marketing and/or community event participation.

                  3. Enforced special training/re-training of marketing representatives including, but not limited to, business ethics, marketing policies, effective sales practices, and State marketing policies and regulations.

                  4. Referral to the Department of Banking and Insurance for review and suspension of commercial marketing activities.

                  5.       Application of assessed damages by the State.

                  6. Referral to the Secretary of the United States Department of Health and Human Services for civil money penalties.

                  7.       Termination of contract.

                  8. Referral to the New Jersey Division of Criminal Justice Department of Justice as warranted.

ARTICLE SIX: PROVIDER INFORMATION

6.1      GENERAL

         The contractor shall provide information to all contracted providers about the Medicaid/NJ FamilyCare managed care program in order to operate in full compliance with the contract and all applicable federal and State regulations. The contractor shall monitor provider knowledge and understanding of program requirements, and take corrective actions to ensure compliance with such requirements.

6.2      PROVIDER PUBLICATIONS

         A. Provider Manual. The contractor shall issue a Provider Manual and Bulletins or other means of provider communication to the providers of medical/dental services. The manual and bulletins shall serve as a source of information to providers regarding Medicaid covered services, policies and procedures, statutes, regulations, telephone access and special requirements to ensure all contract requirements are being met. Alternative to provider manuals shall be prior approved by DMAHS.

                  The contractor shall provide all of its providers with, at a minimum, the following information:

                  1. Description of the Medicaid/NJ FamilyCare managed care program and covered populations

                  2.       Scope of Benefits

                  3.       Modifications to Scope of Benefits

                  4. Emergency Services Responsibilities, including responsibility to educate enrollees regarding the appropriate use of emergency services

                  5.       EPSDT program services and standards

                  6.       Grievance procedures for both enrollee and provider

                  7. Medical necessity standards as well as practice guidelines or other criteria that will be used in making medical necessity decisions. Medical necessity decisions must be in accordance with the definition in Article 1 and based on peer-reviewed publications, expert medical opinion, and medical community acceptance.

                  8. Practice protocols/guidelines, including in particular guidelines pertaining to treatment of chronic/complex conditions common to the enrolled populations if utilized by the contractor to monitor and/or evaluate provider performance. Practice guidelines may be included in a separate document.

                  9.       The contractor's policies and procedures

                  10.      PCP responsibilities

                  11.      Other provider/subcontractors' responsibilities

                  12.      Prior authorization and referral procedures

                  13. Description of the mechanism by which a provider can appeal a contractor's service decision through the DHSS' Independent Utilization Review Organization process

                  14.      Protocol for encounter data element reporting/records

                  15. Procedures for screening and referrals for the MH/SA services

                  16.      Medical records standards

                  17.      Payment policies

         B. Bulletins. The contractor shall develop and disseminate bulletins as needed to incorporate any and all changes to the Provider Manual. All bulletins shall be mailed to the State at least three (3) calendar days prior to publication or mailing to the providers or as soon as feasible. The Department shall have the right to issue and/or modify the bulletins at any time. If the DHS determines that there are factual errors or misleading information, the contractor shall be required to issue corrected information in the manner determined by the DHS.

         C. Timeframes. Within twenty (20) calendar days after the contractor places a newly enrolled provider in an active status, the contractor shall furnish the provider with a current Provider Manual, all related bulletins and the contractor's methodology for supplying encounter data.

         D. The contractor shall provide a Provider Manual to the Department. All updates of the manual shall also be provided to the Department on a timely basis.

         E. The Provider Manual and all policies and procedures shall be reviewed at least annually to ensure that the contractor's current practices and contract requirements are reflected in the written policies and procedures.

6.3      PROVIDER EDUCATION AND TRAINING

         A. Initial Training. The contractor shall ensure that all providers receive sufficient training regarding the managed care program in order to operate in full compliance with program standards and all applicable federal and State regulations. At a minimum, all providers shall receive initial training in managed care services, the contractor's policies and procedures, and information about the needs of enrollees with special needs. Ongoing training shall be provided as deemed necessary by either the contractor or the State in order to ensure compliance with program standards.

         Subjects for provider training shall be tailored to the needs of the contractor's plan's target groups. Listed below are some examples of topics for training:

                  1.       Identification and management of polypharmacy.

                  2. Identification and treatment of depression among elderly people and people with disabilities.

                  3. Identification and treatment of alcohol/substance abuse.

                  4.       Identification of abuse and neglect.

         5. Coordination of care with long-term services, mental health and substance abuse providers, including instruction regarding policies and procedures for maintaining the centralized member record.

                  6. Skills to assist elderly people and people with disabilities in coping with loss.

                  7. Cultural sensitivity to providing health care to various ethnic groups.

         B. Ongoing Training. The contractor shall continue to provide communications and guidance for PCPs, specialty providers, and others about the health care needs of enrollees with special needs and foster cultural sensitivity to the diverse populations enrolled with the contractor.

6.4      PROVIDER TELEPHONE ACCESS

         A. The contractor shall maintain a mechanism by which providers can access the contractor by telephone. The contractor shall maintain policies and procedures for staffing and training the allocated personnel, including the hours of operation, days of the week and numbers of personnel available, and the telephone number to the providers. Telephone access to the contractor shall be available to providers, at a minimum, from 8:00 a.m. to 5:00 p.m., Monday through Friday.

         B. Response time. The contractor shall respond to after hours telephone calls regarding medical care within the following timeframes: fifteen (15) minutes for crisis situations; forty-five (45) minutes for non-emergent, symptomatic issues; same day for non-symptomatic concerns.

         C. At no time shall providers wait more than five (5) minutes on hold.

6.5      PROVIDER GRIEVANCES AND APPEALS

         A. Payment Disputes. The contractor shall establish and utilize a procedure to resolve billing, payment, and other administrative disputes between health care providers and the contractor for any reason including, but not limited to: lost or incomplete claim forms or electronic submissions; requests for additional explanation as to services or treatment rendered by a health care provider; inappropriate or unapproved referrals initiated by the providers; or any other reason for billing disputes. The procedure shall include an appeal process and require direct communication between the provider and the contractor and shall not require any action by the enrollee.

         B. Complaint, Grievances and Appeal. The contractor shall establish and maintain provider complaint, grievance and appeals procedures for any provider who is not satisfied with the contractor's policies and procedures, or with a decision made by the contractor, or disagrees with the contractor as to whether a service, supply, or procedure is a covered benefit, is medically necessary, or is performed in the appropriate setting. The contractor procedure shall satisfy the following minimum standards:

                  1. The contractor shall have in place an informal complaint process which network providers can use to make verbal complaints, to ask questions, and get problems resolved without going through the formal, written grievance process.

                  2. The contractor shall have in place a formal grievance and appeal process which network providers and non-participating providers can use to complain in writing.

                  3. Such procedures shall not be applicable to any disputes that may arise between the contractor and any provider regarding the terms, conditions, or termination or any other matter arising under contract between the provider and contractor.

         C. The contractor shall log, track and respond to provider complaints and grievances.

         D. The contractor shall submit quarterly a Provider Grievances/Complaints Report. All provider grievances shall be summarized, with actions and recommendations of the Medical or Dental Director and QA Committee (if involved) clearly stated.

                  The summary report shall include, but not be limited to, the following data elements:

                  1. Total number of all provider grievances and complaints received

                  2. Number of unresolved (pending) grievances and complaints

                  3. Category of the grievance or complaint, including, but not limited to:

                           a.       Denials of requested services prior
                                    authorizations

                           b.       Denials of specialty referrals

                           c.       Enrollee allocation inequities

         E. The contractor shall notify providers of the mechanism to appeal a contractor service decision on behalf of an enrollee, with the enrollee's consent, through the DHSS' Independent Utilization Review Organization process and that the provider is not entitled to request a Medicaid administrative law hearing.

ARTICLE SEVEN: TERMS AND CONDITIONS (ENTIRE CONTRACT)

7.1      CONTRACT COMPONENTS

         The Contract, Attachments, Schedules, Appendices, Exhibits, and any amendments determine the work required of the contractor and the terms and conditions under which said work shall be performed.

         No other contract, oral or otherwise, regarding the subject matter of this contract shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this contract.

7.2      GENERAL PROVISIONS

         A. HCFA Approval. This contract is subject to approval by the Health Care Financing Administration (HCFA) and shall not be effective absent such approval. In addition, this contract is subject to HCFA's grant of a 1915(b) waiver to mandate enrollment of children with special health care needs.

         B. General. The contractor agrees that it shall carry out its obligations as herein provided in a manner prescribed under applicable federal and State laws, regulations, codes, and guidelines including New Jersey licensing regulations, the Medicaid, NJ KidCare and NJ FamilyCare State Plans, and in accordance with procedures and requirements as may from time to time be promulgated by the United States Department of Health and Human Services. These include:

                  1.       42 U.S.C. Section 1396 et seq.

                  2.       42 C.F.R., Parts 417, 434, 440, 455, 1000

                  3.       45 C.F.R., Part 74

                  4.       N.J.S.A. 30:4D-1 et seq.

                  5.       N.J.S.A. 30:4I-1 et seq.

                  6.       N.J.S.A. 30:4J-1 et seq.

                  7.       N.J.S.A. 26:2J-1 et seq.

                  8.       N.J.A.C. 10:74 et seq.

                  9.       N.J.A.C. 10:49 et seq.

                  10.      N.J.A.C. 10:79 et seq.

                                                                         VII-1

                  11.      N.J.A.C. 10:78-11

                  12. New Jersey Medicaid, NJ KidCare, and NJ FamilyCare State Plans

                  13.      1915(b) Waiver

                  14. N.J.A.C. 8:38 et seq. and amendments thereof, and the contractor shall comply with the higher standard contained in N.J.A.C. 8:38 et seq. or this contract.

                  15.      N.J.S.A. 59:13 et seq.

                  16. The federal and State laws and regulations above have been cited for reader ease. They are available for review at the New Jersey State Library, 185 West State Street, Trenton, New Jersey 08625. However, whether cited or not, the contractor is obligated to comply with all applicable laws and regulations and, in turn, is responsible for ensuring that its providers and subcontractors comply with all laws and regulations.

                  17. Neither the contractor nor its employees, providers, or subcontractors shall violate, or induce others to violate, any federal or state laws or regulations, or professional licensing board regulations.

         C. Applicable Law and Venue. This contract and any and all litigation arising there from or related thereto shall be governed by the applicable laws, regulations, and rules of evidence of the State of New Jersey without reference to conflict of laws principles. The contractor shall agree and submit to the jurisdiction of the courts of the State of New Jersey should any dispute concerning this contract arise, and shall agree that venue for any legal proceeding against the State shall be in Mercer County.

         D. Medicaid Provider. The contractor shall be a Medicaid provider and a health maintenance organization with a Certificate of Authority to operate government programs in New Jersey.

         E. Significant Changes. The contractor shall report to the Contracting Officer (See Article 7.5) immediately all significant changes that may affect the contractor's performance under this contract.

         F. Provider Enrollment Process. The contractor shall comply with the Medicaid provider enrollment process including the submission of the HCFA 1513 Form.

         G. Conflicts in Provisions. The contractor shall advise DMAHS of any conflict of any provision of this contract with any federal or State law or regulation. The contractor is required to comply with the provisions of the federal or State law or

                                                                         VII-2
                  regulation until such time as the contract may be amended. (See also Article 7.11.)

                  Any provision of this contract that is in conflict with the above laws, regulations, or federal Medicaid statutes, regulations, or HCFA policy guidance is hereby amended to conform to the provisions of those laws, regulations, and federal policy. Such amendment of the contract shall be effective on the effective date of the statutes or regulations necessitating it and will be binding on the parties even though such amendment may not have been reduced to writing and formally agreed upon and executed by the parties.

         H. Compliance with Codes. The contractor shall comply with the requirements of the New Jersey Uniform Commercial Code, the latest National Electrical Code, the Building Officials & Code Administrators International, Inc. (B.O.C.A.) Basic Building Code, and the Occupational Safety and Health Administration to the extent applicable to the contract.

         I. Corporate Authority. All New Jersey corporations shall obtain a Certificate of Incorporation from the Office of the New Jersey Secretary of State prior to conducting business in the State of New Jersey.

                  If a contractor is a corporation incorporated in a state other than New Jersey, the contractor shall obtain a Certificate of Authority to do business from the Office of the Secretary of State of New Jersey prior to execution of the contract. The contractor shall provide either a certification or notification of filing with the Secretary of State.

                  If the contractor is an individual, partnership or joint venture not residing in this State or a partnership organized under the laws of another state, then the contractor shall execute a power of attorney designating the Secretary of State as his true and lawful attorney for the sole purpose of receiving process in any civil action which may arise out of the performance of this contract or agreement. This appointment of the Secretary of State shall be irrevocable and binding upon the contractor, his heirs, executors, administrators, successors or assigns. Within ten (10) days of receipt of this service, the Secretary of State shall forward same to the contractor at the address designated in the contract.

         J. Contractor's Warranty. By signing this contract, the contractor warrants and represents that no person or selling agency has been employed or retained to solicit or secure the contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee, except bona fide employees or bona fide established commercial or selling agencies maintained by the contractor for the purpose of securing business. The penalty for breach or violation of this provision may result in termination of the contract without the State being liable for damages, costs and/or attorney fees or, in the Department's

                                                                         VII-3
                  discretion, a deduction from the contract price or consideration the full amount of such commission, percentage, brokerage or contingent fee.

         K. MacBride Principles. The contractor shall comply with the MacBride principles of nondiscrimination in employment and have no business operations in Northern Ireland as set forth in N.J.S.A. 52:34-12.1.

         L. Ownership of Documents. All documents and records, regardless of form, prepared by the contractor in fulfillment of the contract shall be submitted to the State and shall become the property of the State.

         M. Publicity. Publicity and/or public announcements pertaining to the project shall be approved by the State prior to release. See Article 5.16 regarding Marketing.

         N. Taxes. Contractor shall maintain, and produce to the Department upon request, proof that all appropriate federal and State taxes are paid.

7.3      STAFFING

         In addition to complying with the specific administrative requirements specified in Articles Two through Six and Eight, the contractor shall adhere to the standards delineated below.

         A. The contractor shall have in place the organization, management and administrative systems necessary to fulfill all contractual arrangements. The contractor shall demonstrate to DMAHS' satisfaction that it has the necessary staffing, by function and qualifications, to fulfill its obligations under this contract which include at a minimum:

                  - A designated administrative liaison for the Medicaid contract who shall be the main point of contact responsible for coordinating all administrative activities for this contract ("Contractor's Representative"; See also Article 7.5 below)

                  - A medical director who shall be a New Jersey licensed physician (M.D. or D.O.)

                  - Financial officer(s) or accounting and budgeting officer

                  - QM/UR coordinator who is a New Jersey-licensed registered nurse or physician

                  - Prior authorization staff sufficient to authorize medical care twenty-four (24) hours per day/seven (7) days per week

                                                                         VII-4

                  - Designated Medicaid care manager(s) who shall be available to DMAHS medical staff to respond to medically related problems, complaints, and emergent or urgent situations

                  - A full-time Care Management Supervisor who is a New Jersey-licensed physician or has a Bachelor's degree in nursing and has a minimum of four (4) years of experience serving enrollees with special needs. The Care Management Supervisor shall be responsible for the management and supervision of the Care Management staff.

                  -        Member services staff

                  -        Provider services staff

                  -        Encounter reporting staff/claims processors

                  -        Grievance coordinator

                  -        Adequate administrative and support staff

         B. Staff Changes. The contractor shall inform the DMAHS, in writing, within seven (7) days of key administrative staffing changes (listed in A) in any of the positions noted in this Article.

         C. Training. The contractor shall ensure that all staff have appropriate training, education, experience, and orientation to fulfill the requirements of the positions they hold and shall verify and document that it has met this requirement.

         D. DMAHS Meetings. The contractor's CEO, president, or DHS-approved representative shall be required to attend DHS-sponsored contractor CEO dinners. No substitutes will be permitted. The Contractor's Representative, as hereinafter defined, shall be required to attend DHS-sponsored contractor Roundtable sessions.

7.4      RELATIONSHIPS WITH DEBARRED OR SUSPENDED PERSONS PROHIBITED

         Pursuant to Section 1932(d)(a) of the Social Security Act (42 U.S.C.
         Section 1396u-2(d)(a)):

         A. The contractor shall not have a director, officer, partner, or person with beneficial ownership of more than five (5) percent of the contractor's equity who has been debarred or suspended from participating in procurement activities under the Federal Acquisition Regulation or from participating in nonprocurement activities under regulations issued pursuant to Executive Order No. 12549 or under guidelines implementing such order.

                                                                         VII-5

         B. The contractor shall not have an employment, consulting, or any other agreement with a debarred or suspended person (as defined in Article 7.4A above) for the provision of items or services that are significant and material to the contractor's contractual obligation with the State.

         C. The contractor shall certify to DMAHS that it meets the requirements of this Article prior to initial contracting with the Department and at any time there is a changed circumstance from the last such certification. The contractor shall, among other sources, consult with the Excluded Parties List, which can be obtained from the General Services Administration.

         D. If the contractor is found to be non-compliant with the provisions concerning affiliation with suspended or debarred individuals, DMAHS:

                  1. Shall notify the Secretary of the US Department of Health and Human Services of such non-compliance;

                  2. May continue the existing contract with the contractor unless the Secretary (in consultation with the Inspector General of the US Department of Health and Human Services [DHHS]) directs otherwise; and

                  3. May not renew or otherwise extend the duration of an existing contract with the contractor unless the Secretary (in consultation with the Inspector General of the DHHS) provides to DMAHS and to Congress a written statement describing compelling reasons that exist for renewing or extending the contract.

         E. The contractor shall agree and certify it does not employ or contract, directly or indirectly, with:

                  1. Any individual or entity excluded from Medicaid participation under Sections 1128 (42 U.S.C. Section 1320a-7) or 1128A (42 U.S.C. Section 1320a-7a) of the
                           Social Security Act for the provision of health care, utilization review, medical social work, or administrative services or who could be excluded under Section 1128(b)(8) of the Social Security Act as being controlled by a sanctioned individual;

                  2. Any entity for the provision of such services (directly or indirectly) through an excluded individual or entity;

                  3. Any individual or entity excluded from Medicaid or NJ FamilyCare participation by DMAHS;

                  4. Any individual or entity discharged or suspended from doing business with the State of New Jersey; or

                                                                         VII-6

                  5. Any entity that has a contractual relationship (direct or indirect) with an individual convicted of certain crimes as described in Section 1128(b)(8) of the Social Security Act.

         F. The contractor shall obtain, whenever issued, available State listings and notices of providers, their contractors, subcontractors, or any of the aforementioned individuals or entities, or their owners, officers, employees, or associates who are suspended, debarred, disqualified, terminated, or otherwise excluded from practice and/or participation in the fee-for-service Medicaid program. Upon verification of such suspension, debarment, disqualification, termination, or other exclusion, the contractor shall immediately act to terminate the provider from participation in this program. Termination for loss of licensure, criminal convictions, or any other reason shall coincide with the effective date of termination of licensure or the Medicaid program's termination effective date whichever is earlier.

7.5      CONTRACTING OFFICER AND CONTRACTOR'S REPRESENTATIVE

         A. The Department shall designate a single administrator, hereafter called the "Contracting Officer." The Contracting Officer shall be appointed by the Commissioner of DHS. The Contracting Officer shall make all determinations and take all actions as are appropriate under this contract, subject to the limitations of applicable federal and New Jersey laws and regulations. The Contracting Officer may delegate his/her authority to act to an authorized representative through written notice to the contractor.

         B. The contractor shall designate a single administrator, hereafter called the Contractor's Representative, who shall be an employee of the contractor. The Contractor's Representative shall make all determinations and take all actions as are appropriate to implement this contract, subject to the limitations of the contract, and to federal and New Jersey laws and regulations. The Contractor's Representative may delegate his or her authority to act to an authorized representative through written notice to the Contracting Officer. The Contractor's Representative shall have direct managerial and administrative responsibility and control over all aspects of the contract and shall be empowered to legally bind the contractor to all agreements reached with the Department.

         C. The Contractor's Representative shall be designated in writing by the contractor no later than the first day on which the contract becomes effective.

         D. The Department shall have the right to approve or disapprove the Contractor's Representative.

                                                                         VII-7

7.6      AUTHORITY OF THE STATE

The State is the ultimate authority under this contract to:

         A. Establish, define, or determine the reasonableness, the necessity and the level and scope of covered benefits under the managed care program administered in this contract or coverage for such benefits, or the eligibility of enrollees or providers to participate in the managed care program, or any aspect of reimbursement to providers, or of operations.

         B. Establish or interpret policy and its application related to the above.

7.7      EQUAL OPPORTUNITY EMPLOYER

         The contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that it is an equal opportunity employer, and shall send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided by the Department advising the labor union or workers' representative of the contractor's commitments as an equal opportunity employer and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

7.8      NONDISCRIMINATION REQUIREMENTS

         The contractor shall comply with the following requirements regarding nondiscrimination:

         A. The contractor shall and shall require its providers and subcontractors to accept assignment of an enrollee and not discriminate against eligible enrollees because of race, color, creed, religion, ancestry, marital status, sexual orientation, national origin, age, sex, physical or mental handicap in accordance with Title VI of the Civil Rights Act of 1964, 42 U.S.C. Section 2000d, Section 504 of the Rehabilitation Act of 1973, 29 U.S.C. Section 794, the Americans with Disabilities Act of 1990 (ADA), 42 U.S.C.
                  Section 12131 and rules and regulations promulgated pursuant thereto, or as otherwise provided by law or regulation.

         B. ADA Compliance. The contractor shall and shall require its providers or subcontractor to comply with the requirements of the Americans with Disabilities Act (ADA). In providing health care benefits, the contractor shall not directly or indirectly, through contractual, licensing, or other arrangements, discriminate against Medicaid/NJ FamilyCare beneficiaries who are qualified disabled individuals covered by the provisions of the ADA (See also Article 4.5.2 for a description of the contractor's ADA compliance plan).

                  A "qualified individual with a disability" defined pursuant to 42 U.S.C. Section 12131 is an individual with a disability who, with or without reasonable modifications to

                                                                         VII-8
                  rules, policies, or practices, the removal of architectural, communication, or transportation barriers, or the provision of auxiliary aids and services, meets the essential eligibility requirements for the receipt of services or the participation in programs or activities provided by a public entity (42 U.S.C. Section 12131).

                  The contractor shall submit to DMAHS a written certification that it is conversant with the requirements of the ADA, that it is in compliance with the law, and that it has assessed its provider network and certifies that the providers meet ADA requirements to the best of the contractor's knowledge. The contractor shall survey its providers of their compliance with the ADA using a standard survey document that will be developed by the State. Survey attestation shall be kept on file by the contractor and shall be available for inspection by the DMAHS. The contractor warrants that it will hold the State harmless and indemnify the State from any liability which may be imposed upon the State as a result of any failure of the contractor to be in compliance with the ADA. Where applicable, the contractor shall abide by the provisions of
                  Section 504 of the federal Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 794, regarding access to programs and facilities by people with disabilities.

         C. The contractor shall and shall require its providers and subcontractors to not discriminate against eligible persons or enrollees on the basis of their health or mental health history, health or mental health status, their need for health care services, amount payable to the contractor on the basis of the eligible person's actuarial class, or pre-existing medical/health conditions.

         D. The contractor shall and shall require its providers and subcontractors to comply with the Civil Rights Act of 1964 (42 U.S.C. Section 2000d), the regulations (45 C.F.R. Parts 80 &
                  84) pursuant to that Act, and the provisions of Executive Order 11246, Equal Opportunity, dated September 24, 1965, the New Jersey anti-discrimination laws including those contained within N.J.S.A. 10:2-1 through N.J.S.A. 10:2-4, N.J.S.A. 10:5-1 et seq. and N.J.S.A. 10:5-38, and all rules and regulations issued thereunder, and any other laws, regulations, or orders which prohibit discrimination on grounds of age, race, ethnicity, mental or physical disability, sexual or affectional orientation or preference, marital status, genetic information, source of payment, sex, color, creed, religion, or national origin or ancestry. The contractor shall not discriminate against any employee engaged in the work required to produce the services covered by this contract, or against any applicant for such employment because of race, creed, color, national origin, age, ancestry, sex, marital status, religion, disability or sexual or affectional orientation or preference.

         E. The contractor shall not discriminate with respect to participation, reimbursement, or indemnification as to any provider who is acting within the scope of the provider's license or certification under applicable State law, solely on the basis of such license or certification. This paragraph shall not be construed to prohibit an organization from including providers only to the extent necessary to meet the

                                                                         VII-9
                  needs of the organization's enrollees or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the organization.

         F. Scope. This non-discrimination provision shall apply to but not be limited to the following: recruitment or recruitment advertising, hiring, employment upgrading, demotion, or transfer, lay-off or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship included in PL 1975, Chapter 127 as attached hereto and made a part hereof.

         G. Grievances. The contractor shall forward to the Department copies of all grievances alleging discrimination against enrollees because of race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual or affectional orientation, physical or mental handicap for review and appropriate action within three (3) business days of receipt by the contractor.

7.9      INSPECTION RIGHTS

         The contractor shall allow the New Jersey Department of Human Services, the US Department of Health and Human Services (DHHS), and other authorized State agencies, or their duly authorized representatives, to inspect or otherwise evaluate the quality, appropriateness, and timeliness of services performed under the contract, and to inspect, evaluate, and audit any and all books, records, and facilities maintained by the contractor and its providers and subcontractors, pertaining to such services, at any time during normal business hours (and after business hours when deemed necessary by DHS or DHHS) at a New Jersey site designated by the Contracting Officer. Pursuant to N.J.S.A. 10:49-9.8m inspections of contractors may be unannounced with or without cause, and inspections of providers and subcontractors may be unannounced for cause. Books and records include, but are not limited to, all physical records originated or prepared pursuant to the performance under this contract, including working papers, reports, financial records and books of account, medical records, dental records, prescription files, provider contracts and subcontracts, credentialing files, and any other documentation pertaining to medical, dental, and nonmedical services to enrollees. Upon request, at any time during the period of this contract, the contractor shall furnish any such record, or copy thereof, to the Department or the Department's External Review Organization within thirty (30) days of the request. If the Department determines, however, that there is an urgent need to obtain a record, the Department shall have the right to demand the record in less than thirty (30) days, but no less than twenty-four (24) hours.

         Access shall be undertaken in such a manner as to not unduly delay the work of the contractor and/or its provider(s) or subcontractor(s). The right of access herein shall include onsite visits by authorized designees of the State.

         The contractor shall also permit the State, at its sole discretion, to conduct onsite inspections of facilities maintained by the contractor, its providers and subcontractors, prior to approval of their use for providing services to enrollees.

                                                                        VII-10

7.10     NOTICES/CONTRACT COMMUNICATION

         All notices or contract communication under this contract shall be in writing and shall be validly and sufficiently served by the State upon the contractor, and vice versa, if addressed and mailed by certified mail, delivered by overnight courier or hand-delivered to the following addresses:

         For DHS:

                  Contracting Officer
                  Division of Medical Assistance and Health Services
                  P.O. Box 712
                  Trenton, NJ 08625-0712

         The contractor shall specify the name of the Contractor's Representative and official mailing address for all formal communications. The name and address of the individual appears in Appendix D.6 and is incorporated herein by reference.

7.11     TERM

7.11.1   CONTRACT DURATION AND EFFECTIVE DATE

         The performance, duties, and obligations of the parties hereto shall commence on the effective date, provided that at the effective date the Director and the contractor agree that all procedures necessary to implement this contract are ready and shall continue for a period of nine (9) months thereafter unless suspended or terminated in accordance with the provisions of this contract. The initial nine (9) month period shall be known as the "original term" of the contract. The effective date of the contract shall be October 1, 2000.

7.11.2   AMENDMENT, EXTENSION, AND MODIFICATION

         A. The contract may be amended, extended, or modified by written contract duly executed by the Director and the contractor. Any such amendment, extension or modification shall be in writing and executed by the parties hereto. It is mutually understood and agreed that no amendment of the terms of the contract shall be valid unless reduced to writing and executed by the parties hereto, and that no oral understandings, representations or contracts not incorporated herein nor any oral alteration or variations of the terms hereof, shall be binding on the parties hereto. Every such amendment, extension, or modification shall specify the date its provisions shall be effective as agreed to by the Department and the contractor. Any amendment, extension, or modification is not effective or binding unless approved, in writing, by duly authorized officials of DHS, HCFA, and any other entity, as required by law or regulation.

                                                                         VII-11

         B. This contract may be extended for successive twelve (12) month periods beyond the original term of the contract whenever the Division supplies the contractor with at least ninety (90) days advance notice of such intent and if a written amendment to extend the contract is obtained from both parties. This successive twelve (12) month period shall be known as an "extension period" of the contract. In addition, ninety (90) days prior to the contract expiration, the Director shall provide the contractor with the proposed capitation rates for the extension period.

         C. In the event that the capitation rates for the extension period are not provided ninety (90) days prior to the contract expiration, the contract will be extended at the existing rate which shall be an interim rate. After the execution of the succeeding rate amendment, a retroactive rate adjustment will be made to bring the interim rate to the level established by that amendment.

         D. The contractor shall begin providing services to all populations covered under this contract on October 1, 2000. The State shall pay the contractor the capitation rates set forth in Appendix C, except for the following premium groups:

                  1.       DDD With Medicare

                  2.       DDD Without Medicare (ABD)

                  3.       DDD Without Medicare (non-ABD)

                  4.       AIDS - ABD With Medicare

                  5.       AIDS & DDD - ABD With Medicare

                  6.       AFDC - AIDS

                  7.       AFDC - AIDS & DDD

                  8.       Blind/Disabled With Medicare, < 45 M & F

                  9.       Blind/Disabled With Medicare, 45+ M & F

                  For those enrollees who are members of the contractor's plan as of October 1, 2000 and who are subsequently identified by the State as members of one of the above premium groups, the State may initially pay the contractor the following capitation rates:

-------------------------------------------------------------------------------------
PREMIUM GROUP                                   INTERIM RATE
-------------------------------------------------------------------------------------
DDD With Medicare                               Aged with Medicare
-------------------------------------------------------------------------------------
DDD Without Medicare (ABD)                      ABD (including AIDS) Without Medicare
-------------------------------------------------------------------------------------
DDD Without Medicare (non-ABD)                  ABD (including AIDS) Without Medicare
-------------------------------------------------------------------------------------
AIDS - ABD With Medicare                        ABD (including AIDS) Without Medicare
-------------------------------------------------------------------------------------
AIDS & DDD - ABD With Medicare                  ABD (including AIDS) Without Medicare
-------------------------------------------------------------------------------------
AFDC - AIDS                                     ABD (including AIDS) Without Medicare
-------------------------------------------------------------------------------------
AFDC - AIDS & DDD                               ABD (including AIDS) Without Medicare
-------------------------------------------------------------------------------------
Blind/Disabled With Medicare, < 45 M & F        Aged With Medicare
-------------------------------------------------------------------------------------
Blind/Disabled With Medicare, 45+ M & F         Aged With Medicare
-------------------------------------------------------------------------------------

                  The State shall retroactively adjust these payments to reflect the premium rate for these enrollees.

                                                                         VII-12

         E. Nothing in this Article shall be construed to prevent the Director by amendment to the contract from extending the contract on a month to month basis under the existing rates until such a time that the Director provides revised capitation rates pursuant to Article 7.11.2B.

7.12     TERMINATION

         A. Change of Circumstances. Where circumstances and/or the needs of the State significantly change or the contract is otherwise deemed by the Director to no longer be in the public interest, the DMAHS may terminate this contract upon no less than thirty
                  (30) days notice to the contractor.

         B. Emergency Situations. In cases of emergency the Department may shorten the time periods of notification.

         C. For Cause. DMAHS shall have the right to terminate this contract, without liability to the State, in whole or in part if the contractor:

                  1. Takes any action or fails to prevent an action that threatens the health, safety or welfare of any enrollee, including significant marketing abuses;

                  2. Takes any action that threatens the fiscal integrity of the Medicaid program;

                  3. Has its certification suspended or revoked by DOBI, DHSS, and/or any federal agency or is federally debarred or excluded from federal procurement and non-procurement contracts;

                  4. Materially breaches this contract or fails to comply with any term or condition of this contract that is not cured within twenty (20) working days of DMAHS' request for compliance;

                  5.       Violates state or federal law;

                  6.       Becomes insolvent; or

                  7. Brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under the Bankruptcy Act.

         D. Notice and Hearing. Except as provided in A and B above, DMAHS shall give the contractor ninety (90) days advance, written notice of termination of this contract, with an opportunity to protest said termination and/or request an informal hearing. This notice shall specify the applicable provisions of this contract and the effective date of termination, which shall not be less than will

                                                                         VII-13
                  permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program.

         E. Contractor's Right to Terminate for Material Breach. The contractor shall have the right to terminate this contract in the event that DMAHS materially breaches this contract or fails to comply with any material term or condition of this contract that is not cured within twenty (20) working days of the contractor's request for compliance. In such event, the contractor shall give DMAHS written notice specifying the reason for and the effective date of the termination, which shall not be less than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program and in no event shall be less than ninety (90) days from the end of the twenty (20) day working day cure period. The effective date of termination is subject to DMAHS concurrence and approval.

         F. Contractor's Right to Terminate for Act of God. The contractor shall have the right to terminate this contract if the contractor is unable to provide services pursuant to this contract because of a natural disaster and/or an Act of God to such a degree that enrollees cannot obtain reasonable access to services within the contractor's organization, and, after diligent efforts, the contractor cannot make other provisions for the delivery of such services. The contractor shall give DMAHS, within forty-five (45) days after the disaster, written notice of any such termination that specifies:

                  1. The reasons for the termination, with appropriate documentation of the circumstances arising from a natural disaster or Act of God that precludes reasonable access to services;

                  2. The contractor's attempts to make other provisions for the delivery of services; and

                  3. The requested effective date of the termination, which shall not be less time than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program. The effective date of termination is subject to DMAHS concurrence and approval.

         G. Reduction in Funding. In the event that State and federal funding for the payment of services under this contract is reduced so that payments to the contractor cannot be made in full, this contract shall terminate, without liability to the State, unless both parties agree to a modification of the obligations under this contract. The effective date of such termination shall be ninety (90) days after the contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety (90) day period, in which case the Department shall give the contractor written notice of the earlier date upon which the contract shall terminate.

                                                                         VII-14

         H. It is hereby understood and agreed by both parties that this contract shall be effective and payments by DMAHS made to the contractor subject to the availability of State and federal funds. It is further agreed by both parties that this contract can be renegotiated or terminated, without liability to the State in order to comply with state and federal requirements for the purpose of maximizing federal financial participation.

         I. Upon termination of this contract, the contractor shall comply with the closeout procedures in Article 7.13.

         J. Rights and Remedies. The rights and remedies of the Department provided in this Article shall not be exclusive and are in addition to all other rights and remedies provided by law or under this contract.

7.13     CLOSEOUT REQUIREMENTS

         A. A closeout period shall begin one hundred-twenty (120) days prior to the last day the contractor is responsible for operating under this contract. During the closeout period, the contractor shall work cooperatively with, and supply program information to, any subsequent contractor and DMAHS. Both the program information and the working relationships between the two contractors shall be defined by DMAHS.

         B. The contractor shall be responsible for the provision of necessary information and records, whether a part of the MCMIS or compiled and/or stored elsewhere, to the new contractor and/or DMAHS during the closeout period to ensure a smooth transition of responsibility. The new contractor and/or DMAHS shall define the information required during this period and the time frames for submission. Information that shall be required includes but is not limited to:

                  1. Numbers and status of complaints and grievances in process;

                  2. Numbers and status of hospital authorizations in process, listed by hospital;

                  3.       Daily hospital logs;

                  4.       Prior authorizations approved and disapproved;

                  5.       Program exceptions approved;

                  6.       Medical cost ratio data;

                  7. Payment of all outstanding obligations for medical care rendered to enrollees;

                                                                         VII-15

                  8.       All encounter data required by this contract; and

                  9. Information on beneficiaries in treatment plans who will require continuity of care consideration.

         C. All data and information provided by the contractor shall be accompanied by letters, signed by the responsible authority, certifying to the accuracy and completeness of the materials supplied. The contractor shall transmit the information and records required under this Article within the time frames required by the Department. The Department shall have the right, in its sole discretion, to require updates to these data at regular intervals.

         D. The new contractor shall reimburse any reasonable costs associated with the contractor providing the required information or as mutually agreed upon by the two contractors. The contractor shall not charge more than a cost mutually agreed upon by the contractor and DMAHS or as mutually agreed upon by the two contractors. If program operations are transferred to DMAHS, no such fees shall be charged by the contractor nor paid by DMAHS. Under no circumstances shall a Medicaid beneficiary be billed for any record transfer.

         E. The contractor shall continue to be responsible for provider and enrollee toll free numbers and after-hours calls until the last day of the closeout period. The new contractor shall bear financial responsibility for costs incurred in modifying the toll free number telephone system. The contractor shall, in good faith, negotiate a contract with the new contractor to coordinate/transfer the toll free number responsibilities, and will provide space at the contractor's current business address including access to necessary records, and information for the new contractor during a due diligence review period.

         F. Effective two (2) weeks prior to the last day of the closeout period, the contractor shall work cooperatively with the new contractor to process service authorization requests received. The contractor shall be financially responsible for approved requests when the service is provided on or before the last day of the closeout period or if the service is provided through the date of discharge or thirty-one (31) days after the cancellation or termination of this contract for enrollees who remain hospitalized after the last day of the transition period. Disputes between the contractor and the new contractor regarding service authorizations shall be resolved by DMAHS.

         G. The contractor shall continue to provide all required reports during the closeout period.

         H. Runout Requirements - General. Runout for this Managed Care Contract shall consist of the processing, payment and monetary reconciliation(s) necessary regarding all enrollees, claims for payment from the contractor's provider

                                                                         VII-16
                  network, appeals by both providers and/or enrollees, and final reports which identify all expenditures, up to and including the last month of capitated payment made to the contractor.

         I. The contractor shall complete the processing and payment of claims generated during the life of the contract.

         J.       Runout Requirements - Items of Concern.

                  1. Information and documentation that the Department deems necessary under this Article, to effect a smooth Turnover to a successor contractor, shall be required to be submitted on a monthly basis. The Department shall have the right to require updates to this data at regular intervals.

                  2. Any other information or data, within the parameters of this Managed Care Contract, deemed necessary by the Department to assist in the reprocurement of the contract including where applicable, but not limited to, duplicate copies of x-rays, charting and lab reports, and copies of actual documents and supporting documentation, etc., relevant to access, quality of care, and enrollee history shall be provided to DMAHS.

         K. Runout Requirements - Final Transition. During the final forty-five (45) days before the end of the closeout period, the terminating and successor contractors shall share operational responsibilities, as delineated below:

                  1. Record Sharing. The contractor shall make available and/or require its providers to make available to the Department copies of medical/dental records, patient files, and any other pertinent information, including information maintained by any subcontractor or sub-subcontractor, necessary for efficient care management of enrollees, as determined by the Director. Under no circumstances shall a Medicaid enrollee be billed for this service.

                  2. Enrollee Notification. The terminating and successor contractors shall notify enrollees of the pending transition, with all notices to be submitted to DMAHS for review and approval before mail out.

         L. Post-Operations Period. The post-operations period shall begin at 12:00 a.m. the day after the last day of the closeout period. During the post-operations period, the contractor shall no longer be responsible for the operation of the program. Obligations of the contractor under this contract that are applicable to the post-operations period will apply whether or not they are enumerated in this Article.

                  1. The contractor shall maintain local telephone access for providers during the first six (6) months of the post-operations period.

                                                                         VII-17

                  2. The contractor shall be financially responsible for the resolution of beneficiary complaints and grievances timely filed prior to the last day of the post-operations period.

                  3. The contractor shall have a continuing obligation to provide any required reports during the closeout and post-operations periods.

                  4. The contractor shall refill prescriptions to cover a minimum of ten (10) days beyond the contract termination date, unless other arrangements are made with the receiving contractor and approved by DMAHS.

                  5. The contractor shall provide DME for a minimum of the first thirty (30) days of the post-operations period, unless other arrangements are made with the receiving contractor and approved by DMAHS.

                           a. Customized DME is considered to belong to the enrollee and stays with the enrollee when there is a change of contractors.

                           b. Non-customized DME may be reclaimed by the contractor when the enrollee no longer requires the equipment if a system is in place for refurbishing and reissuing the equipment. If no such system is in place, the non-customized DME shall be considered the property of the enrollee.

                  6. The contractor shall, within sixty days after the end of the closeout period, account for and return any and all funds advanced by the Department for coverage of enrollees for periods subsequent to the effective date of post-operations.

                  7. The contractor shall submit to the Department within ninety (90) days after the end of the closeout period an annual report for the period through which services are rendered, and a final financial statement and audit report including at a minimum, revenue and expense statements relating to this contract, and a complete financial statement relating to the overall lines of business of the contractor prepared by a Certified Public Accountant or a licensed public accountant.

         M. In the event of termination of the contract by DMAHS, such termination shall not affect the obligation of contractor to indemnify DMAHS for any claim by any third party against the State or DMAHS arising from contractor's performance of this contract and for which contractor would otherwise be liable under this contract.

                                                                         VII-18

7.14     MERGER/ACQUISITION REQUIREMENTS

         A. General Information. In addition to any other information otherwise required by the State, a contractor that intends to merge with or be acquired by another entity ("non-surviving contractor") shall provide the following information and documents to DHS, and copies to DHSS and DOBI, one hundred-twenty (120) days prior to the effective date of the merger/acquisition:

                  1. The basic details of the sale, including the name of the acquiring legal entity, the date of the sale and a list of all owners with five (5) percent or more ownership.

                  2.       The source of funds for the purchase.

                  3.       A Certificate of Authority modification.

                  4. Any changes in the provider network, including but not limited to a comparison of hospitals that no longer will be available under the new network, and comparison of PCPs and specialists participating and not participating in both HMOs.

                  5. Submit a draft of the asset purchase agreement to DHS, DHSS, and DOBI for prior approval prior to execution of the document.

                  6. The closing date for the merger/acquisition, which shall occur prior to the required notification to enrollees, i.e. no later than forty-five (45) days prior to effective date of transition of enrollees.

                  7. Submit a copy of all information, including all financials, sent to/required by DHSS and DOBI.

         B.       General Requirements. The non-surviving contractor shall:

                  1.       Comply with the provisions of Article 7.13, Closeout;
                           and

                  2. Meet and complete all outstanding issues, reporting requirements (including but not limited to encounter data reporting, quality assurance studies, financial reports, etc.)

         C. Medicaid Beneficiary Notification. By no later than sixty (60) days, the non-surviving contractor shall prepare and submit, in English and Spanish, to the DMAHS, letters and other materials which shall be mailed to its enrollees no later than forty-five (45) days prior to the effective date of transfer in order to assist them in making an informed decision about their health and needs. Separate notices shall be prepared for mandatory populations and voluntary populations. The letter should contain the following, at a minimum:

                                                                         VII-19

                  1.       From the non-surviving contractor:

                           a. The basic details of the sale, including the name of the acquiring legal entity, and the date of the sale.

                           b. Any major changes in the provider network, including at minimum a comparison of hospitals that no longer will be available under the network, if that is the case.

                           c. For each enrollee, a representation whether that individual's primary care provider under the non-surviving contractor's plan will be available under the acquiring contractor's plan. When the PCP is no longer available under the acquiring contractor's plan, the enrollee shall be advised to call the HBC to see what other MCE the PCP participates in.

                           d. In those cases where a primary dentist is selected under the non-surviving contractor's plan, a representation whether each individual's primary dentist under the non-surviving contractor's plan will be available under the acquiring contractor's plan.

                           e. Information on beneficiaries in treatment plans and the status of any continuing medical care being rendered under the non-surviving contractor's plan, how that treatment will continue, and time frames for transition from the non-surviving contractor's plan to the acquiring contractor's plan.

                           f. Any changes in the benefits/procedures between the non-surviving contractor's plan and the acquiring contractor's plan, including for example, eye care and glasses benefits, over-the-counter drugs, and referral procedures, etc.

                           g. Toll free telephone numbers for the HBC and the acquiring entity where enrollees' questions can be answered.

                           h. A time frame of not less than two weeks (fourteen days) for the beneficiary to make a decision about staying in the acquiring contractor's plan, or switching to another MCE (for mandatory beneficiaries). The time frame should incorporate the monthly cutoff dates established by the DMAHS and the HBC for the timely and accurate production of Medicaid identification cards.

                           i. For voluntary populations, the letter should indicate the option to revert to the fee-for-service system.

                                                                         VII-20

                  2.       From the acquiring contractor:

                           a. If the acquiring contractor wishes to send welcoming letters, it shall submit for prior approval to DMAHS, all welcoming letters and information it will send to the new enrollees no later than thirty (30) days prior to the effective date of transfer.

                           b. The acquiring contractor may not, either directly or indirectly, contact the enrollees of the non-surviving contractor, prior to the enrollees conversion (approximately ten (10) days prior to the effective date of transfer).

                  Any returned mail should be re-sent two additional times. If the mail to a beneficiary is returned three times, the name, the Medicaid identification number and last know address should be submitted to the DMAHS for research to determine a more current address.

         D. Provider Notification. By no later than ninety (90) days prior to the effective date of transfer, the non-surviving contractor shall notify its providers of the pending sale or merger, and of hospitals, specialists and laboratories that will no longer be participating as a result of the merger/acquisition.

         E.       Marketing/Outreach.

                  1. The acquiring contractor may not make any unsolicited home visits or telephone calls to enrollees of the non-surviving contractor, before the effective date of coverage under the acquiring contractor's plan.

                  2. Coincident with the date that enrollee notification letters are sent to those enrollees affected by the merger/acquisition, the non-surviving contractor shall no longer be offered as an option to either new enrollees or to those seeking to transfer from other plans. DMAHS shall approve all enrollee notification letters, and they shall be mailed by the non-surviving contractor. Marketing by the non-surviving contractor shall also cease on that date.

         F. Provider Network. The acquiring contractor shall supply the DMAHS and the HBC with an updated provider network fifty (50) days prior to the effective date of transfer on a diskette formatted in accordance with the procedures set forth in Section A.4.1 of the Appendices. Additionally, the acquiring contractor shall furnish to the DMAHS individual provider capacity analyses and how the provider/enrollee ratio limits will be maintained in the new entity. This network information shall be furnished before the enrollee notification letters are to be sent. Such letters shall not be mailed until there is a clear written notification by the DMAHS that the provider network information meets all of the DMAHS

                                                                         VII-21
                  requirements. The network submission shall include all required provider types listed in Article 4, shall be formatted in accordance with specifications in Article 4 and Section A.4.1 of the Appendices, and shall include a list of all providers who decline participation with the acquiring contractor and new providers who will participate with the acquiring contractor. The acquiring contractor shall submit weekly updates through the ninety (90) day period following the effective date of transfer.

         G.       Administrative.

                  1. The non-surviving contractor shall inform DMAHS of the corporate structure it will assume once all enrollees are transitioned to the acquiring contractor. Additionally, an indication of the time frame that this entity will continue to exist shall be provided.

                  2. The contract of the non-surviving contractor is not terminated until the transaction (acquisition or merger) is approved, enrollees are placed, and all outstanding issues with DOBI, DHSS, and DHS are resolved. Some infrastructure shall exist for up to one year beyond the last date of services to enrollees in order to fulfill remaining contractual requirements.

                  3. The acquiring contractor and the non-surviving contractor shall maintain their own separate administrative structure and staff until the effective date of transfer.

7.15     SANCTIONS

         In the event DMAHS finds the contractor to be out-of-compliance with program standards, performance standards or the terms or conditions of this contract, the Department shall issue a written notice of deficiency, request a corrective action plan and/or specify the manner and timeframe in which the deficiency is to be cured. If the contractor fails to cure the deficiency as ordered, the Department shall have the right to exercise any of the administrative sanction options described below, in addition to any other rights and remedies that may be available to the Department. The type of action taken shall be in relation to the nature and severity of the deficiency:

         A.       Suspend enrollment of beneficiaries in contractor's plan.

         B. Notify enrollees of contractor non-performance and permit enrollees to transfer to another MCE.

         C. Reduce or eliminate marketing and/or community event participation.

         D.       Terminate the contract, under the provisions of the preceding
                  Article.

         E.       Cease auto-assignment of new enrollees.

                                                                         VII-22

         F.       Refuse to renew the contract.

         G.       Impose and maintain temporary management in accordance with
                  Section 1932(e)(2) of the Social Security Act during the period in which improvements are made to correct violations.

         H. In the case of inappropriate marketing activities, referral may also be made to the Department of Banking and Insurance for review and appropriate enforcement action.

         I. Require special training or retraining of marketing representatives including, but not limited to, business ethics, marketing policies, effective sales practices, and State marketing policies and regulations, at the contractor's expense.

         J. In the event the contractor becomes financially impaired to the point of threatening the ability of the State to obtain the services provided for under the contract, ceases to conduct business in the normal course, makes a general assignment for the benefit of creditors, or suffers or permits the appointment of a receiver for its business or its assets, the State may, at its option, immediately terminate this contract effective the close of business on the date specified.

         K. Refuse to consider for future contracting a contractor that fails to submit encounter data on a timely and accurate basis.

         L. Refer the matter to the US Department of Justice, the US Attorney's Office, the New Jersey Division of Criminal Justice, and/or the New Jersey Division of Law as warranted.

         M. Refer the matter to the applicable federal agencies for civil money penalties.

         N. Refer the matter to the New Jersey Division of Civil Rights where applicable.

         O. Exclude the contractor from participation in the Medicaid program.

         P.       Refer the matter to the New Jersey Division of Consumer
                  Affairs.

         The contractor may appeal the imposition of sanctions or damages in accordance with Article 7.18.

                                                                         VII-23

7.16     LIQUIDATED DAMAGES PROVISIONS

7.16.1   GENERAL PROVISIONS

         It is agreed by the contractor that:

         A. If contractor does not provide or perform the requirements referred to or listed in this provision, damage to the State may result.

         B. Proving such damages shall be costly, difficult, and time-consuming.

         C. Should the State choose to impose liquidated damages, the contractor shall pay the State those damages for not providing or performing the specified requirements; if damages are imposed, collection shall be from the date the State placed the contractor on notice or as may be specified in the written notice.

         D. Additional damages may occur in specified areas by prolonged periods in which contractor does not provide or perform requirements.

         E. The damage figures listed below represent a good faith effort to quantify the range of harm that could reasonably be anticipated at the time of the making of the contract.

         F. The Department may, at its discretion, withhold capitation payments in whole or in part, or offset with advanced notice liquidated damages from capitation payments owed to the contractor.

         G. The DHS shall have the right to deny payment or recover reimbursement for those services or deliverables which have not been performed and which due to circumstances caused by the contractor cannot be performed or if performed would be of no value to the State. Denial of the amount of payment shall be reasonably related to the amount of work or deliverable lost to the State.

         H. The DHS shall have the right to recover incorrect payments to the contractor due to omission, error, fraud or abuse, or defalcation by the contractor. Recovery to be made by deduction from subsequent payments under this contract or other contracts between the State and the contractor, or by the State as a debt due to the State or otherwise as provided by law.

         I. Whenever the State determines that the contractor failed to provide one (1) or more of the medically necessary covered contract services, the State shall have the right to withhold a portion of the contractor's capitation payments for the following month or subsequent months, such portion withheld to be equal to the amount of money the State shall pay to provide such services along with administrative costs of making such payment. Any other harm to the State or the

                                                                         VII-24
                  beneficiary/enrollee shall be calculated and applied as a damage. The contractor shall be given written notice prior to the withholding of any capitation payment.

         J. The contractor shall submit a written corrective action plan for any deficiency identified by the Department in writing within five (5) business days from the date of receipt of the Department's notification or within a time determined by the Department depending on the nature of the issue. For each day beyond that time that the Department has not received an acceptable corrective action plan, monetary damages in the amount of one hundred dollars ($100) per day for five (5) days and two hundred fifty ($250) per day thereafter will be deducted from the capitation payment to the contractor. The contractor shall implement the corrective action plan immediately from time of Department notification of the original problem pending approval of the final corrective action plan. The damages shall be applied for failure to implement the corrective action plan from the date of original State notification of the problem. Corrective action plans apply to each of the areas in this Article for potential liquidated damages and the time period allowed shall be at the sole discretion of the DMAHS.

         K. Self-Reporting of Failures and Noncompliance. Any monetary damages that otherwise would be assessed pursuant to this Article of this contract, may be reduced, at the State's option, if the contractor reports the failure or noncompliance in written detail to DMAHS prior to notice of the noncompliance from the Department. The amount of the reduction shall be no more than ninety (90) percent of the total value of the monetary damages.

         L. Nothing in this provision shall be construed as relieving the contractor from performing any other contract duty not listed herein, nor is the State's right to enforce or to seek other remedies for failure to perform any other contract duty hereby diminished.

7.16.2   MANAGED CARE OPERATIONS, TERMS AND CONDITIONS, AND PAYMENT PROVISIONS

         During the life of the contract, the contractor shall provide or perform each of the requirements as stated in the contract.

         Except as provided for elsewhere in this Article (i.e., the other liquidated damages provisions in this Article take precedence), for each and every contractor requirement not provided or performed as scheduled, or if a requirement is provided or performed inaccurately or incompletely, the Department, if it intends to impose liquidated damages, shall notify the contractor in writing that the requirement was not provided or performed as specified and that liquidated damages will be assessed accordingly.

         The contractor shall have fifteen (15) business days from the date of such written notice from the Department, or longer if the Department so allows, or through a corrective action plan approved by DHS to provide or perform the requirement as specified.

                                                                         VII-25

         Liquidated Damages:

         If the contractor does not provide or perform the requirement within fifteen (15) business days of the written notice, or longer if allowed by the Department, or through an approved corrective action plan, the Department may impose liquidated damages of $250 per requirement per day for each day the requirement continues not to be provided or performed. If after fifteen (15) additional days from the date the Department imposes liquidated damages, the requirement still has not been provided or performed, the Department, after written notice to the contractor, may increase the liquidated damages to $500 per requirement per day for each day the requirement continues to be unprovided or unperformed.

7.16.3   TIMELY REPORTING REQUIREMENTS

         The contractor shall produce and deliver timely reports within the specified timeframes and descriptions in the contract including information required by the ERO. Reports shall be produced and delivered on both a scheduled and mutually agreed upon on-request basis according to the schedule established by DMAHS.

         Liquidated Damages:

         For each late report, the Department shall have the right to impose liquidated damages of $250 per day per report until the report is provided. For any late report that is not delivered after thirty (30) days or such longer period as the Department shall allow, the Department, after written notice, shall have the right to increase the liquidated damages assessment to $500 per day per report until the report is provided.

7.16.4   ACCURATE REPORTING REQUIREMENTS

         Every report due the State shall contain sufficient and accurate information and in the approved media format to fulfill the State's purpose for which the report was generated.

         If the Department imposes liquidated damages, it shall give the contractor written notice of a report that is either insufficient or inaccurate and that liquidated damages will be assessed accordingly. After such notice, the contractor shall have fifteen (15) business days, or such longer period as the Department may allow, to correct the report.

         Encounter data shall be accurate and complete, i.e., have no missing encounters or required data elements.

         Liquidated Damages:

         If the contractor fails to correct the report within the fifteen (15) business days, or such longer period as the Department may allow, the Department shall have the right to impose liquidated damages of $250 per day per report until the corrected report is

                                                                         VII-26
         delivered. If the report remains uncorrected for more than thirty (30) days from the date liquidated damages are imposed, the Department, after written notice, shall have the right to increase the liquidated damages assessment to $500 per day per report until the report is corrected.

         An amount of $1 may be assessed for each missing or omitted encounter. In addition, $1 per encounter or encounter data element may be assessed for any pending encounter or error that is not corrected and returned to DMAHS within thirty (30) days after notification by DMAHS that the data are incomplete or incorrect. The Department shall have the right to calculate the total number of missing or omitted encounters and encounter data by extrapolating from a sample of missing or omitted encounters and encounter data.

7.16.5   TIMELY PAYMENTS TO MEDICAL PROVIDERS

         The contractor shall process claims in accordance with New Jersey laws and regulations and shall be subject to damages pursuant to such laws and regulations. In addition, pursuant to this contract the Department may assess liquidated damages if the contractor does not process (pay or deny) claims within the following timeframes: ninety (90) percent of all claims (the totality of claims received whether contested or uncontested) submitted electronically by medical providers within thirty (30) days of receipt; ninety (90) percent of all claims filed manually within forty (40) days of receipt; ninety-nine (99) percent of all claims, whether submitted electronically or manually, within sixty
         (60) days of receipt; and one hundred (100) percent of all claims within ninety (90) days of receipt. Claims processed for providers under investigation for fraud or abuse and claims suppressed pursuant to Article 8.9 (regarding PIPs) are not subject to these requirements.

         The amount of time required to process a paid claim shall be computed in days by comparing the initial date of receipt with the check mailing date. The amount of time required to process a denied claim (whether all or part of the claim is denied) shall be computed in days by comparing the date of initial receipt with the denial notice mailing date. Claims processed during the quarter shall be reported in required categories through the Claims Lag report (See Section A.7.6 of the Appendices (Table 4A and B)). Table 4A shall be used to report claims submitted manually and Table 4B shall be used to report claims submitted electronically.

         Liquidated Damages:

         Liquidated damages may be assessed if the contractor does not meet the above requirements on a quarterly basis. Based on the contractor-reported information on the claims lag reports, the Department shall determine for each time period (thirty (30)/forty
         (40), sixty (60), and ninety (90) days) the actual percentage of claims processed (electronic and manual claims shall be added together). This number shall be subtracted from the percentage of claims the contractor should have processed in the particular time period. The difference shall be expressed in points. For example, if the contractor only processed eighty-eight (88) percent of electronic claims within thirty
         (30) days and

                                                                         VII-27
         eighty-eight (88) percent of manual claims within forty (40) days, it shall be considered to be two (2) points short for that time period. The points that the contractor is short for each of the three time periods shall be added together. This sum shall then be multiplied times .0004 times the capitation payments received by the contractor during the quarter at issue to arrive at the liquidated damages amount.

         No offset shall be given if a criterion is exceeded. DMAHS reserves the right to audit and/or request detail and validation of reported information. DMAHS shall have the right to accept or reject the contractor's report and may substitute reports created by DMAHS if contractor fails to submit reports or the contractor's reports are found to be unacceptable.

7.16.6   CONDITIONS FOR TERMINATION OF LIQUIDATED DAMAGES

         Except as waived by the Contracting Officer, no liquidated damages imposed on the contractor shall be terminated or suspended until the contractor issues a written notice of correction to the Contracting Officer certifying the correction of condition(s) for which liquidated damages were imposed and until all contractor corrections have been subjected to system testing or other verification at the discretion of the Contracting Officer. Liquidated damages shall cease on the day of the contractor's certification only if subsequent testing of the correction establishes that, indeed, the correction has been made in the manner and at the time certified to by the contractor.

         A. The contractor shall provide the necessary system time to system test any correction the Contracting Officer deems necessary.

         B. The Contracting Officer shall determine whether the necessary level of documentation has been submitted to verify corrections. The Contracting Officer shall be the sole judge of the sufficiency and accuracy of any documentation.

         C. System corrections shall be sustained for a reasonable period of at least ninety (90) days from State acceptance; otherwise, liquidated damages may be reimposed without a succeeding grace period within which to correct.

         D. Contractor use of resources to correct deficiencies shall not be allowed to cause other system problems.

7.16.7   EPSDT & LEAD SCREENING PERFORMANCE STANDARDS

         A.       EPSDT Screening

                  1. The contractor shall ensure that it has achieved an eighty (80) percent participation rate for the twelve
                           (12)-month contract period. "Participation" is defined as one initial or periodicity visit and will be measured using encounter data. If the contractor has not achieved the eighty (80) percent participation rate by the end of the twelve-month

                                                                         VII-28
                           period, it shall submit a corrective action plan to DMAHS within thirty (30) days of notification by DMAHS of its actual participation rate. DMAHS shall have the right to conduct a follow-up onsite review and/or impose financial damages for non-compliance.

                  a. Mandatory Sanction. Failure of the contractor to achieve the minimum screening rate shall require the following refund of capitation paid:

                           i. Achievement of a 50 percent to less than 60 percent EPSDT screening, dental visit and immunization rate (the lowest measured rate of each of the components of EPSDT screening, i.e., periodic exam, immunization rate, and dental screening rate, shall be considered to be the rate for EPSDT participation and the basis for the sanction): refund of $1 per enrollee for all enrollees under age 21 not screened.

                           ii. Achievement of a 40 percent to less than 50 percent EPSDT screening, dental visit, and immunization rate: refund of $2 per enrollee for all enrollees under age 21 not screened.

                           iii. Achievement of a 30 percent to less than 40 percent EPSDT screening, dental visit and immunization rate: refund of $3 per enrollee for all enrollees under age 21 not screened.

                           iv. Achievement of less than 30 percent: refund of $4 per enrollee for all enrollees under age 21 not screened.

                  b. Discretionary Sanction. The DMAHS shall have the right to impose a financial or administrative sanction if the contractor's performance screening rate is between sixty (60) - seventy (70) percent. The DMAHS, in its sole discretion, may impose a sanction after review of the contractor's corrective action plan and ability to demonstrate good faith efforts to improve compliance.

                  2. Failure to achieve and maintain the required screening rate shall result in the Local Health Departments being permitted to screen the contractor's pediatric members. The cost of these screenings shall be paid by the DMAHS to the LHD, and the screening cost shall be deducted from the contractor's capitation rate in addition to the damages imposed as a result of failure to achieve EPSDT performance standards.

                  3. Mandatory sanctions may be offset when the contractor demonstrates improved compliance. The Division, in its sole discretion, may reduce the sanction amount by $1 for each twelve (12) point improvement over prior reporting period performance rate. Offsets shall not reduce the financial sanction amount to below $1 per enrollee not screened.

                                                                          VII-29

         B.       Blood Lead Screening

                  1. The contractor shall ensure that it has achieved an eighty (80) percent blood lead screening rate of its enrollees under three years of age during a twelve (12)- month contract period. Blood lead screening is described in Article 4 and shall be measured using encounter data. If the contractor has not achieved the eighty (80) percent blood lead screening rate by the end of the twelve (12)-month period, it shall submit a corrective action plan to DMAHS within thirty (30) days of notification by DMAHS of its actual blood lead level screening rate. DMAHS shall have the right to conduct a follow-up onsite review and/or impose financial damages for non-compliance.

                  a. Mandatory sanction. Failure of the contractor to achieve sixty (60) percent screening rate shall require the following refund of capitation paid:

                           i Achievement of a 50 percent to less than 60 percent lead screening rate: refund of $2 per enrollee for all enrollees under age 3 not screened.

                           ii Achievement of a 40 percent to less than 50 percent lead screening rate: refund of $3 per enrollee for all enrollees under age 3 not screened.

                           iii Achievement of a 30 percent to less than 40 percent lead screening rate: refund of $4 per enrollee for all enrollees under age 3 not screened.

                           iv Achievement of less than 30 percent lead screening rate: refund of $5 per enrollee for all enrollees under age 3 not screened.

                  b. Discretionary sanction. The DMAHS shall have the right to impose a financial or administrative sanction if the contractor's performance screening rate is between sixty (60) - seventy (70) percent. The DMAHS, in its sole discretion, may impose a sanction after review of the contractor's corrective action plan and ability to demonstrate good faith efforts to improve compliance.

         C. The contractor must demonstrate continuous quality improvement in achieving the performance standards for EPSDT and lead screenings as stated in Article 4. The Division shall, in its sole discretion, determine the appropriateness of contractor proposed corrective action and the imposition of any other financial or administrative sanctions in addition to those set out above.

                                                                          VII-30

7.16.8   DEPARTMENT OF HEALTH AND HUMAN SERVICES CIVIL MONEY PENALTIES

7.16.8.1 FEDERAL STATUTES

         Pursuant to 42 U.S.C. Section 1396b(m)(5)(A), the Secretary of the Department of Health and Human Services may impose substantial monetary and/or criminal penalties on the contractor when the contractor:

         A. Fails to substantially provide an enrollee with required medically necessary items and services, required under law or under contract to be provided to an enrolled beneficiary, and the failure has adversely affected the enrollee or has substantial likelihood of adversely affecting the enrollees.

         B. Imposes premiums or charges on enrollees in violation of this contract, which provides that no premiums, deductibles, co-payments or fees of any kind may be charged to Medicaid enrollees.

         C. Engages in any practice that discriminates among enrollees on the basis of their health status or requirements for health care services by expulsion or refusal to re-enroll an individual or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment by eligible persons whose medical condition or history indicates a need for substantial future medical services.

         D. Misrepresents or falsifies information that is furnished to 1) the Secretary, 2) the State, or 3) to any person or entity.

         E. Fails to comply with the requirements for physician incentive plans found in 42 U.S.C. Section 1876(i)(8), Section B.7.1 of the Appendices, and at 42 C.F.R. Section 417.479, or fails to submit to the Division its physician incentive plans as required or requested in 42 C.F.R. Section 434.70.

7.16.8.2 FEDERAL PENALTIES

         A. The Secretary may provide, in addition to any other remedies available under the law, for any of the following remedies:

                  1. Civil money penalties of not more than $25,000 for each determination above; or,

                           with respect to a determination under Article 7.16.8.1C or 1D, above, of not more than $100,000 for each such determination; plus,

                                                                          VII-31
                           with respect to a determination under Article 7.16.8.1B above, double the amount charged in violation of such Article (and the excess amount charged shall be deducted from the penalty and returned to the individual concerned); and the Secretary may seek criminal penalties; and plus, with respect to a determination under Article 7.16.8.1C above, $15,000 for each individual not enrolled as a result of a practice described in such Article.

                  2. Suspension of enrollment of individuals after the date the Secretary notifies the Division of a determination to assess damages as described in
                           Article 7.16.8.2A above, and until the Secretary is satisfied that the basis for such determination has been corrected and is not likely to recur, or

                  3. Suspension of payment to the contractor for individuals enrolled after the date the Secretary notifies the Division of a determination under
                           Article 7.16.8.2A above and until the Secretary is satisfied that the basis for such determination has been corrected and is not likely to recur.

         B. The contractor shall be responsible to pay any costs incurred by the State as a result of the Secretary denying payment to the State under 42 U.S.C. Section 1396(m)(5)(B)(ii). The State shall have the right to offset such costs from amounts otherwise due to the contractor.

         C. Determination by the Division/Secretary regarding the amount of the penalty and assessment for failure to comply with physician incentive plans shall be in accordance with 42 C.F.R. Section 1003.106, i.e., the extent to which the failure to provide medically necessary services could be attributed to a prohibited inducement to reduce or limit services under a physician incentive plan and the harm to the enrollee which resulted or could have resulted from such failure. It would be considered an aggravating factor if the contracting organization knowingly or routinely engaged in any prohibited practice which acted as an inducement to reduce or limit medically necessary services provided with respect to a specific enrollee in the contractor's plan.

7.17     STATE SANCTIONS

         DMAHS shall have the right to impose any of the sanctions and damages authorized or required by N.J.S.A. 30:4D-1 et seq., N.J.A.C. 10:49-1 et seq., or federal statute or regulation against the contractor or its providers or subcontractors pursuant to this contract. The DMAHS shall have the right to withhold and/or offset any payments otherwise due to the contractor pursuant to such sanctions and damages.

                                                                          VII-32

7.18     APPEAL PROCESS

         In order to appeal the DMAHS imposition of any sanctions or damages, the contractor shall request review by and submit supporting documentation first to the Executive Director, Office of Managed Health Care (OMHC), within twenty (20) days of receipt of notice. The Executive Director, OMHC, shall issue a response within thirty (30) days of receipt of the contractor's submissions. Thereafter, the contractor may obtain a second review by the Director by filing the request for review with supporting documentation and copy of the Executive Director's decision within twenty (20) days of the contractor's receipt of the Executive Director's decision. The imposition of sanctions and damages is not automatically stayed pending appeal. Pending final determination of any dispute hereunder, the contractor shall proceed diligently with the performance of this contract and in accordance with the Contracting Officer's direction.

7.19     ASSIGNMENTS

         The contractor shall not, without the Department's prior written approval, assign, delegate, transfer, convey, sublet, or otherwise dispose of this contract; of the contractor's administrative or management operations/service under this contract; of the contractor's right, title, interest, obligations or duties under this contract; of the contractor's power to execute the contract; or, by power of attorney or otherwise, of any of the contractor's rights to receive monies due or to become due under this contract. The contractor shall retain obligations and responsibilities as stated under this contract or under state or federal law or regulations.

         All requests shall be submitted in writing, including all documentation, contracts, agreements, etc., at least 90 days prior to the anticipated implementation date, to DMAHS for prior approval. DMAHS approval shall also be contingent on regulatory agency review and approval. Any assignment, transfer, conveyance, sublease, or other disposition without the Department's consent shall be void and subject this contract to immediate termination by the Department without liability to the State of New Jersey.

7.20     CONTRACTOR CERTIFICATIONS

7.20.1   GENERAL PROVISIONS

         With respect to any report, invoice, record, papers, documents, books of account, or other contract-required data submitted to the Department in support of an invoice or documents submitted to meet contract requirements, including, but not limited to, proofs of insurance and bonding, Lobbying Certifications and Disclosures, Conflict of Interest Disclosure Statements and/or Conflict of Interest Avoidance Plans, pursuant to the requirements of this contract, the Contractor's Representative or his/her designee shall certify that the report, invoice, record, papers, documents, books of account or other contract required data is current, accurate, complete and in full compliance with legal and contractual requirements to the best of that individual's knowledge and belief.

                                                                          VII-33

7.20.2   CERTIFICATION SUBMISSIONS

         Where in this contract there is a requirement that the contractor "certify" or submit a "certification," such certification shall be in the form of an affidavit or declaration under penalty of perjury dated and signed by the Contractor's Representative or his/her designee.

7.20.3   ENVIRONMENTAL COMPLIANCE

         The contractor shall comply with all applicable environmental laws, rules, directives, standards, orders, or requirements, including but not limited to, Section 306 of the Clean Air Act (42 U.S.C. Section 1857(h)), Section 508 of the Clean Water Act (33 U.S.C. Section 1368), Executive Order 11738, and the Environmental Protection Agency (EPA) regulations (40 C.F.R., Part 15) that prohibit the use of the facilities included on the EPA List of Violating Facilities.

7.20.4   ENERGY CONSERVATION

         The contractor shall comply with any applicable mandatory standards and policies relating to energy efficiency that are contained in the state energy conservation plan issued in compliance with the Energy Policy and Conservation Act of 1975 (Public L. 94- 165) and any amendments to the Act.

7.20.5   INDEPENDENT CAPACITY OF CONTRACTOR

         The parties agree that the contractor is an independent contractor, and that the contractor, its agents, officers, and employees act in an independent capacity and not as officers or employees or agents of the State, the Department or any other government entity.

7.20.6   NO THIRD PARTY BENEFICIARIES

         Nothing in this contract is intended or shall confer upon anyone, other than the parties hereto, any legal or equitable right, remedy or claim against any of the parties hereto.

7.20.7   PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING

         A. The contractor agrees, pursuant to 31 U.S.C. Section 1352 and 45 C.F.R. Part 93, that no federal appropriated funds have been paid or will be paid to any person by or on behalf of the contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant loan, or cooperative contract. The contractor shall complete and

                                                                          VII-34
                  submit the "Certification Regarding Lobbying", as attached in Section A.7.1 of the Appendices.

         B. If any funds other than federal appropriated funds have been paid or will be paid by the contractor to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative contract, and the contract exceeds $100,000, the contractor shall complete and submit Standard Form LLL-"Disclosure of Lobbying Activities" in accordance with its instructions.

         C. The contractor shall include the provisions of this Article in all provider and subcontractor contracts under this contract and require all participating providers or subcontractors whose contracts exceed $100,000 to certify and disclose accordingly to the contractor.

7.21     REQUIRED CERTIFICATE OF AUTHORITY

         During the term of the contract, the contractor shall maintain a Certificate of Authority (COA) from the Department of Health and Senior Services and the Department of Banking and Insurance and function as a Health Maintenance Organization in each of the counties in the region(s) it is contracted to serve or for each of the counties as approved in accordance with Article 2.H.

7.22     SUBCONTRACTS

         In carrying out the terms of the contract, the contractor may elect to enter into subcontracts with other entities for the provision of health care services and/or administrative services as defined in Article 1. In doing so, the contractor shall, at a minimum, be responsible for adhering to the following criteria and procedures.

         A. All subcontracts shall be in writing and shall be submitted to DMAHS for prior approval at least 90 days prior to the anticipated implementation date. DMAHS approval shall also be contingent on regulatory agency review and approval.

         B. The Department shall prior approve all provider contracts and all subcontracts.

         C. All provider contracts and all subcontracts shall include the terms in Section B.7.2 of the Appendices, Provider/Subcontractor Contract Provisions.

         D. The contractor shall monitor the performance of its subcontractors on an ongoing basis and ensure that performance is consistent with the contract between the contractor and the Department.

                                                                          VII-35

         E. Unless otherwise provided by law, contractor shall not cede or otherwise transfer some or all financial risk of the contractor to a subcontractor.

7.23     SET-OFF FOR STATE TAXES AND CHILD SUPPORT

         Pursuant to N.J.S.A 54:49-19, if the contractor is entitled to payment under the contract at the same time as it is indebted for any State tax (or is otherwise indebted to the State) or child support, the State Treasurer may set off payment by the amount of the indebtedness.

7.24     CLAIMS

         The contractor shall have the right to request an informal hearing regarding disputes under this contract by the Director, or the designee thereof. This shall not in any way limit the contractor's or State's right to any remedy pursuant to New Jersey law.

7.25     MEDICARE RISK CONTRACTOR

         To maximize coordination of care for dual eligibles while promoting the efficient use of public funds, the contractor:

         A.       Is recommended to be a Medicare+Choice contractor.

         B.       Shall serve all eligible populations.

7.26     TRACKING AND REPORTING

         As a condition of acceptance of a managed care contract, the contractor shall be held to the following reporting requirements:

         A. The contractor shall develop, implement, and maintain a system of records and reports which include those described below and shall make available to DMAHS for inspection and audit any reports, financial or otherwise, of the contractor and require its providers or subcontractors to do the same relating to their capacity to bear the risk of potential financial losses in accordance with 42 C.F.R. Section 434.38. Except where otherwise specified, the contractor shall provide reports on hard copy, computer diskette or via electronic media using a format and commonly-available software as specified by DMAHS for each report.

         B. The contractor shall maintain a uniform accounting system that adheres to generally accepted accounting principles for charging and allocating to all funding resources the contractor's costs incurred hereunder including, but not limited to, the American Institute of Certified Public Accountants (AICPA) Statement of Position 89-5 "Financial Accounting and Reporting by Providers of Prepaid Health Care Services".

                                                                          VII-36

         C. The contractor shall submit financial reports including, among others, rate cell grouping costs, in accordance with the timeframes and formats contained in Section A of the Appendices.

         D. The contractor shall provide its primary care practitioners with quarterly utilization data within forty-five (45) days of the end of the program quarter comparing the average medical care utilization data of their enrollees to the average medical care utilization data of other managed care enrollees. These data shall include, but not be limited to, utilization information on enrollee encounters with PCPs, children who have not received an EPSDT examination or a blood lead screening, specialty claims, prescriptions, inpatient stays, and emergency room use.

         E. The contractor shall collect and analyze data to implement effective quality assurance, utilization review, and peer review programs in which physicians and other health care practitioners participate. The contractor shall review and assess data using statistically valid sampling techniques including, but not limited to, the following:

                  Primary care practitioner audits; specialty audits; inpatient mortality audits; quality of care and provider performance assessments; quality assurance referrals; credentialing and recredentialing; verification of encounter reporting rates; quality assurance committee and subcommittee meeting agendas and minutes; enrollee complaints, grievances, and follow-up actions; providers identified for trending and sanctioning, including providers with low blood lead screening rates; special quality assurance studies or projects; prospective, concurrent, and retrospective utilization reviews of inpatient hospital stays; and denials of off-formulary drug requests.

         F. The contractor shall prepare and submit to DMAHS quarterly reports to be reported by hard copy and diskette in a format and software application system determined by DMAHS, containing summary information on the contractor's operations for each quarter of the program (See Section A.7 of the Appendices, Tables 1 through 18). These reports shall be received by DMAHS no later than forty-five (45) calendar days after the end of the quarter. After a grace period of five (5) calendar days, for each calendar day after a due date that DMAHS has not yet received at a prescribed location a report that fulfills the requirements of any one item, assessment for damages equal to one half month's negotiated blended capitation rate that would normally be owed by DMAHS to the contractor for one recipient shall be applied. The damages shall be applied as an offset to subsequent payments to the contractor.

                  The contractor shall be responsible for continued reporting beyond the term of the contract because of lag time in submitting source documents by providers.

                                                                          VII-37

         G. The contractor may submit encounter reports daily but must submit encounter reports at least quarterly. However, encounter reports will be processed by DMAHS' fiscal agent no more frequently than monthly. All encounters shall be reported to DMAHS within seventy-five (75) days of the end of the quarter in which they are received by the contractor and within one year plus seventy-five (75) days from the date of service.

         H. The contractor shall semi-annually report its staffing positions including the names of supervisory personnel (Director level and above and the QM/UR personnel), organizational chart, and any position vacancies in these major areas.

         I. The contractor shall report, semi-annually, number of appeals received from hospitals, physicians, other providers and enrollees and, for enrollees, average call waiting times, and number of abandoned calls.

         J. The contractor shall submit, quarterly, information pertaining to the obstetrical HealthStart programs, as specified by the Department of Health and Senior Services.

         K. DMAHS shall have the right to create additional reporting requirements at any time as required by applicable federal or State laws and regulations, as they exist or may hereafter be amended and incorporated into this contract.

         L. Reports that shall be submitted on an annual or semi-annual basis, as specified in this contract, shall be due within sixty (60) days of the close of the reporting period, unless specified otherwise.

7.27     FINANCIAL STATEMENTS

7.27.1   AUDITED FINANCIAL STATEMENTS (GAAP BASIS)

         The contractor shall submit audited annual financial statements prepared in accordance with Generally Accepted Accounting Principles
         (GAAP) certified by an independent public accountant, no later than June 1, for the immediately preceding calendar year for the contractor and any company that is a financial guarantor for the contractor completed in accordance with N.J.S.A. 8:38-11.6, "Financial Reporting Requirements." In addition to meeting requirements as stated in N.J.S.A. 8:38-11.6, the audited financial statements of the contractor shall include an opinion supported by adequate testing by the independent public accountant as to the accuracy and accounting principles used in reporting Medicaid specific financial information required by this contract. This includes but is not limited to quarterly expense statements, Medical Cost Ratio information, cost allocations made to the Medicaid contract, and claims processing information reported to the DMAHS. The contractor shall authorize the independent accountant to allow representatives of the Department, upon written request, to inspect any and all working papers related to the preparation of the audit report.

                                                                          VII-38

7.27.2   FINANCIAL STATEMENTS (SAP)

         Contractor shall submit to DMAHS all quarterly and annual financial statements and annual supplements in accordance with Statutory Accounting Principles (SAP) required in N.J.A.C. 8:38-11.6. Submissions to DMAHS shall be on the same time frame described in N.J.A.C. 8:38-14, i.e., quarterly reports are due the fifteenth (15th)day of the second month following the quarter end and statutory unaudited statement and the annual supplemental are due March 1 covering the preceding calendar year. Such information shall be subject to the confidentiality provisions in Article 7.40.

7.28     FEDERAL APPROVAL AND FUNDING

         This managed care contract shall not be implemented until and unless all necessary federal approval and funding have been obtained.

7.29     CONFLICT OF INTEREST

         A. No contractor shall pay, offer to pay, or agree to pay, either directly or indirectly, any fee, commission, compensation, gift, gratuity, or other thing of value of any kind to any State officer or employee or special State officer or employee, as defined by N.J.S.A. 52:13D-13b and e, in the Department or any other agency with which such contractor transacts or offers or proposes to transact business, or to any member of the immediate family, as defined by N.J.S.A. 52:13D-13i, of any such officer or employee, or partnership, firm or corporation with which they are employed or associated, or in which such officer or employee has an interest within the meaning of N.J.S.A. 52:13D-13g.

         B. The solicitation of any fee, commission, compensation, gift, gratuity or other thing of value by any State officer or employee or special State officer or employee from any State contractor shall be reported in writing forthwith by the contractor to the Attorney General and the Executive Commission on Ethical Standards.

         C. No contractor may, directly or indirectly, undertake any private business, commercial or entrepreneurial relationship with, whether or not pursuant to employment, contract or other agreement, express or implied, or sell any interest in such contractor to any State officer or employee or special State officer or employee having any duties or responsibilities in connection with the purchase, acquisition or sale of any property or services by or to any State agency or any instrumentality thereof, or with any person, firm or entity with which he is employed or associated or in which he has an interest within the meaning of N.J.S.A. 52:13D-13g. Any relationships subject to this provision shall be reported in writing forthwith to the Executive Commission on Ethical Standards which may grant a waiver of this restriction upon application of the State officer or employee or special State officer or employee upon a finding that the present or

                                                                          VII-39
                  proposed relationship does not present the potential, actual or appearance, of a conflict of interest.

         D. No contractor shall influence, or attempt to influence or cause to be influenced, any State officer or employee or special State officer or employee in his official capacity in any manner which might tend to impair the objectivity or independence of judgment of said officer or employee.

         E. No contractor shall cause or influence, or attempt to cause or influence, any State officer or employee or special State officer or employee to use, or attempt to use, his official position to secure unwarranted privileges or advantages for the contractor or any other person.

         F. The provisions cited above in this Article shall not be construed to prohibit a State officer or employee or special State officer or employee from receiving gifts from or contracting with the contractor under the same terms and conditions as are offered or made available to members of the general public subject to any guidelines the Executive Commission on Ethical Standards may promulgate.

7.30     RECORDS RETENTION

         A. The contractor hereby agrees to maintain an appropriate recordkeeping system (See Section B.4.14 of the Appendices) for services to enrollees and further require its providers and subcontractors to do so. Such system shall collect all pertinent information relating to the medical management of each enrolled beneficiary; and make that information readily available to appropriate health professionals and the Department. Records shall be retained for the later of

                  1.       Five (5) years from the date of service, or

                  2. Three (3) years after final payment is made under the contract or subcontract and all pending matters are closed.

         B. If an audit, investigation, litigation, or other action involving the records is started before the end of the retention period, the records shall be retained until all issues arising out of the action are resolved or until the end of the retention period, whichever is later. Records shall be made accessible at a New Jersey site, and on request to agencies of the State of New Jersey and the federal government. For enrollees covered by the contractor's plan who are eligible through the Division of Youth and Family Services, records shall be kept in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8:40 and consistent with need to protect the enrollee's confidentiality. All providers and subcontractors shall comply with, and all provider contracts and subcontracts shall contain the requirements stated in this paragraph. (See also
                  Article 7.40, "Confidentiality".)

                                                                          VII-40

         C. If contractor's enrollees disenroll from the contractor's plan, the contractor shall require participating providers to release medical records of enrollees as may be directed by the enrollee, authorized representatives of the Department and appropriate agencies of the State of New Jersey and of the federal government. Release of records shall be consistent with the provision of confidentiality expressed in Article
                  7.40 and at no cost to the enrollee.

7.31     WAIVERS

         Nothing in the contract shall be construed to be a waiver by the State of any warranty, expressed or implied, except as specifically and expressly stated in writing executed by the Director. Further, nothing in the contract shall be construed to be a waiver by the State of any remedy available to the State under the contract, at law or equity except as specifically and expressly stated in writing executed by the Director. A waiver by the State of any default or breach shall not constitute a waiver of any subsequent default or breach.

7.32     CHANGE BY THE CONTRACTOR

         The contractor shall not make any enhancements, limitations, or changes in benefits or benefits coverage; any changes in definition or interpretation of benefits; or any changes in the administration of the managed care program related to the scope of benefits, allowable coverage for those benefits, eligibility of enrollees or providers to participate in the program, reimbursement methods and/or schedules to providers, or substantial changes to contractor operations without the express, written direction or approval of the State. The State shall have the sole discretion for determining whether an amendment is required to effect a change (e.g., to provide additional services).

7.33     INDEMNIFICATION

         A. The contractor agrees to indemnify and hold harmless the State, its officers, agents and employees, and the enrollees and their eligible dependents from any and all claims or losses accruing or resulting from contractor's negligence to any participating provider or any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this contract.

         B. The contractor agrees to indemnify and hold harmless the State, its officers, agents, and employees, and the enrollees and their eligible dependents from liability deriving or resulting from the contractor's insolvency or inability or failure to pay or reimburse participating providers or any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this contract.

         C. The contractor agrees further that it shall require under all provider contracts that, in the event the contractor becomes insolvent or unable to pay the participating

                                                                          VII-41
                  provider, the participating provider shall not seek compensation for services rendered from the State, its officers, agents, or employees, or the enrollees or their eligible dependents.

         D. The contractor agrees further that it shall indemnify and hold harmless the State, its officers, agents, and employees, and the enrollees and their eligible dependents from any and all claims for services for which the contractor receives monthly capitation payments, and shall not seek payments other than the capitation payments from the State, its officers, agents, and/or employees, and/or the enrollees and/or their eligible dependents for such services, either during or subsequent to the term of the contract.

         E. The contractor agrees further to indemnify and hold harmless the State, its officers, agents and employees, and the enrollees and their eligible dependents, from all claims, damages, and liability, including costs and expenses, for violation of any proprietary rights, copyrights, or rights of privacy arising out of the contractor's or any participating provider's publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished to it under this contract, or for any libelous or otherwise unlawful matter contained in such data that the contractor or any participating provider inserts.

         F. The contractor shall indemnify the State, its officers, agents and employees, and the enrollees and their eligible dependents from any injury, death, losses, damages, suits, liabilities judgments, costs and expenses and claim of negligence or willful acts or omissions of the contractor, its officers, agents and employees, subcontractors, participating providers, their officers, agents or employees, or any other person for any claims arising out of alleged violation of any State or federal law or regulation. The contractor shall also indemnify and hold the State harmless from any claims of alleged violations of the Americans with Disabilities Act by the contractor, its subcontractors or providers.

         G. The contractor agrees to pay all losses, liabilities, and expenses under the following conditions:

                  1. The parties who shall be entitled to enforce this indemnity of the contractor shall be the State, its officials, agents, employees, and representatives, including attorneys or the State Attorney General, other public officials, Commissioner and DHS employees, any successor in office to any of the foregoing individuals, and their respective legal representatives, heirs, and beneficiaries.

                  2. The losses, liabilities and expenses that are indemnified shall include but not be limited to the following examples: judgments, court costs, legal fees, the costs of expert testimony, amounts paid in settlement, and all other costs of any type whether or not litigation is commenced. Also covered are investigation expenses, including but not limited to, the costs

                                                                          VII-42
                           of utilizing the services of the contracting agency and other State entities incurred in the defense and handling of said suits, claims, judgments, and the like, and in enforcing and obtaining compliance with the provisions of this paragraph whether or not litigation is commenced.

                  3. Nothing in this contract shall be considered to preclude an indemnified party from receiving the benefits of any insurance the contractor may carry that provides for indemnification for any loss, liability, or expense that is described in this contract.

                  4. The contractor shall do nothing to prejudice the State's right to recover against third parties for any loss, destruction of, or damage to the contracting agency's property. Upon the request of the DHS or its officials, the contractor shall furnish the DHS all reasonable assistance and cooperation, including assistance in the prosecution of suits and the execution of instruments of assignment in favor of the contracting agency in obtaining recovery.

                  5. Indemnification includes but is not limited to, any claims or losses arising from the promulgation or implementation of the contractor's policies and procedures, whether or not said policies and procedures have been approved by the State, and any claims of the contractor's wrong doing in implementing DHS policies.

7.34     INVENTIONS

         Inventions, discoveries, or improvements of computer programs developed pursuant to this contract by the contractor, and paid for by DMAHS in whole or in part, shall be the property of DMAHS.

7.35     USE OF CONCEPTS

         The ideas, knowledge, or techniques developed and utilized through the course of this contract by the contractor, or jointly by the contractor and DMAHS, for the performance under the contract, may be used by either party in any way they may deem appropriate. However, such use shall not extend to pre-existing intellectual property of the contractor or DMAHS that is patented, copyrighted, trademarked or service marked, which shall not be used by another party unless a license is granted.

7.36     PREVAILING WAGE

         The New Jersey Prevailing Wage Act, PL 1963, Chapter 150, is hereby made a part of this contract, unless it is not within the contemplation of the Act. The contractor's signature on the contract is a guarantee that neither the contractor nor any providers or subcontractors it might employ to perform the work covered by this contract is listed or is on record in the Office of the Commissioner of the New Jersey Department of Labor and

                                                                          VII-43

         Industry as one who has failed to pay prevailing wages in accordance with the provisions of this Act.

7.37     DISCLOSURE STATEMENT

         The contractor shall report ownership and related information to DMAHS at the time of initial contracting, and yearly thereafter, and upon request, to the Secretary of DHHS and the Inspector General of the United States in accordance with federal and state law.

         A. The contractor shall include full and complete information as to the name and address of each person or corporation with a five (5) percent or more ownership or controlling interest in the contractor's plan, or any provider or subcontractor in which the contractor has a five (5) percent or more ownership interest (Section 1903(m)(2)(A) of the Social Security Act and N.J.A.C. 10:49-19.2)

                  The contractor shall comply with this disclosure requirement through submission of the HCFA-1513 Form whether federally qualified or not.

         B. If the contractor is not federally qualified, it shall disclose to DMAHS at the time of contracting (and within ten days of any change) information on types of transactions with a "party in interest" as defined in Section 1318(b) of the Public Health Service Act (Section 1903(m)(4)(A) of the Social Security Act).

                  1. All contractor business transactions shall be reported. This requirement shall not be limited to transactions related only to serving the Medicaid enrollees and applies at least to the following transactions:

                           a. Any sale, exchange, or leasing of property between the contractor and a "party in interest";

                           b. Any furnishing for consideration of goods, services or facilities between the contractor and a "party in interest" (not including salaries paid to employees for services provided in the normal course of their employment);

                           c. Any lending of money or other extension of credit between the contractor and a "party in interest"; and

                           d. Transactions or series of transactions during any one fiscal year that are expected to exceed the lesser of $25,000 or five (5) percent of the total operating expenses of the contractor.

                  2. The information that shall be disclosed regarding transactions listed in B.1 above between the contractor and a "party in interest" includes:

                           a. The name of the "party in interest" for each transaction;

                                                                          VII-44

                           b. A description of each transaction and the quantity or units involved;

                           c. The accrued dollar value of each transaction during the fiscal year; and

                           d. The justification of the reasonableness of each transaction.

                  3. This information shall be reported annually to DMAHS and shall also be made available, upon request, to the Office of the Inspector General, the Comptroller General and to the contractor's enrollees. DMAHS may request that the information be in the form of a consolidated financial statement for the organization and entity (N.J.A.C. 10:49-19.2).

         C. The contractor shall disclose the identity of any person who has been convicted of certain offenses, as defined in Section 1126 of the Social Security Act. This includes any person who has ownership or control interest in the contractor, or is an agent or managing employee of the contractor and:

                  1. Has been convicted of a criminal offense related to the delivery of an item or service under Medicare, Medicaid, or title XXI;

                  2. Has been convicted of a criminal offense relating to neglect or abuse of patients in connection with the delivery of a health care item or service;

                  3. Has been convicted for an offense that occurred after the date of the enactment of the Health Insurance Portability and Accountability Act of 1996, in connection with the delivery of a health care item or service or omission in a health care program operated by or financed in whole or in part by any Federal, State, or local government agency, of a criminal offense consisting of a felony relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct; or

                  4. Has been convicted for an offense that occurred after the date of the enactment of the Health Insurance Portability and Accountability Act of 1996 of a criminal offense consisting of a felony relating to the unlawful manufacture, distribution, prescription, or dispensing of a controlled substance.

7.38     FRAUD AND ABUSE

7.38.1   ENROLLEES

         A. Policies and Procedures. The contractor shall establish written policies and procedures for identifying potential enrollee fraud and abuse. Proven cases are to

                                                                          VII-45
                  be referred to the Department for screening for advice and/or assistance on follow-up actions to be taken. Referrals are to be accompanied by all supporting case documentation.

         B. Typical Cases. The most typical cases of fraud or abuse include but are not limited to: the alteration of an identification card for possible expansion of benefits; the loaning of an identification card to others; use of forged or altered prescriptions; and mis-utilization of services.

7.38.2   PROVIDERS

         A. Policies and Procedures. The contractor shall establish written policies and procedures for identifying, investigating, and taking appropriate corrective action against fraud and abuse (as defined in 42 C.F.R. Section 455.2) in the provision of health care services. The policies and procedures will include, at a minimum:

                  1. Written notification to DMAHS within five (5) business days of intent to conduct an investigation or to recover funds, and approval from DMAHS prior to conducting the investigation or attempting to recover funds. Details of potential investigations shall be provided to DMAHS and include the data elements in Section A.7.2.B of the Appendices. Representatives of the contractor may be required to present the case to DMAHS. DMAHS, in consultation with the contractor, will then determine the appropriate course of action to be taken.

                  2. Incorporation of the use of claims and encounter data for detecting potential fraud and abuse of services.

                  3. Reporting investigation results within twenty (20) business days to DMAHS.

                  4. Specifications of, and reports generated by, the contractor's prepayment and postpayment surveillance and utilization review systems, including prepayment and postpayment edits.

         B. Distinct Unit. The contractor shall establish a distinct fraud and abuse unit, separate from the contractor's utilization review and quality of care functions. The unit can either be part of the contractor's corporate structure, or operate under contract with the contractor. The unit shall be staffed with individuals with the qualifications and an investigator-to-beneficiary ratio consistent, at a minimum, with the Department of Banking and Insurance requirements for fraud units within health insurance carriers or greater ratio as needed to meet the demands.

         C. Prepayment Monitoring. The contractor shall conduct prepayment monitoring of its own network providers and subcontractors when it believes fraud or abuse may be occurring.

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
         D. It shall be the responsibility of the contractor to report in writing to DMAHS' Office of Program Integrity Administration the following:

                  1. All cases of suspected fraud and abuse, using the format described in Section A.7.2 of the Appendices;

                  2. Inappropriate or inconsistent practices by providers, subcontractors, enrollees or employees or anyone who can order or refer services, and related parties; and

                  3. Prepayment monitoring of a provider or a subcontractor by the contractor.

         E. DMAHS shall have the right to withhold from a contractor's capitation payments an appropriate amount if DMAHS determines that evidence of fraud or abuse exists relating to the contractor, its providers, subcontractors, enrollees, employees, or anyone who can order or refer services, and related parties.

         F. When DMAHS has withheld payment and/or initiated a recovery action against one of the contractor's providers or subcontractors or a withholding of payments action pursuant to 42 C.F.R. Section 455.23, DMAHS may require the contractor to withhold payments to that provider or subcontractor and/or forward those payments to DMAHS.

         G. DMAHS may direct the contractor to monitor one of its providers or subcontractors, or take such corrective action with respect to that provider or subcontractor as DMAHS deems appropriate, when, in the opinion of DMAHS, good cause exists.

         H. Sanctions. Failure of the contractor to investigate and correct fraud and abuse problems relating to its enrollees, network providers or subcontractors, and to notify DMAHS timely of same, may result in sanctions. Timely notification is defined as within five (5) business days of identification of the fraud and/or abuse and within twenty (20) business days of the completion of an investigation. For purposes of this subsection, the term "investigation" shall include prepayment monitoring as described above.

                  DMAHS shall have the right to also impose sanctions and/or withhold payments to the contractor (in accordance with provisions of 42 C.F.R. Section 455.23) if it has reliable evidence of fraud or willful misrepresentation relating to the contractor's participation in the New Jersey Medicaid or NJ FamilyCare program or if the contractor fails to initiate its investigation of an identified fraud and/or abuse within one year of identification.

                                                                          VII-47

7.38.3   NOTIFICATION TO DMAHS

         The contractor shall submit quarterly the report in Section A.7.2 of the Appendices, Fraud & Abuse.

7.39     EQUALITY OF ACCESS AND TREATMENT/DUE PROCESS

         A. Unless a higher standard is required by this contract, the contractor shall provide and require its subcontractors and its providers to provide the same level of medical care and health services to DMAHS enrollees as to enrollees in the contractor's plan under private or group contracts unless otherwise required in this contract.

         B. Enrollees shall be given equitable access, i.e., equal opportunity and consideration for needed services without exclusionary practices of providers or system design because of gender, age, race, ethnicity, color, creed, religion, ancestry, national origin, marital status, sexual or affectional orientation or preference, mental or physical disability, genetic information, or source of payment.

         C. DMAHS shall assure that all due process safeguards that are otherwise available to Medicaid/NJ FamilyCare beneficiaries remain available to enrollees under this contract.

         D. The contractor shall assure the provision of services, notifications, preparation of educational materials in appropriate alternative formats, for enrollees including the blind, hearing impaired, people with cognitive or communication impairments, and individuals who do not speak English.

7.40     CONFIDENTIALITY

         A. General. The contractor hereby agrees and understands that all information, records, data, and data elements collected and maintained for the operation of the contractor and the Department and pertaining to enrolled persons, shall be protected from unauthorized disclosure in accordance with the provisions of 42 U.S.C. Section 1396(a)(7)(Section 1902(a)(7) of the Social Security Act), 42 C.F.R. Part 431, subpart F, N.J.S.A. 30:4D-7 (g) and N.J.A.C. 10:49-9.4. Access to such information, records, data and data elements shall be physically secured and safeguarded and shall be limited to those who perform their duties in accordance with provisions of this contract including the Department of Health and Human Services and to such others as may be authorized by DMAHS in accordance with applicable law. For enrollees covered by the contractor's plan that are eligible through the Division of Youth and Family Services, records shall be kept in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8:40 and consistent with the need to protect the enrollee's confidentiality.

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
         B. Enrollee-Specific Information. With respect to any identifiable information concerning an enrollee under the contract that is obtained by the contractor or its providers or subcontractors, the contractor: (1) shall not use any such information for any purpose other than carrying out the express terms of this contract; (2) shall promptly transmit to the Department all requests for disclosure of such information; (3) shall not disclose except as otherwise specifically permitted by the contract, any such information to any party other than the Department without the Department's prior written authorization specifying that the information is releasable under 42 C.F.R. Section 431.300 et seq., and (4) shall, at the expiration or termination of the contract, return all such information to the Department or maintain such information according to written procedures sent the contractor by the Department for this purpose.

         C. Employees. The contractor shall instruct its employees to keep confidential information concerning the business of DMAHS, its financial affairs, its relations with its enrollees and its employees, as well as any other information which may be specifically classified as confidential by law.

         D. Medical records and management information data concerning Medicaid/NJ FamilyCare beneficiaries enrolled pursuant to this contract shall be confidential and shall be disclosed to other persons within the contractor's organization only as necessary to provide medical care and quality, peer, or grievance review of medical care under the terms of this contract.

         E. The provisions of this Article shall survive the termination of this contract and shall bind the contractor so long as the contractor maintains any individually identifiable information relating to Medicaid/NJ FamilyCare beneficiaries.

         F. If DMAHS receives a request pursuant to the Right To Know Law for release of information concerning the contractor, DMAHS shall determine what information is required by law to be released and retain authority over the release of that information. Prior to release of information that was previously labeled by the contractor as "confidential" or "proprietary," DMAHS shall notify the contractor, who may apply to the Superior Court of New Jersey for a protective order if the contractor opposes the release of information.

7.41     SEVERABILITY

         If this contract contains any unlawful provision that is not an essential part of the contract and that was not a controlling or material inducement to enter into the contract, the provision shall have no effect and, upon notice by either party, shall be deemed stricken from the contract without affecting the binding force of the remainder of the contract.

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
7.42     CONTRACTING OFFICER AND CONTRACTOR'S REPRESENTATIVE

         It is agreed that __________________, Director of DMAHS, or her representative, shall serve as the Contracting Officer for the State and that __________________ shall serve as the Contractor's Representative. The Contracting Officer and the Contractor's Representative each reserve the right to delegate such duties as may be appropriate to others in the DMAHS's or contractor's employ.

         Each party shall provide timely written notification of any change in Contracting Officer or Contractor's Representative.

                                                                          VII-50

ARTICLE EIGHT: FINANCIAL PROVISIONS

8.1      GENERAL INFORMATION

         This Article includes financial requirements (including solvency and insurance), medical cost ratio requirements, information on rates set by the State, third party liability (TPL) requirements, general capitation requirements, and provider payment requirements.

8.2      FINANCIAL REQUIREMENTS

8.2.1    COMPLIANCE WITH CERTAIN CONDITIONS

         The contractor shall remain in compliance with the following conditions which shall satisfy the Departments of Human Services, Banking and Insurance (DOBI) and Health and Senior Services prior to this contract becoming effective:

         A. Provider Contracts Executed. The contractor has entered into written contracts with providers in accordance with Article Four of this contract.

         B. No Judgment Preventing Implementation. No court order, administrative decision, or action by any other instrumentality of the United States government or the State of New Jersey or any other state which prevents implementation of this contract is outstanding.

         C. Approved Certificate of Authority. The contractor has and maintains an approved certificate of authority to operate as a health maintenance organization in New Jersey from the DOBI and the Department of Health and Senior Services for the Medicaid population.

         D. Compliance with All Solvency Requirements. The contractor shall comply with and remain in compliance with minimum net worth and fiscal solvency and reporting requirements of the DOBI and the Department of Human Services, the federal government, and this contract.

8.2.2    SOLVENCY REQUIREMENTS

         The contractor shall maintain a minimum net worth in accordance with N.J.A.C. 8:38-11 et seq.

         The Department shall have the right to conduct targeted financial audits of the contractor's Medicaid line of business. The contractor shall provide the Department with financial data, as requested by the Department, within a timeframe specified by the Department.

                                                                          VIII-1

8.2.3    GENERAL PROVISIONS AND CONTRACTOR COMPLIANCE

         The contractor shall comply with the following financial operations requirements:

         A. The contractor must establish and maintain (1) an office in New Jersey, and (2) premium and claims accounts in a bank with a principal office in New Jersey.

         B. The contractor shall have a fiscally sound operation as demonstrated by:

                  1. Maintenance of minimum net worth in accordance with DOBI requirements (total line of business) and the requirements outlined in Article 8.2.2.

                  2. Maintenance of a net operating surplus for Medicaid line of business. If the contractor fails to earn a net operating surplus during the most recent calendar year, or does not maintain minimum net worth requirements on a quarterly basis, it shall submit a corrective plan of action within the time specified by the Department. The plan is subject to the approval of DMAHS. It must demonstrate how and when minimum net worth requirements will be replenished and present marketing and financial projections. These must be supported by suitable back-up material. The discussion must include possible alternative funding sources, including the invoking of a parental guarantee.

                           This plan shall include:

                           a. A detailed marketing plan with enrollment projections for the next two years.

                           b. A projected balance sheet for the next two years.

                           c. A projected statement of revenue and expenses on an accrual basis for the next two years.

                           d. A statement of cash flow projected for the next two years.

                           e. A description of how to maintain capital requirements and replenish net worth.

                           f. Sources and timing of new capital must be specifically identified.

                  3. The contractor shall demonstrate it has sufficient cash and adequate liquidity set aside (i.e., restricted) but accessible to the DOBI to meet obligations as they become due, and which are acceptable to DMAHS. The contractor shall comply with DOBI requirements regarding cash

                                                                          VIII-2
                           reserves and where restricted funds will be held (See N.J.A.C. 8:38-11.3, Reserve Requirements).

8.3      INSURANCE REQUIREMENTS

         The contractor shall maintain general comprehensive liability insurance, products/completed operations insurance, premises/operations insurance, unemployment compensation coverage, workmen's compensation insurance, reinsurance, and malpractice insurance in such amounts as determined necessary in accordance with state and federal statutes and regulations, insuring all claims which may arise out of contractor operations under the terms of this contract. The DMAHS shall be an additional named insured with sixty (60) days prior written notice in event of default and/or non-renewal of the policy. Proof of such insurance shall be provided to and approved by DMAHS prior to the provision of services under this contract and annually thereafter. No policy of insurance provided or maintained under this Article shall provide for an exclusion for the acts of officers.

8.3.1    INSURANCE CANCELLATION AND/OR CHANGES

         In the event that any carrier of any insurance described in 8.4 or
         8.4.2 exercises cancellation and/or changes, or cancellation or change is initiated by the contractor, notice of such cancellation and/or change shall be sent immediately to DMAHS for approval. At State's option upon cancellation and/or change or lapse of such insurance(s), DMAHS may withhold all or part of payments for services under this contract until such insurance is reinstated or comparable insurance purchased. The contractor is obligated to provide any services during the period of such lapse or termination.

8.3.2    STOP-LOSS INSURANCE

         At the discretion of the Departments of Banking and Insurance, Human Services, and Health and Senior Services and notwithstanding the requirements of N.J.A.C. 8:38-11.5 (b), the contractor may be required to obtain, prior to this contract, and maintain "stop-loss" insurance from a reinsurance company authorized to do business in New Jersey that will cover medical costs that exceed a threshold per case for the duration of the contract period. Any coverage other than stipulated must be based on an actuarial review, taking into account geographic and demographic factors, the nature of the clients, and state solvency safeguard requirements.

         All "stop-loss" insurance arrangements, including modifications, shall be reviewed and prior approved by the Departments of Banking and Insurance, Human Services, and Health and Senior Services. The "stop-loss" insurance underwriter must meet the standards of financial stability as set forth by the DOBI.

                                                                          VIII-3

         Contractors with sufficient reserves may choose self-insurance, subject to approval by the Department of Human Services and the DOBI where appropriate.

8.4      MEDICAL COST RATIO

8.4.1    MEDICAL COST RATIO STANDARD

         The contractor shall maintain direct medical expenditures for enrollees equal to or greater than eighty (80) percent of premiums paid in all forms from the State. This medical cost ratio (MCR) shall apply to annual periods from the contract effective date (if the contract ends before the completion of an annual period, the MCR shall apply to that shorter period). The MCR shall be based on reports completed by the contractor and acceptable to the Department.

         A. Direct Medical Expenditures. Direct medical expenditures are the incurred costs of providing direct care to enrollees for covered health care services as stated in Article 4.1. Costs related to information and materials for general education and outreach and/or administration are not considered direct medical expenditures.

                  Personnel costs are generally considered to be administrative in nature and must be reported as an administrative expense on Tables 6a and 6b (Statement of Revenues and Expenses) on line 30 (Compensation). However, a portion of these costs may qualify as direct medical expenditures, subject to prior review and approval by the State. Those activities that the contractor expects to generate these costs must be specified and detailed in a Medical Cost Ratio - Direct Medical Expenditures Plan which must be reviewed and approved by the State. At the end of the reporting period, the contractor's reporting shall be based only on the approved Medical Cost Ratio - Direct Medical Expenditures Plan. In order to consider these costs as Direct Medical Expenditures, the contractor must complete Table 6c, entitled "Allowable Direct Medical Expenditures," which will be used by the State to determine the allowable portion of costs. The allowable components of these personnel costs include the following activities:

                  1. Care Management. Allowable direct medical expenditures for care management include: 1) assessment(s) of an enrollee's risk factors; and 2) development of Individual Health Care Plans. The costs of performing these two allowable components may be considered a direct medical expenditure for purposes of calculating MCR.

                  2. The cost associated with the provision of a face-to-face home visit by the contractor's clinical personnel for the purpose of medical education or anticipatory guidance can be considered a direct medical expenditure.

                  3. Costs for activities required to achieve compliance standards for EPSDT participation, lead screening, and prenatal care as specified in Article IV may be considered direct medical expenditures. The contractor's reporting shall be

                                                                          VIII-4
                           based only on the approved Medical Cost Ratio -- Direct Medical Expenditures Plan.

         B. Calculation of MCR. The calculation of MCR will be made using information submitted by each contractor on the quarterly reports - Statement of Revenues and Expenses (Section A.7.8 of the Appendices (Table 6)). The costs related to 8.4.1.A are to be reported on Table 6c and the allowable amount will be added to the calculation of Medical and Hospital Expenses. The sum of all applicable quarters for Total Medical and Hospital Expenses (line 28) less Coordination of Benefits (COB) (line
                  6) and less reinsurance recoveries (line 7) will be divided by the sum of all applicable quarters of Medicaid/NJ FamilyCare premiums (line 4) to arrive at the ratio.

8.4.2    EXEMPTIONS

         An exemption may be granted to reduce the eighty (80) percent MCR requirement to no lower than seventy-five (75) percent. Under no circumstances will an exemption be granted to a contractor for MCR below seventy-five (75) percent. An exemption may be granted if the contractor meets all of the following established criteria:

         A.       Has no unresolved quality of care issues;

         B.       Has not received any pending or imposed sanctions;

         C.       Is in compliance with all reporting requirements;

         D. Had no vacancies in key administrative positions for longer than sixty (60) days;

         E. Is in compliance with all corrective plans of action relating to Medicaid activity imposed by the Departments of Human Services, Banking and Insurance, or Health and Senior Services;

         F. Has demonstrated timely processing of claims during the two-year contract period immediately prior to the reporting period and has had no substantiated pattern of complaints from providers for late payments; and

         G. Has produced evidence to demonstrate compliance with education and outreach provisions of the contract.

8.4.3    DAMAGES

         The Department shall have the right to impose damages on a contractor that has failed to maintain an appropriate MCR. The formula for imposing damages follows:

                                                                          VIII-5

   ACTUAL MCR                 1ST OFFENSE              2ND OFFENSE
----------------           ----------------        -------------------
80% or above               NONE                    NONE

78.00-79.99%               .15 times               .15 times
                           underexpenditure        underexpenditure

75.00-77.99%               .50 times               .50 times
                           underexpenditure        underexpenditure

74.99 or below             .90 times               1.00 times
                           underexpenditure        underexpenditure

         If the contractor fails to meet the MCR requirement and a penalty is applied, a plan of corrective action will be required.

8.5      REGIONS, PREMIUM GROUPS, AND SPECIAL PAYMENT PROVISIONS

8.5.1    REGIONS

         Rates for DYFS, NJ FamilyCare Plan A Parents/caretaker relatives with children and adults without dependent children under the age of 19, NJ FamilyCare Plans B, C and D, and the non risk-adjusted rates for AIDS and clients of DDD are statewide. All other rates for each premium group have been set for each of the following regions:

         - Region 1: Bergen, Hudson, Hunterdon, Morris, Passaic, Somerset, Sussex, and Warren counties

         -        Region 2: Essex, Union, Middlesex, and Mercer counties

         - Region 3: Atlantic, Burlington, Camden, Cape May, Cumberland, Gloucester, Monmouth, Ocean, and Salem counties

         Contractors may contract for one or more regions but, except as provided in Article 2, may not contract for part of a region.

8.5.2    AFDC/TANF AND NJ FAMILYCARE PLAN A CHILDREN

         The capitation rates for Aid to Families with Dependent Children
         (AFDC)/Temporary Assistance for Needy Families (TANF) includes New Jersey Care Pregnant Women and NJ FamilyCare Plan A children (age <19) but excludes individuals who have AIDS or are clients of DDD. Rates have been set for the following premium groups:

         A.       Males and females < 1 year

                                                                          VIII-6

         B.       Males and females 1 year to 1.99 years

         C.       Males 2 to 20.99 years and females 2 to 14.99 years

         D.       Females 15 to 44.99 years

         E.       Males 21 to 44.99 years

         F.       Males and females 45 years and older

8.5.3    NJ FAMILYCARE PLAN A PARENTS/CARETAKERS

         The capitation rates for NJ FamilyCare Plan A parents/caretakers, excluding individuals with AIDS and clients of DDD, are in the following premium groups:

         A.       Males 19 to 44.99 years

         B.       Females 19 to 44.99 years

         C.       Males and females 45 years and older

8.5.4    NJ FAMLYCARE PLAN A ADULTS WITHOUT DEPENDENT CHILDREN UNDER 19 YEARS OF
         AGE

         The capitation rates for NJ FamilyCare Plan A adults without dependent children under 19 years of age, excluding individuals with AIDS and clients of DDD, are in the following premium groups:

         A.       Males 19 to 44.99 years

         B.       Females 19 to 44.99 years

         C.       Males and females 45 years and older

8.5.5    NJ FAMILYCARE PLANS B & C

         The capitation rates for NJ FamilyCare Plans B and C enrollees, excluding individuals with AIDS are in the following premium groups:

         A.       Males and females < 1 year

         B.       Males and females 1 year to 1.99 years

                                                                          VIII-7

         C.       Males and females 2 to 18.99 years

8.5.6    NJ FAMILYCARE PLAN D CHILDREN

         The capitation rates for NJ FamilyCare Plan D children, excluding individuals with AIDS, are in the following premium groups:

         A.       Males and females < 1 year

         B.       Males and females 1 year to 1.99 years

         C.       Males and females 2 to 18.99 years

8.5.7    NJ FAMILYCARE PLAN D PARENTS/CARETAKERS

         The capitation rates for NJ FamilyCare Plan D parents/caretakers, excluding individuals with AIDS, are in the following premium groups:

         A.       Males 19 to 44.99 years

         B.       Females 19 to 44.99 years

         C.       Males and Females 45 years and older

8.5.8    NJ FAMILYCARE PLAN D ADULTS WITHOUT DEPENDENT CHILDREN UNDER 23 YEARS
         OLD

         The capitation rates for NJ FamilyCare Plan D adults without dependent children under 23 years old, excluding individuals with AIDS, are in the following premium groups:

         A.       Males 19 to 44.99 years

         B.       Females 19 to 44.99 years

         C.       Males and Females 45 years and older

8.5.9    PREMIUM GROUPS FOR DYFS AND AGING OUT FOSTER CHILDREN

         The capitation rates for Division of Youth and Family Services, excluding individuals with AIDS and clients of DDD, are in the following premium groups:

         A.       Males and females < 1 year

         B.       Males and females 1 year to 1.99 years

         C.       Males and females 2 to 20.99 years

                                                                          VIII-8

8.5.10   ABD WITHOUT MEDICARE

         Compensation to the contractor for the ABD without Medicare will be risk-adjusted using the Health Based Payments System (HBPS), which is described in Article 8.6. Since the HBPS adjusts for regional variations, a separate rate for each region is not necessary. In addition, the HBPS adjusts for the diagnosis of AIDS; therefore, separate AIDS rates are not necessary for this population. Finally, the HBPS adjusts for age and sex so separate rates for age and sex within this population are not necessary. Accordingly, the base rates to be used for this population are as follows:

         A.       ABD without Medicare (non-DDD)

         B.       ABD-DDD without Medicare

8.5.11   ABD WITH MEDICARE

         The capitation rates for the ABD with Medicare population, excluding individuals with AIDS and clients of DDD, are in the following premium groups:

         A.       Aged

         B.       Blind/Disabled <45

         C.       Blind/Disabled 45+

         These rates are set by region and will not be risk-adjusted using the HBPS.

8.5.12   CLIENTS OF DDD

         The contractor shall be paid separate, statewide rates for subgroups of the DDD population, excluding individuals with AIDS. These rates include MH/SA services for the following premium groups:

         A.       ABD-DDD with Medicare

         B. AFDC-DDD (includes DYFS, New Jersey Care Pregnant Women, and NJ FamilyCare Plan A)

         These rates will not be risk-adjusted using the HBPS.

8.5.13   PREMIUM GROUPS FOR ENROLLEES WITH AIDS

                                                                          VIII-9

         A. In an effort to more appropriately match payment to risk, the contractor shall be paid capitation rates according to the following statewide premium groups for enrollees with AIDS:

                  1. AFDC-AIDS (includes DYFS, New Jersey Care Pregnant Women, and NJ FamilyCare Plans A (children and parents/caretakers), B, and C individuals, NJ FamilyCare Plan D children)

                  2. NJ FamilyCare AIDS Plan D parents/caretakers and adults without dependent children under 23 years old and Plan A adults without dependent children under 19 years old

                  3.       ABD-AIDS with Medicare

                  4. ABD-DDD-AIDS with Medicare (includes a MH/SA add on to the ABD-AIDS rate)

                  5. AFDC-DDD-AIDS (includes a MH/SA add on to the AFDC-AIDS rate) Other eligible groups include DYFS, New Jersey Care Pregnant Women and NJ FamilyCare Plan A (children and parents/caretakers).

                  6. NJ FamilyCare Plan A adults without dependent children under 19 years old, DDD-AIDS (includes MH/SA add on to the NJ FamilyCare AIDS rate).

         B. The contractor will be reimbursed double the AIDS rate, once in a member lifetime, in the first month of payment for a recorded diagnosis of AIDS, prospective and newly diagnosed. This is a one-time-only-per-member payment, regardless of MCE.

8.5.14   SUPPLEMENTAL PAYMENT PER PREGNANCY OUTCOME

         Because costs for pregnancy outcomes were not included in the capitation rates, the contractor shall be paid supplemental payments for pregnancy outcomes for all eligibility categories.

         Payment for pregnancy outcome shall be a single, predetermined lump sum payment. This amount shall supplement the existing capitation rate paid. The Department will make a supplemental payment to contractors following pregnancy outcome. For purposes of this Article, pregnancy outcome shall mean each live birth, still birth or miscarriage occurring at the thirteenth (13th) or greater week of gestation. This supplemental payment shall reimburse the contractor for its inpatient hospital, antepartum, and postpartum costs incurred in connection with delivery. Costs for care of the baby are not included. Payment shall be made by the State to the contractor based on submission of appropriate encounter data and use of a special indicator on the claim as specified by DMAHS.

                                                                         VIII-10

8.5.15   PAYMENT FOR CERTAIN BLOOD CLOTTING FACTORS

         The contractor shall be paid separately for factor VIII and IX blood clotting factors. Payment will be made by DMAHS to the contractor based on: 1) submission of appropriate encounter data; and 2) prior notification from the contractor to DMAHS of identification of individuals with factor VIII or IX hemophilia. Payment for these products will be the lesser of: 1) Average Wholesale Price (AWP) minus 10% and 2) rates paid by the contractor.

8.5.16   PAYMENT FOR HIV/AIDS DRUGS

         The contractor shall be paid separately for protease inhibitors (First Data Bank Specific Therapeutic Class Code W5C) and other anti-retroviral agents (First Data Bank Specific Therapeutic Class Code
         W5B) for all eligibility groups with the exception of NJ FamilyCare Plan A adults without dependent children under the age of 19 and NJ Family Care Plan D parents/caretakers and adults without dependent children under the age of 23. Payment for protease inhibitors shall be made by DMAHS to the contractor based on: 1) submission of appropriate encounter data; and 2) prior notification from the contractor to DMAHS of identification of individuals with HIV/AIDS. Payment for these products will be the lesser of: 1) Average Wholesale Price (AWP) minus 10% and 2) rates paid by the contractor.

         Individuals eligible through NJ FamilyCare with a program status code of 380 and all children groups shall receive protease inhibitors and other anti-retroviral agents under the contractor's plan. All other individuals eligible through NJ FamilyCare with program status codes of 497-498, 300-301, 700-701 and 761-763 shall receive protease inhibitors (First Data Bank Specific Therapeutic Class Code W5C) and other anti-retrovirals (First Data Bank Specific Therapeutic Class Code W5B) through Medicaid fee-for-service and the AIDS Drug Distribution Program
         (ADDP).

8.5.17   EPSDT INCENTIVE PAYMENT

         The contractor shall be paid separately, $10 for every documented encounter record for an EPSDT screening examination. The contractor shall be required to pass the $10 amount directly to the screening provider.

         The incentive payment shall be reimbursed for EPSDT encounter records submitted in accordance with 1) procedure codes specified by DMAHS, and
         2) EPSDT periodicity schedule.

                                                                         VIII-11

8.5.18   ADMINISTRATIVE COSTS

         The capitation rates, effective July 1, 2001, recognize costs for anticipated contractor administrative expenditures due to Balanced Budget Act regulations.

8.6      HEALTH BASED PAYMENT SYSTEM (HBPS) FOR THE ABD WITHOUT MEDICARE
         POPULATION

         A. The capitation rates for the ABD without Medicare population account for the potential of the contractor receiving a disproportionate number of higher cost beneficiaries. If a traditional age and sex capitation model were used, the rates may not adequately account for the difference in risk assumed by each contractor. In order to account for this problem diagnostic information, as well as age, sex, and regional/geographic information, will be used to adjust the capitation payments. This process is known as health based capitation. By using this additional information, capitation rates can more adequately match the payment with the risk of the enrolled population.

                  In order to incorporate diagnostic information into the analysis, a health-based system categorizes beneficiaries into different diagnostic groups. The Chronic- Disability Payment System (CDPS) grouper will be used to categorize the beneficiaries. This information is then used to create a unique case score for each individual. This individual information is then aggregated to measure the health risk for the contractor.

         B. The following narrative describes the implementation plan for a health-based capitation model in New Jersey:

                  1.       Develop demographic capitation rates.

                  2. Develop payment weights for the diagnostic categories. In order to estimate the prospective medical cost for each beneficiary, a payment weight for each diagnostic category is developed. These payment weights identify how much an individual will cost relative to an average beneficiary. For example, an average cost beneficiary will have a case score of 1.0, while a higher cost beneficiary - for example, a beneficiary with a high cost pulmonary condition - will have a score of 1.26.

                  3. Compile a case score for each beneficiary. Using the most recent historical FFS and managed care encounter information, a look-up file will be created that links each eligible beneficiary with a unique case score. In order to develop this unique case score, historical claims information will be run through the CDPS grouper. The output from this process will identify the beneficiaries' diagnostic categories. Using this information and the payment weights estimated in step 2, a case score is then

                                                                         VIII-12
                           computed for each beneficiary. The following example describes the process for an ABD beneficiary who is not a client of DDD, is a forty-five (45) to sixty-four (64) year old male beneficiary, and lives in Region 3, with a medium-cost central nervous system disorder and a high-cost pulmonary condition:

 .45         Baseline (costs assigned to all beneficiaries - including
               those in no diagnostic group)
 .08         Male 45 - 64
 .78         Medium Cost Central Nervous System Disorder
-.10         Region 3
1.26         High Cost Pulmonary Condition
----
2.47         Total Case Score

                           In this case, the beneficiary would have projected medical costs 2.47 times the cost of an average beneficiary.

                  4. Compute case mix values for each contractor and the FFS program. After completing the preceding task, the individual case scores are used to compute an aggregate case mix for each contractor. This is done by matching the individuals in the eligibility file for each contractor with individuals' case scores. In matching the eligibility files, some beneficiaries may have either been eligible for an incomplete time period or have not been eligible during the most recent time period and would not have a computed score. HMO beneficiaries without scores will be assigned the contractor's average case mix. FFS beneficiaries without scores will be assigned the average case mix of 1.0.

                           After matching the eligibility file for the contractor and the FFS program with the individual case scores, an average case mix for the contractor and the FFS program will be calculated. These aggregate case mix values are then normalized to ensure the program will be budget neutral. The following chart describes the normalization process:

------------------------------------------------------------------------
                      CASE MIX                        NORMALIZED
CONTRACTOR             SCORE        POPULATION      CASE MIX RATE
------------------------------------------------------------------------
Contractor A              1.3          1,000        1.3/1.07  = 1.21
------------------------------------------------------------------------
Contractor B              1.1          4,000        1.1/1.07  = 1.03
------------------------------------------------------------------------
Contractor C               .9          4,000         .90/1.07 =  .84
------------------------------------------------------------------------
FFS                       1.4          1,000        1.4/1.07  = 1.31
------------------------------------------------------------------------
Total                    1.07         10,000
                      (weighted
                       average)
------------------------------------------------------------------------

                           By normalizing the case mix scores, the State can ensure the average cost for each beneficiary will not exceed the average prospective cost estimated in step 1.

                                                                         VIII-13

                           In order to determine the payment for the contractor, the case mix rates for the contractor will be multiplied by the base rate calculated in step 1. The case mix rates will be updated periodically, as deemed necessary.

                  5. Collect and validate contractor encounter data. The following encounter information will be required to develop individual case scores for each enrollee:

                           -        Unique identifier code for each enrollee

                           -        ICD-9 diagnosis code(s) for each encounter

                  6. Credibility adjustment. There may not be complete confidence in the contractor's relative case mix produced by encounter data. In this case, a credibility rating can be used to blend the contractor's case mix with the State's risk assumption. For example, if the State assigns a contractor a case mix credibility of fifty (50) percent, the following formula is used to develop a case mix rate for the contractor:

                           (.5)*(the contractor's relative case mix) +
                           (.5)*(State's risk adjustment)

                           The credibility factor will be based primarily on the number of beneficiaries enrolled with the contractor.

8.7      THIRD PARTY LIABILITY

         A. General. The contractor, and by extension its providers and subcontractors, hereby agree to utilize, whenever available, other public or private sources of payment for services rendered to enrollees in the contractor's plan. "Third party", for the purposes of this Article, shall mean any person or entity who is or may be liable to pay for the care and services rendered to a Medicaid beneficiary (See N.J.S.A. 30:4D-3m). Examples of a third party include a beneficiary's health insurer, casualty insurer, a managed care organization, Medicare, or an employer-administered ERISA plan. Federal and State law requires that Medicaid payments be last dollar coverage and should be utilized only after all other sources of third party liability (TPL) are exhausted, subject to the exceptions in Section F below.

         B. Third Party Coverage Unknown. If coverage through health or casualty insurance is not known or is unavailable at the time the claim is filed, then the claim must be paid and postpayment recovery must be initiated within six months from the date of service.

         C. Capitation Rates. The State has taken into account historical and/or anticipated cost avoidance and recovery due to the existence of liable third parties in setting

                                                                         VIII-14
                  capitation rates and determining the payment amounts. These factors do not include any reductions due to tort recoveries, or to recoveries made by the State from the estates of deceased Medicaid beneficiaries. In addition, future rates may be based upon the contractor's actual or expected performance involving TPL. Consequently, it is in the interests of both the State and the contractor for the contractor to maximize its revenue by fully exhausting all sources of available third party coverage.

         D. Categories. Third party resources are categorized as 1) health insurance, 2) casualty insurance, 3) legal causes of action for damages, and 4) estate recoveries.

                  1. Health Insurance. The contractor shall pursue and collect payments from health insurers when health insurance coverage is available, unless prior approval to take other action is obtained from the State. "Health insurance" shall include, but not be limited to, coverage by any health care insurer, HMO, Medicare, or an employer-administered ERISA plan. Funds so collected shall be retained by the contractor. In pursuing such recoveries, the contractor may utilize the State's assignment and subrogation authority to the extent permitted by State law.

                           a. The State shall have the right to pursue, collect, and retain payments from liable health insurers if the contractor has failed to initiate collection from the health insurer within six (6) months from the date of service. The contractor shall cooperate with the State in all such collection efforts, and shall also direct its providers to do so.

                  2. Casualty Insurance. The contractor shall pursue and collect payment from casualty insurance available to the enrollee, unless prior approval to take other action is obtained from the State. "Casualty insurance" shall include, but not be limited to, no fault auto insurance benefits, worker's compensation benefits, and medical payments coverage through a homeowner's insurance policy. Funds so collected shall be retained by the contractor. In pursuing such recoveries, the contractor may utilize the State's assignment and subrogation authority to the extent permitted by State law.

                           a. The State shall have the right to pursue, collect, and retain casualty insurance payments where the contractor has failed to initiate collection within six (6) months from the date of service.

                  3. Legal Causes of Action for Damages. The State shall have the sole and exclusive right to pursue and collect payments made by the contractor when a legal cause of action for damages is instituted on behalf of a Medicaid enrollee against a third party or when the State receives notice that legal counsel has been retained by or on behalf of any enrollee. The

                                                                         VIII-15
                           contractor shall cooperate with the State in all collection efforts, and shall also direct its providers to do so. State collections identified as contractor-related resulting from such legal actions will be retained by the State.

                  4. Estate Recoveries. The State shall have the sole and exclusive right to pursue and recover correctly paid benefits from the estate of a deceased Medicaid enrollee in accordance with federal and State law. Such recoveries will be retained by the State.

         E.       Cost Avoidance.

                  1. When the contractor is aware of health or casualty insurance coverage prior to paying for a health care service, it shall avoid payment by rejecting a provider's claim and directing that the claim be submitted first to the appropriate third party, or by directing its provider to withhold payments to a subcontractor.

                  2. If insurance coverage is not available, or if one of the exceptions to the cost avoidance rule discussed below applies, then payment must be made and a claim made against the third party, if it is determined that the third party is or may be liable.

         F.       Exceptions to the Cost Avoidance Rule.

                  1. In the following situations, the contractor must first pay its providers and then coordinate with the liable third party, unless prior approval to take other action is obtained from the State.

                           a. The coverage is derived from a parent whose obligation to pay support is being enforced by the Department of Human Services.

                           b. The claim is for prenatal care for a pregnant woman or for preventive pediatric services (including EPSDT services) that are covered by the Medicaid program.

                           c. The claim is for labor, delivery, and post-partum care and does not involve hospital costs associated with the inpatient hospital stay.

                           d. The claim is for a child who is in a DYFS supported out of home placement.

                           e. The claim involves coverage or services mentioned in 1.a, 1.b, 1.c, or 1.d, above in combination with another service.

                  2. If the contractor knows that the third party will neither pay for nor provide the covered service, and the service is medically necessary, the contractor

                                                                         VIII-16
                           shall neither deny payment for the service nor require a written denial from the third party.

                  3. If the contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the contractor shall contact the third party and determine whether or not such service is covered rather than requiring the enrollee to do so. Further, the contractor shall require the provider or subcontractor to bill the third party if coverage is available.

                  4. Postpayment recovery rather than cost avoidance is necessary in cases where the contractor was not aware of third party coverage at the time that services were rendered or paid for, or was unable to cost avoid, in accordance with the provisions of this Article as applicable. Under these circumstances, the contractor shall identify all potentially liable third parties and pursue reimbursement from them, unless prior approval to take other action is obtained from the State. In pursuing such recoveries, the contractor may utilize the State's assignment and subrogation authority to the extent permitted by State law. This provision shall not apply in the case of any tort matter but rather the provisions of
                           Article 8.7D.3 shall be applicable.

         G.       Sharing of TPL Information by the State.

                  1. By the fifteenth (15th) day of every month, the State may provide the contractor with a list of all known health insurance coverage information for the purpose of updating the contractor's files.

                  2. Additionally, the State may provide a quarterly health insurer file to the contractor that will contain all of the health insurers that the State has on file and related information that is needed in order to file TPL claims.

         H.       Sharing of TPL Information by the Contractor.

                  1.       The contractor shall notify the State within thirty
                           (30) days after it learns that an enrollee has health insurance coverage not reflected in the State's health insurance coverage file, or casualty insurance coverage, or of any change in an enrollee's health insurance coverage. (See Section A.8.1 of the Appendices.) The contractor shall impose a corresponding requirement upon its servicing providers to notify it of any newly discovered coverage, or of any changes in an enrollee's health insurance coverage.

                  2. When the contractor becomes aware that an enrollee has retained counsel, who either may institute or has instituted a legal cause of action for damages against a third party, the contractor shall notify the State in

                                                                         VIII-17
                           writing, including the enrollee's name and Medicaid identification number, date of accident/incident, nature of injury, name and address of enrollee's legal representative, copies of pleadings, and any other documents related to the action in the contractor's possession or control. This shall include, but not be limited to (for each service date on or subsequent to the date of the accident/incident), the name of the provider, practitioner or subcontractor, the enrollee's diagnosis, the nature of the service provided to the enrollee, and the amount paid to the provider (or to a provider's authorized subcontractor) by the contractor for each service. A form is available for this purpose and is included in Section A.8.2 of the Appendices.

                  3.       The contractor shall notify the State within thirty
                           (30) days of the date it becomes aware of the death of one of its Medicaid enrollees age fifty-five (55) or older, giving the enrollee's full name, Social Security Number, Medicaid identification number, and date of death. The State will then determine whether it can recover correctly paid Medicaid benefits from the enrollee's estate.

                  4. The contractor agrees to cooperate with the State's efforts to maximize the collection of third party payments by providing to the State updates to the information required by this Article.

         I. Enrollment Exclusions and Contractor Liability for the Costs of Care.

                  1. Any Medicaid beneficiary enrolled in or covered by either a Medicare or commercial HMO will not be enrolled by the contractor. The only exception to this exclusion from enrollment is when the contractor and the beneficiary's Medicare/commercial HMO are the same. When beneficiaries are enrolled under this exception, appropriate reductions will be made in the State's capitation payments to the contractor.

                  2. If the contractor and the Medicaid beneficiary's Medicare or commercial HMO are the same, the contractor will be responsible for either:

                           a. Paying all cost-sharing expenses of the Medicaid beneficiary; or

                           b. Addressing cost sharing in the contracts with its providers in such a way that the Medicaid beneficiary is not liable for any cost-sharing expenses, subject to subarticle 3 below.

                  3. If a Medicaid beneficiary otherwise covered by the provisions of subarticle 2 above wishes to utilize a provider outside of the Medicare or commercial HMO's network, the HMO's rules apply. Failure to follow the HMO's rules relieves both the contractor and the State of any liability

                                                                         VIII-18
                           for the cost of the care and services rendered to the beneficiary, subject to subarticle 4 below.

                  4. The only exception to subarticle 3 above is if the HMO's rules cannot be followed solely because emergency services were provided by a non-participating provider, practitioner, or subcontractor because the services were immediately required due to sudden or unexpected onset of a medical condition. In this circumstance, the contractor remains responsible for the cost of the care and services rendered to the beneficiary.

                  5. If a Medicaid beneficiary enrolled with the contractor is also enrolled in or covered by a health or casualty insurer other than a Medicare or commercial HMO, the contractor is fully responsible for coordinating benefits so as to maximize the utilization of third party coverage in accordance with the provisions of this Article. The contractor shall be responsible for payment of the enrollee's coinsurance, deductibles, copayments, and other cost-sharing expenses, but the contractor's total liability shall not exceed what it would have paid in the absence of TPL. The contractor shall coordinate benefits and payments with the health or casualty insurer for services authorized by the contractor, but provided outside the contractor's plan. The contractor remains responsible for the costs incurred by the beneficiary with respect to care and services which are included in the contractor's capitation rate, but which are not covered or payable under the health or casualty insurer's plan.

                  6. The State will continue to pay Medicare Part A and Part B premiums for Medicare/Medicaid dual eligibles and Qualified Medicare Beneficiaries.

                  7. Any references to Medicare coverage in this Article shall apply to both Medicare/Medicaid dual eligibles and Qualified Medicare Beneficiaries.

         J.       Other Protections for Medicaid Enrollees.

                  1. The contractor shall not impose, or allow its participating providers or subcontractors to impose, cost-sharing charges of any kind upon Medicaid beneficiaries enrolled in the contractor's plan pursuant to this contract. This Article does not apply to individuals eligible solely through the NJ FamilyCare Program Plan C or D, for whom providers will be required to collect cost-sharing for certain services.

                  2. The contractor's obligations under this Article shall not be imposed upon the enrollees, although the contractor shall require enrollees to cooperate in the identification of any and all other potential sources of payment for services. Instances of non-cooperation shall be referred to the State.

                                                                         VIII-19

                  3. The contractor shall neither encourage nor require a Medicaid enrollee to reduce or terminate TPL coverage.

                  4. Unless otherwise permitted or required by federal and State law, health care services cannot be denied to a Medicaid enrollee because of a third party's potential liability to pay for the services, and the contractor shall ensure that its cost avoidance efforts do not prevent an enrollee from receiving medically necessary services.

8.8      COMPENSATION/CAPITATION CONTRACTUAL REQUIREMENTS

         A. Contractor Compensation. Compensation to the contractor shall consist of monthly capitation payments, supplemental payments per pregnancy outcome/delivery, certain blood products for hemophilia factors VIII & IX disorders, and payment for certain HIV/AIDS drugs. Contractors must agree to enroll all non-exempt Aged, Blind and Disabled and NJ FamilyCare beneficiaries to qualify to serve AFDC/TANF beneficiaries.

         B. Capitation Payment Schedule. DMAHS hereby agrees to pay the capitation by the fifteenth (15th) day of any month during which health care services will be available to an enrollee; provided that information pertaining to enrollment and eligibility, which is necessary to determine the amount of said payment, is received by DMAHS within the time limitation contained in Article 5 of this contract.

         C. Upper Payment Limit and Cost-Effectiveness. The contractor shall receive monthly capitation payments, for a defined scope of services to be furnished to a defined number of enrollees, for providing the services contained in the Benefits Package described in Article 4.1 of this contract. Such payments will not exceed the upper payment limit, established by DMAHS, pursuant to 42 C.F.R. Part 447, which is the cost of providing those services on a fee-for-service basis to an actuarially equivalent, non-enrolled population group. The contractor is not entitled to receive payments that exceed the upper payment limit. In addition, the contractor is not entitled to payments that would cause the State to exceed the cost-effectiveness established in its 1915(b) waiver.

         D. Adjustments and Renegotiation of Capitation Rates. Capitation rates are prospective in nature and will not be adjusted retroactively or subject to renegotiation during the contract period except as explicitly noted in the contract. Capitation rates will be paid only for eligible beneficiaries enrolled during the period for which the adjusted capitation payments are being made. Payments provided for under the contract will be denied for new enrollees when, and for so long as, payments for those enrollees is denied by HCFA under 42 C.F.R. 434.67(e).

                                                                         VIII-20

         E. Payment by State Fiscal Agent. The State fiscal agent will make payments to the contractor.

         F. Payment in Full. The monthly capitation payments plus supplemental payments for pregnancy outcomes and payment for certain HIV/AIDS drugs and blood clotting factors VIII and IX to the contractor shall constitute full and complete payment to the contractor and full discharge of any and all responsibility by the Division for the costs of all services that the contractor provides pursuant to this contract.

         G. Payments to Providers. Payments shall not be made on behalf of an enrollee to providers of health care services other than the contractor for the benefits covered in Article Four and rendered during the term of this contract.

         H. Time Period for Capitation Payment per Enrollee. The monthly capitation payment per enrollee is due to the contractor from the effective date of an enrollee's enrollment until the effective date of termination of enrollment or termination of this contract, whichever occurs first.

         I. Payment If Enrollment Begins after First Day of Month. When DMAHS' capitation payment obligation is computed, if an enrollee's coverage begins after the first day of a month, DMAHS will pay the contractor a fractional capitation payment that is proportionate to the part of the month during which the contractor provides coverage. Payments are calculated and made to the last day of a calendar month except as noted in this Article.

         J. Risk Assumption. The capitation rates shall not include any amount for recoupment of any losses suffered by the contractor for risks assumed under this contract or any prior contract with the Department.

         K. Hospitalizations. For any eligible person who applies for participation in the contractor's plan, but who is hospitalized prior to the time coverage under the plan becomes effective, such coverage shall not commence until the date after such person is discharged from the hospital and DMAHS shall be liable for payment for the hospitalization, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. If an enrollee's disenrollment or termination becomes effective during a hospitalization, the contractor shall be liable for hospitalization until the date such person is discharged from the hospital, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. The contractor must notify DMAHS of these occurrences to facilitate payment to appropriate providers.

         L. Continuation of Benefits. The contractor shall continue benefits for all enrollees for the duration of the contract period for which capitation payments have been made, including enrollees in an inpatient facility until discharge. The contractor shall notify DMAHS of these occurrences.

                                                                         VIII-21

8.9      CONTRACTOR ADVANCED PAYMENTS AND PIPS TO PROVIDERS

                  A. The contractor shall make advance payments to its providers, capitation, FFS, or other financial reimbursement arrangement, based on a provider's historical billing or utilization of services if the contractor's claims processing systems become inoperational or experience any difficulty in making timely payments. Under no circumstances shall the contractor default on the claims payment timeliness provisions of this contract. Advance payments shall also be made when compliance with claims payment timeliness is less than ninety (90) percent for two
                           (2) quarters. Such advance payments will continue until the contractor is in full compliance with timely payment provisions for two (2) successive quarters.

                  B. Periodic Interim Payments (PIPs) to Hospitals. The contractor shall provide periodic interim payments to participating, PIP-qualifying hospitals.

                           1. Designation of PIP-Qualifying Hospitals. Each quarter, DMAHS shall determine which hospitals qualify for monthly PIPs.

                                                                         VIII-22

                           2. When Contractor is Required to Make PIPs. The contractor shall make PIPs to a participating (network provider), qualifying hospital when the average monthly payment from the contractor to the hospital is at least $100,000 for the most recent six-month period excluding outliers. An outlier is defined as a single admission for which the payment to the hospital exceeds $100,000. It should be noted that outlier claims paid are included in the establishment of the monthly PIPs and the reconciliation of the PIPs.

                           3.       Methodologies to Establish Amount of PIPs.

                                    a.       The contractor may work out a
                                             mutually agreeable arrangement with
                                             the participating PIP-qualifying
                                             hospitals for developing a
                                             methodology for determining the
                                             amount of the PIPs and reconciling
                                             the PIP advances to paid claims. If
                                             a mutually agreeable arrangement
                                             cannot be reached, the contractor
                                             shall make PIPs in accordance with
                                             the methodology described in 3.b.
                                             below.

                                    b.       Beginning August 1, 2000, the
                                             contractor shall provide a
                                             participating, PIP-qualifying
                                             hospital with an initial 60-day PIP
                                             (representing two 30-day cash
                                             advances) which shall be reconciled
                                             using a claims offset process, with
                                             the first 30-day PIP reconciled to
                                             claims adjudicated during the first
                                             month following the initial PIP
                                             (August), and the second 30-day PIP
                                             reconciled to claims adjudicated
                                             during the second month following
                                             the initial PIP (September). In
                                             September 2000 and all subsequent
                                             months, the hospital shall receive
                                             a 30-day PIP which shall be offset
                                             against claims adjudicated at the
                                             end of the following month. At
                                             reconciliation, any excess claims
                                             adjudicated above the PIP amount
                                             shall result in an additional
                                             payment to the hospital equal to
                                             the value of any excess claims
                                             above the PIP. If the value of
                                             claims adjudicated is less than the
                                             PIP, the shortage shall be offset
                                             against the next PIP made to the
                                             hospital. An example of how this
                                             methodology shall work is as
                                             follows:

                                                                         VIII-23

         EXAMPLE:

-----------------------------------------------------------------------------------------------
                     PIP             Claims         Reconciliation        Net
                   Payment         Adjudicated        Adjustment        Payment        Balance
-----------------------------------------------------------------------------------------------
Aug 1            300,000 (A)
-----------------------------------------------------------------------------------------------
Aug 1            300,000 (B)                                                           600,000
-----------------------------------------------------------------------------------------------
Aug 1-31                             180,000                                           420,000
-----------------------------------------------------------------------------------------------
Sept 1           300,000 (C)                        (120,000) (A)       180,000        600,000
-----------------------------------------------------------------------------------------------
Sept 1-30                            270,000                                           330,000
-----------------------------------------------------------------------------------------------
Oct 1            300,000 (D)                         (30,000) (B)       270,000        600,000
-----------------------------------------------------------------------------------------------
Oct 1-31                             320,000                                           280,000
-----------------------------------------------------------------------------------------------
Nov 1            300,000 (E)                          20,000 (C)        320,000        600,000
-----------------------------------------------------------------------------------------------

8.10     FEDERALLY QUALIFIED HEALTH CENTERS

         A. Standards for Contractor FQHC Rates. The contractor shall not reimburse FQHCs less than the level and amount of payment which the contractor would make for a similar set of services if the services were furnished by a non-FQHC. The contractor may pay the FQHCs on a fee-for-service or capitated basis. The contractor shall make payments for primary care equal to, or greater than, the average amounts paid to other primary care providers. Non-primary care services may be included if mutually agreeable between the contractor and FQHC. For non-primary care services, payments shall be equal to, or greater than, the average amounts paid to other non-primary care providers for equivalent services.

         B. DMAHS Reimbursement to FQHCs. Under Title XIX, an FQHC shall be paid reasonable cost reimbursement by DMAHS. At the end of each fiscal year the contractor and the FQHC will complete certain reporting requirements specified that will enable DMAHS to determine reasonable costs and compare that to what was actually paid by the contractor to the FQHC. DMAHS will reimburse the FQHC for the difference (i.e., difference between the determined reasonable cost per encounter and the payments to the FQHC made by the contractor and DMAHS) if the payments by the contractor to the FQHC are less than reasonable costs. DMAHS will recoup payments from the FQHC in excess of reasonable costs. FQHC providers must meet the contractor's credentialing and program requirements.

         C. Contractor Participation in Reconciliation Process. The contractor shall participate in the reconciliation processes if there is a dispute between what the contractor reported (See Section A.7.20 of the Appendices (Table 18)) and what the FQHC reported as valid encounters or payments. This participation may include appearances in the Office of Administrative Law, as well as meeting with DMAHS staff.

                                                                         VIII-24